As filed with the Securities and Exchange Commission on October 29, 2021
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Joby Aviation, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	98-1548118
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

JoeBen Bevirt
2155 Delaware Avenue, Suite #225
Santa Cruz, CA 95060
(831)
426-3733
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack Sheridan, Esq. Ryan J. Maierson, Esq. Benjamin A. Potter, Esq. Brian D. Paulson, Esq. Saad Khanani, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025	Kate DeHoff General Counsel Joby Aviation, Inc. 2155 Delaware Avenue, Suite #225 Santa Cruz, CA 95060 (831) 426-3733

Approximate date of commencement of proposed sale of the securities to the public
: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a
post-effective
amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a
post-effective
amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Common stock (1)(2)	98,357,200	$8.86 (3)	$871,444,792.00	$80,782.94
Total			$871,444,792.00	$80,782.94

(1)
Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The number of shares of common stock being registered represents 98,357,200 shares of common stock issued to certain stockholders of Joby Holdings, Inc. in connection with the Joby Holdings Reorganization.

(3)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock of Joby Aviation, Inc. (on the New York Stock Exchange (the “NYSE”) on October 22, 2021 (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2021
PROSPECTUS FOR
98,357,200 SHARES OF COMMON STOCK
OF
JOBY AVIATION, INC.

This prospectus relates to the resale of 98,357,200 shares of common stock, par value $0.0001 per share (the “common stock”) issued in connection with the Joby Holdings Reorganization (as defined below), which occurred after the RTP Merger and Domestication (each as defined below), by certain of the selling shareholders named in this prospectus (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”).
On August 10, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 23, 2021, by and among Reinvent Technology Partners, a Cayman Islands exempted company (“RTP”), RTP Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of RTP (“RTP Merger Sub”) and into Joby Aero, Inc., a Delaware corporation (“Joby”). As RTP was domesticated as a Delaware corporation and changed its name to “Joby Aviation, Inc.” (the “Domestication”). Following the Domestication, Merger Sub merged with and into Joby, the separate corporate existence of Merger Sub ceased and Joby survived as a wholly owned subsidiary of Joby Aviation, Inc. (“Company”) (the “RTP Merger”).
On October 25, 2021, we consummated the transactions contemplated by that certain Reorganization Agreement dated as of October 25, 2021, by and among the Company, Joby Holdings, Inc., a Delaware corporation (“Joby Holdings”) and JA Holdings Acquisition Corp., a wholly owned subsidiary of the Company (“Holdings Merger Sub”) pursuant to which the Holdings Merger Sub merged with and into Joby Holdings, and the separate corporate existence of Holdings Merger Sub ceased and Joby Holdings survived as a wholly owned subsidiary of the Company (the “First Merger” ), and (b) immediately following the First Merger, Joby Holdings was merged with and into the Company, following which the separate corporate existence of Joby Holdings ceased and the Company continued as the surviving corporation (the “Second Merger” and, together with the First Merger, the “Joby Holdings Reorganization”).
Upon consummation of the Joby Holdings Reorganization, (a) each share of capital stock of Joby Holdings that is issued and outstanding immediately prior to the effective time of the First Merger (other than any Dissenting Shares, as defined in Reorganization Agreement) will be cancelled and converted into a right to receive such number of validly issued, fully paid and nonassessable shares of common stock of the Company as set forth in the Reorganization Agreement, which shall equal in aggregate to 98,357,200 shares of common stock, and (b) each share of common stock of the Company held by Joby Holdings immediately prior to the Mergers, which shall equal an aggregate of 98,802,553 shares of common stock, shall be forfeited to the Company and immediately thereafter cancelled and retired by the Company. As a result of the cancellation of registered shares of common stock of the Company held by Joby Holdings in the Joby Holdings Restructuring, the completion of the Joby Holdings Restructuring, taken together with the effectiveness of this registration statement, will not result in any increase in the number of registered or outstanding shares of common stock of the Company.
We are registering the securities for resale pursuant to the Selling Shareholders’ registration rights under certain agreements between us and the Selling Shareholders. Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the shares of common stock. The Selling Shareholders may offer, sell or distribute all or a portion of their shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Shareholders may sell the shares of common stock in the section entitled
“Plan of Distribution.”
We are also registering the resale of shares of common stock held by certain of our affiliates.
We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the new ticker symbol “JOBY.” On October 22, 2021, the closing sale price of our common stock as reported by NYSE was $8.99 per share.

Investing in shares of our common stock involves risks that are described in the “Risk Factors” section beginning on page 9 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is

October 2
9
, 2021.
                   .

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the
®
or
TM
symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

MARKET AND INDUSTRY DATA
This prospectus includes industry and market data obtained from periodic industry publications, third-party
studies and surveys, including from McKinsey & Company, Deloitte Consulting LLP, Booz Allen Hamilton, Morgan Stanley Research, National Aeronautics and Space Administration, Federal Aviation Administration, United Nations Department of Economic and Social Affairs, The Texas A&M Transportation Institute and the United States Environmental Protection Agency, as well as from filings of public companies in our industry and internal company surveys. These sources include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Each publication, study and report speaks as of its original publication date (and not as of the date of this prospectus). Certain of these publications, studies and reports were published before the
COVID-19
pandemic and therefore do not reflect any impact of
COVID-19
on any specific market or globally. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“2021 Plan” are to the Joby Aviation, Inc. 2021 Incentive Award Plan;

•	“Business Combination” are to the Domestication together with the RTP Merger;

•	“Closing” are to the closing of the Business Combination on August 10, 2021;

•	“Code” are to the Internal Revenue Code of 1986, as amended;

•	“Company,” “we,” “us” and “our” are to Joby Aviation, Inc.;

•	“DGCL” are to the General Corporation Law of the State of Delaware;

•	“Domestication” are to the domestication of Reinvent Technology Partners as a corporation incorporated in the State of Delaware;

•	“ESPP” are to our 2021 Employee Stock Purchase Plan attached to this prospectus as Annex G;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•
“Exchange Ratio” are to the quotient obtained by dividing (i) 500,000,000 by (ii) the aggregate — fully diluted number of shares of Joby common stock issued and outstanding immediately prior to the RTP Merger (which is the aggregate number of shares of Joby common stock (a) issued and outstanding immediately prior to the RTP Merger after giving effect to the exercise of the Joby Warrants, (b) issuable upon the conversion of the Joby preferred stock immediately prior to the RTP Merger in accordance with Joby’s organizational documents, (c) issuable upon, or subject to, the exercise of Joby Options (whether or not then vested or exercisable) that are outstanding immediately prior to the RTP Merger, assuming net settlement, or (d) subject to Joby RSUs (whether or not then vested) that are outstanding immediately prior to the RTP Merger), excluding shares of Joby capital stock issuable pursuant to the Note Conversion;

•	“First Merger” are to the merger of JA Holdings Acquisition Corp. with and into Joby Holdings, Inc., with Joby Holdings, Inc., surviving the merger as a wholly owned subsidiary of Joby Aviation;

•	“Founder Shares” are to the RTP Class B ordinary shares purchased by the Sponsor in a private placement prior to the initial public offering;

•	“GAAP” are to accounting principles generally accepted in the United States of America;

•	“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	“In-Q-Tel Warrant” are to the Warrant to Purchase Securities of Joby, dated March 19, 2021, by and between Joby and In-Q-Tel, Inc.;

•	“initial public offering” are to RTP’s initial public offering that was consummated on September 21, 2020;

•	“IPO registration statement” are to the Registration Statement on Form S-1 (333-248497) filed by RTP in connection with its initial public offering, which became effective on September 16, 2020;

•	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

•	“Joby Aviation common stock” are to shares of Joby Aviation common stock, par value $0.0001 per share;

•	“Joby Aviation, Inc.” are to RTP after the Domestication and its name change from Reinvent Technology Partners;

•	“Joby Aviation Options” are to options to purchase shares of Joby Aviation common stock;

•	“Joby Aviation RSU Awards” are to awards of restricted stock units based on shares of Joby Aviation common stock;

•	“Joby Awards” are to Joby Options and Joby RSUs;

•	“Joby capital stock” are to shares of Joby common stock and Joby preferred stock;

•	“Joby common stock” are to shares of Joby common stock, par value $0.00001 per share;

•
“Joby Equityholder Approval” are to the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the RTP Merger, by the affirmative vote or written consent of the holders of at least (i) a majority of the outstanding shares of Joby capital stock and (ii) 60% of the outstanding shares of Joby preferred stock, voting as a single class on an as-converted
basis;

•	“Joby Holdings Reorganization” are to the First Merger and Second Merger, taken together as an integrated transaction;

•	“Joby Options” are to options to purchase shares of Joby common stock;

•
“Joby PIPE Investor” are to a PIPE Investor that is a holder of shares of Joby capital stock or securities exercisable for or convertible into Joby capital stock as of the date of the Merger Agreement and not a Sponsor Related PIPE Investor;

•	“Joby preferred stock” are to the Series Seed-1 preferred stock, Series Seed-2 preferred stock, Series A preferred stock, Series B preferred stock and Series C preferred stock of Joby;

•	“Joby RSU Awards” are to awards of restricted stock units based on shares of Joby common stock;

•	“Joby Stockholders” are to the stockholders of Joby and holders of Joby Awards prior to the Business Combination;

•	“Joby Warrants” are to the SVB Warrants and the In-Q-Tel Warrant;

•	“Merger Agreement” are to the Agreement and Plan of Merger, dated as of February 23, 2021, by and among RTP, RTP Merger Sub and Joby, as amended and modified from time to time;

•	“Note Conversion” are to the automatic conversion of the Uber Note into a number of shares of Joby capital stock in accordance with its terms;

•	“NYSE” are to the New York Stock Exchange;

•	“ordinary shares” are to the RTP Class A ordinary shares and the RTP Class B ordinary shares, collectively;

•	“Organizational Documents” are to the Certificate of Incorporation and the Bylaws;

•
“Person” are to any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

•	“PIPE Investment” are to the purchase of shares of Joby Aviation common stock by the PIPE Investors pursuant to the Subscription Agreements, for a total aggregate purchase price of up to $835,000,000;

•	“PIPE Investors” are to those certain third-party investors, Joby Stockholders and affiliates of the Sponsor participating in the PIPE Investment pursuant to the Subscription Agreements;

•	“pro forma” are to giving pro forma effect to the Business Combination;

•	“public shareholders” are to holders of public shares, whether acquired in RTP’s initial public offering or acquired in the secondary market;

•
“public shares” are to the RTP Class A ordinary shares (including those that underlie the units) that were offered and sold by RTP in its initial public offering and registered pursuant to the IPO registration statement or the shares of our common stock issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;

v

•
“Public Warrants” are to the redeemable warrants (including those that underlie the units) that were offered and sold by RTP in its initial public offering and registered pursuant to the IPO registration statement or the redeemable warrants of Joby Aviation issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;

•	“Public Warrant Holders” are to holders of Public Warrants, whether acquired in RTP’s initial public offering or acquired in the secondary market;

•	“redemption” are to each redemption of public shares for cash pursuant to the Cayman Constitutional Documents and the Organizational Documents;

•	“Registration Statement” are to the registration statement of which this prospectus forms a part;

•	“Reinvent Capital” are to Reinvent Capital LLC;

•	“Reorganization Agreement” are to the Reorganization Agreement, dated October 25, 2021, by and among the Company, Joby Holdings and Holdings Merger Sub, as amended and modified from time to time;

•	“RTP” are to Reinvent Technology Partners prior to the Domestication;

•	“RTP Class A ordinary shares” are to RTP’s Class A ordinary shares, par value $0.0001 per share;

•	“RTP Class B ordinary shares” are to RTP’s Class B ordinary shares, par value $0.0001 per share;

•	“RTP Merger” are to the merger of RTP Merger Sub with and into Joby, with Joby surviving the merger as a wholly owned subsidiary of Joby Aviation;

•	“RTP Merger Sub” are to RTP Merger Sub Inc., a former Delaware corporation and wholly owned subsidiary of RTP;

•
“RTP units” and “units” are to the units of RTP, each unit representing one RTP Class A ordinary share and one-fourth
of one redeemable warrant to acquire one RTP Class A ordinary share, that were offered and sold by RTP in its initial public offering and registered pursuant to the IPO registration statement (less the number of units that have been separated into the underlying public shares and underlying warrants upon the request of the holder thereof);

•	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Second Merger” are to the merger of Joby Holdings with and into Joby Aviation, Inc. with Joby Aviation, Inc. surviving the merger;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“Sponsor” are to Reinvent Sponsor LLC, a Cayman Islands limited liability company;

•	“Sponsor Agreement” are to that certain Sponsor Agreement, dated as of February 23, 2021, by and among the Sponsor, RTP and Joby, as amended and modified from time to time;

•
“Sponsor Related PIPE Investors” are to Reinvent Technology SPV I LLC, which is an administrative special purpose vehicle managed by Michael Thompson solely to invest in the PIPE Investment, and Reinvent Capital Fund LP, an investment fund co-founded by Reid Hoffman, Mark Pincus and Michael Thompson (together, in each case, with their permitted transferees);

•
“Sponsor Support Agreement” are to that certain Sponsor Support Agreement, dated as of February 23, 2021, by and among the Sponsor, RTP, the directors and officers of RTP, and Joby, as amended and modified from time to time;

•	“Subscription Agreements” are to the subscription agreements pursuant to which the PIPE Investment will be consummated;

•	“Super 8-K” are to the Current Report on Form 8-K to be filed in accordance with the requirements of the Exchange Act and in connection with the transactions contemplated by the Merger Agreement;

•
“SVB Warrants” are to the Warrant to Purchase Common Stock, by and between Joby and Silicon Valley Bank, dated as of March 29, 2017, and the Warrant to Purchase Common Stock, by and between Joby and Silicon Valley Bank, dated as of May 2, 2018, in each case, as amended on February 16, 2021;

•
“Treasury Regulations” are to the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time;

•
“trust account” are to the trust account established at the consummation of RTP’s initial public offering at Morgan Stanley & Co. LLC and maintained by Continental Stock Transfer & Trust Company, acting as trustee;

•	“Uber Note” are to the Convertible Promissory Note, issued by Joby to Uber Technologies, Inc., dated as of January 11, 2021;

•	“Uber Note Principal Amount” are to $75,000,000;

•	“Warrant Agreement” are to the Warrant Agreement, dated as of September 16, 2020, by and between RTP and Continental Stock Transfer & Trust Company, as warrant agent; and

•	“warrants” are to the Public Warrants and the private placement warrants.
Additionally, unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” refer to the business of Joby, which became the business of Joby Aviation and its subsidiaries following the Closing.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING
STATEMENTS
This prospectus contains statements that are
forward-looking
and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for our future operations. These statements constitute projections, forecasts and forward-looking
statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking
statements, but the absence of these words does not mean that a statement is not forward-looking.
Forward-looking
statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	our public securities’ potential liquidity and trading;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	the impact of the regulatory environment and complexities with compliance related to such environment;

•	factors relating to our business, operations and financial performance, including:

•	the impact of the COVID-19 pandemic;

•	our ability to maintain an effective system of internal controls over financial reporting;

•	our ability to grow market share in our existing markets or any new markets we may enter;

•	our ability to respond to general economic conditions;

•	our ability to manage our growth effectively;

•	our ability to achieve and maintain profitability in the future;

•	our ability to access sources of capital to finance operations and growth;

•	the success of our strategic relationships with third parties; and

•	other factors detailed under the section entitled “Risk Factors.”
These
forward-looking
statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking
statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking
statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking
statements. You should not place undue reliance on these
forward-looking
statements.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”
Unless context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” refer to the business of Joby, which became the business of Joby Aviation following the Closing.
Our Company
Our vision is to save a billion people an hour every day by delivering a new form of clean and quiet aerial transportation. Building on recent advancements in energy storage, microelectronics, and software, we’re developing an all-electric
aircraft that will transport a pilot and four passengers at speeds of up to 200 mph, while also having the ability to takeoff and land vertically.
We intend to operate our aircraft on journeys of 5 to 150 miles, providing rapid and cost-effective connections between cities and their surrounding areas. Compared to traditional ground-based infrastructure such as road and rail, aerial ridesharing networks can be set up rapidly, and at a significantly lower cost, enabling us to provide a sustainable solution to today’s dual challenges of congestion and climate change.
By combining the freedom of straight-line air travel with the efficiency of our aircraft, we expect to deliver journeys that are up to 5 times faster than driving, and it is our goal to steadily drive down end-user
pricing in the years following commercial launch to ensure the service becomes widely accessible.
Our aircraft has been specifically designed to achieve a considerably lower noise footprint than that of today’s conventional aircraft. It is quiet at takeoff and near silent when flying overhead, which we anticipate will allow us to operate from new skyport locations nearer to where people live and work, in addition to utilizing the more than 5,000 heliport and airport infrastructure assets already in existence in the U.S. alone.
We don’t intend to sell these aircraft to third parties or individual consumers. Instead, we will manufacture, own, and operate our aircraft, building a vertically integrated transportation company that will deliver a convenient app-based
aerial ridesharing service directly to
end-users.
We believe this business model will generate the greatest economic returns, while providing us with end-to-end
control over the customer experience to optimize for customer safety, comfort, and value. To de-risk
this ambitious model, we have established partnerships with world leading companies such as Toyota and Uber as well as government agencies such as the U.S. Air Force.
The emerging Urban Air Mobility (UAM) market is projected to reach greater than $500 billion in the U.S. alone. By leveraging our vertically integrated business model, technological differentiation, and best-in-class
strategic relationships, we believe we have an historic opportunity to define a new market for sustainable daily mobility, enabling people to rethink the way they move in and around metropolitan areas and the rural communities that surround them.
Extending the Electrification of Transportation to the Skies
Over the past two decades, improvements in lithium-ion batteries and power electronics alongside the ever-increasing performance of microelectronics have enabled the development and deployment of new sustainable energy and transportation solutions. The success of electric ground vehicles have fueled continued investments in improving these technologies. Battery energy densities, in particular, have improved enough that application to aviation is now practical.
We expect the electrification of transportation to accelerate and extend to the skies in the decade ahead, representing a place where technology, economy, and sustainability converge. Applying electrification to small aircraft unlocks new degrees of freedom in design that were not possible with traditional, combustion engines. Using multiple small electric motors (which has been called “distributed electric propulsion”) rather than a single central engine enables a new class of quiet, safe, and economical vertical takeoff and landing aircraft that were previously infeasible.

The low noise, operating costs and carbon emissions enabled by the all-electric powertrain, combined with the ability to take off and land vertically, unlocks aerial access to urban cores in ways not currently possible. We believe this will result in a new market for high-volume aerial mobility in and around cities and the suburban and rural communities that surround them. We believe this new solution will enable people to not just rethink how they get around on a daily basis, but also provide greater freedom to choose where they call home relative to the economic, cultural, and social opportunities that have historically drawn people together.
Our Business Strategy
Our Aerial Ridesharing Service
We intend to build an aerial ridesharing service powered by a network of eVTOL aircraft that we will manufacture and operate. We plan to develop an app-based
platform that will permit consumers to directly book rides through our service. We will also integrate access to our service into leading third-party demand aggregation platforms, including through our partnership with Uber. Whether our service is accessed through our own platform, or through a partner app like Uber, we will tightly integrate ground transportation providers for the first and last mile with our aerial service, providing a seamless travel experience.
We believe that our
app-based
aerial ridesharing service will be fast, convenient, comfortable, environmentally sustainable, and, over time, progressively more affordable. By maintaining full control over the design, development, test, manufacture, and operations of our aircraft, we intend to deliver a service that is optimized from beginning to end, positioning us to be the leading company in this market.

Our vertically integrated business model ensures we aren’t simply manufacturing aircraft for sale and receiving one-time
revenues, but instead generating recurring revenues over the lifetime of the aircraft with corresponding benefits to contribution margin.
The Most Capable Aircraft for Aerial Ridesharing
Our team of world-class engineers have been working to develop an aircraft specifically designed for aerial ridesharing for more than a decade. Over that period, we have built a team that is deeply committed to vertically integrated engineering, testing, prototyping, and manufacturing.
In-housing
the development of much of the aircraft has required greater up-front
investment in R&D, however it has allowed us to develop systems and components that are specifically engineered for their intended application. We believe this has resulted in an aircraft with best-in-class
capabilities across key performance metrics, while reducing reliance on program-critical, third-party suppliers that add cost to the final product and risk to development and certification schedules.
When designing the aircraft, we prioritized three areas that we believe are central to unlocking high-volume aerial ridesharing: (i) safety, (ii) noise and (iii) performance.

•
Safety
:
By utilizing distributed electric propulsion, we’re able to deliver a fault-tolerant overall architecture for the aircraft. Each propeller is powered by two independent electric motors, each in turn driven by independent electric motor drive-units. Each drive-unit draws power from a separate battery, of which there are four onboard the aircraft.

This emphasis on redundancy is extended to other critical subsystems of the aircraft, including the flight computers, control surfaces, communications network, and actuators. The result is a design intended to have no single points of failure across aircraft systems.

•
Noise:
Developing an aircraft with a low noise footprint that allows for regular operations within metropolitan areas is important to community acceptance. In addition to the benefits afforded by an all-electric powertrain, we’ve spent substantial engineering resources to reduce the noise signature of the aircraft even further. The result is an aircraft that is 100-times quieter than a twin-engine helicopter, exhibiting a noise profile in the range of 65 dBA during takeoff and landing (the noisiest configuration).

•
Performance
:
Our commitment to vertical integration and
in-house
development has allowed for optimization of systems and components across the aircraft, resulting in better energy efficiency, range, and speed than what would otherwise be available using commercial-off-the-shelf
(COTS) componentry.

The end result is a transformational new electric aircraft that is uniquely capable of pioneering this exciting new market-all with a minimal environmental footprint.
First to FAA Certification
In addition to having developed an aircraft design with
best-in-class
performance, we expect to be the first company to receive FAA type certification and be first to introduce large-scale commercial operations with an eVTOL aircraft.
In the U.S., new aircraft designs are required to pass through the rigorous FAA design certification process, known as type certification, before the aircraft can be issued a standard airworthiness certificate to fly in the National Airspace System (NAS). This is an exacting process often extending over 5 plus years that requires extensive ground and in-flight
testing with FAA scientists, engineers, and flight test pilots across a fleet of multiple aircraft.

We believe that we are further along in this type certification process than any of our direct competitors. From the very beginning, we designed our aircraft to meet the criteria of FAA Part 23 as a normal category piloted electric airplane, which can also takeoff and land vertically. We have been flying full-scale prototypes of our aircraft through the full transition flight envelope since 2017, conducting tests and gathering data. In parallel, we’ve been working with the FAA to establish the specific design criteria that apply to this aircraft. In 2020, the FAA provided us with a signed certification basis (known within the industry as a
G-1).
The
G-1
certification basis is an agreement with the FAA on the set of tests that need to be done at the component and vehicle level to prove the safety of the aircraft and receive type certification. A
G-1
certification basis provides us with a clear path to certify our aircraft design. To our knowledge we are the first company developing a comparable aircraft to have reached this important milestone.
We have made significant investment in our certification team, building this into a core company competency. Our progress through certification is supported by our team of more than 30 certification experts, including more than 15 FAA appointed Designated Engineering Representatives and Designated Airworthiness Representatives. This team has collectively participated in more than 25 new aircraft type certification programs and has more than 275 years of collective experience certifying aircraft. We believe that this intentional and strategic investment in certification expertise provides us with an important point of competitive differentiation.
We expect the FAA type certificate will be reciprocated internationally pursuant to the bilateral agreements between the FAA and its counterpart civil aviation authorities. This will provide a means of efficient international expansion as we develop commercial operations around the world.
Capitalize on First Mover Advantage
To achieve our vision of saving a billion people an hour a day, we will need to deliver a transformational service at a price point that is economically accessible. We believe that being first to market with the right aircraft will provide important first mover advantages that will enable us to steadily drive down end-user
pricing in the years following commercial launch.
Emerging technologies often benefit from positive network effects as the product or service enters the market, and we expect this to hold true for aerial ridesharing. As additional passengers enter the network, utilization rates for our aircraft will increase, thereby improving unit economics and allowing costs to be amortized over a greater number of trips. At the same time, reductions in per aircraft costs driven by greater manufacturing scale can support progressively lower pricing while maintaining similar per aircraft unit profitability. A combination of these local network effects coupled with the economies of scale in manufacturing allow us to estimate that by 2026 we will be able to offer the service at a cost of $3 per passenger mile, with opportunities to drive that end-user
pricing down even further over time.
We expect this will result in a virtuous cycle. As additional passengers enter the network, we will be able to support the establishment of new routes and infrastructure, further increasing the value and utility of the service to the passengers using it. We believe this will position us to capture customer mindshare and establish a trusted, recognized brand that will keep passengers returning to the service and further reinforce these positive network effects.
Finally, we believe that network effects, combined with our strong engineering function, will provide a robust base for investments in next generation technologies such as autonomy and improvements in battery energy density. Accelerating the development, or otherwise capturing the benefits of improvements in these technologies will provide another lever for improving unit economics and driving down end-user
pricing, precipitating the next cycle of network effects.

Compelling Unit Economics with Quick Payback Period
From the early design stage, we’ve been focused on developing an aircraft that delivers compelling unit economics. First, we expect the fault-tolerant architecture of the aircraft, combined with a design intended to have no single points of failure across aircraft systems, will result in substantially lower maintenance costs and down time relative to existing aircraft. Second, with a top speed nearly double that of conventional helicopters, we will be able to deliver faster operating speeds and amortize fixed and variable costs over a greater number of passenger seat miles. Finally, by being all-electric,
the aircraft operates with substantially lower fuel costs relative to conventionally fueled alternatives. These low maintenance costs, low fuel costs and high operating speeds combine to deliver an operating cost projected to be 1/4th of the cost per mile flown as a twin engine helicopter.
Develop Partnerships to Reduce Risk
We believe that our strategic relationships provide us with another point of competitive differentiation. Across each of the important activities of high-volume manufacturing, go-to-market
strategy and
pre-certification
operations, we have established strong collaborations and relationships with Toyota, Uber and the U.S. Government to help to de-risk
our commercial strategy.
Toyota Motor Corporation
Toyota has invested nearly $400 million in Joby to date, making Toyota our largest outside investor. However, the collaboration goes beyond pure financial backing. Toyota engineers are working shoulder to shoulder with their Joby counterparts on a daily basis across collaboration projects such as factory planning and layout, manufacturing process development and design for manufacturability.
In addition to being the world’s largest automaker, Toyota is globally recognized for delivering quality, safety and reliability at scale, all of which are necessary characteristics in aerospace manufacturing. We believe this makes Toyota a strong collaboration partner as we continue to develop our high-volume manufacturing capabilities.
Uber Technologies, Inc.
We believe that our partnership with Uber Technologies, Inc. and our acquisition of Uber’s Elevate business, provides us with two important competitive advantages in our go-to-market
planning and execution.
First, through our acquisition of Elevate we were able to welcome 40 experienced team members from Uber, along with a set of software tools focused on planning and operations the Elevate team had developed over several years. The planning tools we acquired enable higher fidelity decision-making on market selection, infrastructure siting, demand simulation and multi-modal operations, and are supported by underlying mobility data sets that feed these software tools. The operational tools we acquired were developed to support the Uber Copter service, a multi-modal aerial ridesharing service run by Uber in late 2019 and early 2020. We believe the acquisition of Elevate positions us to make uniquely informed, data-driven decisions in the lead up to commercial launch, as well as accelerating our operational readiness.
Second, the collaboration agreement that we entered into with Uber at the closing of the Elevate acquisition expanded our earlier 2019 collaboration agreement, and provides for the integration of our aerial ridesharing service into the Uber app. We believe this will provide a best-in-class
platform to funnel demand to our aerial ridesharing service, while allowing us to reduce customer acquisition costs in the early years of commercial operations.

U.S. Air Force
In December of 2020, we became, to our knowledge, the first company to receive airworthiness approval for an eVTOL aircraft from the U.S. Air Force, and in the first quarter of 2021 we officially began on-base
operations under contract pursuant to the U.S. Air Force’s Agility Prime program. Our multi-year relationship with the U.S. Air Force and other U.S. Government agencies provides us with a compelling opportunity to more thoroughly understand the operational capabilities and maintenance profiles of our aircraft in advance of commercial launch. We believe it will also provide an opportunity to test various aspects of the consumer-facing aerial ridesharing service. By operating our aircraft on U.S. military installations on a contractor-owned, contractor-operated model, we expect to gain valuable insight that will result in a more reliable service at launch.
In addition to the operational learnings, our existing contracts also provide for more than $40 million of payments through 2024 based upon full performance, and we are actively pursuing additional contracts and relationships that would increase these on-base
operations going forward.
Future Market Opportunities
We believe there are opportunities to address markets that are adjacent to our core mobility business, including delivery and logistics as well as emergency services. We may make select forward investments to better address these market adjacencies over time.
We further believe that developments in advanced flight controls, battery technologies and alternative methods of energy storage could have a meaningful impact on our core mobility business. Advanced flight controls, including additional “pilot assist” features and, in time, fully-autonomous flight, may allow us to drive-down cost and lower customer pricing as well as relieve operational constraints to service scale. Improvements in battery technology or alternative forms of electricity generation such as hydrogen fuel cells, may allow us to increase the range, speed and/or payload of our vehicles, dramatically expanding the range of trips and use-cases we can serve.
We are now investing and will continue to invest strategically in these areas to ensure that we are well-positioned to capture the benefits offered by these new technical developments. In certain cases, we expect that Joby may lead development and deployment efforts within our industry.
Recent Developments
On October 25, 2021, we consummated the transactions contemplated by that certain Reorganization Agreement, dated as of October 25, 2021, by and among the Company, Joby Holdings, Inc., a Delaware corporation (“Joby Holdings”) and JA Holdings Acquisition Corp., a wholly owned subsidiary of the Company (“Holdings Merger Sub”) pursuant to which the Holdings Merger Sub merged with and into Joby Holdings, and the separate corporate existence of Holdings Merger Sub ceased and Joby Holdings survived as a wholly owned subsidiary of the Company, and (b) immediately following the First Merger, Joby Holdings was merged with and into the Company, following which the separate corporate existence of Joby Holdings ceased and the Company continued as the surviving corporation.
Upon consummation of the Joby Holdings Reorganization, (a) each share of capital stock of Joby Holdings that is issued and outstanding immediately prior to the effective time of the First Merger (other than any Dissenting Shares, as defined in Reorganization Agreement) will be cancelled and converted into a right to receive such number of validly issued, fully paid and nonassessable shares of common stock of the Company as set forth in the Reorganization Agreement, which shall equal in aggregate to 98,357,200 shares of common stock, and (b) each share of 98,802,553 shares of common stock held by Joby Holdings immediately prior to the Mergers shall be forfeited to the Company and immediately thereafter cancelled and retired by the Company. As a result of the cancellation of registered common stock of the Company held by Joby Holdings in the Joby

Holdings Restructuring, neither the completion of the Joby Holdings Restructuring or the effectiveness of this registration statement will result in the increase of in the number of registered or outstanding shares of common stock of the Company.
Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our common stock and result in a loss of all or a portion of your investment:

•	Our success depends on the growth of the market for Urban Air Mobility and upon the willingness of consumers to adopt aerial ridesharing services;

•	We may not be able to launch its aerial ridesharing service beginning in 2024, as currently projected;

•	We may not be able to effectively build a customer-facing business or app;

•	We may not be able to reduce end-user pricing over time at rates sufficient to stimulate demand and drive expected growth for its aerial ridesharing service;

•	We may not be able to capture its first mover advantage if its competitors commercialize their technology first;

•
We may not be able to secure or effectively integrate first and last mile ground mobility into our aerial ridesharing service, or otherwise make the service sufficiently convenient to drive customer adoption;

•	Risk that homogeneity in broader industry may impact customer perception of us and our reputation;

•	Demand for our services may be affected by changes in consumer preferences, discretionary spending and other economic conditions;

•	Potential aircraft underperformance or defects or inability to produce aircraft in the volumes projected or on the timelines projected, which anticipate commercialization beginning in 2024;

•	Potential material adverse impact of crashes, accidents or incidents of eVTOL aircraft or involving lithium batteries involving us or our competitors;

•	We depends on suppliers and service partners for the parts and components in our aircraft and for operational needs;

•	We may not be able to obtain relevant regulatory approvals for the commercialization of its aircraft or operation of its mobility service;

•
There may be regulatory disagreements regarding integrating its service into the National Airspace System without changes to existing regulations and procedures and potential inability to comply if changes are needed;

•	We may face an increase in operating costs and resulting service delays and disruptions if there are changes government regulation imposing additional requirements and restrictions on its operations;

•	Risks related to the U.S. Department of Transportation regulation of the terms of sale of our air transportation services;

•	We may face cost increases resulting from security regulation;

•	Risks related to potential unfavorable changes in U.S. export and import control laws and regulations;

•
We may not be able to secure contracts or continue to grow our relationship with the U.S. government and the Department of Defense, limiting its ability to operate prior to receiving FAA certification of airworthiness;

•	Risk that the U.S. government may modify, curtail or terminate one or more of our contracts;

•	Risks related to unauthorized use by third parties of Joby Aviation’s intellectual property;

•	Conflicts may arise between us and our strategic partners;

•	Natural disasters, permitting or other external factors affecting operations of Joby Aviation’s facilities;

•	We have a history of operating losses and may not be able to generate sufficient revenue to achieve and sustain profitability.

•	Risk of any material disruption in our information systems;

•	If we are unable to and maintain adequate facilities and infrastructure, including securing access to key infrastructure such as airports, we may not be able to offer useful services;

•	The shortage of pilots and mechanics may impact our operating costs and its ability to deploy service at scale;

•	Risks associated with weather, climate change, natural disasters, outbreaks and pandemics, regulatory conditions and other external factors;

•	Significant expenditures in capital improvements and operating expenses to develop and maintain a skyport network to support a high-volume service;

•
We depend on the continued services of our senior management team and other highly skilled personnel, and the loss of one or more key employees or an inability to attract and retain highly skilled employees could harm our business.

Accounting Treatment
The Business Combination was accounted for as a reverse recapitalization, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under the guidance in ASC 805, Joby Aviation expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Joby issuing stock for the net assets of Joby Aviation, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Joby.
Corporate Information
We were incorporated under the name “Reinvent Technology Partners” on July 3, 2020 as a Cayman Islands exempted company for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On August 10, 2021, we domesticated into a Delaware corporation and changed our name to “Joby Aviation, Inc.” in connection with the Domestication.
Our principal executive office is located at 2155 Delaware Avenue, Suite #225, Santa Cruz, CA 95060. Its telephone number is (831)
426-3733.
Our website address is www.jobyaviation.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
In the course of conducting our business operations, we are exposed to a variety of risks. These risks are generally inherent to the Urban Air Mobility market or otherwise generally impact participants in the market like us. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of shares of our common stock could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking
statements. See “Cautionary Note Regarding
Forward-Looking
Statements.”
Risks Related to Our Business and Industry
Market & Service
The market for Urban Air Mobility (UAM) has not been established with precision, is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected.
The UAM market is still emerging and has not been established with precision. It is uncertain to what extent market acceptance will grow, if at all. We intend to initially launch operations in a limited number of metropolitan areas. The success of these markets and the opportunity for future growth in these markets may not be representative of the potential market for UAM in other metropolitan areas. Our success will depend to a substantial extent on regulatory approval and availability of eVTOL technology, as well as the willingness of commuters and travelers to widely-adopt
air mobility as an alternative for ground transportation. If the public does not perceive UAM as beneficial, or chooses not to adopt UAM as a result of concerns regarding safety, affordability, value proposition or for other reasons, then the market for our offerings may not develop, may develop more slowly than we expect or may not achieve the growth potential we expect. As a result, the number of potential fliers using our services cannot be predicted with any degree of certainty, and we cannot assure you that we will be able to operate in a profitable manner in any of our current or targeted future markets. Any of the foregoing could materially adversely affect our business, financial condition and results of operations.
Growth of our business will require significant investments in our infrastructure, technology and marketing and sales efforts. Our current cash flow has not been sufficient to support these needs. If our business does not generate the level of available cash flow required to support these investments, our results of operations will be negatively affected. Further, our ability to effectively manage growth and expansion of our operations will also require us to enhance our research and development, manufacturing, operational systems, internal controls and infrastructure, human resources policies and reporting systems. These enhancements will require significant capital expenditures and allocation of valuable management and employee resources.
There may be reluctance by consumers to adopt this new form of mobility, or unwillingness to pay our projected prices.
Our growth is highly dependent upon the adoption by consumers of an entirely new form of mobility offered by eVTOL aircraft and the UAM market. If consumers do not adopt this new form of mobility or are not willing to pay the prices we project for our aerial ridesharing service, our business never materialize and our, prospects, financial condition and operating results will be harmed. This market is new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, new aircraft announcements and changing consumer demands and behaviors.

Our success in a given market will depend on our ability to develop a network of passengers and accurately assess and predict passenger demand and price sensitivity. Demand and price sensitivity may fluctuate based on a variety of factors, including macroeconomic factors, quality of service, negative publicity, safety incidents, corporate reporting related to safety, quality of customer support, perceived political or geopolitical affiliations, or dissatisfaction with our products and offerings in general. If we fail to attract passengers or fail to accurately predict demand and price sensitivity, it would harm our financial performance and our competitors’ products may achieve greater market adoption and may grow at a faster rate than our service.
We expect that a large driver of passenger demand for our service will be time savings when compared with alternative modes of transportation. Should we be unable to deliver a sufficient level of time savings for our passengers or if expected time savings are impacted by delays or cancellations, it could reduce demand for our services. If we are unable to generate demand or demand falls, our business, financial conditions, and results of operations could be adversely affected.
We may not be able to launch our aerial ridesharing service beginning in 2024, as currently projected.
We will need to address significant regulatory, political, operational, logistical, and other challenges in order to launch our aerial ridesharing service. We do not currently have infrastructure in place to operate the service and such infrastructure may not be available or may be occupied on an exclusive basis by competitors. We also have not yet received FAA certification of our aircraft or other required airspace or operational authority and government approvals, which is essential to operate the service, and for aircraft production and operation. In addition, our pre-certification
operations may increase the likelihood of discovering issues with our aircraft, which could result in delays to certification of our aircraft. Any delay in the financing, design, manufacture and launch of our aircraft could materially damage our brand, business, prospects, financial condition and operating results. Aircraft manufacturers often experience delays in the design, manufacture and commercial release of new aircraft. These delays may result in additional costs and adverse publicity for our business. If we are not able to overcome these challenges, our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed. In addition to operate as an air carrier, we will need to obtain an air carrier certificate from the Federal Aviation Administration (“FAA”) and economic authority from the U.S. Department of Transportation (“DOT”).
We may be unable to effectively build a
customer-facing
business or app.
We have not yet developed the application that will act as the platform through which users will book trips. We may experience difficulty in developing the applications necessary to operate the business, including the customer facing application, which may result in adverse effects on the business. The software underlying the application is expected to be highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. The third-party
software that we incorporate into our platform may also be subject to errors or vulnerabilities. Any errors or vulnerabilities discovered in our platform, whether in our proprietary code or that of third third-party
software on which our software relies, could result in negative publicity, a loss of users or loss of revenue, access or other performance issues, security incidents, or other liabilities. Such vulnerabilities could also prevent fliers from booking flights, which would adversely affect our flier utilization rates, or disrupting communications within the company (e.g., flight schedules or passenger manifests), which could affect our on-time
performance. We may need to expend significant financial and development resources to analyze, correct, eliminate or work around errors or defects or to address and eliminate vulnerabilities. Any failure to timely and effectively resolve any such errors, defects or vulnerabilities could adversely affect our business, financial condition and results of operations as well as negatively impact our reputation or brand. Our systems, or those of third parties upon which we rely, may experience service interruptions, outages, or degradation because of hardware and software defects or malfunctions, human error or malfeasance by third parties or our employees, contractors, or service providers, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, cyberattacks or other events. Our insurance may not be sufficient, and we may not have sufficient remedies available to us from our third party service providers, to cover all of our losses that may result from such interruptions, outages, or degradations.
We may be unable to reduce
end-user
pricing over time at rates sufficient to stimulate demand and drive expected growth for our aerial ridesharing service.
We may not be able to successfully reduce
end-user
pricing over time to increase demand, address new market segments and develop a significantly broader customer base. We expect that our initial end-user
pricing may be most applicable to relatively affluent consumers, and we will need to address additional markets and expand our customer demographic in order to further grow our business. In particular, we intend for our aerial ridesharing service to be economically accessible to a broad segment of the population and appeal to the customers of ground-based
ridesharing services, taxis, and other methods of transportation.
Reducing
end-user
pricing in a timely manner is dependent on management accurately estimating the unit economics of our aircraft and the corresponding service. For example, if management’s estimates are inaccurate regarding production volumes, utilization rates, demand elasticity, operating conditions, deployment volumes, production costs, indirect cost of goods sold, landing fees, charging fees, electricity availability and/or other operating expense, we may be unable to offer our service at end-user
pricing that is sufficiently compelling to initiate the local network effects that we are predicting. This could adversely affect our business, financial condition and results of operations as well as negatively impact our reputation or brand.
Our competitors may commercialize their technology before us, either in general or in specific markets, or we may otherwise not be able to fully capture the first mover advantage that we anticipate.
While we expect to be first to market with an eVTOL facilitated aerial ridesharing service, we expect this industry to be increasingly competitive and it is possible that our competitors could get to market before us, either generally or in specific markets. Even if we are first to market, we may not fully realize the benefits we anticipate, and we may not receive any competitive advantage or may be overcome by other competitors. If new companies or existing aerospace companies launch competing solutions in the markets in which we intend to operate and obtain large scale capital investment, we may face increased competition. Additionally, our competitors may benefit from our efforts in developing consumer and community acceptance for eVTOL aircraft and aerial ridesharing, making it easier for them to obtain the permits and authorizations required to operate an aerial ridesharing service in the markets in which we intend to launch or in other markets. In the event we do not capture the first mover advantage that we anticipate, it may harm our business, financial condition, operating results and prospects.
Many of our current and potential competitors are larger and have substantially greater resources than we have and expect to have in the future. They may also be able to devote greater resources to the development of their current and future technologies or the promotion and sale of their offerings, or offer lower prices. In particular, our competitors may be able to receive airworthiness certificates or production certificates for their aircraft prior to us receiving such certificates. Our current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. Further, it is possible that domestic or foreign companies or governments, some with greater experience in the aerospace industry or greater financial resources than we possess, will seek to provide products or services that compete directly or indirectly with ours in the future. Any such foreign competitor, for example, could benefit from subsidies from, or other protective measures by, its home country.
We may be unable to secure or effectively integrate first and last mile ground mobility into our aerial ridesharing service, or otherwise make the service sufficiently convenient to drive customer adoption.
Our service will depend, in part, on third party ground operators to take customers from their origin to their departure skyport and from their arrival skyport to their ultimate destination. While we expect to be able to integrate these
third-party
ground operators into our service, we cannot guarantee that we will be able to do so effectively, at prices that are favorable to us, or at all. While we do not intend to own or operate the ground portion of our multimodal service, our business will rely on such services. Our business and our brand will be affiliated with these third-party
ground operators and we may experience harm to our reputation if our third party ground operators suffer from poor service, negative publicity, accidents, or safety incidents. The foregoing risks could adversely affect our business, financial conditions and results of operations.
Our customers’ perception of us and our reputation may be impacted by the broader industry and customers may not differentiate our services from our competitors.
Passengers and other stakeholders may not differentiate between us and the broader aviation industry or, more specifically, the UAM service industry. If our competitors or other participants in this market have problems in a wide range of issues, including safety, technology development, engagement with aircraft certification bodies or other regulators, engagement with communities, target demographics or other positioning in the market, security, data privacy, flight delays, or bad customer service, such problems could impact the public perception of the entire industry, including our business. We may fail to adequately differentiate our brand, our services and our aircraft from others in the market which could impact our ability to attract passengers or engage with other key stakeholders. The failure to differentiate ourselves and the impact of poor public perception of the industry could have an adverse impact on our business, financial condition, and results of operations.
Our prospects and operations may be adversely affected by changes in consumer preferences, discretionary spending and other economic conditions that affect demand for our services, including changes resulting from the
COVID-19
pandemic.
Our business is primarily concentrated on UAM services, which we expect may be vulnerable to changes in consumer preferences, discretionary spending and other market changes impacting discretionary purchases. The global economy has in the past, and will in the future, experience recessionary periods and periods of economic instability, including the current business disruption and related financial impact resulting from the global
COVID-19
health crisis. During such periods, our passengers may choose not to make discretionary purchases or may reduce overall spending on discretionary purchases. Such changes could result in reduced consumer demand for air transportation, including UAM services, or could shift demand from our UAM services to other methods of air or ground transportation for which we do not offer a competing service. If we are unable to generate demand or there is a future shift in consumer spending away from UAM services, our business, financial condition and results of operations could be adversely affected.
Aircraft and Production
Our aircraft may not perform at the level we expect, and may have potential defects, such as higher than expected noise profile, lower payload than initially estimated, shorter range and/or shorter useful lives than we anticipate.
Our aircraft may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our aircraft may have a higher noise profile than we expect or carry a lower payload or have shorter maximum range than we estimate. Our aircraft also use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced.
While we have performed extensive testing, in some instances we are still relying on projections and models to validate the projected performance of our aircraft. To date, we have been unable to validate the performance of our aircraft over the expected lifetime of the aircraft. There can be no assurance that we will be able to detect and fix any defects in the aircraft prior to their use in our service.

We expect to introduce new and additional features and capabilities to the aircraft and our service over time. For example, we may initially operate under visual flight rules (VFR) only, and then add the ability to operate under instrument flight rules (IFR) subsequently pursuant to block upgrade to the aircraft. We may be unable to develop or certify these upgrades in a timely manner or at all.
Our service will initially rely on a single aircraft type. Our dependence on our aircraft makes us particularly vulnerable to any design defects or mechanical problems associated with our aircraft or its component parts. Any product defects or any other failure of our aircraft to perform as expected could harm our reputation and result in adverse publicity, delays in or inability to obtain certification, lost revenue, delivery delays, product recalls, product liability claims, harm to our brand and reputation, and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.
We may not be able to produce aircraft in the volumes and on the timelines projected, which anticipate commercialization beginning in 2024.
There are significant challenges associated with mass producing aircraft in the volumes that we are projecting. Our manufacturing facility and processes remain in the prototype stage. The aerospace industry has traditionally been characterized by significant barriers to entry, including large capital requirements, investment costs of designing and manufacturing aircraft, long lead times to bring aircraft to market from the concept and design stage, the need for specialized design and development expertise, extensive regulatory requirements and establishing a brand name and image and the need to establish maintenance and service locations. As a manufacturer of electric aircraft, we face a variety of added challenges to entry that a traditional aircraft manufacturer would not encounter including additional costs of developing and producing an electric powertrain, regulations associated with the transport of lithium-ion
batteries and unproven
high-volume
customer demand for a fully electric aerial mobility service. Additionally, we are developing production lines for components and at volumes for which there is little precedent within the traditional aerospace industry. If we are not able to overcome these barriers, our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.
We have not yet constructed a
high-volume
production facility in which to manufacture and assemble our aircraft. Final designs for the build out of the planned manufacturing facility are still in process, and various aspects of the component procurement and manufacturing plans have not yet been determined. We are currently evaluating, qualifying and selecting our suppliers for the planned production aircraft. However, we may not be able to engage suppliers for the remaining components in a timely manner, at an acceptable price or in the necessary quantities.
In addition, we will also need to do extensive testing to ensure that the aircraft is in compliance with applicable FAA safety regulations and other relevant regulations prior to beginning mass production. In addition to certification of the aircraft, we will be required to obtain approval from the FAA to manufacture completed aircraft pursuant to an
FAA-approved
type design (
e.g.
, type certificate). Production approval involves initial FAA manufacturing approval and extensive ongoing oversight of mass produced aircraft. If we are unable to obtain production approval for the aircraft, or the FAA imposes unanticipated restrictions as a condition of approval, our projected costs of production could increase substantially.
The timing of our production ramp is dependent upon finalizing certain aspects of the design, engineering, component procurement, testing, build out, and manufacturing plans in a timely manner and upon our ability to execute these plans within the current timeline. It is also dependent on being able to timely obtain Production Certification from the FAA. We intend to fund the build out of this manufacturing facility using existing cash, cash from this offering and future financing opportunities. If we are unable to obtain the funds required on the timeline that we anticipate, our plans for building our manufacturing plants could be delayed which may adversely affect our business, prospects, financial condition and operating results.

Crashes, accidents or incidents of eVTOL aircraft or involving lithium batteries involving us or our competitors could have a material adverse effect on our business, financial condition, and results of operations.
Test flying prototype aircraft is inherently risky, and crashes, accidents or incidents involving our aircraft are possible. Any such occurrence would negatively impact our development, testing and certification efforts, and could result in re-design,
certification delay and/or postponements or delays to our commercial service launch.
The operation of aircraft is subject to various risks, and we expect demand for our aerial ridesharing services to be impacted by accidents or other safety issues regardless of whether such accidents or issues involve our aircraft. Such accidents or incidents could also have a material impact on our ability to obtain FAA certification for our aircraft, or to obtain such certification in a timely manner. Such events could impact confidence in a particular aircraft type or the air transportation services industry as a whole, particularly if such accidents or disasters were due to a safety fault. We believe that regulators and the general public are still forming their opinions about the safety and utility of aircraft that are highly reliant on lithium ion batteries, and/or advanced flight control software capabilities. An accident or incident involving either our aircraft or a competitor’s aircraft during these early stages of opinion formation could have a disproportionate impact on the longer-term
view of the emerging UAM market.
We are at risk of adverse publicity stemming from any public incident involving our company, our people, our brand or other companies in our industry. Such an incident could involve the actual or alleged behavior of any of our employees or third-party
contractors. Further, if our personnel, our aircraft, or other types of aircraft are involved in a public incident, accident, catastrophe or regulatory enforcement action, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident, catastrophe or action. In the event that our insurance is inapplicable or inadequate, we may be forced to bear substantial losses from an incident or accident. In addition, any such incident, accident, catastrophe or action involving our employees, our aircraft, or other types of aircraft could create an adverse public perception, which could harm our reputation, result in passengers being reluctant to use our services, and adversely impact our business, results of operations and financial condition.
Unsatisfactory safety performance of our aircraft could have a material adverse effect on our business, financial condition, and results of operation.
While we are building operational processes designed to ensure that the design, testing, manufacture, performance, operation and servicing of our aircraft meet rigorous quality standards, there can be no assurance that we will not experience operational or process failures and other problems, including through flight test accidents or incidents, manufacturing or design defects, pilot error, cyber-attacks
or other intentional acts, that could result in potential safety risks. Any actual or perceived safety issues may result in significant reputational harm to our businesses, in addition to tort liability, maintenance, increased safety infrastructure and other costs that may arise. Such issues could result in delaying or cancelling planned flights, increased regulation or other systemic consequences. Our inability to meet our safety standards or adverse publicity affecting our reputation as a result of accidents, mechanical or operational failures, or other safety incidents could have a material adverse effect on our business, financial condition and results of operation. In addition, our aircraft may be grounded by regulatory authorities due to safety concerns that could have a material adverse impact on our business, financial condition, operating results and prospects.
Our dependence on suppliers and service partners for the parts and components in our aircraft and for operational needs.
Despite our high degree of vertical integration within the engineering function, we still rely on purchased parts which we source from dozens of suppliers, some of whom are currently single source suppliers for these components. Our supply base is located globally. Many of the components used in our aircraft must be custom made for us. This supply chain exposes us to multiple potential sources of delivery failure or component shortages for our aircraft. We have not historically maintained long-term
agreements with our suppliers, though we are taking steps to put in place certain long-term
agreements. While we believe that we may be able to establish alternate supply relationships and can obtain replacement components, we may be unable to do so in the short term or at all at prices that are favorable to us. We may experience source disruptions in our supply chains which may cause delays in our production process for both prototype and commercial production aircraft. We are also in some cases subject to sole source suppliers for certain pieces of manufacturing equipment for which we rely on, or may be reliant on to achieve our projected high-volume
production numbers. Changes in business conditions, wars, governmental changes, political intervention, and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers ability to deliver components to us on a timely basis. Furthermore, if we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are acceptable to us, or at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. The disruption in the supply of components from suppliers could lead to delays in aircraft production, which could materially adversely affect our business, prospects and operating results.
Our business may be adversely affected by union activities.
Although none of our employees are currently represented by a labor union, it is common throughout the aerospace and airline industries generally for many employees to belong to a union, which can result in higher employee costs and increased risk of work stoppages. As we expand our business there can be no assurances that our employees will not join or form a labor union or that we will not be required to become a union signatory.
We are also directly or indirectly dependent upon companies with unionized work forces, such as parts suppliers, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs, it could delay the manufacture and sale of our performance electric vehicles and have a material adverse effect on our business, operating results or financial condition.
Regulatory & Airspace
We may be unable to obtain relevant regulatory approvals for the commercialization of our aircraft or operation of our mobility service, including Type Certification, Production Certification, Operating Certification, approvals for permitting new infrastructure or access existing infrastructure or otherwise.
The commercialization of new aircraft and the operation of an aerial mobility service requires certain regulatory authorizations and certifications, including Type Certification and an air carrier certificate issued by the FAA under Part 119 with Part 135 operations specifications. While we anticipate being able to meet the requirements of such authorizations and certificates, we may be unable to obtain such authorizations and certifications, or to do so on the timeline we project. Should we fail to obtain any of the required authorizations or certificates, or do so in a timely manner, or any of these authorizations or certificates are modified, suspended or revoked after we obtain them, we may be unable to launch our commercial service or do so on the timelines we project, which would have adverse effects on our business, prospects, financial condition and/or results of operations.
Regulatory authorities may disagree with our view that integrating our service into the National Airspace System is possible without changes to existing regulations and procedures, and if changes are needed for airspace integration, we may be unable to comply with the required changes, or comply with them in a timely manner.
There are a number of existing laws, regulations and standards that may apply to our aircraft and our service, including standards that were not originally intended to apply to electric aircraft. While our aircraft and our service are designed, at launch, to operate within the existing U.S. regulatory framework, the FAA or other regulatory authorities within the markets in which we intend to operate may disagree with this view, which may prohibit, restrict, or delay our ability to launch in the relevant market. Regulatory authorities may introduce changes specifically to address electric aircraft or high-volume
flights that could delay our ability to launch our service.
In addition, the increased volume of flights resulting from UAM and UAM services, including our own service, may result in regulatory changes for integration into the National Airspace System or international airspace systems applicable to our operations. We may be unable to comply with such regulatory changes at all or do so in a timely manner, interrupting our operation. Such regulatory changes could also result in increased costs and pricing of our services, reducing demand and impacting our financial performance.
The foregoing risks and challenges could adversely affect our prospects, business, financial condition and results of operations.
If current airspace regulations are not modified to increase air traffic capacity, our business could be subject to considerable capacity limitations.
A failure to increase air traffic capacity at and in the airspace serving key markets, including around major airports, in the United States or overseas could create capacity limitations for our future operations and could have a material adverse effect on our business, results of operations and financial condition. Weaknesses in the National Airspace System and the Air Traffic Control (“ATC”) system, such as outdated procedures and technologies, could result in capacity constraints during peak travel periods or adverse weather conditions in certain markets, resulting in delays and disruptions to our service. While our aircraft is designed to operate in the National Airspace System under existing rules, our business at scale will likely require airspace allocation for UAM operations. Our inability to obtain sufficient access to the National Airspace System could increase our costs and reduce the attractiveness of our service.
Changes in government regulation imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.
Aerospace manufacturers and aircraft operators are subject to extensive regulatory and legal requirements that involve significant compliance costs. The DOT and the FAA may issue regulations relating to the operation of aircraft that could require significant expenditures. Implementation of the requirements created by such regulations may result in increased costs for our passengers and us. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of our operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising fares, reducing revenue and increasing costs. We cannot assure you that these and other laws or regulations enacted in the future will not harm our business.
DOT regulates the terms of sale of our air transportation services.
To sell air transportation services in the United States, we will need economic authority from DOT authorizing the sale of our proposed charter and by-the-seat
ridesharing services. DOT regulations govern the sale of these services generally prohibit unfair or deceptive practices and unfair methods of competition. DOT further prescribe standards for, among other things, advertising, ticket refunds, baggage liability, consumer disclosures, customer service commitments, customer complaints and the transportation of passengers with disabilities. In the future, the DOT may adopt additional regulations that increase the costs of our operations or otherwise adversely impact the financial performance of our service.
We may be subject to security regulation that will increase our costs.
The Transportation Security Administration (“TSA”) is responsible for certain civil aviation security matters, including the regulation of air carriers that operate under Part 135 of the Federal Aviation Regulations as well as the passenger and baggage screening at U.S. airports. Because we are introducing an innovative service that operates from both airports and skyports, the security regulatory scheme that will apply is uncertain. If the TSA were to impose burdensome security requirements on UAM services, it could reduce the convenience of our service and increase our costs.
We are subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation.
Our business is subject to stringent U.S. import and export control laws and regulations as well as economic sanctions laws and regulations. We are required to import and export our products, software, technology and services, as well as run our operations in the United States, in full compliance with such laws and regulations, which may include the EAR, the ITAR, and economic sanctions administered by the Treasury Department’s OFAC. Similar laws that impact our business exist in other jurisdictions. These foreign trade controls prohibit, restrict, or regulate our ability to, directly or indirectly, export, deemed export, re-export,
deemed
re-export
or transfer certain hardware, technical data, technology, software, or services to certain countries and territories, entities, and individuals, and for end uses. If we are found to be in violation of these laws and regulations, it could result in civil and criminal, monetary and non-monetary
penalties, the loss of export or import privileges, debarment and reputational harm. While none of our current technologies require us to maintain a registration under ITAR, we may become subject to ITAR in the future, which could have a material adverse effect on our business, financial condition and results of operations.
Pursuant to these foreign trade control laws and regulations, we are required, among other things, to (i) determine the proper licensing jurisdiction and export classification of products, software, and technology, and (ii) obtain licenses or other forms of U.S. government authorization to engage in the conduct of our business. The authorization requirements include the need to get permission to release controlled technology to foreign person employees and other foreign persons. Changes in U.S. foreign trade control laws and regulations, or reclassifications of our products or technologies, may restrict our operations. The inability to secure and maintain necessary licenses and other authorizations could negatively impact our ability to compete successfully or to operate our business as planned. Any changes in the export control regulations or U.S. government licensing policy, such as those necessary to implement U.S. government commitments to multilateral control regimes, may restrict our operations. Given the great discretion the government has in issuing or denying such authorizations to advance U.S. national security and foreign policy interests, there can be no assurance we will be successful in our future efforts to secure and maintain necessary licenses, registrations, or other U.S. government regulatory approvals.
We will be subject to rapidly changing and increasingly stringent laws, regulations, industry standards, and other obligations relating to privacy, data protection, and data security. The restrictions and costs imposed by these requirements, or our actual or perceived failure to comply with them, could harm our business.
We will be collecting, using, and disclosing personal information of passengers, personnel, business contacts, and others in the course of operating our business. These activities are or may become regulated by a variety of domestic and foreign laws and regulations relating to privacy, data protection, and data security, which are complex, rapidly evolving, and increasingly stringent.
State legislatures have begun to adopt comprehensive privacy laws. For example, the California Consumer Privacy Act of 2018, which took effect on January 1, 2020, gives California residents expanded rights related to their personal information, including the right to access and delete their personal information, and receive detailed information about how their personal information is used and shared. Similar laws have been passed or been proposed in other states and at the federal level, reflecting a trend toward more stringent privacy legislation in the United States. The enactment of such laws could have potentially conflicting requirements that would make compliance challenging.

Despite our efforts, we may not be successful in complying with the rapidly evolving privacy, data protection, and data security requirements discussed above. Any actual or perceived non-compliance
with such requirements could result in litigation and proceedings against us by governmental entities, passengers, or others, fines, civil or criminal penalties, limited ability or inability to operate our business, offer services, or market our platform in certain jurisdictions, negative publicity and harm to our brand and reputation. Such occurrences could have a material adverse effect on our business, financial condition or results of operations.
U.S. Government Contracts and
Pre-Certification
Operations
We may be unable to secure contracts or continue to grow our relationship with the U.S. government and the Department of Defense, which will limit our ability to operate prior to receiving FAA certification of airworthiness.
We are projecting that we will enter into additional contracts with the U.S. government pursuant to which we would be able to operate our aircraft as a service provider for the Department of Defense or other U.S. government agencies both prior to receiving a certificate of airworthiness from the FAA and after. Failure to obtain these contracts would limit our ability to gain operational learnings about our aircraft and secure meaningful revenue, failure to receive either of which could have a material adverse effect on our business, financial condition and results of operations.
The U.S. government may modify, curtail or terminate one or more of our contracts.
The U.S. government contracting party may modify, curtail or terminate its contracts with us, without prior notice and either at its convenience or for default based on performance. In addition, funding pursuant to our U.S. government contracts may be reduced or withheld as part of the U.S. Congressional appropriations process due to fiscal constraints, changes in U.S. national security strategy and/or priorities or other reasons. Historically, we have received some U.S. government contract funding under programs designed to benefit “small businesses” as defined under certain provisions of the U.S. Small Business Administration (“SBA”) regulations. The SBA regulations address multiple different programs that have varying eligibility requirements. While we believe that we will continue to be eligible as a small business under some programs, we will likely not be eligible under others. Moreover, the SBA regulations are subject to different interpretations, and the U.S. government may determine that we should no longer be classified as small. If the U.S. government made such a determination, it could terminate, cancel, or decide not to award options on existing agreements.
Any loss or anticipated loss or reduction of expected funding and/or modification, curtailment, or termination of one or more of our U.S. government contracts could have a material adverse effect on our earnings, cash flow and/or financial position, as well as our access to government testing facilities and/or our ability to secure pre-certification
operating experience and/or revenues.
We conduct a portion of our business pursuant to U.S. government contracts, which are subject to unique risks.
Contracts with the U.S. government are subject to extensive regulations, and changes to those regulations could increase our costs. New regulations, or changes to existing requirements, could increase our compliance costs or otherwise have a material impact on our business. These requirements may result in increased compliance costs, and we could be subject to additional costs in the form of withheld payments and/or reduced future business if we fail to comply with these requirements in the future. Compliance costs attributable to current and potential future regulations such as these could negatively impact our financial condition and operating results.
Contracts with the U.S. government are also subject to a variety of other requirements and risks including government reviews, audits, investigation, False Claims Act cases, suspension and debarment as well as other legal actions and proceedings that generally do not apply to purely commercial contracts. In addition, transactions involving government contractors may be subject to government review and approvals.

Macro
We may be unable to protect our intellectual property rights from unauthorized use by third parties.
Our success depends, in part, on our ability to protect our proprietary intellectual property rights, including certain technologies deployed in our aircraft or that we utilize in arranging air transportation. To date, we have relied primarily on patents and trade secrets to protect our proprietary technology. Our software is also subject to certain protection under copyright law, though we have chosen not to register any of our copyrights. We routinely enter into non-disclosure
agreements with our employees, consultants, third parties and other relevant persons and take other measures to protect our intellectual property rights, such as limiting access to our trade secrets and other confidential information. We intend to continue to rely on these and other means, including patent protection, in the future. However, the steps we take to protect our intellectual property may be inadequate, and unauthorized parties may attempt to copy aspects of our intellectual property or obtain and use information that we regard as proprietary and, if successful, may potentially harm our ability to compete, accelerate the development programs of our competitors, and/or result in a deteriorated competitive position in the market. Moreover, our non-disclosure
agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to ours, and there can be no assurance that our competitors or third parties will comply with the terms of these agreements, or that we will be able to successfully enforce such agreements or obtain sufficient remedies if they are breached. There can be no assurance that the intellectual property rights we own or license will provide competitive advantages or will not be challenged or circumvented by our competitors.
Further, obtaining and maintaining patent, copyright, and trademark protection can be costly, and we may choose not to, or may fail to, pursue or maintain such forms of protection for our technology in the United States or foreign jurisdictions, which could harm our ability to maintain our competitive advantage in such jurisdictions. It is also possible that we will fail to identify patentable aspects of our technology before it is too late to obtain patent protection, that we will be unable to devote the resources to file and prosecute all patent applications for such technology, or that we will inadvertently lose protection for failing to comply with all procedural, documentary, payment, and similar obligations during the patent prosecution process. The laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate to prevent other parties from infringing our proprietary technology. To the extent we expand our international activities, our exposure to unauthorized use of our technologies and proprietary information may increase. We may also fail to detect unauthorized use of our intellectual property, or be required to expend significant resources to monitor and protect our intellectual property rights, including engaging in litigation, which may be costly, time-consuming,
and divert the attention of management and resources, and may not ultimately be successful. If we fail to meaningfully establish, maintain, protect and enforce our intellectual property rights, our business, financial condition and results of operations could be adversely affected.
We may not be able to secure adequate insurance policies, or secure insurance policies at reasonable prices.
We maintain general liability insurance, aviation flight testing insurance, aircraft liability coverage, directors and officers insurance, and other insurance policies and we believe our level of coverage is customary in the industry and adequate to protect against claims. However, there can be no assurance that it will be sufficient to cover potential claims or that present levels of coverage will be available in the future at reasonable cost. Further, we expect our insurance needs and costs to increase as we build production facilities, manufacture aircraft, establish commercial operations, add routes, increase flight and passenger volumes and expand into new markets, and it is too early to determine what impact, if any, the commercial operation of eVTOLs will have on our insurance costs.

If conflicts arise between us and our strategic partners, our business could be adversely affected or these parties may act in a manner adverse to us.
If conflicts arise between our collaborators or strategic partners and us, the other party may act in a manner adverse to us and could limit our ability to implement our strategies. Our collaborators or strategic partners may develop, either alone or with others, products in related fields that are competitive with our products. Specifically, conflicts with Toyota Motor Corporation may adversely impact our ability to manufacture aircraft or scale production, while conflicts with Uber Technologies, Inc. may adversely impact our ability to successfully launch and maintain our consumer-facing
UAM services. Such conflicts with our strategic partners may result in adverse effects on our business, financial condition and results of operations.
The failure of certain advances in technology such as autonomy or battery density to mature at the rates we project may impact our ability to increase the volume of our service and/or drive down end-user
pricing at the rates we project.
Our projections rely in part on future advancement of technology, such as aerial and ground-based
autonomy and an increase in energy density in batteries. Should these technologies fail to develop, mature or be commercially available within the periods that we project, we may underperform our financial projections, which would materially and adversely affect our business, prospects, operating results and financial condition.
Our facilities may not be operable due to natural disaster, permitting, or other external factors.
Natural disasters, including wildfires, tornados, hurricanes, floods and earthquakes, and severe weather conditions, such as heavy rains, strong winds, dense fog, blizzards or snowstorms, may damage our manufacturing plants, facilities or aircraft. Our Bonny Doon facilities, in particular have been placed at high risk due to wildfire. Our Bonny Doon facilities are also subject to a risk of closure due to zoning and permitting issues. Less severe weather conditions, such as rainfall, snowfall, fog, mist, freezing conditions or extreme temperatures, may also impact the ability for flights to occur as planned, which could reduce our revenue and profitability, and cause passengers to view our service as less reliable.
We have incurred significant losses since inception, we expect to incur losses in the future and we may not be able to achieve or maintain profitability.
We have incurred significant losses since inception. We incurred net losses of $106.5 million, $114.2 million and $110.3 million for the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, respectively. We have not yet started commercial operations, and it is difficult for us to predict our future operating results. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability.
We expect our operating expenses to increase over the next several years as we move towards commercial launch, continue to attempt to streamline our manufacturing process, increase our flight cadence, hire more employees and continue research and development efforts relating to new products and technologies. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
As of June 30, 2021, Joby had approximately $351.6 million and $341.2 million of federal and state net operating loss carryforwards (“NOLs”) and $14.0 million and $12.6 million federal and state research and development tax credits. Under the Tax Cuts and Jobs Act, federal NOLs generated by the Company in tax years through December 31, 2017 may be carried forward for 20 years and may fully offset taxable income in the year utilized and federal NOLs generated by the Company in tax years beginning after December 31, 2017 may be carried forward indefinitely but may only be used to offset 80% of our taxable income annually. Under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change
federal NOLs and other tax attributes (such as research and development tax credits) to offset its post-change
income and taxes may be limited. In general, an “ownership change” occurs if there is a greater than 50 percentage point change (by value) in a corporation’s equity ownership by certain stockholders over a rolling three-year
period. We may have experienced ownership changes in the past and may experience ownership changes in the future as a result of subsequent shifts in our stock ownership (some of which shifts are outside our control). As a result, our ability to use our pre-change
federal NOLs and other tax attributes to offset future taxable income and taxes could be subject to limitations. Similar provisions of state tax law may also apply. For these reasons, even if we achieve profitability, we may be unable to use a material portion of our NOLs and other tax attributes, which could adversely affect our future cash flows.
We may in the future invest significant resources in developing new offerings and exploring the application of our proprietary technologies for other uses and those opportunities may never materialize.
While our primary focus is on the design, manufacture and operation of our eVTOL aircraft and the related aerial mobility service, we may invest significant resources in developing new technologies, services, products and offerings. However, we may not realize the expected benefits of these investments. Relatedly, if such technologies become viable offerings in the future, we may be subject to competition from our competitors within the aviation industry or other industries, some of which may have substantially greater monetary and knowledge resources than we have and expect to have in the future to devote to the development of these technologies. Such competition or any limitations on our ability to take advantage of such technologies could impact our market share, which could have a material adverse effect on our business, financial condition and results of operations.
Such research and development initiatives may also have a high degree of risk and involve unproven business strategies and technologies with which we have limited operating or development experience. They may involve claims and liabilities, expenses, regulatory challenges and other risks that we may not be able to anticipate. There can be no assurance that consumer demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. Further, any such research and development efforts could distract management from current operations and would divert capital and other resources from our more established technologies. Even if we were to be successful in developing new products, services, offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that may increase our expenses or prevent us from successfully commercializing new products, services, offerings or technologies.
Any material disruption in our information systems could adversely affect our business.
We rely on information technology networks and systems to operate and manage our business. Our information technology networks and systems will process, transmit and store personal and financial information, proprietary information of our business, and also allow us to coordinate our business across our operation bases, and allow us to communicate with our employees and externally with customers, suppliers, partners and other third parties. While we believe we take reasonable steps to secure these information technology networks and systems, and the data processed, transmitted, and stored thereon, such networks, systems, and data may be susceptible to cyberattacks, viruses, malware, or other unauthorized access or damage (including by environmental, malicious, or negligent acts), which could result in unauthorized access to, or the release and public exposure of, our proprietary information. Any of the foregoing could cause substantial harm to our business, require us to make notifications to governmental authorities, or the media, and could result in litigation, investigations or inquiries by government authorities, or subject us to penalties, fines, and other losses relating to the investigation and remediation of such an attack or other unauthorized access or damage to our information technology systems and networks.
We are dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.
Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including finance, marketing, sales, and technology and support personnel. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and harm our business, financial condition and results of operations. Additionally, our financial condition and results of operations may be adversely affected if we are unable to attract and retain skilled employees to support our operations and growth.
If we or our
third-party
service providers experience a security breach, or if unauthorized parties otherwise obtain access to our customers’ data, our reputation may be harmed, demand for services may be reduced, and we may incur significant liabilities.
Our services involve the storage, processing and transmission of data, including certain confidential and sensitive information. Any security breach, including those resulting from a cybersecurity attack, phishing attack, or any unauthorized access, unauthorized usage, virus or similar breach or disruption could result in the loss or destruction of or unauthorized access to, or use, alteration, disclosure, or acquisition of, data, damage to our reputation, litigation, regulatory investigations, or other liabilities. These attacks may come from individual hackers, criminal groups, and state-sponsored
organizations. If our security measures are breached as a result of third-party
action, employee error, a defect or bug in our products or those of our third-party
service providers, malfeasance or otherwise and, as a result, someone obtains unauthorized access to our data, including our confidential, sensitive, or other information about individuals, or any of these types of information is lost, destroyed, or used, altered, disclosed, or acquired without authorization, our reputation may be damaged, our business may suffer, and we could incur significant liability. Even the perception of inadequate security may damage our reputation and negatively impact our ability to win new customers and retain and receive timely payments from existing customers. Further, we could be required to expend significant capital and other resources to address any data security incident or breach, which may not be covered or fully covered by our insurance and which may involve payments for investigations, forensic analyses, legal advice, public relations advice, system repair or replacement, or other services.
We engage
third-party
vendors and service providers to store and otherwise process our data, including confidential, sensitive, and other information about individuals. Our vendors and service providers may also be the targets of cyberattacks, malicious software, phishing schemes, and fraud. Our ability to monitor our vendors and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of our data, including confidential, sensitive, and other information about individuals.
Techniques used to sabotage or obtain unauthorized access to systems or networks are constantly evolving and, in some instances, are not identified until after they have been launched against a target. We and our service providers may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventative and mitigating measures. If we are unable to efficiently and effectively maintain and upgrade our system safeguards, we may incur unexpected costs and certain of our systems may become more vulnerable to unauthorized access or disruption.

Operations and Infrastructure
If we are unable to obtain and maintain adequate facilities and infrastructure, including securing access to key infrastructure such as airports, we may be unable to offer our service in a way that is useful to passengers.
To operate and expand our proposed aerial ridesharing service, we must secure or otherwise develop adequate landing infrastructure for our aircraft. As airports and heliports around the world become more congested, it may not be possible for us to ensure that our plans for new service can be implemented in a commercially viable manner given infrastructure constraints, including those imposed by inadequate facilities at desirable locations. Access to airports, heliports, and skyports may be prohibitively expensive, not available at all, or may be inconsistent with our projections. Additionally, there is no assurance that we will be able to obtain necessary approvals and to make necessary infrastructure changes to enable adoption of our aircraft, including installation of necessary charging equipment. Any limitation on our ability to acquire or maintain space for passenger terminal operations could prevent our service from being practical for our customers and have a material adverse effect on our business, results of operations and financial condition.
Our advanced air mobility service will depend on our ability to develop and operate skyports in desirable locations in metropolitan locations. Developing and operating skyport locations will require permits and approvals from federal, state, and local regulatory authorities and government bodies and our ability to operate our service will depend on such permits and approvals. We cannot predict whether we will receive such permits and approvals, whether we will receive them for desirable locations, or whether we will receive them in a timely manner. If we are prohibited, restricted or delayed from developing and operating desirable skyport locations, our business could be adversely affected.
There is a shortage of pilots and mechanics which could increase our operating costs and reduce our ability to deploy our service at scale.
There is a shortage of pilots that is expected to exacerbate over time as more pilots in the industry approach mandatory retirement age. Similarly, trained and qualified aircraft mechanics are also in short supply. This will affect the aviation industry, including UAM services and more specifically, our business. Our service is dependent on recruiting and retaining pilots qualified to operate our aircraft and mechanics qualified to perform the requisite maintenance activities, either or both of which may be difficult due to the corresponding personnel shortages. We compete against airlines and other air mobility and transportation services for pilots and other skilled labor, some of which will offer wages or benefit packages exceeding ours. If we are unable to hire, train, and retain qualified pilots and qualified mechanics, our business could be harmed, and we may be unable to implement our growth plans.
Our aircraft utilization may be lower than expected and our aircraft may be limited in its performance during certain weather conditions.
Our aircraft may not be able to fly safely in poor weather conditions, including snowstorms, thunderstorms, lightning, hail, known icing conditions and/or fog. Our inability to operate in these conditions will reduce our aircraft utilization and cause delays and disruptions in our services. We intend to maintain a high daily aircraft utilization rate which is the amount of time our aircraft spend in the air carrying passengers. High daily aircraft utilization is achieved in part by reducing turnaround times at skyports so we can fly more hours on average in a day. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance events. The success of our business is dependent, in part, on the utilization rate of our aircraft and reductions in utilization will adversely impact our financial performance as well as cause passenger dissatisfaction.

Our aircraft may require maintenance at frequencies or at costs which are unexpected and could adversely impact our business and operations.
Our aircraft are highly technical products that require maintenance and support. We are still developing our understanding of the long-term
maintenance profile of the aircraft, and if useful lifetimes are shorter than expected, this may lead to greater maintenance costs than previously anticipated. If our aircraft and related equipment require maintenance more frequently than we plan for or at costs that exceed our estimates, that would disrupt the operation of our service and have a material adverse effect on our business, financial condition, and results of operations.
Our intended initial operations are concentrated in a small number of metropolitan areas and airports which makes our business particularly susceptible to natural disasters, outbreaks and pandemics, growth constraints, economic, social, weather, and regulatory conditions or other circumstances affecting these metropolitan areas.
We intend to initially service larger metropolitan areas that will be the source of the majority of our revenue. As a result of our intended geographic concentration, our business and financial results are particularly susceptible to natural disasters, outbreaks and pandemics, growth constraints, economic, social, weather, and regulatory conditions or other circumstances applicable to metropolitan areas. A significant interruption or disruption in service at a skyport where we have a significant volume of flights could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, results of operations and financial condition. In addition, any changes to local laws or regulations within key metropolitan areas that affect our ability to operate or increase our operating expenses in these markets would have an adverse effect on our business, financial condition and operating results.
Disruption of operations at skyports, whether caused by labor relations, utility or communications issues, power outages, or changes in federal, state and local regulatory requirements could harm our business. Certain airports may regulate our flight operations at airports, such as limiting the number of landings per year, which could reduce our operations. Bans on our operations at airports or the introduction of any new permitting requirements would significantly disrupt our operations. In addition, demand for our advanced air mobility services could be impacted if drop-offs
or
pick-ups
of fliers become inconvenient because of airport rules or regulations, or more expensive for fliers because of airport-imposed
fees, which would adversely affect our business, financial condition and operating results.
Our concentration in large metropolitan areas and heavily trafficked airports also makes our business susceptible to an outbreak of a contagious disease, such as the Ebola virus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, Zika virus,
COVID-19
or any other similar illness, both due to the risk of a contagious disease being introduced into the metropolitan area through the high volume of travelers flying into and out of such airports and the ease at which contagious diseases can spread through densely populated areas, as seen with the spread of
COVID-19.
We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure.
The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level
rise and other
climate-related
events, could affect our operations, infrastructure and financial results. We could incur significant costs to improve the climate resiliency of its infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change.

Developing a skyport network to support a
high-volume
service will require significant expenditures in capital improvements and operating expenses, either directly or indirectly, and the ongoing need to maintain existing operational facilities will require us to expend capital.
Our proposed operations contemplate significant infrastructure development and additional skyports where our aircraft can land, both within the United States and internationally. Construction of a skyport or other facilities in which we conduct our operations may require significant capital expenditures to develop, and in the future we may be required to make similar expenditures to expand, improve or construct adequate facilities for our operations. In addition to the capital required, there is also a complex patchwork of federal, regional and municipal regulatory considerations applicable to property development in general, and aviation infrastructure in particular. Applicable regulations can vary widely by locality. Local community groups, some of which may be opposed to property development in general, and new aviation infrastructure in particular, can impact the application of these regulations or the development of new regulations. We cannot assure that the capital and regulatory resources needed to develop a skyport network will be available to us on terms that are acceptable to us, or at all.
In addition, as skyport and other facilities we may utilize mature, our business will require capital expenditures for the maintenance, renovation and improvement of such existing locations to remain competitive and maintain the value of our brand. This creates an ongoing need for capital, and, to the extent we cannot fund capital expenditures from cash flows from operations, we will need to borrow or otherwise obtain funds. If we cannot access the capital we need, we may not be able to execute on our growth strategy, take advantage of future opportunities or respond to competitive pressures. If the costs of funding new locations or renovations or enhancements at existing locations exceed budgeted amounts or the time for building or renovation is longer than anticipated, our business, financial condition and results of operations could be materially adversely affected.
We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our facilities, which could have a material adverse effect on our business, financial condition and results of operations.
Our operations are subject to many hazards and operational risks inherent to our business, including general business risks, product liability and damage to third parties, our infrastructure or properties that may be caused by fires, floods and other natural disasters, power losses, telecommunications failures, terrorist attacks (including hijacking, use of the aircraft as a weapon, or use of the aircraft to disperse a chemical or biological agent), catastrophic loss due to security related incidents, human errors and similar events. Additionally, our manufacturing operations are hazardous at times and may expose us to safety risks, including environmental risks and health and safety hazards to our employees or third parties.
Financial
We have broad discretion in how we use the net proceeds from the RTP Merger, and we may not use them effectively.
Our management has broad discretion in applying the net proceeds we received upon consummation of the RTP Merger. We may use the net proceeds for general corporate purposes, including working capital, operating expenses, and capital expenditures, and we may use a portion of the net proceeds to acquire complementary businesses, products, offerings, or technologies. We may also spend or invest these proceeds in a way with which our stockholders disagree. If our management fails to use these funds effectively, our business could be seriously harmed.
If securities or industry analysts either do not publish research about us, or publish inaccurate or unfavorable research about us, our business, or our market, or, if such analysts change their recommendations regarding our common stock adversely, the trading price or trading volume of our common stock could decline.
The trading market for our common stock will be influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our common stock, provide more favorable recommendations about our competitors, or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our common stock to decline.
Our need for and the availability of additional capital.
Prior to the consummation of the RTP Merger, we have financed our operations and capital expenditures primarily through private financing rounds. In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. For example, the global
COVID-19
health crisis and related financial impact has resulted in, and may continue to result in, significant disruption and volatility of global financial markets that could adversely impact our ability to access capital. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.
We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
In connection with the audit of our consolidated financial statements, we identified a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness relates to the lack of a sufficient full-time
accounting personnel with deep technical accounting knowledge to execute, review and approve all aspects of the financial statement close and reporting process. This material weakness may not allow for us to have proper segregation of duties and the ability to close our books and records and report our results, including required disclosures, on a timely basis.
We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the material weakness, primarily by implementing additional review procedures within our accounting and finance department, hiring additional staff, designing more robust processes and controls and, if appropriate, engaging external accounting experts to supplement our internal resources in our computation and review processes. While we are designing and implementing measures to remediate the material weakness, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. We can give no assurance that these measures will remediate identified material weaknesses in internal control or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations.
As a public company, and if we do not meet the definition of an emerging growth company, we will be required, pursuant to Section 404 of the
Sarbanes-Oxley
Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each annual report on Form
10-K
to be filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Our independent registered public accounting firm will also be required to attest to the effectiveness of our internal control over financial reporting in each annual report on Form
10-K
to be filed with the SEC. We will be required to disclose changes made in our internal control and procedures on a quarterly basis. To comply with the requirements of being a public company, we expect to need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff. Failure to comply with the
Sarbanes-Oxley
Act could potentially subject us to sanctions or investigations by the SEC, the NYSE or other regulatory authorities, which would require additional financial and management resources. We have begun the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, but we may not be able to complete our evaluation, testing and any required remediation in a timely fashion.
Additional Risks Related to Ownership of Our Common Stock
The price of our common stock may be volatile.
The price of our common stock may fluctuate due to a variety of factors, including:

•	changes in the industries in which we and our customers operate;

•	developments involving our competitors;

•	changes in laws and regulations affecting our business;

•	variations in our operating performance and the performance of our competitors in general;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	actions by stockholders, including the sale by the Third Party PIPE Investors of any of their shares of our common stock;

•	additions and departures of key personnel;

•	commencement of, or involvement in, litigation involving our company;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale; and

•
general economic and political conditions, such as the effects of the
COVID-19
outbreak, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our common stock regardless of our operating performance.
We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.
The trading market for our common stock will depend in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If few analysts cover us, demand for our common stock could decrease and our common stock price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports on us regularly.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.
Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
The Sponsor and the Joby Stockholders are contractually restricted from selling or transferring any of its shares of common stock (not including the shares of our common stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements or purchased in the public market) (the
“Lock-up
Shares”) for certain periods of time. Under the Major Company Equityholders
Lock-Up
Agreement, such lockup restrictions applicable to the Major Company Equityholders’
Lock-up
Shares began at the Closing and end in tranches of 20% of the Major Company Equityholders’
Lock-up
Shares at each of (i) the earlier of (x) the one year anniversary of Closing or (y) the date on which the last reported sale price of our common stock equals or exceeds $12.00 per share for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Closing, (ii) the two-year
anniversary of the Closing, (iii) the
three-year
anniversary of the Closing, (iv) the
four-year
anniversary of the Closing and (v) the
five-year
anniversary of the Closing. If we complete a transaction that results in a change of control, the Major Company Equityholders’
Lock-up
Shares are released from restriction immediately prior to such change of control. Under the Sponsor Agreement, the Sponsor’s
Lock-up
Shares are subject to the same releases as the Major Company Equityholders’
Lock-up
Shares.
Under the Other Company Equityholders
Lock-Up
Agreement, such lockup restrictions applicable to the Other Company Equityholders’
Lock-up
Shares begin at the Closing and end on the earlier of (a) the one year anniversary of Closing or (b) after Closing (x) the date on which the last reported sale price of our common stock equals or exceeds $12.00 per share for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Closing or (y) the date on which we complete a transaction that results in a change of control.
Under the Bylaws, such lockup restrictions applicable to all the Joby Stockholders’
Lock-up
Shares began at the Closing and end on the date that is 180 days following the Closing, but 4,986,800 of the
Lock-up
Shares held by certain tenured employees of Joby were automatically released from such restrictions on the date of Closing.
However, following the expiration of each lockup, the applicable stockholders will not be restricted from selling shares of our common stock held by them, other than by applicable securities laws. Additionally, the Third Party PIPE Investors will not be restricted from selling any of their shares of our common stock following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Upon completion of the Business Combination, the Sponsor and the Joby Stockholders will collectively own approximately 80.72% of the outstanding shares of our common stock

(including the shares of Joby common stock reserved in respect of Joby Awards outstanding as of immediately prior to the Closing that will be converted into awards based on our common stock), assuming that no additional public shareholders redeem their public shares in connection with the Business Combination. Assuming redemption of approximately 60,000,274 public shares are redeemed in connection with the Business Combination, in the aggregate, the ownership of the Sponsor and the Joby Stockholders would rise to 88.55% of the outstanding shares of our common stock (including the shares of Joby common stock reserved in respect of Joby Awards outstanding as of immediately prior to the Closing that will be converted into awards based on our common stock).
As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price or the market price of our common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the
Sarbanes-Oxley
Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates
exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates
equals or exceeds $250 million as of the end of that year’s second fiscal quarter, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our ordinary shares held by non-affiliates
equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

USE OF PROCEEDS
All of the shares of common stock offered by the Selling Shareholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their shares of common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND INFORMATION
Market Price of Our Common Stock
Our common stock is listed on NYSE under the symbol “JOBY.”
On October 22, 2021, the closing price of our common stock was $8.99. As of September 30, 2021, there were 604,285,773 shares of our common stock outstanding, held of record by 474 holders.
Dividend Policy
We have not paid any cash dividends on our common stock to date and prior to the Business Combination, RTP had not paid any dividends on its ordinary shares. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors. Our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of
Regulation S-X, as
amended by the Final Rule, Release
No. 33-10786,
“Amendments to the Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of RTP and Joby adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement.
RTP is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of RTP as of June 30, 2021 and the historical consolidated balance sheet of Joby as of June 30, 2021 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited condensed statement of operations of RTP for the six months ended June 30, 2021 and the historical unaudited condensed consolidated statement of operations of Joby for the six months ended June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 combines the historical statements of operation of RTP for the period from July 3, 2020 (inception) through December 31, 2020 and the historical consolidated statement of operations of Joby for the year ended December 31, 2020 on a pro forma basis as if the Business Combination and related transactions, contemplated by the Merger Agreement, had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•
the (a) historical audited financial statements of RTP as of December 31, 2020 and for the period from July 3, 2020 through December 31, 2020 and (b) historical unaudited condensed financial statements of RTP as of and for the six months ended June 30, 2021;

•
the (a) historical audited consolidated financial statements of Joby as of and for the year ended December 31, 2020 and (b) historical unaudited condensed consolidated financial statements of Joby as of and for the six months ended June 30, 2021; and

•
other information relating to RTP and Joby included in this prospectus and incorporated by reference, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination” herein

The unaudited pro forma condensed combined financial information should be read together with the sections titled “RTP’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Joby’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus and incorporated herein.
The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of Joby Aviation following the Closing. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Description of the Transactions
The Domestication, RTP Merger, PIPE Investment and accompanying transactions may be summarized as follows:

•	RTP will change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware;

•
RTP entered into the Merger Agreement with RTP Merger Sub and Joby, pursuant to which, among other things, following the Domestication, (i) RTP Merger Sub will merge with and into Joby, the separate corporate existence of RTP Merger Sub will cease and Joby will be the surviving corporation and a wholly owned subsidiary of RTP, and RTP will be renamed Joby Aviation, Inc.;

•
Upon the consummation of the RTP Merger, Joby’s equityholders will receive or have the right to receive an aggregate of 500,000,000 shares of Joby Aviation common stock (at a deemed value of $10.00 per share), which, in the case of Joby Awards, will be shares underlying awards based on Joby Aviation common stock, representing a pre-transaction
equity value of Joby of $5.0 billion (such total number of shares of Joby Aviation common stock, the “Aggregate Merger Consideration”). Accordingly, an estimated 468,837,874 shares of Joby Aviation common stock will be immediately issued and outstanding, based on Joby’s capital stock balance as of August 3, 2021 and

•
An estimated 22,487,113 shares will be reserved for the potential future issuance of Joby Aviation common stock upon the exercise of Joby Aviation Options and an estimated 10,204,260 shares will be reserved for the potential future issuance of Joby Aviation common stock upon the settlement of Joby Aviation RSU Awards based on the following transactions contemplated by the Merger Agreement;

•
the conversion of all outstanding Joby Options into options exercisable for shares of Joby Aviation common stock with the same terms except for the number of shares exercisable and the exercise price, each of which will be adjusted using the Exchange Ratio;

•
the conversion of all outstanding Joby RSU Awards into awards of restricted stock units based on shares of Joby Aviation common stock with the same terms, except the number of restricted stock units comprising the award will be adjusted using the Exchange Ratio;

•
Joby Aviation will issue 7,716,780 shares of Joby Aviation common stock to the holder of the Uber Note (the Uber Note will automatically be converted into a number of shares of Joby capital stock immediately prior to the RTP Merger, which will be cancelled and converted into the right to receive such 7,716,780 shares of Joby Aviation common stock based on the Exchange Ratio);

•	Joby Aviation will issue and sell 83,500,000 shares of Joby Aviation common stock at $10.00 per share to the PIPE Investors pursuant to the PIPE Investment; and

•
17,130,000 shares of Joby Aviation common stock issued as a result of conversion of 17,130,000 Class B ordinary shares of RTP owned by the Sponsor in the Domestication will be immediately subject to the certain vesting provisions (such shares further referred to as “Sponsor Shares”).

Accounting for the Business Combination
The Business Combination is expected to be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, RTP is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Joby Aviation will represent a continuation of the financial statements of Joby, with the Business Combination being treated as the equivalent of Joby issuing stock for the net assets of RTP, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded, net assets of RTP being presented at historical costs. Operations prior to the Business Combination will be presented as those of Joby.
The unvested Sponsor Shares are expected be classified as a liability measured at fair value as at the date of the RTP Merger, subject to subsequent remeasurement at each reporting date until the liability is settled in accordance with the vesting terms or the expiration of the Measurement Period. All outstanding capital stock of Joby, including shares issued as a result of the automatic exercise of SVB Warrants and
In-Q-Tel
Warrants and the automatic conversion of the Uber Note, will be converted into shares of common stock of Joby Aviation, with the corresponding increase in the par value of common stock being recognized against additional paid-in
capital. Outstanding vested and unvested share-based awards of Joby (including options and RSUs) will be converted into the right to exercise such awards for common shares of Joby Aviation, adjusted proportionately based on the Exchange Ratio. Because no terms of such share-based awards are modified upon consummation of the Business Combination, no accounting impact for such outstanding awards is expected. Public and private warrants of RTP are not expected to be modified as a result of the Business Combination, resulting in no accounting impact upon consummation of Business Combination.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X,
as amended by the Final Rule, Release
No. 33-10786,
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information of Joby Aviation upon consummation of the Business Combination and other events contemplated by the Merger Agreement. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Any additional Business Combination proceeds remaining after the payment of underwriter fees and payment of transaction costs related to the RTP Merger are expected to be used for other general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Joby Aviation following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. RTP and Joby have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma condensed combined financial information reflects RTP stockholders’ approval of the Business Combination on August 5, 2021, and that RTP’s public stockholders holding 42,416,710 shares have elected to redeem their shares prior to the Closing.
The following summarizes the pro forma Joby Aviation common stock issued and outstanding immediately after the Business Combination:

	Pro Forma Combined
	Number of Shares	Percentage of Outstanding Shares
Joby Aviation Stockholders (1)	486,654,654	80.59
RTP’s public shareholders	26,583,290	4.40
Sponsor, its related parties and RTP independent directors (2)	28,750,000	4.76
Third Party PIPE Investors	61,900,000	10.25

Total	603,887,944	100.00

(1)
Includes (a) 468,837,874 shares expected to be issued to existing Joby common and preferred shareholders (including holders of the Joby Warrants, which will convert into Joby capital stock immediately prior to the

Business Combination), 8,797,780 shares of which are subject to repurchase related to early exercised stock options and unvested restricted stock awards (of which restricted stock awards are 492,650), (b) 10,100,000 shares subscribed for by the Joby PIPE Investors and (c) 7,716,780 shares expected to be issued to the holder of the Uber Note. These share amounts may not sum due to rounding.
(2)
Includes 17,130,000 shares held by the Sponsor (the “Sponsor Shares”) (assuming such shares were fully vested), 11,500,000 shares subscribed for by the Sponsor Related PIPE Investors and 120,000 shares held by the current independent directors of RTP. The Sponsor Shares are subject to a vesting schedule with 20% of the Sponsor Shares vesting in tranches when the VWAP of the Joby Aviation common stock is greater than $12.00, $18.00, $24.00, $32.00 and $50.00 for any 20 trading days within a period of 30 trading days. After 10 years following the Closing, the Sponsor agrees to forfeit any Sponsor Shares which have not yet vested.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands)

	Joby Aero, Inc. (Historical)	Reinvent (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$44,264	$479	$690,046	B	$1,064,803
			(239)	C
			(24,150)	D
			835,000	E
			(8,469)	P
			(47,931)	O
			(424,197)	H

Short term marketable securities	375,210	—	—		375,210
Other receivables	3,920	—	—		3,920
Prepaid expenses and other current assets	7,113	353	—		7,466

Total current assets	430,507	832	1,020,060		1,451,399
Investments held in Trust account	—	690,046	(690,046)	B	—
Equity method investment	13,097	—	—		13,097
Restricted cash	762	—	—		762
Property and equipment, net	41,552	—	—		41,552
Intangible assets	14,779	—	—		14,779
Deferred offering costs	5,170	—	(5,170)	S	—
Goodwill	4,880	—	—		4,880
Other non-current assets	55,330	—	—		55,330

Total Assets	$566,077	$690,878	$324,844		$1,581,799

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	5,531	241	(1,280)	O	4,265
			(227)	P
Accrued expenses and other current liabilities	5,875	875	44,382	M	4,120
			(46,651)	O
			(361)	P
Capital leases, current portion	415	—	—		415
Deferred rent, current portion	340	—	—		340
Debt, current	254	—	—		254

Total current liabilities	12,415	1,116	(4,137)		9,394
Deferred legal fees	—	239	(239)	C	—
Debt, noncurrent	77,113	—	(76,296)	K	817
Deferred rent, net of current portion	1,136	—			1,136
Deferred underwriting commissions	—	24,150	(24,150)	D	—
Derivative liability	—	—	149,939	F	149,939
Derivative warrant liabilities	—	56,315			56,315
Capital leases, net of current portion	1,529	—			1,529
Warrant liability	627	—	(627)	R	—
Stock repurchase liability	1,022	—			1,022

Total liabilities	93,842	81,820	44,490		220,152

	Joby Aero, Inc. (Historical)	Reinvent (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Commitments and contingencies
Redeemable convertible preferred stock — subject to possible redemption	845,931	—	(845,931)	L	—

Common shares subject to possible redemption	—	604,058	(604,058)	A	—
Stockholders’ equity (deficit):
Common Stock	—		8	E	61
			9	G
			34	L
			13	J
			(4)	I
			1	K

Class A Common Stock	—	1	6	A	—
			(7)	G
			(4)	H
			4	I

Class B Common Stock	—	2	(2)	G	—
Joby Aero Common Stock	—	—	—	J	—
			—	N

Additional paid-in capital	28,845	27,466	604,052	A	1,764,999
			(149,939)	F
			834,992	E
			(44,382)	M
			—	N
			(30,350)	Q
			845,897	L
			(13)	J
			(424,193)	H
			77,167	K
			627	R
			(5,170)	S

Accumulated other comprehensive income (loss)	256	—	—		256
Retained Earnings (Accumulated deficit)	(402,797)	(22,469)	30,350	Q	(403,669)
			(7,881)	P
			(872)	K

Total stockholders’ equity (deficit)	(373,696)	5,000	1,730,343		1,361,647

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$566,077	$690,878	$324,844		$1,581,799

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands)

	Year Ended December 31, 2020	For the Period from July 3, 2020 (inception) through December 31, 2020
	Joby Aero, Inc. (Historical)	Reinvent (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$108,741	$—	$—		$108,741
Selling, general and administrative	23,495	1,105	7,881	P	32,481

Total operating expenses	132,236	1,105	7,881		141,222
Loss from operations	(132,236)	(1,105)	(7,881)		(141,222)
Interest income	5,428	—	—		5,428
Interest expense	(249)	—	—		(249)
Gain from deconsolidation of a subsidiary	6,904	—	—		6,904
Income from equity method investment	5,799	—	—		5,799
Unrealized gain on investments held in Trust Account	—	171	(171)	AA	—
Financing costs — derivative warrant liabilities	—	(1,289)			(1,289)
Change in fair value of derivative warrant liabilities	—	(61,680)			(61,680)
Other income (expense), net	221	—	—		221

Net income (loss) before income taxes	(114,133)	(63,903)	(8,052)		(186,088)

Provision for income taxes	31	—			31

Net income (loss)	$(114,164)	$(63,903)	$(8,052)		$(186,119)

Weighted average shares outstanding of Class A Common Stock		69,000,000
Basic and diluted net loss per share- Class A		$—
Weighted average shares outstanding of Class B Common Stock		17,250,000
Basic and diluted net loss per share- Class B		$(3.70)
Weighted average shares outstanding of Joby Aero Common Stock	30,066,847
Basic and diluted net loss per share- Joby Aero	$(3.80)
Weighted average shares outstanding of Joby Aviation Common Stock					577,960,162
Basic and diluted net loss per share of JobyAviation					$(0.32)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands)

	Joby Aero, Inc. (Historical)	Reinvent (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$88,218	$—	$—		88,218
Selling, general and administrative	25,980	2,295	—		28,275

Total operating expenses	114,198	2,295	—		116,493
Loss from operations	(114,198)	(2,295)	—		(116,493)
Interest income	672	—	—		672
Interest expense	(1,904)	—	—		(1,904)
Income from equity method investment	8,891	—	—		8,891
Unrealized gain on investments held in Trust Account	—	105	(105)	AA	—
Change in fair value of derivative warrant liabilities	—	43,623			43,623
Other income (expense), net	37	—	—		37

Net income (loss) before income taxes	(106,502)	41,433	(105)		(65,174)

Provision for income taxes	9	—			9

Net income (loss)	$(106,511)	$41,433	$(105)		(65,183)

Weighted average shares outstanding of Class A Common Stock		69,000,000
Basic and diluted net loss per share- Class A		$0.00
Weighted average shares outstanding of Class B Common Stock		17,250,000
Basic and diluted net loss per share- Class B		$2.40
Weighted average shares outstanding of Joby Aero Common Stock	32,239,448
Basic and diluted net loss per share- Joby Aero	$(3.30)
Weighted average shares outstanding of Joby Aviation Common Stock					577,960,162
Basic and diluted net loss per share of Joby Aviation					$(0.11)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.    Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Reinvent Technology Partners, a Cayman Islands exempted company (“RTP”), will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Joby Aero, Inc. (“Joby”) Stockholders comprising a relative majority of the voting power of Joby Aviation (the combined entity) and having the ability to nominate majority of the members of the Joby Aviation Board, Joby’s operations prior to the acquisition comprising the only ongoing operations of Joby Aviation, and Joby’s senior management comprising the senior management of Joby Aviation. Accordingly, for accounting purposes, the financial statements of Joby Aviation will represent a continuation of the financial statements of Joby with the Business Combination treated as the equivalent of Joby issuing stock for the net assets of RTP, accompanied by a recapitalization. The net assets of RTP will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Joby in future reports of Joby Aviation.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances. Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.
2.    Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2020 are as follows:
(A)    Reflects the reclassification of Class A ordinary shares of RTP subject to possible redemption to permanent equity immediately prior to the RTP Merger.
(B)    Reflects the liquidation and reclassification of $690.0 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general use by Joby Aviation following the RTP Merger.
(C)    Reflects the payment of $0.2 million of deferred legal fees incurred during RTP’s initial public offering due upon completion of the RTP Merger.
(D)    Reflects the payment of $24.2 million of deferred underwriting commission incurred during RTP’s initial public offering due upon completion of the RTP Merger.
(E)    Reflects the gross proceeds of $835.0 million from the issuance and sale of 83.5 million shares of Joby Aviation common stock at $10.00 per share pursuant to the PIPE Investment entered into with PIPE Investors.
(F)    Reflects recognition of derivative liability related to the Sponsor Shares subject to vesting upon completion of the RTP Merger. The Sponsor Shares are subject to a vesting schedule with 20% of the Sponsor Shares vesting in tranches when the VWAP of the Joby Aviation common stock is greater than $12.00, $18.00, $24.00, $32.00 and $50.00 for any 20 trading days within a period of 30 trading days. After 10 years following the Closing, the Sponsor agrees to forfeit any Sponsor Shares which have not yet vested. Upon completion of the

RTP Merger, the Sponsor Shares will contain certain features, which will require these shares be classified as a liability initially and subsequently measured at fair value, with any changes in the fair value reflected in earnings, until the vesting conditions for such shares are met or expire. The fair value of the Sponsor Shares is determined by using the Monte-Carlo Simulation approach, which estimates the number of Sponsor Shares expected to vest and their value based on a simulation of the post-combination company’s common stock price in the future. The change in the per share market price of the post-combination company’s common stock would have a respective proportional impact on the per share value of the Sponsor Shares. A 10% increase in the per share market price of the post-combination company’s common stock would cause the fair value of the derivative liability related to the Sponsor Shares to increase by approximately $17.6 million. A 10% decrease in the per share market price of the post-combination company’s common stock would cause the fair value of the derivative liability related to the Sponsor Shares to decrease by approximately $16.7 million.
(G)    Reflects the conversion of 69,000,000 RTP Class A ordinary shares and 17,250,000 RTP Class B ordinary shares into shares of common stock of Joby Aviation assuming no redemptions and following the change of jurisdiction of incorporation from Cayman Islands to the State of Delaware.
(H)    Reflects the redemption of 42,416,710 RTP Class A ordinary shares for $424.2 million allocated to RTP Class A ordinary shares and additional paid-in
capital using par value $0.0001 per share at a redemption price of $10.00 per share.
(I)    Reflects the impact of the redemption of 42,416,710 RTP Class A ordinary shares, as per adjustment (H) above, prior to the conversion of the remaining Class A ordinary shares of RTP into shares of common stock of Joby Aviation, as per adjustment (G) above.
(J)    Reflects the recapitalization of common shares between Joby common stock and Joby Aviation common stock.
(K)    Reflects conversion of Uber Note principal amount and accrued but unpaid interest into a number of shares of Series C Preferred Stock, in accordance with its terms and immediate conversion of the Series C Preferred stock into an identical number of common shares of Joby Aviation.
(L)    Reflects exchange of Joby’s 99,608,293 shares of Redeemable Convertible Preferred Stock for common stock of Joby Aviation with $0.0001 par value.
(M)    Represents estimated direct and incremental transaction costs to be incurred by Joby related to the RTP Merger of approximately $44.4 million for advisory, banking, printing, legal and accounting.
(N)    Reflects cashless conversion of SVB Warrants into 217,729 shares of Joby’s common stock.
(O)    Represents the payment of preliminary estimated direct and incremental transaction costs detailed at adjustment (M), and accounts payable and accrued expenses of $1.3 million and $2.3 million, respectively, incurred in connection with the direct and incremental transaction costs as of June 30, 2021.
(P)    Represents preliminary estimated direct and incremental offering costs incurred by RTP of approximately $6.9 million in advisory, banking, printing, legal, and accounting fees and $1.0 million in other transaction related expenses in connection with the Transaction and PIPE financing.
(Q)    Reflects the elimination of historical earnings of RTP.
(R)    Reflects issuance of
In-Q-Tel
Warrant issued in March 2021 and its conversion to 19,851 shares of common stock prior to the RTP Merger.
(S)    Reflects reclassification of deferred offering costs incurred by Joby to additional paid-in
capital upon closing of the RTP Merger

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 are as follows:
(AA)    Represents the elimination of investment income related to the investments held in the RTP Trust Account.
3.    Net Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.
Because the Sponsor Shares are contingently issuable based upon the share price of Joby Aviation reaching specified thresholds that have not been achieved, the Sponsor Shares have been excluded from basic and diluted pro forma net loss per share. Additionally, 8,797,780 shares of Joby Aviation common stock related to the conversion of all outstanding shares of Joby unvested restricted stock awards and early exercised stock options subject to repurchase were excluded from basic and diluted pro forma net loss per share.
The unaudited pro forma condensed combined financial information has been prepared based on the following information:

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Pro forma net loss	$(65,183)	$(186,119)
Basic weighted average shares outstanding	577,960,162	577,960,162
Pro forma net loss per share — Basic and Diluted (1)	$(0.11)	$(0.32)
Weighted average shares outstanding- basic and diluted
RTP Class A shareholders	26,583,290	26,583,290
Former RTP Class B Founder Shares (3)	120,000	120,000
Former Joby Aero shareholders (2)	467,756,872	467,756,872
PIPE Financing	83,500,000	83,500,000

	577,960,162	577,960,162

(1)
Outstanding unvested 22,478,113 options, unvested 10,204,260 RSUs, 28,783,333 warrants to purchase RTP’s Class A ordinary shares and 17,130,000 Sponsor Shares are anti-dilutive and are not included in the calculation of diluted net loss per share.

(2)
Amount excludes 8,797,780 shares of Joby Aviation common stock related to the conversion of the outstanding shares of Joby which were issued in respect of unvested restricted stock awards and early exercised stock options, which shares are subject to repurchase.

(3)	Amount excludes 17,130,000 Sponsor Shares subject to vesting upon completion of the RTP Merger.

BUSINESS
Overview
Our vision is to save a billion people an hour every day by delivering a new form of clean and quiet aerial transportation. Building on recent advancements in energy storage, microelectronics and software, we’re developing an all-electric
aircraft that will transport a pilot and four passengers at speeds of up to 200 mph, while also having the ability to takeoff and land vertically. We have been working towards this vision for 10 years, including significant prototyping and development. This is not an easy journey. The journey to create a new industry and transform the way people travel will be filled with unexpected challenges. At this time, we are testing prototype aircraft and refining designs to meet the demanding standards that we have set forth to deliver. We are also embarking on aircraft certification and developing production processes to adhere to the guidelines of the Federal Aviation Administration (FAA). While we have agreed with the FAA on the basis for our type certification through the
G-1
issue paper, we still are in the process of testing and refining our designs to achieve our FAA type and production certifications that will be required to commercialize operations. This process is expected to continue through at least 2023. Successfully operating a commercial service will also require having a Part 135 operating license, which we are in the process of developing the standards, procedures and training to support. We are also developing, testing and refining our processes for each step of component and aircraft production to support scaling effectively to supply required aircraft for service.
We intend to operate our aircraft on journeys of 5 to 150 miles, providing rapid and cost-effective
connections between cities and their surrounding areas. Compared to traditional ground-based
infrastructure such as road and rail, aerial ridesharing networks can be set up rapidly, and at a significantly lower cost, enabling us to provide a sustainable solution to today’s dual challenges of congestion and climate change.
By combining the freedom of
straight-line
air travel with the efficiency of our aircraft, we expect to deliver journeys that are up to 5 times faster than driving, and it is our goal to steadily drive down end-user
pricing in the years following commercial launch to ensure the service becomes widely accessible.
Our aircraft has been specifically designed to achieve a considerably lower noise footprint than that of today’s conventional aircraft. It is quiet at takeoff and near silent when flying overhead, which we anticipate will allow us to operate from new skyport locations nearer to where people live and work, in addition to utilizing the more than 5,000 heliport and airport infrastructure assets already in existence in the U.S. alone.
To date, we have completed more than 1,000 test flights and believe we are the only electric vertical takeoff and landing (eVTOL) developer to have agreed to a
G-1
certification basis from the FAA. We believe our aircraft will be the first of its kind to earn the airworthiness certification required to start commercial operations.
We don’t intend to sell these aircraft to third parties or individual consumers. Instead, we will manufacture, own and operate our aircraft, building a vertically integrated transportation company that will deliver a convenient app-based
aerial ridesharing service directly to
end-users.
We believe this business model will generate the greatest economic returns, while providing us with end-to-end
control over the customer experience to optimize for customer safety, comfort and value. To de-risk
this ambitious model, we have established partnerships with world leading companies such as Toyota and Uber as well as government agencies such as the U.S. Air Force.
The emerging Urban Air Mobility (UAM) market is projected to reach greater than $500 billion in the U.S. alone according to Booz Allen Hamilton’s 2018 Urban Air Mobility Market Study. By leveraging our vertically integrated business model, technological differentiation and best-in-class
strategic relationships, we believe we have an historic opportunity to define a new market for sustainable daily mobility, enabling people to rethink the way they move in and around metropolitan areas and the rural communities that surround them.

The Emerging Urban Air Mobility Market
Ground-Based
Transportation Networks are Under Strain
Population growth and urbanization are powerful megatrends that are stretching ground-based
transportation infrastructure to its limits. Today, more than fifty percent of the world’s 7.8 billion people live in urban areas.
The top ten megacities alone are home to more than 300 million inhabitants, and the UN predicts that by 2050 the world’s urban population will grow by an additional 2.5 billion people. We expect these multi-decade
and
multi-century
trends to continue
post-COVID-19
pandemic. Transportation is the
life-blood
of urban areas, and population growth combined with increased urbanization will continue to push this infrastructure to the brink.
According to recent research, the cost of traffic congestion to the US economy alone was more than $175 billion in 2017. The same study found that automobile commuters spent an aggregate of 3.14 billion hours per year in traffic congestion and burned an extra 1.1 billion gallons of fuel — in the top 15 metro areas alone.
Expanding
ground-based
networks to address congestion and move people
cost-effectively
through cities has become increasingly difficult, if not impossible. The cost of transportation infrastructure has consistently outpaced inflation over the past fifty years, putting an ever-increasing
strain on national, regional and municipal budgets. New light rail lines cost more than $100 million per mile in the U.S. and routinely exceed twice that number. A new four-lane
freeway in an urban area can exceed $250 million per mile, and moving beneath the surface to expand our subway networks is even more expensive, with new subway lines typically costing nearly a $1 billion per mile or more. These ground-based
networks can’t scale efficiently, and the costs are prohibitive. We believe that cities need a new, sustainable mobility solution.
Extending the Electrification of Transportation to the Skies
Developing sustainable mobility solutions has never been more needed given the threat that climate change poses to our communities and to our planet. According to the U.S. Environmental Protection Agency (EPA), the top source of CO2 emissions in the U.S. is the transportation sector. Any solution to current and future transportation demands must embrace sustainability.
Over the past two decades, improvements in
lithium-ion
batteries and power electronics alongside the
ever-increasing
performance of microelectronics have enabled the development and deployment of new sustainable energy and transportation solutions. The success of electric ground vehicles have fueled continued investments in improving these technologies. Battery energy densities, in particular, have improved enough that application to aviation is now practical.
We expect the electrification of transportation to accelerate and extend to the skies in the decade ahead, representing a bright spot where technology, economy and sustainability converge. Applying electrification to small aircraft unlocks new degrees of freedom in aircraft design that were not possible with traditional, combustion engines. In particular, using multiple small electric motors (which has been called “distributed electric propulsion”) rather than a single central engine enables a new class of quiet, safe, and economical vertical takeoff and landing aircraft that were previously infeasible.

A New Type of Local Transportation Network
Deploying these aircraft through the business model of
app-driven,
on-demand
mobility that has been validated by ridesharing companies globally will provide a revolutionary new method of daily transportation. The low noise, operating costs and carbon emissions enabled by the all-electric
powertrain, combined with the ability to takeoff and land vertically, unlocks aerial access to urban cores. We believe this will result in a new market for high-volume
aerial mobility in and around cities and the rural communities that surround them. We believe this new solution will enable people to not just rethink how they get around on a daily basis, but also provide greater freedom to choose where they call home relative to the economic, cultural and social opportunities that have historically drawn people together.
We intend to deploy our eVTOL aircraft in local aerial ridesharing networks in cities around the world. Operating point-to-point
in and around cities, these new aerial networks will sidestep the major problems of cost and scale that plague all ground-based
networks as described above. Fundamentally, an aerial mobility network is nodal vs. the path-based
nature of ground mobility. Each new node added to the network adds connectivity to all the other nodes, whereas each new mile of road, rail, or tunnel only extends one single route by one mile. In a nodal network, a linear increase in the number of nodes leads to an exponential increase in the number of connections. This critical scaling feature is what has allowed commercial aviation to connect the world, and we believe that we can use the same principle to bring new levels of connectivity to cities.

Massive Untapped Market Opportunity
We believe that deploying a new type of aerial mobility network in cities represents an extensive market opportunity that we expect to expand over time, as the megatrend of urbanization is being felt globally. In addition, the challenges associated with getting in and out of city centers can make frequent, casual travel between city pairs such as New York and Philadelphia impractical. We expect that streamlining this experience will open up previously untapped sources of latent demand, much the same way that the development of modern jetliners unlocked latent demand for transatlantic travel.

Leading investment banks and consulting firms have recently assessed the scale of this market. Booz Allen Hamilton estimates a potential market of $500 billion for an Airport Shuttle and Air Taxi services in the U.S. alone, while McKinsey and Deloitte identify similar substantial growth opportunities including applications that provide air mobility across various commercial, civil, and defense use cases. We believe this opportunity is replicable globally and remains largely untapped.
Our Business Strategy
Our Aerial Ridesharing Service
We intend to build an aerial ridesharing service powered by a network of eVTOL aircraft that we will manufacture and operate. We plan to develop an app-based
platform that will permit consumers to directly book rides through our service. We will also integrate access to our service into leading third-party
demand aggregation platforms, including through our partnership with Uber. Whether our service is accessed through our own platform, or through a partner app like Uber, we will tightly integrate ground transportation providers for the first and last mile with our aerial service, providing a seamless travel experience.
We refer to trips that tightly integrate air and ground legs together as ‘multimodal’. By building network management software that efficiently sequences multimodal trips, we believe we can provide substantial time savings to travelers while coordinating the development of optimally-located
skyport infrastructure. Additionally, we intend to develop software that will coordinate multiple riders into each air leg, allowing us to drive high utilization rates and load factor for our aircraft and, in turn, progressive reduction in end-user
pricing.
We believe that our
app-based
aerial ridesharing service will be fast, convenient, comfortable, environmentally sustainable and, over time, progressively more affordable. By maintaining full control over the design, development, test, manufacture and operations of our aircraft, we intend to deliver a service that is optimized from beginning to end, positioning us to be the leading company in this market.

Our vertically integrated business model ensures we aren’t simply manufacturing aircraft for sale and receiving one-time
revenues, but instead generating recurring revenues over the lifetime of the aircraft with corresponding benefits to contribution margin.
The Most Capable Aircraft for Aerial Ridesharing
Our team of
world-class
engineers, now numbering more than 400, have been working to develop an aircraft specifically designed for aerial ridesharing for more than a decade. Over that period, we have built a team that is deeply committed to vertically integrated engineering, testing, prototyping and manufacturing.
In-housing
the development of much of the aircraft has required greater up-front
investment in R&D, however it has allowed us to develop systems and components that are specifically engineered for their intended application. We believe this has resulted in an aircraft with best-in-class
capabilities across key performance metrics, while reducing reliance on program critical third-party
suppliers that add cost to the final product and risk to development and certification schedules.

When designing the aircraft, we prioritized three areas that we believe are central to unlocking high-volume
aerial ridesharing: (i) noise, (ii) safety and (iii) performance.

•
Noise
:
Developing an aircraft with a low noise footprint that allows for regular operations within metropolitan areas is important to community acceptance. In addition to the benefits afforded by an all-electric
powertrain, we’ve spent substantial engineering resources to reduce the noise signature of the aircraft even further. The result is an aircraft that is
100-times
quieter than a
twin-engine
helicopter, exhibiting a noise profile in the range of 65 dBA during takeoff and landing (the noisiest configuration), roughly the volume of a normal speaking voice. In over-head
flight, the aircraft is near silent at even 500ft to 1,000ft flyover.

•
Safety
:
By utilizing distributed electric propulsion rather than a
centrally-located
internal combustion engines, we’re able to deliver a
fault-tolerant
overall architecture for the aircraft. Each propeller is powered by two independent electric motors, each in turn driven by independent electric motor drive-units.
Each
drive-unit
draws power from a separate battery, of which there are four onboard the aircraft.

This emphasis on redundancy is extended to other critical subsystems of the aircraft, including the flight computers, control surfaces, communications network and actuators. The result is a design intended to have no single points of failure across aircraft systems.
While these advancements in technology contribute to the overall safety of the aircraft, we recognize that safely delivering a commercial aviation operation requires both organizational and cultural commitments. We’ve made safety our number one corporate value, and we actively promote that value across the team.

Given our intent to both manufacture and operate our aircraft, we are developing a comprehensive, vertically-integrated,
Enterprise Safety Management System (SMS), covering aircraft, manufacturing, operations, maintenance and flight training. Through the enterprise approach, SMS interfaces will facilitate the exchange of information between operational entities to continuously improve the safety of our aircraft and operations.

•
Performance
:
Our commitment to vertical integration and
in-house
development has allowed for optimization of systems and components across the aircraft, resulting in better energy efficiency, range, and speed than what would otherwise be available using commercial-off-the-shelf
(COTS) componentry. Our aircraft demonstrates energy efficiency comparable to best-in-class
electric ground vehicles on a
watt-hour
per passenger seat mile basis across most trip distances, and greater efficiency leads to longer range. We believe that our
150-mile
range on a single charge and 200 mph cruise speed represent
best-in-class
performance specifications. This range and speed not only allow us to service a more diverse set of passengers and trips, but it also increases the time-savings
of our service and results in greater operational flexibility and reduced operating costs.

The end result is a transformational new electric aircraft that is uniquely capable of pioneering this exciting new market
-
all with a minimal environmental footprint.
The innovations that we’ve produced to deliver this
best-in-class
performance are supported by extensive proprietary intellectual property and defended by a robust patent portfolio. Over more than a decade of development, we have generated more than 100 U.S. and foreign patents and patent applications, including broad fundamental patents around the architecture of our aircraft and the core technologies that enable our best-in-class
performance. We intend to continue to build our IP portfolio with respect to the technologies that we develop and refine.
First to FAA Certification
In addition to having developed an aircraft design with
best-in-class
performance, we expect to be the first company to receive FAA type certification and be first to introduce large-scale
commercial operations with an eVTOL aircraft.
In the U.S., new aircraft designs are required to pass through the rigorous FAA design certification process, known as type certification, before the aircraft can be issued a standard airworthiness certificate to fly in the National Airspace System (NAS). This is an exacting process often extending over 5 plus years that require extensive ground and in-flight
testing with FAA scientists, engineers and flight test pilots across a fleet of multiple aircraft.
We believe that we are further along in this type certification process than any of our direct competitors. From the very beginning, we designed our aircraft to meet the criteria of FAA Part 23 as a normal category piloted electric airplane, which can also takeoff and land vertically. We have been flying full-scale
prototypes of our aircraft through the full transition flight envelope since 2017, conducting tests and gathering data. In parallel, we’ve been working with the FAA to establish the specific design criteria that apply to this aircraft. In 2020, the FAA provided us with a signed certification basis (known within the industry as a
G-1).
The
G-1
certification basis is an agreement with the FAA on the set of tests that need to be done at the component and vehicle level to prove the safety of the aircraft and receive type certification. A
G-1
certification basis provides us with a clear path to certify our aircraft design. To our knowledge we are the first and only company developing a comparable aircraft to have reached this important milestone.
In addition to receiving the signed
G-1
certification basis, we believe that to date we are also the first company developing a comparable aircraft to have received airworthiness approval from the U.S. Air Force.

With a mature design based on more than 1,000 test flights to date, we are well on our way towards certification and engage with the FAA on a daily basis to perform the hard work and testing required to earn FAA type certification prior to our 2024 commercial launch goal.
We maintain a flight log as part of our flight test program. A typical flight test program takes place over several years and is centered around a process called “envelope expansion” – gradually working the aircraft through a variety of flight conditions, while incrementally increasing speed, range, altitude and other performance characteristics until the target specifications are met. In the early stages of the envelope expansion process, a successful test flight may be little more than a brief hover just a few feet off the ground. As the flight test program progresses, however, the flights become increasingly higher, faster and longer range. Accordingly, we record a successful test flight based on completion of the desired test objective, rather than based on a particular duration. For each of our version 2.0 full-scale prototype aircraft, version 1.0 full-scale prototype aircraft and its sub-scale
models, we have successfully progressed the test flight program from early hovers all the way through the full flight profile to transitioned, wing-borne flight. Generally, these flight tests are performed on a remote-piloted basis with the aircraft controlled by an on-the-ground
flight test pilot due to safety precautions.
While the number of test flights performed by our competitors is not broadly publicized, we believe that the number of successful flights, amount of time spent flight testing and the level of maturity of our flight test program compare favorably to the development and testing programs of competitive aircraft. We believe we are the only electrical vertical takeoff and landing (eVTOL) developer to have agreed to a
G-1
certification basis from the FAA, and we believe our aircraft will be the first of its kind to earn the airworthiness certification reuqired to start commercial operations.
We have made significant investment in our certification team, building this into a core company competency. Our progress through certification is supported by our team of more than 30 certification experts, including more than 15 FAA appointed Designated Engineering Representatives and Designated Airworthiness Representatives. This team has collectively participated in more than 25 new aircraft type certification programs and has more than 275 years of collective experience certifying aircraft. We believe that this intentional and strategic investment in certification expertise provides us with an important point of competitive differentiation.
We expect the FAA type certificate will be reciprocated internationally pursuant to the bilateral agreements between the FAA and its counterpart civil aviation authorities. This will provide a means of efficient international expansion as we develop commercial operations around the world.
FAA certification of new aircraft designs is hard and time consuming. There are no shortcuts, and it takes years to develop the team and the expertise needed to develop a certification basis with the FAA. While the agreement with the FAA for our
G-1
certification basis has blazed a trail for others to follow, each certification basis is unique to the specific aircraft. The companies in our industry that are following our lead will also need to put in the hard work to develop the team and work independently with the FAA to solidify their own path to certification.
Capitalize on First Mover Advantage
In order to achieve our vision of saving a billion people an hour a day, we will need to deliver a transformational service at a price point that is economically accessible. We believe that being first to market with the right aircraft will provide important first mover advantages that will enable us to steadily drive down end-user
pricing in the years following commercial launch.
Emerging technologies often benefit from positive network effects as the product or service enters the market, and we expect this to hold true for aerial ridesharing. As additional passengers enter the network, utilization rates for our aircraft will increase, thereby improving unit economics and allowing costs to be amortized over a greater number of trips. At the same time, reductions in per aircraft costs driven by greater manufacturing scale can support progressively lower pricing while maintaining similar per aircraft unit profitability. A combination of these local network effects coupled with the economies of scale in manufacturing allow us to estimate that by 2026 we will be able to offer the service at a cost of $3 per passenger mile, with opportunities to drive that end-user
pricing down even further over time.
We expect this will result in a virtuous cycle. As additional passengers enter the network, we will be able to support the establishment of new routes and infrastructure, further increasing the value and utility of the service to the passengers using it. We believe this will position us to capture customer mindshare and establish a trusted, recognized brand that will keep passengers returning to the service and further reinforce these positive network effects.
Since the certification basis for new aircraft is determined on an aircraft-by-aircraft
basis, the rigorous
multi-year
certification process requires a substantial investment of both time and capital by competitors, limiting their ability to rapidly enter the market. We believe this provides for an extended window in which to enjoy the benefits of the networks effects outlined above. The FAA certification process also requires a substantial investment of both time and capital for competitors to modify their designs or technologies to match the best-in-class
performance of our aircraft. We believe this will make the first mover advantage particularly meaningful in the aerial ridesharing market.
Finally, we believe that network effects, combined with our strong engineering function, will provide a robust base for investments in next generation technologies such as autonomy and improvements in battery energy density. Accelerating the development, or otherwise capturing the benefits of improvements in these technologies will provide another lever for improving unit economics and driving down end-user
pricing, precipitating the next cycle of network effects.
Compelling Unit Economics with Quick Payback Period
From the early design stage, we’ve been focused on developing an aircraft that delivers compelling unit economics. First, we expect the fault-tolerant
architecture of the aircraft, combined with a design intended to have no single points of failure across aircraft systems, will result in substantially lower maintenance costs and down times relative to existing aircraft. Second, with a top speed nearly double that of conventional helicopters, we will be able to deliver faster operating speeds and amortize fixed and variable costs over a greater number of passenger seat miles. Finally, by being all-electric,
the aircraft operates with substantially lower fuel costs relative to conventionally fueled alternatives. These low maintenance costs, low fuel costs and high operating speeds combine to deliver an operating cost projected to be 1/4th of the cost per mile flown as a twin engine helicopter.
On a per plane basis, at a price point of $3.00 per seat mile by 2026, we anticipate each aircraft will generate approximately $2.2 million of net revenue, which when combined with the all-in
favorable unit cost profile, will generate approximately $1.0 million of earnings. This creates an attractive payback period of just 1.3 years for an aircraft with a projected
10-year
service life, and demonstrates the compelling opportunity we have to increase scale.
Develop Partnerships to Reduce Risk
We believe that our strategic relationships provide us with another point of competitive differentiation. Across each of the important activities of high-volume
manufacturing,
go-to-market
strategy and
pre-certification
operations, we have established strong collaborations and relationships with Toyota, Uber and the U.S. Government to help to de-risk
our commercial strategy.

Toyota Motor Corporation
Toyota has invested nearly $400 million in Joby to date, making Toyota our largest outside investor. However, the collaboration goes beyond pure financial backing. Toyota engineers are working shoulder to shoulder with their Joby counterparts on a daily basis across collaboration projects such as factory planning and layout, manufacturing process development and design for manufacturability.
The production volumes that we are targeting for our aircraft are closer to the volumes associated with the automotive industry than traditional aerospace manufacturing. Capturing economies of scale in both production and operations is an important component of our strategy to deliver a global mobility service that steadily drives down end-user
pricing in the years following commercial launch.
We believe that our collaboration with Toyota has provided and continues to provide us with a significant competitive advantage as we design and build out our high-volume
manufacturing capability. In addition to being the world’s largest automaker, Toyota is globally recognized for delivering quality, safety and reliability at scale, all of which are necessary characteristics in aerospace manufacturing. We believe this makes Toyota a strong collaboration partner as we continue to develop our high-volume
manufacturing capabilities.
Uber Technologies, Inc.
We believe that our partnership with Uber Technologies, Inc. and our recent acquisition of Uber’s Elevate business, provides us with two important competitive advantages in our go-to-market
planning and execution.
First, through our acquisition of Elevate we were able to welcome 40 experienced team members from Uber, along with a set of software tools focused on planning and operations the Elevate team had developed over several years. The planning tools we acquired enable higher fidelity decision-making
on market selection, infrastructure siting, demand simulation and multi-modal
operations, and are supported by underlying mobility data sets that feed these software tools. The operational tools we acquired were developed to support the Uber Copter service, a multi-modal
aerial ridesharing service run by Uber in late 2019 and early 2020. We also acquired a portfolio of 5 issued or allowed patents and 74 pending patent applications, many of which relate to aerial rideshare technology such as fleet and infrastructure utilization, routing, air traffic coordination, app technology, and takeoff and landing infrastructure. We believe the acquisition of Elevate positions us to make uniquely informed, data-driven
decisions in the lead up to commercial launch, as well as accelerating our operational readiness.
Second, the collaboration agreement that we entered into with Uber at the closing of the Elevate acquisition expanded our earlier 2019 collaboration agreement, and provides for the integration of our aerial ridesharing service into the Uber app across all U.S. launch markets. We believe this will provide a best-in-class
platform to funnel demand to our aerial ridesharing service, while allowing us to reduce customer acquisition costs in the early years of commercial operations. Uber will also be reciprocally integrated into any future Joby Aviation mobile application on a non-exclusive
basis to service the
ground-based
component of
multi-modal
journeys booked by customers through our application. The goal of this mutual integration is to ensure passengers can access a multi-modal
travel experience, seamlessly transitioning from
ground-to-air-to-ground
with unified,
one-click
booking.
U.S. Air Force
In December of 2020, we became, to our knowledge, the first company to receive airworthiness approval for an eVTOL aircraft from the U.S. Air Force, and in the first quarter of 2021 we officially began on-base
operations under contract pursuant to the U.S. Air Force’s Agility Prime program. Our multi-year
relationship with the U.S. Air Force and other U.S. Government agencies provides us with a compelling opportunity to more thoroughly understand the operational capabilities and maintenance profiles of our aircraft in advance of commercial launch. We believe it will also provide an opportunity to test various aspects of the consumer-facing
aerial ridesharing service. By operating our aircraft on U.S. military installations on a contractor-owned,
contractor-operated
model, we expect to gain valuable insight that will result in a more reliable service at launch.
In addition to the operational learnings, our existing contracts also provide for more than $40 million of payments through 2024 based upon full performance, and we are actively pursuing additional contracts and relationships that would increase these on-base
operations going forward.
In addition to the strategic relationships outlined above, we continue to pursue and develop strategic partnerships with key stakeholders across the eVTOL value chain. We maintain regular dialogue with regulatory bodies and aviation authorities (domestic and international), cities and municipalities, real estate and infrastructure partners, and transportation service providers, to name a few.
Future Market Opportunities
We believe there are opportunities to address markets that are adjacent to our core mobility business, including delivery and logistics as well as emergency services. We may make select forward investments to better address these market adjacencies over time.
We further believe that developments in advanced flight controls, battery technologies and alternative methods of energy storage could have a meaningful impact on our core mobility business. Advanced flight controls, including additional “pilot assist” features and, in time, fully-autonomous
flight, may allow us to
drive-down
cost and lower customer pricing as well as relieve operational constraints to service scale. Improvements in battery technology or alternative methods of energy storage may allow us to increase the range, speed and/or payload of our vehicles, dramatically expanding the range of trips and use-cases
we can serve.
We are now investing and will continue to invest strategically in these areas to ensure that we are well-positioned
to capture the benefits offers by these new technical developments. In certain cases, we expect that Joby may lead development and deployment efforts within our industry.
Our Regulatory Strategy
Over the
near-term,
our priorities will include support for the FAA certification process and policy engagements with decision makers and communities.
FAA Certification Process
There can be no compromise on safety, and aircraft designed to carry people are certified against stringent safety criteria of the FAA. Our aircraft is no exception.
In contrast to
non-passenger
carrying drones, which have been allowed to fly without design certification provided they don’t put people on the ground at risk, our business is required to comply with FAA regulations governing aircraft airworthiness and installation approvals, production and quality systems, repair procedures and continuing operational safety. Outside the U.S., similar requirements exist for airworthiness, installation and operational approvals. These requirements are generally administered by the national aviation authorities of each country.
Design Certification
The aircraft design certification process, known as type certification, allows for the manufacture of aircraft meeting the approved design to be issued a standard airworthiness certificate in order to fly in the National Airspace System.

The design intent of our aircraft is to meet the criteria of FAA part 23 as a normal category piloted electric airplane that can also takeoff and land vertically. We began working with the FAA in 2017 to establish the specific design criteria that would apply to the aircraft. In 2020 the FAA provided us with a signed
G-1
certification basis that provides a clear path to certify the aircraft design.
The
G-1
certification basis for our aircraft was built on a foundation of more than 1,000 test flights completed across various prototypes, including the world’s first transition flight of a full-scale,
vectored thrust, eVTOL in 2017. Recent advances in technology allow for the majority of test flights to be remotely piloted from the ground, although short piloted hover flights of our aircraft were completed in 2020. We anticipate we will initially certify the aircraft for day and night visual flight rules (VFR) operations and we will quickly amend the design to include instrument flight rules (IFR) capabilities.
To date we believe we have removed a large amount of unknown risk from the certification program through years of work with the FAA. Our path to certification leverages a majority of existing processes, procedures and standards. Our certification team has matured the means of compliance (how we will show compliance) and the team continues to work on defining tests and analysis that will be utilized to prove compliance to the FAA based upon the agreed to certification basis.
Production Certification
Aviation manufacturing businesses are heavily regulated in most markets. As we ramp up production, we expect to interact with numerous U.S. government agencies and entities, including but not limited to the FAA, with respect to certification of our production and quality systems. We are developing the systems and processes needed to obtain FAA production certification, and intend to obtain our production certificate shortly following completion of our aircraft type certificate.
We believe there are opportunities to leverage advanced manufacturing techniques such as additive manufacturing to further improve the performance of the aircraft. However, we also appreciate that the certification of unconventional production processes adds additional risk to our program. As a result, we have ensured that our aircraft can be produced utilizing conventional aerospace manufacturing techniques in the event additively manufactured components or other advanced production processes cannot be certified expediently.
Operating Certification
The DOT and the FAA exercise regulatory authority over air transportation operations in the U.S. Our intended transportation service is expected to be regulated by the Federal Aviation Regulations, including 14
CFR 135 (Part 135). Air carriers holding Part 135 operations specifications can conduct on-demand
operations, which may include limited scheduled operations. If such an air carrier receives a commuter air carrier authorization from DOT, the air carrier may provide unlimited scheduled operations as well as on-demand
operations.
Our operations may also be subject to certain provisions of the Communications Act of 1934 because of their extensive use of radio and other communication facilities, and we may be required to obtain an aeronautical radio license from the Federal Communications Commission, or the FCC. To the extent we are subject to FCC requirements, we will take all necessary steps to comply with those requirements.
Our operations may become subject to additional federal requirements in the future under certain circumstances. We are also subject to state and local laws and regulations at locations where we operate and may become subject to the regulations of various local authorities that operate airports we intend to operate from.

Airspace Integration
The aircraft has been designed to be operated under current flight rules and regulations with a qualified pilot in command onboard the aircraft.
As the density of air traffic increases, we believe there are opportunities to expand ground infrastructure and create air traffic efficiencies. Over time, we anticipate the importance of working with the FAA, local authorities and other stakeholders to identify and develop procedures along high demand routes to support increased scale and operational tempo. Constructs for operating along those routes may include specific airspace corridors like those outlined by the FAA. In the long term, digital clearance deliveries, airspace authorizations and automated coordination between service providers and operators may be required to further increase airspace scalability. We expect to continue to be involved in the long-term
activities to develop
community-based
concepts and technologies (for example those led by NASA and the FAA) to further enable scaling towards mature and autonomous operations in the far term.
Policy Engagements with Decision Makers & Communities
Providing a successful air transportation service requires collaboration with local communities to assure the services provide the right solutions in the right locations. We plan to grow our engagement at the state and local levels within the U.S. and with key international partners in the coming years.
While the regulation of the aircraft and its operation with the National Airspace System (NAS) falls within the purview of the FAA, takeoff and landing locations often require state and local approval for zoning and land use. In many cases, existing airports and heliports are subject to regulations by local authorities.
Noise Regulations
Our aircraft has been designed to minimize noise to enable access not only to existing aviation infrastructure, but to also allow for operations in and out of new skyports that are nearer to where people want to live and work. At our noisiest configuration, the aircraft has a noise profile in the range of 65 dBA, roughly the volume of a normal talking voice. Given our low noise profile, we do not expect our operations to be constrained to on-airport
operations.
The Airport Noise and Capacity Act of 1990 recognizes the rights of operators of airports to implement noise and access restrictions so long as such programs do not interfere unreasonably with interstate or foreign commerce or the national air transportation system. In addition, states and local municipalities are able to set ordinances for zoning and land use, which may include noise or other restrictions such as curfews. Finally, foreign governments may allow airports and/or municipalities to enact similar restrictions. Accordingly, minimizing the volume and characteristics of noise within and above communities has been an important focus for us in order to drive community acceptance.
Intellectual Property
Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we rely on a combination of intellectual property rights (e.g., patents, patent applications, trademarks, copyrights, and trade secrets, including know-how
and expertise) and contracts (e.g., license agreements, confidentiality and non-disclosure
agreements with third parties, employee and contractor disclosure and invention assignment agreements, and other similar contractual rights).
As of July 15, 2021, we have 47 issued or allowed patents (of which 31 are U.S. filings) and 175 pending patent applications (of which 90 are U.S. filings) primarily related to eVTOL vehicle technology and UAM/aerial rideshare technology. We regularly file patent applications and from time to time acquire patents from third parties.

Our patent filings include 36 issued or allowed patents and 99 pending patent applications relating to our aircraft, its architecture, powertrain, acoustics, energy storage and distribution systems, flight control system and system resiliency, as well as certain additional aircraft configurations and technologies. Pursuant to our acquisition of Uber Elevate, we acquired 5 issued or allowed patents and 74 pending patent applications, many of which relate to aerial rideshare technology, such as fleet and infrastructure utilization, routing, air traffic coordination and UAM rideshare app technology, as well as certain additional aircraft, battery and UAM infrastructure technology.
Our Commitment to Environmental, Social and Governance Leadership
By developing an efficient,
all-electric
aircraft with no operating emissions, a low noise footprint and high levels of safety, we believe we can make a meaningful contribution to tackling the dual challenges of congestion and climate change.
We are building a dedicated, diverse and inclusive workforce to achieve this goal while adhering to best practices in risk assessment, mitigation and corporate governance. We plan to report how we oversee and manage ESG factors material to our business, and also evaluate how our ESG objectives align with elements of the United Nations Sustainable Development Goals (“SDGs”).
Our ESG initiative is organized into three pillars, which, in turn, contain focus areas for our attention and action:

•
Environmental — Our Environmental pillar is focused on being a good steward of the natural environment through the production and development of innovative designs that reduce resource use and energy consumption.

•	Social — Our Social pillar is focused on promoting diversity, equity and inclusion, while underpinning all of our activities with a core focus on health and safety.

•
Governance — Our Governance pillar focuses on upholding our commitment to ethical business conduct, integrity and corporate responsibility, and integrating strong governance and enterprise risk management oversight across all aspects of our business.

Our Focus on Sustainable Manufacturing and Safety
Our engineering and design standards are designed to ensure that we are operating in an efficient, safe, sustainable and compliant manner, and encourage us to be leaders in pursuing environmentally friendly production practices. For example, our use of Automated Fiber Placement (AFP) machines has reduced material waste substantially. Some fabric parts, due to their shape and nesting, waste up to 80% of the raw material, where AFP parts typically waste 5% or less material. Our Environmental Sustainability Team works closely with our operating units to track material inputs and outputs, to build strategies for chemical reduction and eliminations, and to review the proper handling and disposal of our materials. We are also pursuing a life cycle assessment of our manufacturing processes in order to build a reliable and transparent data set that will allow us to monitor and mitigate our emissions, waste and natural resource consumption over time.
With safety as our number one value, we emphasize the need for strict compliance with all safety rules and best practices, including mandatory safety training and reporting procedures through our Human Resources and Safety team. We require all employees to participate in company-wide
safety initiatives and education, and conduct regular safety audits to ensure the proper safety policies, programs, procedures, analysis and training are in place.
Human Capital
As of July 15, 2021, we had 950
full-time
employees, over 500 of which were members of our engineering function. We also had 6 part-time
employees. None of our employees are represented by a labor union. We believe we have good relationships with our employees and have not experienced any interruptions of operations due to labor disagreements.
Diversity and Inclusion
We work diligently to create a diverse, inclusive and equitable work environment. We provide equal opportunities for growth, success, promotion, learning and development, and aim to achieve parity in the way we organize, assign and manage projects. We encourage employee engagement through LGBTQ and women employee resource groups as well as seminars to discuss gender, race and LGBTQ issues. We are focused on building support across all teams and individuals, ensuring everyone has a voice, and treats each other with respect.
Competition
We believe that the primary sources of competition for our service are ground-based
mobility solutions, other eVTOL developers/operators and local/regional incumbent aircraft charter services.
We believe the primary factors that will drive success in the UAM market include the performance of our eVTOL aircraft relative to both competitive eVTOL aircraft and traditional aircraft, the ability to certify the aircraft and service operation in a timely manner, the ability to manufacture efficiently at scale, the ability to scale the service adequately to drive down end-user
pricing, the ability to offer services and routes that provide adequate value proposition for passengers, the ability to develop or otherwise capture the benefits of next generation technologies, and the ability to deliver products and services to a high-level
of quality, reliability and safety.
While there are differentiated approaches to vehicle designs and business models, we believe that our aircraft and business model offer the greatest long-term
prospects to monetize the full value chain from development through operations. Our technologically differentiated aircraft and advancement in certification position us well to be first to market in the U.S., with the best aircraft to serve our customers.
Facilities and Office Space
We operate primarily out of facilities in Santa Cruz, San Carlos and Marina, California. All of our facilities are located on land that is leased from third parties or, in the case of certain of our Santa Cruz facilities, from entities partially or wholly owned by our CEO, JoeBen Bevirt.
The facilities that house our prototype production line in Marina, California span approximately 130,000 square feet and are leased from the City of Marina. We have also entered into a ground lease agreement with the City of Marina that can be extended for up to 50 years and have approved plans for the construction of a 580,000 square foot high-volume
production facility on the leased site.
Our employee headcount has continued to grow meaningfully over the last 12 months, and we expect that we may need to secure additional facilities to meet our current and future anticipated needs.
Our development and testing facility in Santa Cruz, California is a retired rock quarry. While the nature of this facility is suitable for advanced R&D and testing activities, this facility lacks compliance with applicable building codes, zoning codes and similar regulations and ordinances. We have submitted plans to the County of Santa Cruz for the development of a Research, Development and Test Facility on the site which would bring the use of the facility back into compliance.
Legal Proceedings
On April 19, 2021, Cody Reese (“Reese”), a purported shareholder of RTP, filed a lawsuit in the Supreme Court of the State of New York, County of New York, captioned Cody Reese v. Reinvent Technology Partners, et al., case number 652603/2021, against RTP and the members of its board of directors (the “Reese Complaint”). The Reese Complaint asserts a breach of fiduciary duty claim against the individual defendants and an aiding and abetting claim against RTP. The Reese Complaint alleges, among other things, that (i) the merger consideration is unfair, and (ii) the registration statement on Form
S-4
filed with the SEC on April 2, 2021 regarding the proposed transaction involving Joby is materially misleading and incomplete and fails to disclose material information. The Reese Complaint seeks, among other things, to enjoin the proposed Business Combination, rescind the transaction or award rescissory damages to the extent it is consummated, and an award of attorneys’ fees and expenses.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of Joby’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Financial and Operating Data”, the historical audited annual statements for the years ended December 31, 2020 and 2019, and the related notes that are included elsewhere in this prospectus and the historical unaudited interim statements for the six months ended June 30, 2021 and 2020, and the related notes that are included elsewhere in this prospectus. The discussion and analysis should also be read together with the pro forma financial information as of and for the year ended December 31, 2020 (and for the six months ended June 30, 2021). See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Joby’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus.
Overview
We have spent more than a decade designing and testing a
piloted all-electric aircraft
that can take off and land vertically, while cruising like a traditional airplane. The aircraft is quiet when taking off, near silent when flying overhead and is designed to transport a pilot and four passengers at speeds of up to 200 mph, with a maximum range of 150 miles on a single charge. The low noise enabled by the all-electric powertrain
will allow the aircraft to operate around dense, urban areas while blending into the background noise of cities. With more than 1,000 successful test flights already completed, and the only electric vertical takeoff and landing (eVTOL) aircraft developer to receive a G-1 certification
basis to date, we believe our aircraft will be the first of its kind to earn airworthiness certification from the Federal Aviation Administration (FAA).
We don’t intend to sell these aircraft to third parties or individual consumers. Instead, we will manufacture, own and operate our aircraft, building a vertically integrated transportation company that will deliver a convenient app-based aerial
ridesharing service directly
to end-users, beginning
commercial passenger service in 2024. We believe this business model will generate the greatest economic returns, while providing us with end-to-end control
over the customer experience to optimize for customer safety, comfort and value.
Since our inception in 2009, we have been primarily engaged in research and development of eVTOL aircraft. We incurred net operating losses and negative cash flows from operations in every year since its inception. As of June 30, 2021, we had an accumulated deficit of $402.8 million. We have funded our operations primarily with proceeds from the issuance of redeemable convertible preferred stock.
The Business Combination
We entered into the Merger Agreement with RTP, a special purpose acquisition company, on February 23, 2021. Pursuant to the Merger Agreement, and assuming a favorable vote of RTP’s stockholders, RTP Merger Sub, a newly formed subsidiary of RTP, will be merged with and into Joby. Upon consummation of the Business Combination, the separate corporate existence of RTP Merger Sub shall cease; Joby will survive and become a wholly owned subsidiary of RTP, which will be renamed Joby Aviation, Inc.
The Business Combination is expected to be accounted for as a reverse capitalization in accordance with GAAP. We expect to be deemed the accounting predecessor of the combined business, and Joby Aviation, Inc. (“Joby Aviation”) as the parent company of the combined business, will be the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business Combination is expected to have a significant impact on our future capital structure and operating results, de-risking our
product development, manufacturing and

commercialization. The most significant changes in Joby Aviation’s future reported financial positions are expected to be an estimated net increase in cash (as compared to our consolidated balance sheet at June 30, 2021) of $1,020 million, including approximately $835.0 million in proceeds from the PIPE Investment to be consummated substantially simultaneously with the Business Combination, net of $80.8 million in transaction costs for the Business Combination, of which $24.4 million represents deferred underwriter and legal fees related to RTP’s initial public offering. See “
Unaudited Pro Forma Combined Financial Information
.”
As a result of the Business Combination, we expect to become the successor to an
SEC-registered
and NYSE-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.
Key Factors Affecting Operating Results
See the section entitled “
Risk Factors
” for a further discussion of these considerations.
Development of the Urban Air Mobility market
Our revenue will be directly tied to the continued development of short distance aerial transportation. While we believe the market for Urban Air Mobility (UAM) will be large, it remains undeveloped and there is no guarantee of future demand. We anticipate commercialization of our service beginning in 2024, and our business will require significant investment leading up to launching passenger services, including, but not limited to, final engineering designs, prototyping and testing, manufacturing, software development, certification, pilot training and commercialization.
We believe one of the primary drivers for adoption of our aerial ridesharing service is the value proposition and time savings offered by aerial mobility relative to traditional ground-based transportation. Additional factors impacting the pace of adoption of our aerial ridesharing service include but are not limited to: perceptions about eVTOL quality, safety, performance and cost; perceptions about the limited range over which eVTOL may be flown on a single battery charge; volatility in the cost of oil and gasoline; availability of competing forms of transportation, such as ground or air taxi or ride-hailing services; the development of adequate infrastructure; consumers’ perception about the safety, convenience and cost of transportation using eVTOL relative to ground-based alternatives; and increases in fuel efficiency, autonomy, or electrification of cars. In addition, macroeconomic factors could impact demand for UAM services, particularly if end-user
pricing is at a premium to ground-based transportation alternatives or more permanent work-from-home behaviors persist following the COVID pandemic. We anticipate initial operations in selected high-density metropolitan areas where traffic congestion is particularly acute and operating conditions are suitable for early eVTOL operations. If the market for UAM does not develop as expected, this would impact our ability to generate revenue or grow our business.
Competition
We believe that the primary sources of competition for our service are ground-based mobility solutions, other eVTOL developers/operators and local/regional incumbent aircraft charter services. While we expect to be first to market with an eVTOL facilitated aerial ridesharing service, we expect this industry to be dynamic and increasingly competitive; it is possible that our competitors could get to market before us, either generally or in specific markets. Even if we are first to market, we may not fully realize the benefits we anticipate, and we may not receive any competitive advantage or may be overtaken by other competitors. If new or existing aerospace companies launch competing solutions in the markets in which we intend to operate and obtain large-scale capital investment, we may face increased competition. Additionally, our competitors may benefit from our efforts in developing consumer and community acceptance for eVTOL aircraft and aerial ridesharing, making it easier for them to obtain the permits and authorizations required to operate an aerial ridesharing service in the markets in which we intend to launch or in other markets. In the event we do not capture the first mover advantage that we anticipate, it may harm our business, financial condition, operating results and prospects. For a more comprehensive discussion, please see the section entitled “Risk Factors.”
Government Certification
We also announced that we have agreed to a
“G-1”
certification basis for our aircraft with the Federal Aviation Administration (“FAA”). This agreement lays out the specific requirements that need to be met by our aircraft for it to be certified for commercial operations.
“G-1”
outlines the criteria that need to be met in order for an aircraft to be certified for civil commercial operations, and reaching this milestone marks a key step on the way towards certifying any new aircraft in the U.S. Our aircraft will be certified in line with the FAA’s existing Part 23 requirements for Normal Category Airplanes, with special conditions introduced to address requirements specific to our unique aircraft. These special conditions, defined in the
“G-1”
document, are expected to be published in the U.S. Federal Register in 2021. We will also need to obtain authorizations and certifications related to the production of our aircraft and the deployment of our aerial ridesharing service. While we anticipate being able to meet the requirements of such authorizations and certifications, we may be unable to obtain such authorizations and certifications, or to do so on the timeline we project. Should we fail to obtain any of the required authorizations or certifications, or do so in a timely manner, or any of these authorizations or certifications are modified, suspended or revoked after we obtain them, we may be unable to launch our commercial service or do so on the timelines we project, which would have adverse effects on our business, prospects, financial condition and/or results of operations.
Agility Prime
In December of 2020, we became the first company to receive airworthiness approval for an eVTOL aircraft from the U.S. Air Force, and in the first quarter of 2021, we officially began on-base
operations under contract pursuant to the U.S. Air Force’s Agility Prime program. Our multi-year relationship with the U.S. Air Force and other U.S. Government agencies provides us with a compelling opportunity to more thoroughly understand the operational capabilities and maintenance profiles of our aircraft in advance of commercial launch. In addition to the operational learnings, our existing contracts also provide for more than $40 million of payments through 2024 based upon full performance, and we are actively pursuing additional contracts and relationships that would further secure these on-base
operations going forward. Our U.S. government contracting party may modify, curtail or terminate its contracts with us without prior notice and either at its convenience or for default based on performance, or may decline to accept performance or exercise subsequent option years. We may also be unable to secure additional contracts or continue to grow our relationship with the U.S. government and/or Department of Defense.
Impact of
COVID-19
In December 2019,
COVID-19
was first reported to the World Health Organization (“WHO”), and in January 2020, the WHO declared the outbreak to be a public health emergency. In March 2020, the WHO characterized
COVID-19
as a pandemic. The impact of
COVID-19,
including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of
COVID-19
has also created a disruption in the manufacturing, delivery and overall supply chain for manufacturers and suppliers, and has led to a decrease in the need of transportation services around the world.
As a result of the
COVID-19
pandemic, we modified our business practices (including employee travel, recommending that all non-essential
personnel work from home and cancellation or reduction of physical participation in meetings, events and conferences) and implemented additional safety protocols for essential workers. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, suppliers, vendors and business partners.

While the ultimate duration and extent of the
COVID-19
pandemic depends on future developments that cannot be accurately predicted, such as the extent and effectiveness of containment actions and vaccine adoption, it has already had an adverse effect on the global economy and the ultimate societal and economic impact of the
COVID-19
pandemic remains unknown.
Fully-Integrated
Business Model
Our business model to serve as a fully-integrated eVTOL transportation service provider includes several uncertainties. Present projections indicate that payback periods on aircraft will result in a viable business model over the long-term as production volumes scale and unit economics improve to support sufficient market adoption. As with any new industry and business model, numerous risks and uncertainties exist. Our financial results are dependent on certifying and delivering aircraft on time and at a cost that supports returns at prices that sufficient numbers of customers are willing to pay based on value arising from time and efficiency savings from utilizing eVTOL services. Our aircraft include numerous parts and manufacturing processes unique to eVTOL aircraft, in general, and our product design, in particular. We have used our best efforts to estimate costs in our planning projections; however, the variable cost associated with assembling our aircraft at scale remains uncertain at this stage of development. The success of our business also is dependent, in part, on the utilization rate of our aircraft and reductions in utilization will adversely impact our financial performance. Our aircraft may not be able to fly safely in poor weather conditions, including snowstorms, thunderstorms, lightning, hail, known icing conditions and/or fog. Our inability to operate safely in these conditions will reduce our aircraft utilization and cause delays and disruptions in our services. We intend to maintain a high daily aircraft utilization rate which is the amount of time our aircraft spend in the air carrying passengers. High daily aircraft utilization is achieved in part by reducing turnaround times at skyports so we can fly more hours on average in a day. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance events.
Components of Results of Operations
Research and Development Expenses
Research and development expenses consist primarily of personnel expenses, including salaries, benefits, and stock-based compensation, costs of consulting, equipment and materials, depreciation and amortization and allocations of overhead, including rent, information technology costs and utilities. Research and development expenses are partially offset by payments we received in the form of government grants, including those received under the Agility Prime program.
We expect our research and development expenses to increase as we increase staffing to support aircraft engineering and software development, build aircraft prototypes, and continue to explore and develop next generation aircraft and technologies.
Selling, General and Administrative Expenses
Selling, general and administrative expenses consist of personnel expenses, including salaries, benefits, and stock-based compensation, related to executive management, finance, legal, human resource functions, and business development, contractor and professional services fees, audit and compliance expenses, insurance costs and general corporate expenses, including allocated depreciation, rent, information technology costs and utilities.
Near term increases in selling, general and administrative expenses are expected to be related to hiring additional personnel and consultants to support our commercialization efforts and compliance with the applicable provisions of the Sarbanes-Oxley Act (“SOX”) and other U.S. Securities and Exchange Commission (“SEC”) rules and regulations.

Investment in SummerBio, LLC
Following the outbreak of
the COVID-19 pandemic,
our management determined that certain previously developed technology that was accessible to us could be repurposed and applied to providing high-volume, rapid COVID-19 diagnostic
testing. To enable the development and deployment of this technology, in May 2020, SummerBio, LLC (“SummerBio”) was established. SummerBio was 100% beneficially owned by us, and a fully consolidated subsidiary until August 24, 2020.
On August 24, 2020 SummerBio raised additional financing through issuing equity instruments to other investors and changed the structure of its board of directors, as a result of which we concluded that on August 24, 2020 we no longer had a controlling interest in SummerBio. We concluded that our retained interest in SummerBio should be accounted for under the equity method. Accordingly, we deconsolidated SummerBio, recognized our remaining investment in SummerBio as an equity investment at a fair value of $5.2 million, derecognized net liabilities of SummerBio of $1.7 million and recognized a gain on deconsolidation of $6.9 million, which is included in other income on the consolidated statement of operations for the year ended December 31, 2020. We recognized our share of earnings of SummerBio as income from equity method investment on the consolidated statement of operations for the total amount of $8.9 million and $5.8 million for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively.
Acquisition of Uber Elevate
On January 11, 2021, we completed the acquisition of a portion of Uber Technologies, Inc.’s (“Uber”) business dedicated to development of aerial ridesharing (“Uber Elevate”) in exchange for consideration in the form of 2,581,285 of Joby’s Series C redeemable convertible preferred shares. Concurrently with the acquisition of Uber Elevate, Joby issued to Uber a convertible note for the total principal amount of $75.0 million. Joby determined that the convertible note included a discount of approximately $0.5 million, which is attributable to the consideration transferred by Joby in this acquisition. Following the acquisition date of January 11, 2021, the results of operations of Uber Elevate are fully consolidated in our consolidated statement of operations.
Asset Acquisition
On April 6, 2021, we completed acquisition of an entity (the “acquiree”) engaged in the development of transportation technology with application to aviation, whereby it acquired all the outstanding shares of the acquiree in exchange for a total consideration consisting of (i) $5.0 million in cash, (ii) 774,385 shares of Series C Preferred stock with the aggregate acquisition date fair value of $23.9 million. Upon closing of the acquisition, the acquiree’s former shareholders became our employees. The Series C Preferred shares issued to the former shareholders as part of the total consideration are subject to a six year quarterly vesting term, which is contingent of the continued employment of the former shareholders with the Company. We concluded that Series C Preferred shares are considered to be a part of the former shareholders’ postcombination compensation expense rather than part of purchase consideration.
The acquisition was accounted for as an asset acquisition. The purchase consideration of $5.0 million was allocated to the acquired in-process
research and development (“IPR&D”) assets, $0.1 million was allocated to the acquired current liabilities and less then $0.1 million allocated to the acquired current assets. We concluded that acquired IPR&D assets are to be used only in specific programs and have no alternative future use if such programs fail to result in a commercialized product. Therefore, the acquired IPR&D assets were immediately written off and reflected as part of research and development expenses in the condensed consolidated statement of operations.
Preferred Stock Warrant
On March 19, 2021 we entered into a government grant contract with
In-Q-Tel,
an independent nonprofit corporation under contract to the Central Intelligence Agency of the U.S. Government, under which we receive payments from
In-Q-Tel
in support of the development of our technology and future services offering. Upon submission of certain specified deliverables over the span of three to five months we will receive a total of $1.0 million from
In-Q-Tel.
In connection with entering into the government grant contract with
In-Q-Tel,
Joby issued to
In-Q-Tel
a warrant for 19,857 shares of our Series C redeemable convertible preferred shares with an issuance date fair value of $0.6 million and recognized a respective deferred cost. The deferred cost will be amortized to research and development expenses as we earn the $1.0 million in government grants from
In-Q-Tel.
Interest Income
Interest income consists primarily of interest earned on our cash and cash equivalents and investments in marketable securities.
Interest Expense
Interest expense consists primarily of the interest on our convertible notes, equipment finance leases and tenant improvement loans. Interest on convertible notes relates to convertible notes that converted into Series C redeemable convertible preferred shares in December 2019 and Series C redeemeable convertible preferred notes issued to Uber in January 2021.
Loss from Changes in Fair Value of Derivative Liability
The convertible promissory notes issued in December 2018, and January 2019 contained embedded features that provided the lenders with multiple settlement alternatives. Certain conversion and redemption features embedded in the convertible notes met the requirements for separate accounting and were accounted for as a single, compound derivative instrument for each round of convertible note financing. The compound derivative instruments were recorded at fair value at inception and were subject to remeasurement to fair value at each consolidated balance sheet date, with the change in fair value reflected in the consolidated statements of operations. In December 2019, the 2018 and 2019 convertible notes were converted into Series C redeemable convertible preferred shares, and the derivative instruments were settled as part of the conversion.
Loss on extinguishment of convertible notes
During 2019, the convertible promissory notes issued in December 2018 and January 2019 were converted into Series C redeemable convertible preferred shares, and we recognized a loss on extinguishment of convertible notes at the date of the conversion.
Provision for Income Taxes
Our provision for income taxes consists of an estimate of federal, state, and foreign income taxes based on enacted federal, state, and foreign tax rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in tax law. Due to the level of historical losses, we maintain a valuation allowance against U.S. federal and state deferred tax assets as it has been concluded it is more likely than not that these deferred tax assets will not be realized.

Results of Operations
Comparison of the Six Months Ended June 30, 2021 to the Six Months Ended June 30, 2020
The following table summarizes our historical results of operations for the periods indicated (in thousands, except percentage):

	Six Months Ended June 30,		Change
	2021	2020	($)	(%)
Operating expenses
Research and development	$88,218	$46,227	41,991	91%
Selling, general and administrative	25,980	9,597	16,383	171%

Total operating expenses	114,198	55,824	58,374	105%

Loss from operations	(114,198)	(55,824)	(58,374)	105%
Interest income	672	3,598	(2,926)	(81)%
Interest expense	(1,904)	(128)	(1,776)	1,388%
Income from equity method investment	8,891	—	8,891	100%
Other income, net	37	134	n.m.	n.m.

Total other income, net	7,696	3,604	4,092	114%
Loss before income taxes	(106,502)	(52,220)	(54,282)	104%

Income tax expenses	9	17	n.m.	n.m.
Net loss	$(106,511)	$(52,237)	(54,274)	104%

*	n.m. marks changes that are not meaningful for further discussion.
Research and Development Expenses
Research and development increased by $42.0 million, or 91%, to 88.2 million during the six months ended June 30, 2021 from $46.2 million during the six months ended June 30, 2020. The increase was primarily attributable to a $31.6 million increase in personnel to support aircraft engineering, software development, manufacturing process development, and certification and increased materials used in prototype development and testing. These increases were offset partially by government research & development grants earned through increased operations as part of our Department of Defense contracts.
Selling, general and Administrative Expenses
Selling, general and administrative expenses increased by $16.4 million, or 171%, to $26.0 million during the six months ended June 20, 2021 from $9.6 million during the six months ended June 30, 2020. The increase was primarily attributable to increased headcount to support operations growth, including IT, legal, facilities, HR, and finance. Additional cost increases primarily reflect professional services related to legal, accounting and recruiting support.
Interest Income
Interest income decreased by $2.9 million, or 81%, to $0.7 million during the six months ended June 30, 2021 from $3.6 million during the six months ended June 30, 2020, driven mainly by the decline in interest rates on our short-term investments and bank deposits.
Interest Expense
Interest expenses increased by $1.8 million, or 1,388%, to $1.9 million during the six months ended June 30, 2021 from $0.1 million during the six months ended June, 2020 due to the interest expense on the convertible notes issued in January 2021 to Uber.

Comparison of year Ended December 31, 2020 to the year Ended December 31, 2019
The following table summarizes our historical results of operations for the periods indicated (in thousands, except percentage):

	Year Ended December 31,		Change
	2020	2019	($)	(%)
Operating expenses
Research and development	$108,741	$70,178	38,563	55%
Selling, general and administrative	23,495	13,970	9,525	68%

Total operating expenses	132,236	84,148	48,088	57%

Loss from operations	(132,236)	(84,148)	(48,088)	57%
Interest income	5,428	1,937	3,491	180%
Interest expense	(249)	(22,952)	22,703	(99)%
Income from equity method investment	5,799	—	5,799	100%
Gain on deconsolidation of subsidiary	6,904	—	6,904	100%
Loss from changes in fair value of derivative liabilities	—	(4,947)	4,947	(100)%
Convertible note extinguishment loss	—	(366)	366	(100)%
Other income, net	221	129	n.m.	n.m.

Total other income (expense), net	18,103	(26,199)

Loss before income taxes	(114,133)	(110,347)	(3,786)	3%

Income tax expenses	31	2	n.m.	n.m.
Net loss	$(114,164)	$(110,349)	(3,815)	3%

*	n.m. marks changes that are not meaningful for further discussion.
Research and Development Expenses
Research and development increased by $38.6 million, or 55%, to $108.7 million during the year ended December 31, 2020 from $70.2 million during the year ended December 31, 2019. The increase was primarily attributable to a $29.9 million increase in personnel expenses as a result of increased headcount to support aircraft engineering, software development, manufacturing process development, and certification. Other costs include increased materials used in prototype development and testing, and higher depreciation and amortization due to acquisition of additional equipment and facility leasehold improvements. In 2020, our research and development expenses also included $1.8 million for cost associated with SummerBio, which was deconsolidated within the year.
Selling, general and Administrative Expenses
Selling, general and administrative expenses increased by $9.5 million, or 68%, to $23.5 million during the year ended December 31, 2020 from $14.0 million during the year ended December 31, 2019. The increase was primarily attributable to a $4.4 million increase in personnel expenses from increased headcount to support operations growth, including IT, legal, facilities, HR, finance, and business development. Additional cost increases primarily reflect professional services related to legal and patent prosecution, consulting services and software and data storage expenses. In 2020, selling, general and administrative expenses related to SummerBio totaled $0.6 million prior to deconsolidation.
Interest Income
Interest income increased by $3.5 million, or 180%, to $5.4 million during the year ended December 31, 2020 from $1.9 million during the year ended December 31, 2019, driven mainly by income on short-term investments and bank deposits, reflecting our higher overall investment balances as a result of our convertible note and Series C preferred stock financings.

Interest Expense
Interest expenses decreased by $22.7 million, or 99%, to $0.2 million during the year ended December 31, 2020 from $23.0 million during the year ended December 31, 2019 reflecting the conversion of our convertible notes into Series C redeemable convertible preferred shares in December 2019.
Income from equity method investment and gain on disposal of subsidiary
Upon deconsolidation of SummerBio in August 2020, we recognized our retained interest in SummerBio as an equity method investment at fair value, which resulted in recognizing a gain of $6.9 million during 2020. In addition, following deconsolidation of SummerBio, we recognized our respective share of SummerBio’s income from the date of deconsolidation until December 31, 2020 of $5.8 million under equity method of accounting.
Loss from Change in Fair Value of Convertible Promissory Note Derivative Liability
Loss from the change in the fair value of derivative liabilities was $0 for the year ended December 31, 2020, compared to $5.0 million for the year ended December 31, 2019, due to remeasurement of the derivative liabilities to fair value prior to the settlement of this derivative liability upon conversion of the convertible notes into Series C redeemable convertible preferred shares in December 2019.
Convertible note extinguishment loss
Loss on conversion of convertible notes was nil for the year ended December 31, 2020, compared to $0.4 million for the year ended December 31, 2019, due to the settlement of the convertible promissory notes upon conversion of the notes into shares of Series C redeemable convertible preferred stock in December 2019.
Liquidity and Capital Resources
Sources of Liquidity
We incurred net losses and negative operating cash flows from operations since inception, and we expect to continue to incur losses and negative operating cash flows for the foreseeable future until we successfully commence sustainable commercial operations. To date, we have funded our operations primarily with proceeds from the issuance of redeemable convertible preferred stock and convertible notes. From inception through June 30, 2021, we raised net proceeds of $843.3 million from the issuances of redeemable convertible preferred stock and convertible notes. As of June 30, 2021, we had cash, cash equivalents and restricted cash of $45.0 million and short-term investment in marketable securities of $375.2 million. Restricted cash, totaling $0.8 million, reflects a security deposit on leased facilities. In January 2021 we issued a convertible note to Uber for the net proceeds of $75.0 million. The convertible note bears interest at 5% per annum and has a maturity date on January 11, 2023. Upon occurrence of a SPAC transaction the convertible note’s then outstanding principal and accrued but unpaid interest will convert into our Series C redeemable convertible preferred shares. We believe that our cash on hand will satisfy our working capital and capital requirements for at least the next twelve months from the date on which our consolidated financial statements were available to be issued.
Long-Term
Liquidity Requirements
We expect our cash and cash equivalents on hand, and cash that we expect to receive from the business combination and PIPE Investment, together with the cash we expect to generate from future operations will provide sufficient funding to support initial commercial operations. Until we generate sufficient operating cash flow to cover our operating expenses, working capital needs and planned capital expenditures, or if circumstances evolve differently than anticipated, we expect to utilize a combination of equity and debt financing to fund any future capital needs. If we raise funds by issuing equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences, or privileges senior to those of holders of common stock. If we raise funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings could impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing.
Our principal uses of cash in recent periods have been funding our research and development activities and other personnel cost. Near-term capital requirements through 2024 leading to initial commercialization are estimated to total of approximately
$850-$900 million
and include pilot plant production to support production certification, scaled manufacturing operations for commercialization, infrastructure and skyport development, pilot training and production of aircraft. Our future capital requirements will depend on many factors, including our revenue growth rate, the timing and the amount of cash received from our customers, the expansion of sales and marketing activities, the timing and extent of spending to support development efforts. In the future, we may enter into arrangements to acquire or invest in complementary businesses, products, and technologies. We may be required to seek additional equity or debt financing. In the event that we require additional financing we may not be able to raise such financing on acceptable terms or at all. If we are unable to raise additional capital or generate cash flows necessary to continue our research and development and invest in continued innovation, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition. If adequate funds are not available, we may need to reconsider our production investments, the pace of our production ramp-up,
infrastructure investments in skyports, expansion plans or limit our research and development activities, which could have a material adverse impact on our business prospects and results of operations.
Cash Flows
The following tables set forth a summary of our cash flows for the periods indicated (in thousands, except percentage):

	Six Months Ended June 30,		Change
	2021	2020	($)	(%)
Net cash (used in) provided by:
Operating activities	$(77,533)	$(47,938)	(29,595)	62%
Investing activities	(28,940)	(409,535)	380,595	(93)%
Financing activities	73,469	72,000	1,469	2%

Net increase (decrease) in cash, cash equivalents, and restricted cash	$(33,004)	$(385,473)	352,469	(91)%

	Year Ended December 31,		Change
	2020	2019	($)	(%)
Net cash (used in) provided by:
Operating activities	$(105,900)	$(76,237)	(29,663)	39%
Investing activities	(393,159)	(9,240)	(383,919)	4,155%
Financing activities	69,220	468,410	(399,190)	(85)%

Net (decrease) increase in cash, cash equivalents, and restricted cash	$(429,839)	$382,933	(812,772)	(212)%

Net Cash Used in Operating Activities
Net cash used in operating activities for the six months ended June 30, 2021 was $77.5 million, consisting primarily of a net loss of $106.5 million, which included $11.8 million stock-based compensation expense, a $7.3 million depreciation and amortization expense, $5.0 million write-off
of acquired
in-process
research and

development assets, $3.7 million other noncash compensation expense, $2.5 million net accretion and amortization of our investments in marketable securities, $2.1 million income from equity method investment, $1.8 million non-cash
interest expense, and a increase in our net working capital of $1.2 million, reflecting primarily lower receivables.
Net cash used in operating activities for the six months ended June 30, 2020 was $47.9 million, consisting primarily of a net loss of $52.2 million, which included a $3.3 million depreciation and amortization expense, $2.7 million stock-based compensation expense, $0.5 million net accretion and amortization of our investments in marketable securities and an increase in our net working capital of $1.1 million, reflecting primarily an increase in prepaid expenses.
Net cash used in operating activities for the year ended December 31, 2020 was $105.9 million, consisting primarily of a net loss of $114.2 million, which included a $7.4 million depreciation and amortization expense, $7.2 stock-based compensation expense, $5.8 million income from equity method investment, $6.9 million gain on deconsolidation of SummerBio, $1.2 net accretion and amortization of our investments in marketable securities and a decrease in our net working capital of $5.2 million. The decrease in our net working capital was primarily due to a decrease of prepaid expenses and other current assets of $1.4 million, an increase in accounts payable of $3.3 million and an increase in accrued expenses and other current liabilities of $5.3 million, partially offset by a $4.5 million increase in receivables.
Net cash used in operating activities for the year ended December 31, 2019 was $76.2 million, consisting primarily of a net loss of $110.3 million, which included a $4.0 million depreciation and amortization expense, $3.9 million stock-based compensation expense, $22.8 noncash interest expense related to convertible notes, $4.9 million loss from change in the fair value of derivative liabilities and an increase in our net working capital of $1.9 million. The increase in our net working capital was primarily due to an increase of prepaid expenses and other current assets of $4.2 million, partially offset by an increase in accounts payable of $1.2 million, an increase in accrued expenses and other current liabilities of $0.6 million and an increase in deferred rent of $0.6 million.
Net Cash Used in Investing Activities
Net cash used in investing activities for the six months ended June 30, 2021 was primarily due to purchases of marketable securities of $289.1 million and purchases of property, equipment of $14.5 million and acquisition of assets of $5.0 million, offset by proceeds from the sales of marketable securities of $40.2 million and proceeds from maturities of marketable securities of $239.4 million.
Net cash used in investing activities for the six months ended June 30, 2020 was primarily due to purchases of marketable securities of $457.0 million and purchases of property and equipment of $13.5 million partially offset by proceeds from marketable securities of $61.0 million.
Net cash used in investing activities for the year ended December 31, 2020, was primarily due to $23.3 million purchases of property and equipment to support research and development activities and $620.8 million purchases of marketable securities, partially offset by proceeds from maturities and redemptions of marketable securities of $251.3 million.
Net cash used in investing activities for the year ended December 31, 2019 was due to $9.2 million purchase of property and equipment.
Net Cash Provided by Financing Activities
Net cash provided by financing activities for the six months ended June 30, 2021 was primarily due to proceeds from issuance of the convertible note to Uber for a net amount of $75.0 million, $0.6 million from exercise of stock options and stock purchase rights, and $0.1 million from issuance preferred stock warrants, partially offset with payments for deferred offering costs of $1.6 million, $0.4 capital lease obligations and repayment of tenant improvement loan of $0.1 million.
Net cash provided by financing activities for the six months ended June 30, 2020 was primarily due to proceeds from issuance of Series C redeemable convertible preferred shares for a net amount of $69.7 million, $2.7 million issuance of notes payable partially offset with payments on capital lease obligation of $0.4 million and repayment of tenant improvement loan of $0.3 million.
Net cash provided by financing activities for the year ended December 31, 2020 was primarily due to proceeds from issuance of Series C redeemable convertible preferred shares for a net amount of $69.9 million, partially offset by repayment of capital lease obligation of $0.6 million.
Net cash provided by financing activities for the year ended December 31, 2019 was primarily due to proceeds from issuance of Series C redeemable convertible preferred shares for a net amount of $454.3 million, $12.3 million from issuance of convertible notes, $1.4 million from exercise of stock options and $1.1 million from tenant improvement loan, partially offset by repayment of capital lease obligation of $0.5 million.
Critical Accounting Policies and Estimates
Management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.
While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements included elsewhere in this prospectus, we believe the following accounting policies and estimates to be critical to the preparation of our consolidated financial statements.
Stock-Based
Compensation
We measure and record the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. We recognize stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation, and account for forfeitures as they occur. We selected the Black-Scholes-Merton (“Black-Scholes”) option-pricing model as the method for determining the estimated fair value for stock options. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including the option’s expected term, expected volatility of the underlying stock, risk-free interest rate and expected dividend yield.
Expected volatility
 — As we are not a publicly traded Company, the expected volatility for our stock options was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.
Risk-free interest rate
 — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S.
Treasury notes with maturities corresponding to the expected term of the awards.
Expected dividend yield
 — The expected dividend rate is zero as we currently have no history or expectation of declaring dividends on Joby common stock.

Expected term
 — The expected term represents the period these stock awards are expected to remain outstanding and is based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules, and expectations of future employee behavior.
Fair Value of Common Stock
The fair value of our common stock is determined by the board of directors with assistance from management and, in part, on input from an independent third-party valuation firm. We believe that our board of directors has the relevant experience and expertise to determine the fair value of our common stock.
Given the absence of a public trading market of our common stock, and in accordance with the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation (“Practice Aid”), our board of directors exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of our common stock at each grant date. These factors include:

•	contemporaneous valuations of our common stock performed by independent third-party specialists;

•	the prices, rights, preferences, and privileges of our convertible preferred stock relative to those of our common stock;

•
the prices paid for common or convertible preferred stock sold to third-party investors by us and prices paid in secondary transactions for shares repurchased by us in arm’s-length
transactions, including any tender offers, if any;

•	the lack of marketability inherent in our common stock;

•	our actual operating and financial performance;

•	our current business conditions and projections;

•	the hiring of key personnel and the experience of our management;

•	the history of the company and the introduction of new products;

•	our stage of development;

•	the likelihood of achieving a liquidity event, such as an initial public offering (IPO), a merger, or acquisition of our company given prevailing market conditions;

•	the operational and financial performance of comparable publicly traded companies; and

•	the U.S. and global capital market conditions and overall economic conditions.
In valuing Joby common stock, the fair value of our business was determined using various valuation methods, including combinations of income, market and cost approaches with input from management. The income approach estimates value based on the expectation of future cash flows that a company will generate. These future cash flows are discounted to their present values using a discount rate that is derived from an analysis of the cost of capital of comparable publicly traded companies in our industry or similar business operations as of each valuation date and is adjusted to reflect the risks inherent in our cash flows. The market approach estimates value based on a comparison of the subject company to comparable public companies in a similar line of business. From the comparable companies, a representative market value multiple is determined and then applied to the subject company’s financial forecasts to estimate the value of the subject company.
The Practice Aid identifies various available methods for allocating enterprise value across classes and series of capital stock to determine the estimated fair value of common stock at each valuation date. Based on our early stage of development and other relevant factors, we determined that the Option Pricing Method (“OPM”) was the most appropriate method for allocating our enterprise value to determine the estimated fair value of Joby common stock. OPM uses option theory to value the various classes of a company’s securities in light of their respective claims to the enterprise value. Total stockholders’ equity value is allocated to the various share classes based upon their respective claims on a series of call options with strike prices at various value levels depending upon the rights and preferences of each class. A Black-Scholes closed form option pricing model is typically employed in this analysis, with an option term assumption that is consistent with Management’s expected time to a liquidity event and a volatility assumption based on the estimated stock price volatility of a peer group of comparable public companies over a similar term.
In determining the estimated fair value of Joby common stock, our board of directors also considered the fact that our stockholders could not freely trade Joby common stock in the public markets. Accordingly, we applied discounts to reflect the lack of marketability of Joby common stock based on the weighted-average expected time to liquidity. The estimated fair value of Joby common stock at each grant date reflected a non-marketability
discount partially based on the anticipated likelihood and timing of a future liquidity event.
Application of these approaches and methodologies involves the use of estimates, judgments and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses and future cash flows, discount rates, market multiples, the selection of comparable public companies and the probability of and timing associated with possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of Joby common stock. Following the Business Combination, it will not be necessary to determine the fair value of Joby Aviation common stock as the shares will be traded in a public market.
Changes in the Estimated Fair Value of Joby Common Stock During the Periods Presented
Below we present a discussion regarding material differences between the valuations used to determine the fair value of our common stock relative to the fair value implied by the Business Combination.
Valuation History
 — In August 2019, we commenced a funding round led by Toyota Motor Corporation which resulted in the sale of Series C redeemable convertible preferred shares of approximately $525.0 million, which began in December 2019 and materially concluded in June 2020. As of December 2019, the 409A valuation of Joby common stock was determined to be $7.85 per share. In determining the fair value of common stock in the December 2019 409A valuation, we utilized the price of Series C redeemable convertible preferred shares as the most recent capital raise transaction, noting that no significant changes in our operations have occurred between August and December 2019.
In April 2020 and September 2020, Joby common stock value was determined to be $10.08 per share and $16.78 per share, respectively.
In 2020, Joby common stock price increased mainly due to gradual improvements made by us in research and development. In 2020, we entered into a strategic partnership with Toyota, whose partnership brings scaled manufacturing experience and quality to our operations. Further in 2020, to our knowledge, we became the first company that has agreed to a
G-1
certification basis for aircraft with the Federal Aviation Administration (“FAA”). In addition, we received the U.S. Air Force’s first military airworthiness approval for an eVTOL passenger aircraft.
Beginning in December 2020, we started to investigate entering into a transaction with a SPAC. From December 2020 through January 2021, there were initial SPAC meetings, and a non-binding
LOI was executed with the Company on January 22, 2021. The LOI set forth the basic terms of a potential transaction between Joby and the Company, contemplating a pre-money
equity value of $5,000.0 million for Joby as well as a PIPE Investment of between $310 million and $510 million in the aggregate, subject to finalization of due diligence, negotiation and execution of definitive agreements, and obtention of sufficient commitments from PIPE Investors.

On January 11 2021, in connection with the acquisition of Uber Elevate, we performed a 409A valuation of Joby common stock, which was determined to be $28.45 per share.
On February 23, 2021 we entered into the Merger Agreement with RTP. The fair value of our common stock implied in the Merger Agreement at the close of the transaction was estimated at approximately $34.0 per share. On February 23, 2021, we performed a 409A valuation of Joby common stock, which was determined to be $29.70 per share. Subsequnetly, on June 14, 2021 we performed a 409A valuation of Joby common stock, which was determined to be $31.01 per share.
Below is the summary of 409A valuation reports performed during 2020 and 2021.

409A Valuation Date	Common Stock Fair Value
12/23/2019	$7.85
4/20/2020	$10.08
9/30/2020	$16.78
1/11/2021	$28.45
2/23/2021	$29.70
6/14/2021	$31.01
For the December 2019 409A valuation, we applied a market-based valuation approach to determine the common stock fair value. To arrive at the fair value of common stock, Joby assigned 100% weighting to OPM.
For the April 2020 and September 2020 409A valuations, we applied valuation methods that relied on a continuing operations scenario approach, whereby during the periods discussed above, the time to liquidity was approximately two to two and half years, as adjusted as appropriate depending on the valuation date.
With the signing of the LOI with a SPAC on January 22, 2021, we adjusted our valuation assumptions in the January 11, 2021 409A valuation report. Specifically, beginning with the January 11, 2021 409A valuation, we utilized a combination approach relying on (1) a continued operations scenario and (2) a transaction scenario, which we described as the hybrid method (the “Hybrid Method”). The Hybrid Method is appropriate for a company expecting a near term liquidity event, but where, due to market or other factors, the likelihood of completing the liquidity event is uncertain. The Hybrid Method is also appropriate when various possible future outcomes are assumed by management of Joby. The Hybrid Method considers a company’s going concern nature, stage of development and the company’s ability to forecast near and long-term future liquidity scenarios. The Hybrid Method was deemed the most appropriate due to the execution of the LOI. The outcomes of each scenario are assigned a probability, and a future equity value under each outcome is then estimated.
A discussion of the two scenarios used in the Hybrid Method as of January 11, 2021 is as follows:
Continuing Operations Scenario:
Under the continuing operations scenario (the “Continuing Operations Scenario”), we utilized an income approach to estimate the enterprise value of Joby and the option pricing model to allocate the resulting enterprise value to the various classes of securities of Joby, resulting in a per share value of $27.06 per common share, prior to a discount for the lack of marketability (“DLOM”) being applied. The OPM assumptions included a time to liquidity event of two years and a volatility of 71.2%. The term considers the need for additional capital in this scenario. A DLOM of 22.5% was applied based on various put option models assuming a term of two years and a common stock volatility of 78.7% resulting in a per common share value of $20.97 at January 11, 2021 under the Continuing Operations Scenario.
Transaction Scenario:
Under the transaction scenario (the “Transaction Scenario”), we assumed a pre-money
equity value of $5,000.0 million, which resulted in a per share value of $33.83 per common share, prior to a discount for the lack of marketability being applied. A DLOM of 8.5% was applied based on various put option models assuming a term of four months and overall company volatility of 66.1% as well as a present value factor of 10.5% based on the same term, resulting in a per common share value of $30.95 at January 2021 under the Transaction Scenario.
The application of the Hybrid Method resulted in a per common share value of $28.45 at January 11, 2021. Such value was derived based on a weighted average value assigned to the Continuing Operations Scenario at $20.97 (25%) and Transaction Scenario at $30.95 (75%). The weightings reflected the uncertainty regarding the potential transaction between us and RTP, taking into account the non-binding
nature of the LOI and the preliminary stage of the due diligence and PIPE Investment processes. We entered into the Merger Agreement with RTP on February 23, 2021, at which point we believed the likelihood of the consummation of the RTP Merger increased significantly.
Impact on Measurement of Share-based Payment Awards
 — We granted approximately 4.1 million options during the year ended December 31, 2020. During the six months ended on June 30, 2021, we granted approximately 3.1 million restricted stock units. The following chart reflects the date of the option grant, the number of options granted, and the fair value of the underlying common stock used to value such awards for accounting purposes. Such options were measured at fair value on the date of grant.

Date of Option Grant	Number of Options Granted	Number of RSUs granted
2/10/2020	37,500	—
4/20/2020	1,736,750	—
6/23/2020	299,500	—
9/3/2020	335,450	—
11/10/2020	989,175	—
12/18/2020	735,354	—
12/26/2020	3,774	—
1/19/2021	—	1,123,941
2/23/2021	—	963,293
4/5/2021	—	352,758
6/14/2021	—	627,011
In performing the February 23, 2021 409A valuation, we utilized the same methodology and approach as for the January 11, 2021 409A valuation, with the exception of the following updates to the assumptions and inputs:
Continuing Operations Scenario:
We utilized an income approach to estimate the enterprise value of Joby and the option pricing model to allocate the resulting enterprise value to the various classes of securities of Joby, resulting in a per share value of $27.61 per common share, prior to a discount for the lack of marketability (“DLOM”) being applied. The OPM assumptions included a time to liquidity event of 1.85 years and a volatility of 72.6%. The term considers the need for additional capital in this scenario. A DLOM of 22.5% was applied based on various put option models assuming a term of two years and a common stock volatility of 80.1% resulting in a per common share value of $21.32 at February 23, 2021 under the Continuing Operations Scenario.
Transaction Scenario:
We assumed a
pre-money
equity value of $5,000.0 million, which resulted in a per share value of $33.29 per common share, prior to a discount for the lack of marketability being applied. A DLOM of 8.0% was applied based on various put option models assuming a term of four months and overall company volatility of 58.8% as well as a present value factor of 10.5% based on the same term, resulting in a per common share value of $30.63 at February 23, 2021.

The application of the Hybrid Method resulted in a per common share value of $29.70 at February 23, 2021. Such value was derived based on a weighted average value assigned to the Continuing Operations Scenario at $21.32 (10%) and Transaction Scenario at $30.63 (90%). The weightings reflected the decreased uncertainty regarding the potential transaction between us and RTP as compared to the January 11, 2021 valuation, taking into account the signing of the Merger Agreement with RTP on February 23, 2021, at which point we believed the likelihood of the consummation of the RTP Merger increased significantly.
In performing the June 14, 2021 409A valuation, we utilized the same methodology and approach as for the February 23, 2021 409A valuations, with the exception of the following updates to the assumptions and inputs:
Continuing Operations Scenario:
We utilized an income approach to estimate the enterprise value of Joby and the option pricing model to allocate the resulting enterprise value to the various classes of securities of Joby, resulting in a per share value of $29.03 per common share, prior to a discount for the lack of marketability (“DLOM”) being applied. The OPM assumptions included a time to liquidity event of 1.55 years and a volatility of 76.2%. The term considers the need for additional capital in this scenario. A DLOM of 21.5% was applied based on various put option models assuming a term of 1.55 years and a common stock volatility of 83.5% resulting in a per common share value of $22.79 at June 14, 2021 under the Continuing Operations Scenario.
Transaction Scenario
We assumed a
pre-money
equity value of $4,860.0 million, which resulted in a per share value of $33.60 per common share, prior to a discount for the lack of marketability being applied. A DLOM of 5.0% was applied based on various put option models assuming a term of 49 days and overall company volatility of 60.2% as well as a present value factor of 10.5% based on the same term, resulting in a per common share value of $31.92 at June 14, 2021.
The application of the Hybrid Method resulted in a per common share value of $31.01 at June 14, 2021. Such value was derived based on a weighted average value assigned to the Continuing Operations Scenario at $22.79 (10%) and Transaction Scenario at $31.92 (90%). The weightings reflected the decreased uncertainty regarding the potential transaction between us and RTP as compared to the January 11, 2021 valuation, taking into account the signing of the Merger Agreement with RTP on February 23, 2021, at which point we believed the likelihood of the consummation of the RTP Merger increased significantly.
To evaluate the fair value of the underlying shares for grants taking place on dates between the dates of any two independent valuations, a linear interpolation framework was used to evaluate the fair value of the underlying shares granted between such two valuation dates. Joby determined that a linear interpolation was appropriate as there were no material changes in our business, research and development activities, cost structure or financial condition in the intervening period. Other than the non-binding
LOI, which was not signed between us and RTP until January 22, 2021, there were no material transactions during the intervening period that would impact our valuation.
Recent Accounting Pronouncements
See Note 2 of our consolidated financial statements included elsewhere in this prospectus for more information regarding recently issued accounting pronouncements.
Emerging Growth Company Accounting Election
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the

Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. Reinvent is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of this extended transition period,
We expect to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public business entities and non-public
business entities until the earlier of the date we (a) are no longer an emerging growth company and (b) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act: (b) provide all of the compensation disclosure that may be required of non-emerging growth public
companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds
$700 million as of the end of the prior fiscal year’s second fiscal quarter and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities
during the prior three-year period.
Quantitative and Qualitative Disclosures About Market Risk
Interest Rate Risk
We are exposed to market risk for changes in interest rates applicable to our short-term investments. We had cash, cash equivalents, restricted cash and investments in short-term marketable securities totaling $420.2 million as of June 30, 2021. Cash equivalents and short-term investments were invested primarily in money market funds, U.S. treasury bills and government and corporate bonds. Our investment policy is focused on the preservation of capital and supporting its liquidity needs. Under the policy, we invest in highly rated securities, issued by the U.S. government and corporations or liquid money market funds. We do not invest in financial instruments for trading or speculative purposes, nor do we use leveraged financial instruments. We utilize external investment managers who adhere to the guidelines of its investment policy. A hypothetical 10% change in interest rates would not have a material impact on the value of our cash, cash equivalents or short-term investments or our interest income.
Foreign Currency Risk
We are not exposed to significant foreign currency risks related to our operating expenses as our foreign operations are not material to our consolidated financial statements.

MANAGEMENT
The following table sets forth information regarding our executive officers and directors, including their ages, as of June 30, 2020:

Name	Age	Position
Executive Officers:
JoeBen Bevirt	47	Chief Executive Officer, Chief Architect and Director
Matthew Field	49	Chief Financial Officer and Treasurer
Eric Allison	44	Head of Product
Bonny Simi	59	Head of Air Operations and People
Greg Bowles	45	Head of Government and Regulatory Affairs
Kate DeHoff	44	General Counsel and Corporate Secretary
Justin Lang	37	Head of Partnerships and Corporate Strategy
Didier Papadopoulos	46	Head of Program Management & Systems Engineering

Non-Employee Directors:
Aicha Evans	52	Director
Reid Hoffman	53	Director
James Kuffner	50	Director
Halimah DeLaine Prado	45	Director
Dipender Saluja	56	Director
Paul Sciarra	40	Director, Executive Chairman
Laura Wright	61	Director
Executive Officers
JoeBen Bevirt
. JoeBen Bevirt is our founder, Chief Executive Officer, Chief Architect and a member of our board of directors. Mr. Bevirt has led our team since its inception in 2009. He has dedicated his life to driving revolutionary innovation in electric propulsion and robotics. In 1999, Mr. Bevirt co-founded
Velocity11, a company that develops
high-performance
robotic laboratory systems, which was later acquired by Agilent Technologies. In 2005, he founded Joby Inc., a company that makes utilitarian consumer products including the popular Gorillapod flexible camera tripod. Mr. Bevirt serves on the board of directors of Centric Software, Inc. He holds a B.S. in mechanical engineering from University of California Davis and an M.S. in mechanical engineering from Stanford University. We believe that Mr. Bevirt, given his extensive experience in electric propulsion, robotics and managing companies, is qualified to serve as a member of our board of directors due to this one-of-a-kind
perspective he brings as our founder and Chief Executive Officer.
Matthew Field
. Matthew Field has served as our Chief Financial Officer since March 2021. Prior to joining Joby, Mr. Field worked at Ford Motor Company, an automobile manufacturer, for over 20 years. Most recently he served as Chief Financial Officer, North America from October 2018 through March 2021, Corporate General Auditor from January 2018 through October 2018, and Chief Financial Officer, Lincoln Motor Company from November 2014 through December 2017. Prior to Ford, Mr. Field worked at Goldman Sachs and the Board of Governors of the Federal Reserve System. Mr. Field holds a B.A. in economics from Swarthmore College and an M.B.A. from University of California, Berkeley, Haas School of Business.
Eric Allison
. Eric Allison has served as our Head of Product since January 2021. Prior to joining Joby, from March 2018 to January 2021, Mr. Allison was the Head of Elevate at Uber Technologies, Inc., a company that provides ride hailing services, where he focused on of Uber Elevate, Inc., a wholly owned subsidiary of Uber Technologies, Inc., which was engaged in creating the business of urban air mobility involving aerial ridesharing with eVTOLs. From January 2015 to March 2018, Mr. Allison was the Chief Executive Officer of Zee.Aero Inc., an eVTOL company that currently operates as a joint venture between The Boeing Corporation and Kitty Hawk Corporation under name Wisk Aero. Mr. Allison holds a B.S. in mechanical engineering from Milwaukee School of Engineering. He also holds an M.S. and Ph.D. in aeronautics and astronautics from Stanford University.

Bonny Simi
. Bonny Simi has served as our Head of Air Operations and People since December 2020. In January 2016, Ms. Simi founded JetBlue Technology Ventures LLC, a wholly-owned
subsidiary of JetBlue Airways Corp. focused on incubating, investing, and strategically partnering with early-stage
startups at the intersection of technology, travel, and hospitality, where she served as President until December 2020. Previously she was Vice President of Talent at JetBlue Airways since September 2011 and held various operational leadership roles and was an active captain for the airline since October 2003. Since April 2019, Ms. Simi has served on the board of directors and compensation and nominating and governance committees of Pebblebrook Hotel Trust. From April 2017 to May 2020, Ms. Simi served on the board of directors and compensation, nominating and governance, and ESG committees of Red Lion Hotel Corp. Ms. Simi holds a B.A. in communications from Stanford University. She also holds an M.S. in human resources from Regis University, an M.S. in management from Stanford University Graduate School of Business and an M.S. in engineering from Stanford University.
Greg Bowles
. Greg Bowles has served as our Head of Government and Regulatory Affairs of since May 2019. Prior to joining Joby, Mr. Bowles served as President of AirCertGlobal LLC, an aviation consulting company, from August 2015 to May 2019. From November 2012 through December 2019, Mr. Bowles also served as Chairman of ASTM International F44, an international committee which addresses design and safety issues for general aviation aircraft that are less than 19,000 pounds and carry fewer than 19 passengers. Finally, from January 2005 until through April 2019, Mr. Bowles served as Vice President of Global Innovation and Policy, Director of European Regulatory Affairs and Engineering, and Director of Engineering and Manufacturing for General Aviation Manufacturers Association, a trade association that seeks to foster and advance the general welfare, safety, and activities of the global business and general aviation industry. Mr. Bowles currently serves as a member of the board of directors of ASTM International. Mr. Bowles holds a B.S. in aerospace engineering from
Embry-Riddle
Aeronautical University and an M.S. in business administration from Webster University.
Kate DeHoff
. Kate DeHoff has served as our General Counsel and Corporate Secretary since January 2021, where she has been responsible for Joby’s legal, ethics, and compliance functions. Prior to joining Joby, Ms. DeHoff was the Legal Director for Uber Elevate, Inc., a wholly owned subsidiary of Uber Technologies, Inc., engaged in creating the business of urban air mobility involving aerial ridesharing with eVTOLs, from January 2020 to January 2021. Before that, she served as General Counsel and Corporate Secretary for ICON Aircraft, Inc., an aircraft manufacturing company with operations in California, Florida, and Mexico, from March 2017 to January 2020. From September 2008 to March 2017, Ms. DeHoff served as Associate General Counsel and then Vice President of Legal Affairs at CoorsTek, Inc., an international manufacturing company. Finally, Ms. DeHoff was an associate at Simpson Thacher & Bartlett LLP, an international law firm. Ms. DeHoff holds a B.A. in psychology from New York University and a J.D. from University of California, Hastings College of Law.
Justin Lang
. Justin Lang has served as our Head of Partnerships and Corporate Strategy since January 2021, where he has been responsible for leading the transactions, partnerships, and initiatives that further the Company’s commercial objectives. Prior to that, Mr. Lang served as our Head of Corporate and Legal Affairs from July 2020 to January 2021 and General Counsel from March 2019 to July 2020. Before coming to Joby, Mr. Lang was an associate attorney at Latham & Watkins, an international law firm, from August 2017 to March 2019 and at Wilson Sonsini Goodrich & Rosati, an international law firm, from November 2014 to August 2017. Mr. Lang holds a Bachelor of Commerce from University of Alberta and a J.D. from York University — Osgoode Hall Law School.
Didier Papadopoulos
. Didier Papadopoulos has served as our Head of Program Management & Systems Engineering since May 2021, where he has been responsible for aircraft program management, systems engineering, certification and flight test. Prior to joining Joby, Mr. Papadopoulos worked for Garmin Ltd., a technology company, from November 2005 to May 2021, where he served most recently as Vice President for Aviation Programs, Systems and Business Development. Mr. Papadopoulos holds an M.S. in mechanical engineering from McGill University and a B.S. from American University of Beirut.

Non-Employee
Directors
Aicha Evans
.
Aicha Evans has served as a member of our board of directors since December 2020. Since February 2019, Ms. Evans has been the Chief Executive Officer of Zoox, Inc., an autonomous vehicle company acquired by Amazon.com, Inc. in 2020. Prior to that, Ms. Evans worked at Intel Corporation, a multinational corporation and technology company, where she served as Corporate Strategy Officer and Senior Vice President from March 2017 through February 2019 and Corporate Vice President, Communication and Devices Group from February 2014 through February 2016. Ms. Evans currently serves as a member of the board of directors on the compensation, technology and safety, and people and organization committees of SAP SE. Ms. Evans holds a B.S. in computer engineering from The George Washington University. We believe that Ms. Evans’ success in senior leadership positions and public company board experience make her well qualified to serve as a member of our board of directors.
Reid Hoffman
.
Reid Hoffman has served as RTP’s
Co-Lead
Director since September 2020. He also is a
co-founding
member of Reinvent Capital. Mr. Hoffman is a highly accomplished entrepreneur and investor. He co-founded
LinkedIn, served as its founding Chief Executive Officer, and served as its Executive Chairman until the company’s acquisition by Microsoft for $26.2 billion. Early in his career, he was Chief Operating Officer and Executive Vice President and served on the founding Board of Directors of PayPal. Mr. Hoffman is a Partner at Greylock (joining Greylock in 2009), a leading Silicon Valley venture capital firm, where he focuses on investing in technology products that can reach hundreds of millions of people. Mr. Hoffman currently serves as
Co-Lead
Director of RTPZ and a board observer of RTPY. He also serves on Microsoft’s Board and as a director or observer for a number of private companies including Apollo Fusion, Aurora, Blockstream, Coda, Convoy, Entrepreneur First, Nauto, Neeva, and Xapo. Additionally, Mr. Hoffman also serves on ten not-for-profit
boards, including OpenAI, Kiva, Endeavor, CZI Biohub, Berggruen Institute, Research Bridge Partners, Lever for Change, New America, Do Something, and Opportunity @ Work. Mr. Hoffman also serves on the Visiting Committee of the MIT Media Lab. Over the years, Mr. Hoffman has made early investments in over 100 technology companies, including companies such as Facebook, Ironport, and Zynga. He is the co-author
of Blitzscaling: The
Lightning-Fast
Path to Building Massively Valuable Companies and two New York Times
best-selling
books: The
Start-up
of You and The Alliance. He also hosts the podcast Masters of Scale. Mr. Hoffman earned a master’s degree in philosophy from Oxford University, where he was a Marshall Scholar, and a bachelor’s degree with distinction in symbolic systems from Stanford University. Mr. Hoffman has an honorary doctorate from Babson College and an honorary fellowship from Wolfson College, Oxford University. Mr. Hoffman has received a number of awards, including the Salute to Greatness from the Martin Luther King Center. We believe that Mr. Hoffman’s depth of expertise and network connectivity across diverse areas of the technology industry including: marketplaces, social networks, ecommerce, payments, artificial intelligence, autonomous vehicle technology, and transportation & logistics make him well qualified to serve as a member of our board of directors.
James Kuffner
.
James Kuffner has served as a member of our board of directors since January 2021. Dr. Kuffner has served as Chief Executive Officer of Woven Planet Holdings, Inc., a company formed to expand and improve operations of Toyota Research Institute — Advanced Development, Inc., since January 2021. Dr. Kuffner has also served as member of the board of directors and Chief Digital Officer for Toyota Motor Corporation, an automobile manufacturer, since June 2020. Additionally, Dr. Kuffner has served as an Executive Advisor to Toyota Research Institute, Inc., an organization seeking to create new capabilities in automated driving. He formerly served as Chief Technology Officer for Toyota Research Institute from January 2016 through March 2018. From April 2018 to January 2021, Dr. Kuffner served as Chief Executive Officer for Toyota Research Institute — Advanced Development, Inc. Finally, Dr. Kuffner served as an Adjunct Associate Professor at Carnegie Mellon University Robotics Institute from September 2009 until March 2018. Dr. Kuffner holds a B.S., M.S. and Ph.D. in Computer Science from Stanford University. We believe that Dr. Kuffner’s success in senior leadership positions and public company board experience make him well qualified to serve as a member of our board of directors.

Halimah DeLaine Prado
.
Halimah DeLaine Prado has served as a member of our board of directors since August 2021. Since August 2020, Ms. DeLaine Prado has served as General Counsel of Google, LLC, where she has held a number of roles in the legal department since 2006. Prior to joining Google, Ms. DeLaine Prado practiced media law and products liability law at Dechert LLP and Levine Sullivan Koch and Shulz. She also clerked for the Honorable Mary A. McLaughlin of the United States District Court for the Eastern District of Pennsylvania. Ms. DeLaine Prado holds a B.A. from Yale University and a J.D. from Georgetown University Law Center. We believe that Ms. DeLaine Prado’s experience as a leader in the legal and technology industries makes her well qualified to serve as a member of our board of directors.
Dipender Saluja
.
Dipender Saluja has served as a member of our board of directors since November 2016, after he led the Company’s Series A financing. Mr. Saluja has served as Managing Director of Capricorn Investment Group, an investment firm, since 2006. Prior to Capricorn Investment Group, he served in various positions from 1990 to 2006 at Cadence Design Systems, an electronic design company. Mr. Saluja currently serves on the boards of QuantumScape and Navitas Semiconductor, and on the boards of several private companies. Mr. Saluja also currently serves as a Commissioner of the Global Commission to End Energy Poverty, a
non-profit
organization dedicated to providing electricity services to under-served communities. We believe that Mr. Saluja’s extensive operational, management, strategy, investment and directorship experience, particularly in the areas of technology, electronics, semiconductors, transportation, renewable energy and cleantech, make him well qualified to serve as a member of our board of directors.
Paul Sciarra
.
Paul Sciarra has served as the Executive Chairman and a member of our board of directors since November 2016 and was our first outside investor. Lending his deep product knowledge and business acumen to the company, he was instrumental in the move to a four-seat
aircraft operating within a
service-based
model. In August 2008, Mr. Sciarra
co-founded
Pinterest, Inc., an image sharing and social media service company. Mr. Sciarra also served as an entrepreneur-in-residence
at Andreessen Horowitz, a venture capital firm. Mr. Sciarra holds a B.A. from Yale University. We believe that Mr. Sciarra’s experience as an entrepreneur along with his contributions to Joby as its Executive Chairman make him well qualified to serve as a member of our board of directors.
Laura Wright
.
Laura Wright has served as a member of our board of directors since August 2021. Until 2020, she consulted under GSB Advisory LLC, which she founded in 2012, to provide interim executive and financial management to growth and non-profit
companies. From 1988 to 2012, Ms. Wright served in a number of roles at Southwest Airlines Co., a commercial airline, most recently as Senior Vice President, Chief Financial Officer, and Corporate Officer. Ms. Wright currently serves as a member of the board of directors of CMS Energy Corp., TE Connectivity Ltd. and Spirit AeroSystems Holdings, Inc. Ms. Wright holds a B.S. and an M.S. from University of North Texas and is a certified public accountant. We believe that Ms. Wright’s experience in the aviation industry and on multiple public company boards of directors, as well as her financial expertise, make her well qualified to serve as a member of our board of directors.
Corporate Governance
Composition of the Board of Directors
Our business and affairs are managed under the direction of our board of directors. We have a classified board of directors, with two directors in Class I (expected to be James Kuffner and Dipender Saluja), three directors in Class II (expected to be Halimah DeLaine Prado, Paul Sciarra and Laura Wright) and three directors in Class III (expected to be JoeBen Bevirt, Aicha Evans and Reid Hoffman).
Under the Sponsor Agreement, the parties thereto agreed to certain rights of the Sponsor with respect to board representation of Joby Aviation following the Closing, including the appointment of Reid Hoffman as an initial Class III director of and the nomination of Michael Thompson as a Class III director following the first term of the Class III directors.

Director Independence
As a result of our common stock being listed on NYSE, we must comply with the applicable rules of such exchange in determining whether a director is independent. We undertook a review of the independence of the individuals named above and have determined that each of Aicha Evans, Halimah DeLaine Prado, Reid Hoffman, Dipender Saluja and Laura Wright qualifies as “independent” as defined under the applicable NYSE rules.
Committees of the Board of Directors
Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter. Joby Aviation’s board of directors may from time to time establish other committees.
In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Current copies of our committee charters will be posted on our website, www.jobyaviation.com, as required by applicable SEC and NYSE rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.
Audit Committee
Our audit committee consists of Aicha Evans, Halimah DeLaine Prado and Laura Wright, with Laura Wright serving as the chair of the committee. Each member of our audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule
10A-3
of the Exchange Act. In addition, each member of our audit committee is financially literate. Our board of directors has determined that Laura Wright qualifies as an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation
S-K,
and possesses financial sophistication, as defined under the rules of the NYSE.
The audit committee’s responsibilities include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our board of directors has adopted a written charter for the audit committee which is available on our website.

Compensation Committee
Our compensation committee consists of Aicha Evans and Laura Wright, with Aicha Evans serving as the chair of the committee. Aicha Evans and Laura Wright are non-employee
directors, as defined in Rule
16b-3
promulgated under the Exchange Act. Aicha Evans and Laura Wright are “independent” as defined under the applicable NYSE listing standards, including the standards specific to members of a compensation committee. The compensation committee’s responsibilities include, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officers, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of our Chief Executive Officer;

•	reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•	making recommendations to our board of directors regarding the compensation of our directors;

•	reviewing and approving or making recommendations to our board of directors regarding

•	our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.
We believe that the composition and functioning of our compensation committee meets the requirements for independence under the current NYSE listing standards.
Our board of directors has adopted a written charter for the compensation committee which is available on our website.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Reid Hoffman, Halimah DeLaine Prado and Dipender Saluja. Each member of our nominating and corporate governance committee is “independent” as defined under the applicable listing standards of NYSE and SEC rules and regulations.
The nominating and corporate governance committee’s responsibilities include, among other things:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•	recommending to our board of directors the nominees for election to our board of directors at annual meetings of our stockholders;

•	overseeing an evaluation of our board of directors and its committees; and

•	developing and recommending to our board of directors a set of corporate governance guidelines.
We believe that the composition and functioning of our nominating and corporate governance committee meets the requirements for independence under the current NYSE listing standards.
Our board of directors has adopted a written charter for the nominating and corporate governance committee which is available on our website
Code of Ethics
We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, www.jobyaviation.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on our website rather than by filing a Current Report on Form
8-K.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity, other than Joby, that has one or more executive officers serving as a member of our board of directors.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our 2020 named executive officers. Our named executive officers for fiscal year 2020 are:

•	JoeBen Bevirt, our President and Chief Executive Officer;

•	Bonny Simi, our Head of Air Operations and People; and

•	Justin Lang, our former Head of Corporate and Legal and current Head of Partnerships and Corporate Strategy.
This discussion may contain
forward-looking
statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
2020 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
JoeBen Bevirt	2020	293,600	—	—	3,000	296,600
President and Chief Executive Officer

Bonny Simi (4)	2020	13,462	250,000	9,408,556	—	9,672,018
Head of Air Operations and People

Justin Lang	2020	277,038	—	2,111,944	—	2,388,982
Head of Partnerships and Corporate Strategy

(1)	Amount reported represents a sign on bonus paid to Ms. Simi in connection with her commencement of employment with us.
(2)
Amounts reported represent the aggregate grant date fair value of stock options granted to our named executive officers during 2020 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to our audited consolidated financial statements included in this prospectus.

(3)	Amounts reported represent matching contributions under our 401(k) plan.
(4)	Ms. Simi commenced employment with us on December 15, 2020.
Narrative to the Summary Compensation Table
2020 Annual Base Salary
We pay our named executive officers a base salary to compensate them for services rendered to our company. The base salary payable to our named executive officers is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In fiscal year 2020, Mr. Bevirt’s annual base salary was increased from $192,000 to $400,000; Ms. Simi’s annual base salary was $350,000; and Mr. Lang’s annual base salary was increased from $275,000 to $285,000.

Equity Compensation
We have granted stock options to our employees, including our named executive officers, in order to attract and retain them, as well as to align their interests with the interests of our stockholders. In order to provide a long-term
incentive, these stock options generally vest over six years subject to continued service.
In 2020, we granted an option to purchase 437,500 shares of Joby common stock to Ms. Simi in connection with her commencement of employment with us. The option had an exercise price per share equal to $6.11, which our board of directors determined to be the fair market value of a share of Joby common stock as of the date of grant. The option vests as to 1/6th of the shares underlying the option on December 15, 2021 and as to 1/20th of the shares underlying the option on each quarterly anniversary thereafter, subject to Ms. Simi’s continued service to us. The option was amended in December 2020 to permit a portion of the option to be exercised prior to vesting and to delay the exercisability of 16,366 shares of Joby common stock to January 1, 2027.
In 2020, we also granted two options to Mr. Lang. The first option covered 32,500 shares of Joby common stock with a vesting commencement date of February 3, 2020, and the second option covered 95,000 shares of Joby common stock with a vesting commencement date of October 31, 2020. Each option had an exercise price per share equal to $3.00, which our board of directors determined to be the fair market value of a share of Joby common stock as of the date of grant. Each option vests as to 1/6th of the shares underlying the option on the first anniversary of the applicable vesting commencement date and as to 1/20th of the shares underlying the option on each quarterly anniversary thereafter, subject to Mr. Lang’s continued service to us.
In connection with the Business Combination, we adopted and our shareholders approved the 2021 Incentive Award Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”). For additional information about the 2021 Plan and the ESPP, see the section below entitled “
Equity Incentive Plans
”.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time
employees. We match up to 50% of a participant’s annual eligible contribution to the 401(k) plan, up to a maximum of $3,000. We believe that providing a vehicle for tax-deferred
retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
All of our
full-time
employees, including our named executive officers, are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits;
short-term
and
long-term
disability insurance; and supplemental life and AD&D insurance.
Perquisites and Other Personal Benefits
We determine perquisites on a
case-by-case
basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. We did not provide any perquisites or personal benefits to our named executive officers not otherwise made available to our other employees in 2020.

Outstanding Equity Awards at Fiscal
Year-End
The following table summarizes the number of shares of Joby common stock underlying outstanding option awards for our named executive officers as of December 31, 2020.

	Option awards						Stock awards
Name	Vesting commencement date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)	Market value of shares that have not vested ($) (1)
JoeBen Bevirt	—		—	—	—	—	—	—
Bonny Simi	12/15/2020	(2)	282,024	114,560	6.11	12/17/2030	40,916	249,997
Justin Lang	3/11/2019	(3)	36,241	106,259	0.70	4/22/2029	—	—
	2/3/2020	(3)	—	32,500	3.00	4/19/2030	—	—
	10/31/2020	(3)	—	95,000	3.00	11/9/2030	—	—

(1)	Amount reported based on $6.11 per share, which was the fair market value of Joby common stock as of December 31, 2020, as determined by the Joby board of directors.
(2)
Option to purchase 437,500 shares of Joby common stock vests as to 1/6th of the shares on the first anniversary of the vesting commencement date and as to 1/20th of the shares on each quarterly anniversary of the vesting commencement date thereafter, subject to continued service to us through the applicable vesting date. As of December 31, 2020, the option had been exercised as to 40,916 shares prior to vesting 282,024 of the shares underlying Ms. Simi’s option are exercisable prior to vesting and the remaining 114,560 shares underlying the option become exercisable in equal installments on each March 15 of 2021, 2022, 2023, 2024, 2025, 2026 and January 1, 2027. Shares that are acquired prior to vesting are reported in the stock awards columns and are subject to repurchase at the original exercise price upon any termination of employment with us until such shares vest in accordance with the option’s vesting schedule.

(3)
Option vests and becomes exercisable as to 1/6th of the shares on the first anniversary of the vesting commencement date and as to 1/20th of the shares on each quarterly anniversary of the vesting commencement date thereafter, subject to continued service to us through the applicable vesting date.

Executive Compensation Arrangements
Employment and Offer Letter Agreements
We previously entered into employment offer letter agreements with Ms. Simi and Mr. Lang that sets forth the terms and conditions of their employment, including initial base salary, equity grants, employee benefits eligibility, and, for Ms. Simi, a sign-on
bonus. We have not entered into an offer letter or employment agreement with Mr. Bevirt.
Equity Incentive Plans
The following summarizes the material terms of (i) the 2021 Plan, which we adopted in connection with the Business Combination as the long-term incentive compensation plan in which our named executive officers and other employees and service providers are currently eligible to participate, (ii) the Joby Aero, Inc. 2016 Stock Option and Grant Plan (the “
2016 Plan
”), under which we granted equity awards to our named executive officers and other employees and service providers prior to the Business Combination, and (iii) the ESPP, which we adopted in connection with the Business Combination, to provide our employees an opportunity to purchase shares of our common stock at a discount to fair market value.

2021 Plan
Eligibility and Administration
Awards under the 2021 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. Only employees of our company or certain of our subsidiaries may be granted incentive stock options (“ISOs”).
The compensation committee of our board of directors administers the 2021 Plan. The compensation committee must consist of at least three members of our board of directors, each of whom is intended to qualify as a “non-employee director”
for purposes of
Rule 16b-3 under
the Exchange Act and an “independent director” within the meaning of the rules of the applicable stock exchange, or other principal securities market on which shares of our common stock are traded. The 2021 Plan provides that the board or compensation committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the company to a committee consisting of one or more members of our board of directors or one or more of our officers, other than awards made to our non-employee directors,
which must be approved by our full board of directors.
Subject to the terms and conditions of the 2021 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2021 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2021 Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2021 Plan. The full board of directors will administer the 2021 Plan with respect to awards to non-employee
directors.
Shares Available for Awards
Under the 2021 Plan 66,535,304 shares of our common stock were initially reserved for issuance pursuant to awards, and will be increased by (i) the number of shares of common stock represented by awards outstanding under the 2016 Plan that become available for issuance under the 2021 Plan in accordance with the counting provisions described below and (ii) an annual increase on the first day of each fiscal year beginning in 2022 and ending in 2031, equal to the lesser of (A) 4% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of common stock as determined by our board of directors. However, no more than 415,845,648 shares of common stock may be issued upon the exercise of ISOs.
The following counting provisions will be in effect for the share reserve under the 2021 Plan:

•
to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2021 Plan;

•	to the extent shares are tendered or withheld to satisfy the tax withholding obligation with respect to any award, such shares will be available for future grants under the 2021 Plan;

•
to the extent shares are tendered or withheld in payment of the exercise price of a stock option award or not issued in connection with stock settlement of a SAR, such shares will not be available for future grants under the 2021 Plan;

•	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2021 Plan; and

•
to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2021 Plan.

The 2021 Plan also provides that the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to a cash-based award to any individual for services as a non-employee
director during any calendar year may not exceed $1,500,000.
Types of Awards
The 2021 Plan provides that the administrator may grant or issue stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance bonus awards, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•
Non-Qualified
Stock Options
(“NSOs”) provide for the right to purchase shares of our common stock at a specified price that may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

•
Incentive Stock Options
will be designed in a manner intended to comply with the provisions of Section 422 of Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

•
Restricted Stock
may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, however, dividends will not be released until restrictions are removed or expire.

•
Restricted Stock Units
may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•
Stock Appreciation Rights
may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2021 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. SARs under the 2021 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

•
Performance Bonus Awards and Performance Stock Units
are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

•
Other Stock or Cash Based Awards
are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock or cash based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

•
Dividend Equivalents
represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an awards subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.
Certain Transactions
In the event of any stock dividend or other distribution, stock split, reverse stock split, reorganization, combination or exchange of shares, merger, consolidation, split-up,
spin-off,
recapitalization, repurchase or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2021 Plan or any awards under the 2021 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to: (i) the aggregate number and type of shares subject to the 2021 Plan; (ii) the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and (iii) the grant or exercise price per share of any outstanding awards under the 2021 Plan.
In the event of a change in control (as defined in the 2021 Plan), to the extent that the successor entity does not assume or substitute for an outstanding award (other than any portion subject to performance-based vesting), then all such awards will become fully vested and exercisable in connection with the transaction. The impact of a change in control on portions of an award subject to performance-based vesting will generally be governed by the terms and conditions of the applicable award agreement or administrator discretion in the absence of such terms and conditions. Additionally, if a participant experiences a termination of service that is effected by us other than for cause or by the participant for good reason (each as defined in the 2021 Plan), in either case, during the period beginning three months before and ending 12 months after a change in control, then, each of the participant’s outstanding awards will vest, and any forfeiture restrictions thereon will lapse, as of immediately before the consummation of the change in control or, if later, the date of such participant’s termination of service.
Amendment and Termination
Our board of directors may terminate, amend or suspend the 2021 Plan at any time and from time to time. However, we must generally obtain shareholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). No amendments to outstanding awards that materially and adversely affect a participant’s rights under the award may be made without participant consent, except in connection with certain transactions (such as equity restructurings, corporate transactions, or a change in control) or to preserve the intended tax treatment of the participant’s award. Notwithstanding the foregoing, the administrator has the authority to amend any outstanding option or SAR to reduce its exercise price per share or cancel any option or SAR in exchange for cash or another award, in each case, without shareholder approval.

No ISOs may be granted pursuant to the 2021 Plan after the tenth anniversary of the date our board of directors approved the 2021 Plan, and no additional annual share increases to the 2021 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2021 Plan will remain in force according to the terms of the 2021 Plan and the applicable award agreement.
Foreign Participants, Claw-back Provisions, Transferability and Participant Payments
The administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the administrator may determine or provide in an award agreement, awards under the 2021 Plan are generally non-transferrable,
except by will or the laws of descent and distribution, or, subject to the administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2021 Plan, and exercise price obligations arising in connection with the exercise of stock options under the 2021 Plan, the administrator may, in its discretion, accept cash, wire transfer or check, shares of common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the administrator deems suitable or any combination of the foregoing.
2016 Plan
Our board of directors adopted the 2016 Plan in 2016. Upon the effectiveness of our 2021 Plan, we ceased to grant awards under the 2016 Plan. However, all outstanding awards under the 2016 Plan continue to be governed by their existing terms under the 2016 Plan.
Share Reserve
Immediately following the Business Combination, an aggregate of 32,681,760 shares of common stock were reserved for issuance pursuant to outstanding awards granted under the 2016 Plan.
Administration
Our board of directors or a committee appointed by our board of directors, acts as the administrator of the 2016 Plan. The 2016 Plan provides that the board may delegate its authority to a committee consisting of two or more members of our board of directors. Subject to the terms and conditions of the 2016 Plan, the administrator has the authority to take any actions it deems advisable for the administration of the 2016 Plan.
Awards
The 2016 Plan provided for the grant or issue of stock options (both ISOs and NSOs), restricted stock, unrestricted stock, and restricted stock units, or any combination thereof. Each award is set forth in a separate agreement with the person who received the award which indicates the type, terms and conditions of the award.
Certain Transactions
If as a result of any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar change in our capital stock, the outstanding shares of common stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company without the receipt of consideration by the Company, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding shares are converted into or exchanged for other securities of the Company or any successor entity, the administrator shall make an appropriate and proportionate adjustment in (i) the maximum number of shares reserved for issuance under the 2016 Plan, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the 2016 Plan, (iii) the repurchase price, if any, per share subject to each outstanding award, and (iv) the exercise price for each share subject to any then outstanding options under the 2016 Plan.
Amendment and Termination
.
Our board of directors may terminate or amend the 2016 Plan at any time, but no such action shall adversely affect rights under any outstanding award without the holder’s consent. However, we must generally obtain stockholder approval for any such amendments to the extent required by applicable law.
ESPP
The ESPP is designed to allow our employees to purchase shares of our common stock with their accumulated payroll deductions. The ESPP is divided into two components: the “Section 423 Component” and the
“Non-Section
423 Component”. The Section 423 Component is intended to qualify under Section 423 of the Code. The
Non-Section
423 Component is not intended to qualify under Section 423 of the Code and will be used to grant stock options to certain
non-U.S.
employees and certain U.S. employees who are employed by certain of our subsidiaries which are not corporations.
Administration
Subject to the terms and conditions of the ESPP, our compensation committee will administer the ESPP. Our compensation committee can delegate administrative tasks under the ESPP to the services of an agent and/or employees to assist in the administration of the ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the ESPP administration.
Shares Available for Awards
The maximum number of shares of our common stock which are authorized for sale under the ESPP is equal to the sum of (a) 6,653,530 shares of common stock and (b) an annual increase on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (i) 0.5% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares of common stock as is determined by our board of directors. However, no more than 49,901,478 shares of our common stock may be issued under the ESPP. The shares reserved for issuance under the ESPP may be authorized but unissued shares, treasury shares of common stock or reacquired shares.
Eligibility
Employees eligible to participate in the ESPP for a given offering period generally include employees who are employed by us or one of our designated subsidiaries on the first day of the offering period, or the enrollment date. Our employees (and, if applicable, any employees of our subsidiaries) who customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the ESPP. An employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our subsidiaries will not be allowed to participate in the ESPP.
Participation
Employees will enroll under the ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation. Such payroll deductions may be expressed as either a whole number percentage or a fixed dollar amount, and the accumulated deductions will be applied to the purchase of shares on each purchase date.

Offering
Under the ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of successive offering periods, the duration and timing of which will be determined by the ESPP administrator. However, in no event may an offering period be longer than 27 months.
The option purchase price will be the lower of 85% of the closing trading price per share of our common stock on the first trading date of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date.
Unless a participant has previously canceled his or her participation in the ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.
A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will have the option to either (i) receive a refund of the participant’s account balance in cash without interest or (ii) exercise the participant’s option for the current offering period for the maximum number of shares of common stock on the applicable purchase date, with the remaining account balance refunded in cash without interest. Following at least one payroll deduction, a participant may also decrease (but not increase) his or her payroll deduction authorization once during any offering period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.
A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights to exercise an option or to receive shares of our common stock under the ESPP, and during a participant’s lifetime, options in the ESPP shall be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.
Adjustments
In the event of any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us, we will proportionately adjust the aggregate number of shares of our common stock offered under the ESPP, the number and price of shares which any participant has elected to purchase under the ESPP and the maximum number of shares which a participant may elect to purchase in any single offering period. If there is a proposal to dissolve or liquidate us, then the ESPP will terminate immediately prior to the consummation of such proposed dissolution or liquidation, and any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our dissolution or liquidation. We will notify each participant of such change in writing before the new exercise date. If we undergo a merger with or into another corporation or sell all or substantially all of our assets, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, then any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our proposed sale or merger. We will notify each participant of such change in writing before the new exercise date.
Amendment and Termination
Our board of directors may amend, suspend or terminate the ESPP at any time. However, our board of directors may not amend the ESPP without obtaining shareholder approval to the extent necessary to comply with Section 423 of the Code or to the extent required by applicable laws.

Director Compensation
We have not historically maintained a formal non-employee director compensation program but have made stock and option grants to non-employee directors when determined appropriate. In 2020, in connection with her commencement of service with us, we granted a stock option to Aicha Evans. Additionally we provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and its committees. Mr. Bevirt receives no additional compensation for his service as a director, and the compensation provided to him as an employee is set forth in the Summary Compensation Table above.
2020 Director Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our non-employee
directors during 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Sky Dayton	—	—	—	—
Aicha Evans	—	93,863	—	93,863
James Kuffner	—	—	—	—
Dipender Saluja	—	—	—	—
Paul Sciarra	—	—	—	—

(1)
Amounts reported represent the grant date fair value of a stock option granted to Ms. Evans computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount is included in Note 2 to our audited consolidated financial statements included in this prospectus. As of December 31, 2020, our non-employee directors held the following outstanding options:

Name	Option Awards Outstanding at Year End
Sky Dayton	—
Aicha Evans	3,774
James Kuffner	—
Dipender Saluja	—
Paul Sciarra	—
We intend to approve and implement a compensation program for our non-employee
directors, but the terms of the new program have not yet been determined.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of our voting shares by:

•	each person who is known to be the beneficial owner of more than 5% of our voting shares;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Percentage ownership of our voting securities is based on 604,285,773 shares of our common stock issued and outstanding as of September 30, 2021.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Number of Shares	% of Ownership
Name and Address of Beneficial Owner (1)
5% Holders
Entities affiliated with Sciarra Management Trust (2)	59,962,168	9.9%
Entities affiliated with Toyota Motor Corporation (3)	78,752,611	13.0%
Entities affiliated with Intel Capital Corporation (4)	46,040,786	7.6%
Entities affiliated with Capricorn (5)	37,455,596	6.2%
Mark Pincus (6)(7)	33,163,333	5.4%
Directors and Executive Officers
JoeBen Bevirt (8)	98,696,148	16.3%
Bonny Simi	141,454	*
Justin Lang (9)	381,310	*
Kate DeHoff	—	*
Matthew Field	—	*
Eric Allison	—	*
Gregory Bowles (10)	159,865	*
Paul Sciarra (2)	59,962,168	9.9%
Reid Hoffman (6)(11)	30,663,333	4.9%
Aicha Evans (12)	11,955	*
James Kuffner (13)	78,752,611	13.0%
Halimah DeLaine Prado	—	*
Dipender Saluja (14)	37,455,596	6.2%
Laura Wright	—	*
Didier Papadopoulos	—	*
All Joby Aviation directors and executive officers as a group (15 individuals)	306,224,440	50.7%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 2155 Delaware Avenue, Suite #225, Santa Cruz, CA 95060.
(2)
Consists of (i) 59,912,168 shares of Joby Aviation common stock held by the Sciarra Management Trust and (iii) 50,000 shares held by the Sciarra Foundation. Mr. Sciarra has voting, investment and dispositive power over the shares held in the Sciarra Management Trust and the Sciarra Foundation, and therefore may be deemed to be the beneficial owner of such shares. The address for U.S. Trust Company of Delaware, as agent for Sciarra Management Trust, is 2951 Centerville Road, Suite 200, Wilmington, DE 19808.

(3)
Consists of (i) 72,871,831 shares of Joby Aviation common stock held by Toyota Motor Corporation, (ii) 5,813,286 shares of Joby Aviation common stock held by Toyota A.I. Ventures Fund I, L.P., and (iii) 67,494 shares of Joby Aviation common stock held by Toyota A.I. Ventures Parallel Fund
I-A,
L.P. Toyota Motor Corporation has dispositive control over the shares held by Toyota A.I. Ventures Fund I, L.P. and Toyota A.I. Ventures Parallel Fund
I-A,
L.P. and may be deemed to beneficially own such shares. The business address for Toyota Motor Corporation is
4-7-1
Meieki, Nakamura-ku, Nagoya, Aichi
450-8171,
Japan.

(4)
Consists of (i) 38,947,301 shares of Joby Aviation common stock held of record by Intel Capital Corporation and (ii) 7,093,485 shares of Joby Aviation common stock held of record by Middlefield Ventures, Inc. Each of Intel Capital Corporation and Middlefield Ventures, Inc. is a direct or indirect wholly-owned subsidiary of Intel Corporation. Intel Capital Corporation and Middlefield Ventures, Inc. share voting and investment power over their respectively held shares with Intel Corporation. The address for each of Intel Capital Corporation and Middlefield Ventures, Inc. is c/o Intel Corporation, 2200 Mission College Blvd., M/S
RN6-59,
Santa Clara, CA, 95054, Attn: Intel Capital Portfolio Manager.

(5)
Consists of (i) 10,193,889 shares of Joby Aviation common stock held by Capricorn-Libra Investment Group, L.P., (ii) 26,086,247 shares of Joby Aviation common stock held by Technology Impact Fund, L.P., and (iii) 1,175,460 shares of Joby Aviation common stock held by Technology Impact Growth Fund, L.P. Capricorn-Libra Partners, LLC is the general partner of Capricorn-Libra Investment Group, L.P., TIF Partners, LLC is the general partner of Technology Impact Fund, L.P. and TIGF Partners, LLC is the general partner of Technology Impact Growth Fund, L.P. Capricorn-Libra Partners, LLC is wholly owned by Dipender Saluja. TIF Partners, LLC is owned by Ion Yadigaroglu and Dipender Saluja. TIGF Partners, LLC is owned by Ion Yadigaroglu, Dipender Saluja and Capricorn Investment Group, LLC. The business address of each of Capricorn-Libra Investment Group, L.P., Technology Impact Fund, L.P., Technology Impact Growth Fund, L.P., Capricorn-Libra Partners, LLC, TIF Partners, LLC and TIGF Partners, LLC is 250 University Avenue Palo Alto, CA 94301.

(6)
Messrs. Hoffman and Pincus may be deemed to beneficially own Joby Aviation common stock and Joby Aviation private placement warrants held by Reinvent Sponsor LLC by virtue of their shared control over Reinvent Sponsor LLC. Each of Messrs. Hoffman and Pincus disclaims beneficial ownership of the securities held by Reinvent Sponsor LLC except to the extent of their actual pecuniary interest therein. The address of Reinvent Sponsor LLC is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003.

(7)
Consists of (i) 17,130,000 shares of Joby Aviation common stock held by Reinvent Sponsor LLC, (ii) 11,533,333 shares of Joby Aviation common stock underlying the private placement warrants held by Reinvent Sponsor LLC, (iii) 1,200,000 shares of Joby Aviation common stock held by Workplay Ventures LLC, (iv) 800,000 shares of Joby Aviation common stock held by MJP DT Holdings LLC and (v) 2,500,000 shares of Joby Aviation common stock held by Reinvent Capital Fund LP. Mr. Pincus may be deemed to beneficially own the shares held by Workplay Ventures LLC, MJP DT Holdings LLC and Reinvent Capital Fund LP. Mr. Pincus disclaims beneficial ownership of the securities held by Workplay Ventures LLC, MJP DT Holdings LLC and Reinvent Capital Fund LP, except to the extent of his actual pecuniary interest therein. The address of Mr. Pincus and Reinvent Capital Fund LP is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003. The address of Workplay Ventures LLC is 3450 Sacramento St., Unit 720, San Francisco, CA 94118. The address of MJP DT Holdings LLC is 3450 Sacramento St, Unit 722, San Francisco, CA 94118.

(8)
Consists of (i) 64,124,185 shares of Joby Aviation common stock held by JoeBen Bevirt, as trustee of The Joby Trust and (ii) 34,571,963 shares of Joby Aviation common stock held by JoeBen Bevirt 2020 Descendants Trust, dated December 26, 2020. Mr. Bevirt has voting and dispositive power over the shares held in the Joby Trust and the JoeBen Bevirt 2020 Descendants Trust, dated December 26, 2020, and therefore may be deemed to be the beneficial owner of such shares. The business address for The Joby Trust and the JoeBen Bevirt 2020 Descendants Trust, dated December 26, 2020, is 2155 Delaware Avenue, Santa Cruz, CA 95060.

(9)
Consists of (i) 77,786 shares of Joby Aviation common stock and (ii) 303,531 shares of Joby Aviation common stock issuable upon exercise of outstanding stock options exercisable within 60 days from September 30, 2021.

(10)
Consists of (i) 57,610 shares of Joby Aviation common stock and (ii) 102,260 shares of Joby Aviation common stock issuable upon exercise of outstanding stock options exercisable within 60 days from September 30, 2021.

(11)
Consists of (i) 17,130,000 shares of Joby Aviation common stock held by Reinvent Sponsor LLC, (ii) 11,533,333 shares of Joby Aviation common stock underlying the private placement warrants held by Reinvent Sponsor LLC and (iii) 2,000,000 shares of Joby Aviation common stock held by Reprogrammed Interchange LLC (“Reprogrammed”). Mr. Hoffman may be deemed to beneficially own the shares held by Reprogrammed by virtue of his voting and investment control over Reprogrammed. The address of Mr. Hoffman is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003. The address of Reprogrammed is c/o Frank Huang, Freeland Cooper & Foreman, 150 Spear Street, Suite 1800, San Francisco, CA 94105.

(12)	Consists of 11,955 shares of Joby Aviation common stock issuable upon exercise of outstanding stock options exercisable within 60 days from September 30, 2021.
(13)
Consists of (i) 72,871,831 shares of Joby Aviation common stock held by Toyota Motor Corporation, (ii) 5,813,286 shares of Joby Aviation common stock held by Toyota A.I. Ventures Fund I, L.P., and (iii) 67,494 shares of Joby Aviation common stock held by Toyota A.I. Ventures Parallel Fund
I-A,
L.P.Toyota Motor Corporation has dispositive control over the shares held by Toyota A.I. Ventures Fund I, L.P. and Toyota A.I. Ventures Parallel Fund
I-A,
L.P. and may be deemed to beneficially own such shares. Mr. Kuffner is a director of Toyota Motor Corporation and disclaims beneficial ownership of all applicable shares except to the extent of his actual pecuniary interest in such shares.

(14)
Consists of (i) 10,193,889 shares of Joby Aviation common stock held by Capricorn-Libra Investment Group, L.P., (ii) 26,086,247 shares of Joby Aviation common stock held by Technology Impact Fund, L.P., and (iii) 1,175,460 shares of Joby Aviation common stock held by Technology Impact Growth Fund, L.P. Capricorn-Libra Partners, LLC is the general partner of Capricorn-Libra Investment Group, L.P., TIF Partners, LLC is the general partner of Technology Impact Fund, L.P. and TIGF Partners, LLC is the general partner of Technology Impact Growth Fund, L.P. Capricorn-Libra Partners, LLC is wholly owned by Dipender Saluja. TIF Partners, LLC is owned by Ion Yadigaroglu and Dipender Saluja. TIGF Partners, LLC is owned by Ion Yadigaroglu, Dipender Saluja and Capricorn Investment Group, LLC. Mr. Saluja disclaims beneficial ownership of all applicable shares except to the extent of his actual pecuniary interest in such shares.

SELLING SHAREHOLDERS
This prospectus relates to the resale from time to time of an aggregate of 98,357,200 shares of our common stock by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the common stock other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, and the aggregate number of shares of common stock that the Selling Shareholders may offer pursuant to this prospectus.

			Securities Beneficially Owned after this Offering
Name of Selling Shareholder	Shares of Common Stock Owner Prior to this Offering	Shares of Common Stock to be Sold in this Offering (1)	Shares of Common Stock	Percentage
Alec Clark	1,624,882	1,624,882	—	—	—	—
Alex Stoll	3,046,654	3,046,654	—	—	—	—
Baixi Pei	812,441	812,441	—	—	—	—
Edward Stilson	4,062,206	4,062,206	—	—	—	—
Gregor Veble Mikic	1,037,159	1,037,159	—	—	—	—
Joby Trust (2)	34,375,765	34,375,765	—	—	—	—
JoeBen Bevirt 2020 Descendants Trust, dated December 26, 2020 (3)	34,571,960	34,571,960	—	—	—	—
Rory Giffen	812,441	812,441	—	—	—	—
Sciarra Management Trust (4)	10,371,589	10,371,589	—	—	—	—
Scott Berry	1,071,731	1,071,731	—	—	—	—
Steven Waller	1,037,159	1,037,159	—	—	—	—
Other Selling Shareholders (5)	5,533,213	5,533,213	—	—	—	—

(1)
The amounts set forth in this column are the number of shares of common stock that may be offered by such Selling Shareholder using this prospectus. These amounts do not represent any other shares of our common stock that the Selling Shareholder may own beneficially or otherwise.

(2)
Mr. Bevirt has voting and dispositive power over the shares held in the Joby Trust and therefore may be deemed to be the beneficial owner of such shares. The business address for The Joby Trust is 2155 Delaware Avenue, Santa Cruz, CA 95060.

(3)
Mr. Bevirt has voting and dispositive power over the shares held in the JoeBen Bevirt 2020 Descendants Trust, dated December 26, 2020, and therefore may be deemed to be the beneficial owner of such shares. The business address for the JoeBen Bevirt 2020 Descendants Trust, dated December 26, 2020, is 2155 Delaware Avenue, Santa Cruz, CA 95060.

(4)
Mr. Sciarra has voting, investment and dispositive power over the shares held in the Sciarra Management Trust and therefore may be deemed to be the beneficial owner of such shares. The address for U.S. Trust Company of Delaware, as agent for Sciarra Management Trust, is 2951 Centerville Road, Suite 200, Wilmington, DE 19808.

(5)	Consists of Selling Shareholders not otherwise listed in this table who collectively own less than 1% of our common stock immediately following the Joby Holdings Reorganization.
We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such shares of common stock.
Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares of common stock registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares of common stock in this offering. See “Plan of Distribution.”
For information regarding transactions between us and the Selling Shareholders, see the section entitled “
Certain Relationships and Related Person Transactions
”.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation” and “Management” and the registration rights described elsewhere in this prospectus, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•
any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Convertible Promissory Note Financing (2018)
On December 24, 2018, Joby entered into a convertible note purchase agreement pursuant to which Joby issued $88.3 million in aggregate principal amount of convertible promissory notes between December 24, 2018 and January 30, 2019 (the “2018 Notes”). The 2018 Notes accrued interest at a rate of 6% per year. The 2018 Notes were redeemed and the aggregate principal amount and accrued interest on the 2018 Notes automatically converted into shares of Joby’s Series C convertible preferred stock at a conversion price of $15.4962 per share upon the initial closing of our Series C convertible preferred stock financing on December 23, 2019, a price equal to 80% of the $19.3702 per share paid by the investors in the Series C convertible preferred stock financing.
The following table summarizes purchases of the 2018 Notes from Joby by such related persons:

Name	2018 Notes principal and interest	Shares of Series C convertible preferred stock
Entities affiliated with Toyota Motor Corporation (1)	$47,811,628.11	3,085,385
Entities affiliated with Capricorn Investment Group (2)	$10,537,534.25	680,008
Entities affiliated with Intel Corporation (3)	$31,795,068.49	2,051,803

Total	$90,144,230.85	5,817,196

(1)
Consists of (i) $46,632,767.12 in principal plus accrued interest held by Toyota Motor Corporation, (ii) $1,096,340.81 in principal plus accrued interest held by Toyota A.I. Ventures Fund I, L.P. and (iii) $82,520.18 in principal plus accrued interest held by Toyota A.I. Ventures Parallel Fund
I-A,
L.P.

(2)	Consists of (i) $5,268,767.12 in principal plus accrued interest held by Technology Impact Fund, L.P. and (ii) 5,268,767.12 in principal plus accrued interest held by Technology Impact Growth Fund LP.
(3)	Consists of $31,795,068.49 in principal plus accrued interest held by Middlefield Ventures, Inc.
Series C Preferred Stock Financing
From December 23, 2019 through January 14, 2020, Joby sold an aggregate of 2,498,900 shares of its Series C preferred stock to related persons at a purchase price of approximately $19.3702 per share. The following table summarizes purchases of Series C preferred stock from Joby by such related persons:

Name	Shares of Series C Preferred Stock	Total Purchase Price
Entities affiliated with Toyota Motor Corporation (1)	18,068,992	$349,999,988.84

Total	18,068,992	$349,999,988.84

(1)	Consists of (i) 18,068,992 shares of Joby’s Series C preferred stock held by Toyota Motor Corporation

SummerBio LLC
In 2020, Joby entered into certain transactions with SummerBio LLC. These included the purchase by Joby of $0.1 million in
COVID-19
testing services for Joby employees from SummerBio LLC, as well as Joby’s provision of personnel to SummerBio LLC to assist in SummerBio LLC’s research and development efforts, for the total amount due to Joby of $0.2 million. Joby also contributed up to $1 million to SummerBio LLC to be spent on life-sciences
equipment, consumables and similar tangible assets, and made a loan in the principal amount of $2.3 million, which was subsequently repaid in full with interest. Certain holders of Joby capital stock, including (i) entities affiliated with 8VC Fund I, L.P., Intel Capital Corporation, Joby Trust, Sciarra Management Trust, Capricorn Investment Group and Toyota Motor Corporation, each of which currently hold more than 5% of Joby’s capital stock and (ii) entities affiliated with Dayton Joby Trust 1, which is affiliated with Joby director, Sky Dayton, hold equity in SummerBio LLC in the respective percentages of 2.9%, 5.6%, 6.1%, 5.8%, 4.5%, 1.0%, and 4.7%. JoeBen Bevirt, Paul Sciarra, Dipender Saluja and James Kuffner, each of whom are directors of Joby, are affiliated with Joby Trust, Sciarra Management Trust, Capricorn Investment Group and Toyota Motor Corporation, respectively.
Joby Trust Ownership Interest in Vendors
Joby Trust holds 100% of the ownership interests in North Coast, LLC and North Coast Farms, LLC and holds 90% of the ownership interests in North Coast Remediation, LLC, each of which vendors provide services to the Joby. These services purchased from these vendors include rent of office space and certain utilities and maintenance services related to the property on which the rented premises are located. Expenses and related payments to these vendors totaled $0.6 million to North Coast, LLC, $0.5 million to North Coast Farms, LLC and $0.4 million to North Coast Remediation, LLC and $0.6 million to North Coast, LLC, $0.5 million to North Coast Farms, LLC and $0.4 to North Coast Remediation, Inc. during the years ended December 31, 2020 and 2019, respectively. The Company owed these vendors an aggregate of $0.2 million and $0.1 million as of December 31, 2020 and 2019, respectively. JoeBen Bevirt, who is a director and officer of Joby, is affiliated with Joby Trust.
Investors’ Rights Agreement
Joby is a party to the Amended and Restated Investors’ Rights Agreement, dated as of December 23, 2019 (the “Investors’ Rights Agreement”), which grants registration rights and information rights, among other things, to certain holders of its capital stock including: (i) entities affiliated with 8VC Fund I, L.P., entities affiliated with Intel Corporation, Joby Trust, Sciarra Management Trust, Technology Impact Fund, L.P. and Toyota Motor Corporation, each of which currently hold more than 5% of Joby’s capital stock and (ii) entities affiliated with Dayton Joby Trust 1, Dated November 18, 2020, which is affiliated with Joby director, Sky Dayton. JoeBen Bevirt, Paul Sciarra, Dipender Saluja and James Kuffner, each of whom are directors of Joby, are affiliated with Joby Trust, Sciarra Management Trust, Technology Impact Fund and Toyota Motor Corporation, respectively. This agreement will terminate upon the Closing.
Right of First Refusal
Pursuant to the 2016 Plan and certain agreements with its stockholders, including the Amended and Restated Right of First Refusal and
Co-Sale
Agreement, dated as of December 23, 2019 (the “ROFR Agreement”), Joby has the right to purchase shares of Joby capital stock which certain stockholders propose to sell to other parties. Certain holders of Joby capital stock, including (i) entities affiliated with 8VC Fund I, L.P., entities affiliated with Intel Corporation, Joby Trust, Sciarra Management Trust, Technology Impact Fund, L.P. and Toyota Motor Corporation, each of which currently hold more than 5% of Joby’s capital stock and (ii) entities affiliated with Dayton Joby Trust 1, Dated November 18, 2020, which is affiliated with Joby director, Sky Dayton, have rights of first refusal and co-sale
under the ROFR Agreement. JoeBen Bevirt, Paul Sciarra, Dipender Saluja and James Kuffner, each of whom are directors of Joby, are affiliated with Joby Trust, Sciarra Management Trust, Technology Impact Fund and Toyota Motor Corporation, respectively. The ROFR Agreement will terminate upon the Closing.

Voting Agreement
Joby is a party to the Amended and Restated Voting Agreement, dated as of December 23, 2019, pursuant to which certain holders of its capital stock, including (i) entities affiliated with 8VC Fund I, L.P., entities affiliated with Intel Corporation, Joby Trust, Sciarra Management Trust, Technology Impact Fund, L.P. and Toyota Motor Corporation, each of which currently hold more than 5% of Joby’s capital stock and (ii) entities affiliated with Dayton Joby Trust 1, Dated November 18, 2020, which is affiliated with Joby director, Sky Dayton, have agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. JoeBen Bevirt, Paul Sciarra, Dipender Saluja and James Kuffner, each of whom are directors of Joby, are affiliated with Joby Trust, Sciarra Management Trust, Technology Impact Fund and Toyota Motor Corporation, respectively. This agreement will terminate upon the Closing.
Director and Officer Indemnification
Joby’s charter and bylaws provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Joby has entered into indemnification agreements with each of its directors. Following the Business Combination, Joby expects that these agreements will be replaced with new indemnification agreements for each post-Closing
director and officer of Joby Aviation. For additional information, see “
Description of Joby Aviation Securities — Limitations on Liability and Indemnification of Officers and Directors
.”
PIPE Investment
Joby PIPE Investors entered into Subscription Agreements with RTP, pursuant to which the Joby PIPE Investors have subscribed for shares of Joby Aviation common stock in connection with the PIPE Investment. Joby PIPE Investors participating in the PIPE Investment include Capricorn Investment Group (3,500,000 shares), an entity affiliated with Joby director, Dipender Saluja.
Registration Rights Agreement
In connection with the closing of the Business Combination, we and certain stockholders of Joby and RTP entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within thirty calendar days of the closing of the Business Combination. Certain Joby stockholders and RTP stockholders may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $100.0 million. We also agreed to provide “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Policies and Procedures for Related Person Transactions
Effective upon the consummation of the Business Combination, the board of directors of Joby Aviation will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination
company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of Joby Aviation’s executive officers or directors;

•	any person who is known by the post-combination company to be the beneficial owner of more than 5% of Joby Aviation’s voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law,
father-in-law,
son-in-law,
daughter-in-law,
brother-in-law
or
sister-in-law
of a director, executive officer or a beneficial owner of more than 5% of Joby Aviation’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Joby Aviation’s voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related party transactions.
RTP Relationships
Founder Shares
On August 4, 2020, the Sponsor purchased 14,375,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. On August 28, 2020, RTP effected a share capitalization resulting in the Sponsor holding an aggregate of 17,250,000 Founder Shares. Subsequent to the share capitalization, the Sponsor transferred 30,000 Founder Shares to each of Sherry Coutu, Charles Hudson, Kristina Salen and
Fei-Fei
Li, RTP’s independent directors. As of the date of this prospectus, the Sponsor and RTP’s independent directors collectively own 20.0% of the issued and outstanding ordinary shares of RTP.
The Founder Shares are identical to the RTP Class A ordinary shares included in the units sold in RTP’s initial public offering, except that (i) only the holders of the Founder Shares have the right to vote on the appointment of directors and holders of a majority of the Founder Shares may remove a member of the board of directors for any reason (as defined in the Cayman Constitutional Documents), (ii) the Founder Shares are subject to certain transfer restrictions, (iii) the holders of the Founder Shares have agreed pursuant to a letter agreement to waive (x) their redemption rights with respect to the Founder Shares and public shares held by them in connection with the completion of RTP’s initial business combination, (y) their redemption rights with respect to any Founder Shares and public shares held by them in connection with a shareholder vote to amend the Cayman Constitutional Documents (A) to modify the substance or timing of RTP’s obligation to allow redemption in connection with RTP’s initial business combination or to redeem 100% of RTP’s public shares if RTP does not complete a business combination within 24 months from the closing of its initial public offering (or 27 months from the closing of the initial public offering if RTP has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the initial public offering but has not completed the initial business combination within such
24-month
period) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity and (z) their rights to liquidating distributions from the trust account with respect to the Founder Shares if RTP fails to complete a business combination within 24 months from the closing of this offering (or 27 months, as applicable) or during any extension of such time period, (iv) the Founder Shares are automatically convertible into RTP Class A ordinary shares at the time of the initial business combination or earlier at the option of the holder and (v) the Founder Shares are entitled to registration rights.
Private Placement Warrants
Simultaneously with the consummation of the initial public offering of RTP, the Sponsor purchased 11,533,333 private placement warrants at a price of $1.50 per warrant, or $17.3 million in the aggregate, in a private placement. Each private placement warrant entitles the holder to purchase one RTP Class A ordinary share for $11.50 per share. A portion of the proceeds from the sale of the private placement warrants was placed in the trust account of RTP.
The private placement warrants are identical to the warrants included in the units sold in the initial public offering of RTP except that, so long as they are held by the Sponsor or its permitted transferees, the private placement warrants: (i) are not redeemable by RTP (except in certain redemption scenarios when the price per Class A ordinary share equals or exceeds $10.00 (as adjusted)), (ii) may be exercised on a cashless basis and (iii) are entitled to registration rights (including the ordinary shares issuable upon exercise of the private placement warrants). Additionally, the purchasers have agreed not to transfer, assign or sell any of the private placement warrants, including the RTP Class A ordinary shares issuable upon exercise of the private placement warrants (except to certain permitted transferees), until 30 days after the completion of RTP’s initial business combination. In connection with the Business Combination, upon the Domestication, each of the 11,533,333 private placement warrants will convert automatically into a warrant to acquire one share of Joby Aviation common stock pursuant to the Warrant Agreement.
Registration Rights
The holders of the Founder Shares, private placement warrants, and warrants that may be issued upon conversion of working capital loans, if any (and any RTP Class A ordinary shares issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed September 16, 2020 requiring RTP to register such securities for resale (in the case of the Founder Shares, only after conversion to RTP Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that RTP register such securities. In addition, the holders have certain
“piggy-back”
registration rights with respect to registration statements filed subsequent to the completion of RTP’s initial business combination and rights to require RTP to register for resale such securities pursuant to Rule 415 under the Securities Act. RTP will bear the expenses incurred in connection with the filing of any such registration statements.
Subscription Agreements
On February 23, 2021, concurrently with the execution of the Merger Agreement, RTP entered into subscription agreements with the Sponsor Related PIPE Investors, pursuant to which the Sponsor Related PIPE Investors have subscribed for shares of Joby Aviation common stock in connection with the PIPE Investment. The Sponsor Related PIPE Investors – Reinvent Technology SPV I LLC, which is an administrative special purpose vehicle managed by Michael Thompson solely to invest in the PIPE Investment, and Reinvent Capital Fund LP, a fund co-founded by Reid Hoffman, Mark Pincus and Michael Thompson – are expected to fund $115 million of the PIPE Investment, for which they will receive 11,500,000 shares of Joby Aviation common stock. In addition, certain directors and officers of RTP, including Mr. Hoffman, Mr. Pincus, Mr. Thompson and Mr. Cohen, have economic interests in the Sponsor Related PIPE Investors.
Sponsor Agreement
On February 23, 2021, the Sponsor entered into the Sponsor Agreement with RTP and Joby, a copy of which is attached the accompanying proxy statement/prospectus as Annex H. Under the Sponsor Agreement, the parties thereto agreed, among other things, that (i) the 17,130,000 shares of Joby Aviation common stock held by the Sponsor as of the domestication (converted from the 17,130,000 RTP Class B ordinary shares) will be subject to certain vesting and lock-up
terms, (ii) the Sponsor agreed to exercise all of its private placement warrants for cash or on a “cashless basis” on or prior to the date upon which Joby Aviation elects to redeem the Public Warrants in accordance with the Warrant Agreement, if the last reported sales price of the Joby Aviation common stock for any 20 trading days within the 30 trading-day
period ending on the third trading day prior to

the date on which notice of the redemption is given exceeds $18.00 per share (subject to certain adjustments), and (iii) the Sponsor will have certain rights with respect to board representation of Joby Aviation.
Sponsor Support Agreement
On February 23, 2021, in connection with the execution of the Merger Agreement, RTP, each of the directors and officers of RTP, the Sponsor and Joby entered into the Sponsor Support Agreement, a copy of which is attached to this proxy statement/prospectus as Annex B. Pursuant to the Sponsor Support Agreement, the Sponsor and each of the directors and officers of RTP agreed to, among other things, vote to adopt and approve the Merger Agreement and all other documents and transactions contemplated thereby, in each case, subject to the terms and conditions of the Sponsor Support Agreement.
The Sponsor Support Agreement will terminate in its entirety, and be of no further force or effect, upon the earliest to occur of (a) the Expiration Time (as defined in the Sponsor Support Agreement), (b) the liquidation of RTP and (c) the Effective Time. Upon such termination of the Sponsor Support Agreement, all obligations of the parties under the Sponsor Support Agreement will terminate, without any liability or other obligation on the part of any party thereto to any person in respect thereof or the transactions contemplated hereby, and no party thereto will have any claim against another (and no person will have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter thereof; provided, however, that the termination of the Sponsor Support Agreement will not relieve any party thereto from liability arising in respect of any breach of the Sponsor Support Agreement prior to such termination.
Related Party Note and Advances
On August 4, 2020, RTP issued an unsecured promissory note to the Sponsor, pursuant to which RTP borrowed an aggregate principal amount of approximately $194,000. The note was non-interest
bearing and payable on the earlier of (i) June 30, 2021 and (ii) the completion of RTP’s initial public offering. The borrowings outstanding under the note in the amount of approximately $194,000 were repaid upon the consummation of the initial public offering on September 21, 2020.
In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor, members of RTP’s founding team or any of their affiliates may, but are not obligated to, loan RTP funds as may be required. If RTP completes a business combination, RTP would repay such loans out of the proceeds of the trust account released to RTP. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that a business combination does not close, RTP may use a portion of proceeds held outside the trust account to repay such loaned amounts but no proceeds held in the trust account would be used for such repayment. Such loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $2.5 million of such loans may be convertible into warrants of the post-business
combination entity at a price of $1.50 per warrant. The warrants would be identical to the private placement warrants. RTP does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as RTP does not believe third parties will be willing to loan such funds and provide a waiver of any and all rights to seek access to funds in the trust account.
In addition, the Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on RTP’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. RTP’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or RTP’s or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket
expenses incurred by such persons in connection with activities on RTP’s behalf. Any such payments prior to an initial business combination will be made from funds held outside the trust account, including funds released from the trust account to pay for working capital, subject to an annual limit of $500,000.

Support Services Agreement
RTP entered into the Support Services Agreement that provides that, commencing on the date that RTP’s securities are first listed on the NYSE through the earlier of consummation of the initial business combination or the liquidation, RTP will pay support services fees to Reinvent Capital LLC (“Reinvent Capital”) that total $1,875,000 per year for support and administrative services, as well as reimburse Reinvent Capital for any out-of-pocket
expenses it incurs in connection with providing services or for office space under the Support Services Agreement. As of December 31, 2020, the Company paid $468,750 to Reinvent Capital as part of the Support Services Agreement and recognized the full amount in the statement of operations for the period from July 3, 2020 (inception) through December 31, 2020. For the period from July 3, 2020 through December 31, 2020, the Company incurred approximately $45,000 in reimbursable expenses paid by the Sponsor, which was recognized in the statement of operations and included in Due to Related Party on the balance sheet at December 31, 2020.

DESCRIPTION OF OUR SECURITIES
Authorized Capitalization
General
The total amount of Joby Aviation’s authorized capital stock consists of 1,400,000,000 shares of our common stock, par value $0.0001 per share, and 100,000,000 shares of our preferred stock, par value $0.0001 per share.
The following summary describes all material provisions of our capital stock. We urge you to read our Certificate of Incorporation and our Bylaws.
Preferred Stock
Our Board has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of Joby Aviation.
Common Stock
Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of Joby Aviation’s securities. Our common stock is neither convertible nor redeemable. Unless our board of directors determines otherwise, we will issue all of our capital stock in uncertificated form.
Voting Rights
Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, except as provided by our Certificate of Incorporation and outlined below. Our Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our Bylaws or our Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights. In addition, the affirmative vote of holders of 66 2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, the classified board and director liability.
To comply with restrictions imposed by federal law on foreign ownership of U.S. air transportation operations, our Certificate of Incorporation and our Bylaws restrict voting of shares of our capital stock by
non-U.S.
citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds
of the members of our board of directors be U.S. citizens. Under our Organizational Documents, Joby Aviation or any designated transfer agent shall maintain a separate stock record (the “Foreign Stock Record”) for registered Joby Aviation common stock known to us to be owned and/or controlled by
Non-Citizens.
In the event that we determine that the Joby Aviation common stock registered on the Foreign Stock Record exceeds the Permitted Percentage, sufficient shares shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein so that the number of shares entered does not exceed the

Permitted Percentage; provided, that upon the vesting of any Sponsor Shares pursuant to the Sponsor Agreement, such Sponsor Shares held by the Sponsor shall be deemed registered on the Foreign Stock Record as of the date of the RTP Merger and before the registration of any Joby Aviation capital stock held by any other
Non-Citizen.
If
Non-Citizens
at any time own and/or control in excess of the Permitted Percentage, the voting rights of the shares of Joby Aviation common stock in excess and not registered on the Foreign Stock Record will be automatically suspended until the earlier of (i) the transfer of such shares to a person or entity who is not a
Non-Citizen
or (ii) the registration of such shares on the Foreign Stock Record.
Dividend Rights
Each holder of shares of our capital stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.
Other Rights
Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.
Liquidation Rights
If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.
Redeemable Warrants
Public Shareholders’ Warrants
Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our Business Combination. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including as a result of a notice of redemption described below under “Redemption of warrants when the price per share of common stock equals or exceeds $10.00”. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our shares of common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the lesser of  (A) the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the shares of common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per share of common stock equals or exceeds $18.00.
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ written notice of redemption to each warrant holder; and

•
if and only if, the last reported sale price of the shares of common stock for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like)

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the
30-day
redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of common stock equals or exceeds $10.00.
Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our shares of common stock except as otherwise described below;

•
if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per share of common stock equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like); and

•
if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the
10-trading
day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “- Anti-dilution Adjustments” below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date	Fair Market Value of Common Stock
(period to expiration of warrants)	>10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or
366-day
year, as applicable. For example, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “- Redemption of warrants when the price per share of common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of RTP’s initial public offering. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the shares of common stock are trading at a price starting at $10.00, which is below the exercise price of  $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their warrants for shares of common stock if and when such shares of common stock were trading at a price higher than the exercise price of  $11.50.
No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of common stock, Joby Aviation (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.
If the number of issued and outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a split-up
of shares of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up
or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of common stock. A rights offering to holders of shares of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of common stock equal to the product of  (1) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (2) one minus the quotient of  (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of shares of common stock during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of common stock on account of such shares of common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the
365-day
period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of issued and outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Joby Aviation in connection with redemption rights held by shareholders of Joby Aviation as provided for in our amended and restated certificate of incorporation and bylaws) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule
12b-2
under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule
13d-3
under the Exchange Act) more than 50% of the issued and outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.
The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Private Placement Warrants
The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to our directors and officers and other persons or entities affiliated with our sponsor) and they will not be redeemable by us (except as described under “Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per share of common stock equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.
Except as described under “Description of Securities — Redeemable Warrants — Public Redeemable Warrants — Redemption of warrants when the price per share of common stock equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Anti-takeover
Effects of the Certificate of Incorporation and the Bylaws
The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Joby Aviation. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Joby Aviation to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some stockholders may favor.
Special Meetings of Stockholders
The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of our board of directors, (b) our board of directors, (c) our Chief Executive Officer or (d) our President, provided that such special meeting may be postponed, rescheduled or cancelled by our board of directors or other person calling the meeting.
Action by Written Consent
The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.
Requirements for Advance Notification of Stockholder Nominations and Proposals
The Bylaws provide for advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Removal of Directors
Our board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares our voting stock entitled to vote at an election of directors.

Delaware
Anti-Takeover
Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Certificate of Incorporation, Joby Aviation opted out of Section 203 of the DGCL, but will provide other similar restrictions regarding takeovers by interested stockholders.
Limitations on Liability and Indemnification of Officers and Directors
The Certificate of Incorporation provides that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. We expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party
claims against us and may reduce the amount of money available to us.
Exclusive Jurisdiction of Certain Actions
The Certificate of Incorporation provides that: (i) unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof will, to the fullest extent permitted by law, be the sole and exclusive forum for: (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders, (C) any action arising pursuant to any provision of the DGCL, the Bylaws or Certificate of Incorporation (as either may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (D) any action asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine; (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; (iii) notwithstanding the foregoing, the forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction; and (iv) any person or entity purchasing or otherwise acquiring any interest in any security of Joby Aviation will be deemed to have notice of and consented to these provisions.

Although the Certificate of Incorporation contains the forum selection provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such forum selection provisions as written in connection with claims arising under the Securities Act.
Transfer Agent and Warrant Agent
The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York, 10004-1561.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned our common stock or our warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Joby Aviation was required to file reports) preceding the sale.
Persons who have beneficially owned our common stock shares or our warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month
period only a number of securities that does not exceed the greater of:

•	1% of the total number of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, subject to the Sponsor Agreement, the Sponsor may be able to sell its Founder Shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after RTP has completed RTP’s initial business combination.
Following the consummation of the Business Combination, Joby Aviation is no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

PLAN OF DISTRIBUTION
The Selling Shareholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest
selling shares of our common stock or interests in our common stock received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or interests in our common stock on any stock exchange, market or trading facility on which shares of our common stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Shareholders may use any one or more of the following methods when disposing of their shares of common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares of common stock at a stipulated price per share or warrant; and

•	a combination of any such methods of sale.
The Selling Shareholders may, from time to time, pledge or grant a security interest in some shares of our common stock owned by them and, if a Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers
or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers
that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers
or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer
or other financial institution of shares of our common stock offered by this prospectus, which shares or warrants such broker-dealer
or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Shareholders from the sale of shares of our common stock offered by them will be the purchase price of such shares of our common stock less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.
The Selling Shareholders also may in the future resell a portion of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Shareholders and any underwriters,
broker-dealers
or agents that participate in the sale of shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective
amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our common stock offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments
or short sales, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments
or short positions by making purchases in the open market or by exercising their over-allotment
option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Shareholders may use this prospectus in connection with resales of shares of our common stock. This prospectus and any accompanying prospectus supplement will identify the Selling Shareholders, the terms of our common stock and any material relationships between us and the Selling Shareholders. Selling Shareholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholders will receive all the net proceeds from the resale of shares of our common stock.
A Selling Shareholder that is an entity may elect to make an in-kind
distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.
We are required to pay all fees and expenses incident to the registration of shares of our common stock to be offered and sold pursuant to this prospectus, which we expect to be approximately $0.6 million.

LEGAL MATTERS
Latham & Watkins LLP, New York, New York, has passed upon the validity of the securities of Joby Aviation offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The financial statements of Reinvent Technology Partners as of December 31, 2020, and for the period from July 3, 2020 (inception) through December 31, 2020, included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report thereon and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The financial statements of Joby Aero, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form
S-1,
including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Information” at www.jobyaviation.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus

INDEX TO FINANCIAL STATEMENTS
AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR REINVENT
TECHNOLOGY PARTNERS

UNAUDITED FINANCIAL STATEMENTS FOR JOBY AVIATION, INC. (F/K/A REINVENT
TECHNOLOGY PARTNERS) FOR THE PERIOD ENDING JUNE 30, 2021

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR JOBY AERO, INC.
AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR JOBY AERO, INC.
AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of
Reinvent Technology Partners
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Reinvent Technology Partners (the “Company”), as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 3, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 3, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled
Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)
(the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 12, 2021

REINVENT TECHNOLOGY PARTNERS
BALANCE SHEET
DECEMBER 31, 2020
(As Restated)

Assets:
Current assets:
Cash	$1,694,679
Prepaid expenses	507,465

Total current assets	2,202,144
Cash and investments held in Trust Account	690,171,366

Total Assets	$692,373,510

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$15,775
Accrued expenses	361,100
Due to related party	44,697

Total current liabilities	421,572
Deferred legal fees	239,161
Deferred underwriting commissions	24,150,000
Derivative warrant liabilities	99,938,040

Total liabilities	124,748,773

Commitments and Contingencies
Class A ordinary shares; 56,262,473 shares subject to possible redemption at $10.00 per share	562,624,730

Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 12,737,527 shares issued and outstanding (excluding 56,262,473 shares subject to possible redemption)	1,274
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 17,250,000 shares issued and outstanding	1,725
Additional paid-in capital	68,899,593
Accumulated deficit	(63,902,585)

Total shareholders’ equity	5,000,007

Total Liabilities and Shareholders’ Equity	$692,373,510

The accompanying notes are an integral part of these financial statements.

REINVENT TECHNOLOGY PARTNERS
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 3, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)

General and administrative expenses	$1,104,601

Loss from operations	(1,104,601)
Other income (expense)
Unrealized gain on investments held in Trust Account	171,366
Financing costs – derivative warrant liabilities	(1,289,200)
Change in fair value of derivative warrant liabilities	(61,680,150)
Total other income (expense)	(62,797,984)

Net loss	$(63,902,585)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	69,000,000

Basic and diluted net income per ordinary share, Class A	$—

Basic and diluted weighted average shares outstanding of Class B ordinary shares	17,250,000

Basic and diluted net income per ordinary share, Class B	$(3.70)

The accompanying notes are an integral part of these financial statements.

REINVENT TECHNOLOGY PARTNERS
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 3, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - July 3, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	17,250,000	1,725	23,275	—	25,000
Sale of units in initial public offering, less fair value of public warrants	69,000,000	6,900	—	—	667,418,260	—	667,425,160
Offering costs	—	—	—	—	(37,539,788)	—	(37,539,788)
Excess of cash received over fair value of private placement warrants	—	—	—	—	1,616,950	—	1,616,950
Shares subject to possible redemption	(56,262,473)	(5,626)	—	—	(562,619,104)	—	(562,624,730)
Net loss	—	—	—	—	—	(63,902,585)	(63,902,585)

Balance - December 31, 2020	12,737,527	$1,274	17,250,000	$1,725	$68,899,593	$(63,902,585)	$5,000,007

The accompanying notes are an integral part of these financial statements.

REINVENT TECHNOLOGY PARTNERS
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 3, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)

Cash Flows from Operating Activities:
Net loss	$(63,902,585)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party in exchange for issuance of Class B ordinary shares	25,000
Unrealized gain on investments held in Trust Account	(171,366)
Change in fair value of derivative warrant liabilities	61,680,150
Financing costs – derivative warrant liabilities	1,289,200
Changes in operating assets and liabilities:
Prepaid expenses	(507,465)
Accounts payable	15,775
Accrued expenses	361,100
Due to related party	44,697

Net cash used in operating activities	(1,165,494)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(690,000,000)

Net cash used in investing activities	(690,000,000)

Cash Flows from Financing Activities:
Repayment of note payable to related party	(193,562)
Proceeds received from initial public offering, gross	690,000,000
Proceeds received from private placement	17,300,000
Offering costs paid	(14,246,265)

Net cash provided by financing activities	692,860,173

Net increase in cash	1,694,679

Cash - beginning of the period	—

Cash - end of the period	$1,694,679

Supplemental disclosure of noncash activities:
Offering costs paid through note payable – related party	$193,562
Deferred legal fees	$239,161
Deferred underwriting commissions in connection with the initial public offering	$24,150,000
Initial value of common stock subject to possible redemption	$625,164,780
Change in value of common stock subject to possible redemption	$(62,540,050)
The accompanying notes are an integral part of these financial statements.

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)
Note 1—Description of Organization, Business Operations and Basis of Presentation
Reinvent Technology Partners (the “Company”), is a blank check company incorporated as a Cayman Islands exempted company on July 3, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”).
All activity for the period from July 3, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, the search for a target company for a Business Combination. The Company has selected December 31 as its fiscal year end. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income
in the form of interest and investment income on cash, cash equivalents and investments from the net proceeds derived from the Initial Public Offering and Private Placement (defined below).
The Company’s sponsor is Reinvent Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 16, 2020. On September 21, 2020, the Company consummated its Initial Public Offering of 69,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units offered, the “Public Shares”), including 9,000,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $690.0 million, and incurring offering costs of approximately $38.8 million, inclusive of approximately $24.2 million in deferred underwriting commissions (Note 6).
Substantially concurrently with the closing of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 11,533,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant to the Sponsor, generating gross proceeds of $17.3 million (Note 5).
Upon the closing of the Initial Public Offering and the Private Placement, $690.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule
2a-7 under
the Investment Company Act of 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount held in Trust) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

The Company will provide its holders of Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. The per-share amount
to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares (as defined in Note 5) prior to the Initial Public Offering (the “Initial Shareholders”) have agreed to vote their Founder Shares and any Public Shares purchased by them during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, executive officers and directors have agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or 27 months from the closing of the Initial Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Initial Public Offering (as such period may be extended, the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price,

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements, subject to an annual limit of $500,000, and/or to pay its taxes (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Basis of Presentation
The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the rules and regulations of the SEC.
As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements for the period from October 2, 2020 (inception) through December 31, 2020 (the “Affected Periods”), were restated in the Annual Report on Form 10-K/A (Amendment No. 1) (the “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Liquidity and Capital Resources
As of December 31, 2020, the Company had $1.7 million in its operating bank accounts and working capital of approximately $1.8 million.
The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from the Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares, the loan of approximately $194,000 from the Sponsor pursuant to the promissory note (see Note 5), and the proceeds from the consummation of the Initial Public Offering and Private Placement not held in the Trust Account. The Company fully repaid the promissory note as of September 21, 2020 (see Note 5). In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination and one year from

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Risk and Uncertainties
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the
“COVID-19
outbreak”). In March 2020, the WHO classified the
COVID-19
outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the
COVID-19
outbreak continues to evolve. The impact of the
COVID-19
outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the
COVID-19
outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures that have been, and may in the future be, implemented to contain the
COVID-19
outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the
COVID-19
outbreak and the resulting market downturn.
Note 2—Restatement of Financial Statements
In April 2021, the Company concluded that, because of a misapplication of the accounting guidance related to its Public and Private Placement warrants the Company issued in September 2020, the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in the Annual Report.
On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on RTP’s balance sheet as opposed to equity. Since issuance on September 21, 2020 the Company’s warrants were accounted for as equity within the Company’s previously reported balance sheets, and after discussion and evaluation, including with the Company’s independent auditors, management concluded that the warrants should be presented as liabilities with subsequent fair value remeasurement.
Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic 815-40,
Derivatives and Hedging, Contracts in Entity’s Own Equity
(“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Warrants issued on September 21, 2020, in light of the SEC Staff’s published views. Based on this reassessment,

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period.
Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued financial statements for the periods beginning with the period from July 3, 2020 through December 31, 2020 and the period from July 3, 2020 through September 30, 2020 (collectively, the “Affected Periods”) should be restated because of a misapplication in the guidance around accounting for certain of our outstanding warrants to purchase ordinary shares (the “Warrants”) and should no longer be relied upon. The Warrants were issued in connection with the Company’s Initial Public Offering of 69,000,000 Units and the sale of Private Placement warrants completed on September 21, 2020. Each Unit consists of one of the Company’s Class A ordinary shares, $0.0001 par value, and one-quarter of one redeemable warrant. Each whole Warrant entitles the holder to purchase one of Class A ordinary share at a price of $11.50 per share. The Warrants will expire worthless five years from the date of completion of our initial business combination. The material terms of the warrants are more fully described in Note 8—Derivative Warrant Liabilities. See revised Note 9 – Fair Value Measurements.
Impact of the Restatement
The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.
The tables below present the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported financial statements as of and for the period from July 3, 2020 (inception) through December 31, 2020:

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$692,373,510	$—	$692,373,510

Liabilities and stockholders’ equity
Total current liabilities	$421,572	$—	$421,572
Deferred legal fees	239,161	—	239,161
Deferred underwriting commissions	24,150,000		24,150,000
Derivative warrant liabilities	—	99,938,040	99,938,040

Total liabilities	24,810,733	99,938,040	124,748,773
Class A common stock, $0.0001 par value; shares subject to possible redemption	662,562,770	(99,938,040)	562,624,730
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock - $0.0001 par value	274	1,000	1,274
Class B common stock - $0.0001 par value	1,725	—	1,725
Additional paid-in-capital	5,931,243	62,968,350	68,899,593
Accumulated deficit	(933,235)	(62,969,350)	(63,902,585)

Total stockholders’ equity	5,000,007	—	5,000,007

Total liabilities and stockholders’ equity	$692,373,510	$—	$692,373,510

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

	Period From July 3, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(1,104,601)	$—	$(1,104,601)
Other (expense) income:
Change in fair value of warrant liabilities	—	(61,680,150)	(61,680,150)
Financing costs	—	(1,289,200)	(1,289,200)
Unrealized gain on investments held in Trust Account	171,366	—	171,366

Total other (expense) income	171,366	(62,969,350)	(62,797,984)

Net loss	$(933,235)	$(62,969,350)	$(63,902,585)

Basic and Diluted weighted-average Class A common stock outstanding	69,000,000	—	69,000,000

Basic and Diluted net loss per Class A common shares	$0.00	—	$—

Basic and Diluted weighted-average Class B common stock outstanding	17,250,000	—	17,250,000

Basic and Diluted net loss per Class B common shares	$(0.05)	$(3.65)	$(3.70)

	Period From July 3, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(933,235)	$(62,969,350)	$(63,902,585)
Adjustments to reconcile net loss to net cash used in operating activities	(146,366)	62,969,350	62,822,984
Net cash used in operating activities	(1,165,494)	—	(1,165,494)
Net cash used in investing activities	(690,000,000)	—	(690,000,000)
Net cash provided by financing activities	692,860,173	—	692,860,173

Net change in cash	$1,694,679	$—	$1,694,679

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

In addition, the impact to the balance sheet dated September 18, 2020, filed on Form 8-K on September 25, 2020 related to the impact of accounting for the public and private warrants as liabilities at fair value resulted in a $38.3 million increase to the derivative warrant liabilities line item at September 18, 2020 and offsetting decrease to the Class A common stock subject to possible redemption mezzanine equity line item. The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet dated September 18, 2020.

	As of September 21, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$694,363,065	$—	$694,363,065

Liabilities and shareholders’ equity
Total current liabilities	$1,790,393	$—	$1,790,393
Deferred underwriting commissions	24,150,000	—	24,150,000
Derivative warrant liabilities	—	38,257,890	38,257,890

Total liabilities	25,940,393	38,257,890	64,198,283
Class A common stock, $0.0001 par value; shares subject to possible redemption	663,422,670	(38,257,890)	625,164,780
shareholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock - $0.0001 par value	266	382	648
Class B common stock - $0.0001 par value	1,725	—	1,725
Additional paid-in-capital	5,071,351	1,288,818	6,360,169
Accumulated deficit	(73,340)	(1,289,200)	(1,362,540)

Total shareholders’ equity	5,000,002	—	5,000,002

Total liabilities and shareholders’ equity	$694,363,065	$—	$694,363,065

Note 3—Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had approximately $3,500 in cash equivalents included in the Trust account.

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

Investments Held in Trust Account
The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in unrealized loss on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000, and investments held in Trust Account. At December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash, accounts payable and accrued expenses approximate their fair values, primarily due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that invest in U.S. government securities, or a combination thereof. The fair value for trading securities is determined using quoted market prices in active markets.

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

Derivative warrant liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.
The Company issued an aggregate of 17,250,000 warrants as part of the Units offered in the Initial Public Offering and an aggregate of 11,533,333 Private Placement Warrants concurrently with the closing of the Initial Public Offering. All 28,783,333 outstanding warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with the Initial Public Offering and Private Placement were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Warrants issued in connection with our Initial Public Offering have subsequently been measured based on the listed market price of such warrants.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A ordinary shares were charged to shareholders’ equity upon the completion of the Initial Public Offering.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 56,262,473 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Income Taxes
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company’s management

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income (Loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 28,783,333, of the Company’s Class A ordinary shares in the calculation of diluted net income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method.
The Company’s statement of operations includes a presentation of net income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class
method of net income (loss) per share. Net income (loss) per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income (loss) earned on investments held in the Trust Account, net of applicable taxes and interest to fund working capital requirements, subject to an annual limit of $500,000, available to be withdrawn from the Trust Account, resulting in income of approximately $171,000 for the period from July 3, 2020 (inception) through December 31, 2020, by the weighted average number of Class A ordinary shares outstanding for the period. Net income (loss) per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net income (loss), less net income (loss) attributable to Class A ordinary shares by the weighted average number of Class B ordinary shares outstanding for the period.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s financial statements.
Note 4—Initial Public Offering
On September 21, 2020, the Company consummated its Initial Public Offering of 69,000,000 Units, including 9,000,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $690.0 million, and incurring offering costs of approximately $38.8 million, inclusive of approximately $24.2 million in deferred underwriting commissions.
Each Unit consists of one Class A ordinary share and
one-quarter of
one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

Note 5—Related Party Transactions
Founder Shares
On August 4, 2020, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for issuance of 14,375,000 ordinary shares (the “Founder Shares”). On August 28, 2020, the Company effected a share capitalization resulting in the Sponsor holding an aggregate of 17,250,000 Founder Shares. All shares and the associated amounts in the accompanying financial statements and notes thereto have been retroactively restated to reflect the share capitalization. Subsequent to the share capitalization, on August 28, 2020, the Sponsor transferred 30,000 Founder Shares to each of the Company’s independent director nominees. The Sponsor agreed to forfeit up to an aggregate of 2,250,000 Founder Shares to the extent that the option to purchase additional units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters fully exercised their over-allotment option on September 21, 2020; thus, these Founder Shares were no longer subject to forfeiture.
The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (1) one year after the completion of the initial Business Combination; and (2) subsequent to the initial Business Combination (x) if the last reported sale price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any
30-trading day
period commencing at least 150 days after the initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Private Placement Warrants
Substantially concurrently with the closing of the Initial Public Offering, the Company consummated the Private Placement of 11,533,333 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of $17.3 million.
Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for
cash and exercisable on a cashless basis, except as described in Note 6, so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On August 4, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing,
unsecured and due upon the closing of the Initial Public Offering. The Company borrowed approximately $194,000 under the Note. The Company repaid the Note in full as of September 21, 2020.

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.
Support Services Agreement
The Company entered into the Support Services Agreement that provides that, commencing on the date that the Company’s securities were first listed on the NYSE through the earlier of consummation of the initial Business Combination and the liquidation, the Company will pay Support Services Fees to Reinvent Capital LLC (“Reinvent Capital”) that total $1,875,000 per year for support and administrative services, as well as reimburse Reinvent Capital for any out-of-pocket expenses it incurs in connection with providing services or for office space under the Support Services Agreement. As of December 31, 2020, the Company paid $468,750 to Reinvent Capital as part of the Support Services Agreement and recognized the full amount in the statement of operations for the period from July 3, 2020 (inception) through December 31, 2020.
In addition, the Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses
incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or the Company’s or their affiliates. Any such payments prior to an initial Business Combination will be made from funds held outside the Trust Account, including funds released from the Trust Account to pay for working capital, subject to an annual limit of $500,000. For the period from July 3, 2020 through December 31, 2020, the Company incurred approximately $45,000 in reimbursable expenses paid by Reinvent Capital under the Support Services Agreement, which was recognized in the statement of operations and included in Due to Related Party on the balance sheet at December 31, 2020.
Note 6—Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

Underwriting Agreement
The Company granted the underwriters a
45-day option
from the date of the final prospectus to purchase up to 9,000,000 Over-Allotment Units at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters fully exercised their over-allotment option on September 17, 2020.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $13.8 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $24.2 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 7—Derivative Warrant Liabilities
As of December 31, 2020, the Company has 17,250,000 and 11,533,333 Public Warrants and Private Placement Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the completion of the initial Business Combination (net of redemptions), and (z) the volume weighted average

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable, except as described below, so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;
upon not less than 30 days’ prior -written notice of redemption to each warrant holder; and
if, and only if, the last reported sale price of Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted).
The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted); and

•
if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares shall mean the volume-weighted average price of Class A ordinary shares for the 10 trading days following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8—Shareholders’ Equity
Class
 A Ordinary Shares
 — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. At December 31, 2020, there were 69,000,000 Class A ordinary shares issued and outstanding, including 56,262,473 Class A ordinary shares subject to possible redemption.
Class
 B Ordinary Shares
 — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. On August 4, 2020, 14,375,000 Class B ordinary shares were issued and outstanding. On August 28, 2020, the Company effected a share capitalization resulting in the Sponsor holding an aggregate of 17,250,000 Class B ordinary shares. All shares and the associated amounts in the accompanying financial statements and notes thereto have been retroactively restated to reflect the share capitalization. Of the 17,250,000 Class B ordinary shares, an aggregate of up to 2,250,000 Class B ordinary shares were subject to forfeiture, to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Initial Shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The underwriters fully exercised their over-allotment option on September 17, 2020; thus, those shares were no longer subject to forfeiture.
Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that, prior to the initial Business Combination, holders of Class B ordinary shares will have the right to appoint all of the Company’s directors and remove members of the board of directors for any reason, and holders of Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis,
subject to adjustment for share
sub-divisions,
share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis,
20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
Preference Shares
 — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. At December 31, 2020, there were no preference shares issued or outstanding.
Note 9—Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
A s set s :
Investments held in Trust Account (1)	$690,167,879	$—	$—
Liabi l iti e s:
Derivative warrant liabilities – Public Warrants	$56,112,680	$—	$—
Derivative warrant liabilities – Private Warrants	$—	$—	$43,825,360

(1)	- Excludes $3,487 in cash .
The remainder of the balance in Investments held in Trust Account is comprised of cash equivalents. Level 1 instruments include investments in cash, money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants was transferred from a Level 3 measurement to a Level 1 fair value measurement in November 2020, when the Public Warrants were separately listed and traded.
The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants, a Level 1 measurement, since November 2020. For the period ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of approximately $61.7 million presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of September 18, 2020	As of September 30, 2020	As of December 31, 2020
Stock price	$9.67	$11.01	$11.56
Volatility	22.8%	22.9%	40.4%
Expected life of the options to convert	5.75	5.71	5.46
Risk-free rate	0.35%	0.35%	0.43%
Dividend yield	—	—	—
The change in the fair value of the derivative warrant liabilities for the period from July 3, 2020 (inception) through December 31, 2020 is summarized as follows:

Derivative warrant liabilities at July 3, 2020 (inception)	$—
Issuance of Public and Private Warrants	38,257,890
Change in fair value of derivative warrant liabilities	61,680,150
Derivative warrant liabilities at December 31, 2020	99,938,040
Note 10—Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring through May 12, 2021, the date the financial statements were issued, require potential adjustment to or disclosure in the financial statements and has concluded that, other than as described below, all such events that would require recognition or disclosure have been recognized or disclosed.
Proposed Joby Business Combination
On February 23, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Joby Aero, Inc., a Delaware corporation (“Joby”), and RTP Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Merger Agreement, the “Joby Business Combination”): (i) at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), upon the terms and subject to the conditions of the Merger Agreement, in accordance with the General Corporation Law of the State of Delaware, as amended (“DGCL”), Merger Sub will merge with and into Joby, the separate corporate existence of Merger Sub will cease and Joby will be the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”); (ii) as a result of the Merger, among

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

other things, all outstanding shares of capital stock of Joby (excluding the capital stock of Joby issued pursuant to the Note Conversion (as defined in the Merger Agreement)) will be canceled in exchange for the right to receive, in the aggregate, a number of shares of RTP Common Stock (as defined below) equal to the quotient obtained by dividing (x) $5,000,000,000 by (y) $10.00; (iii) as a result of the Merger, among other things, an additional 7,500,000 shares of RTP Common Stock will be issued to the holder of the Uber Note (as defined in the Merger Agreement) with respect to the outstanding principal amount pursuant to the Note Conversion and the Merger; and (iv) upon the effective time of the Domestication (as defined below), the Company will immediately be renamed “Joby Aviation, Inc.”
Prior to the Closing, subject to the approval of the Company’s shareholders, and in accordance with the DGCL, Cayman Islands Companies Act (as revised) (the “CICA”) and the Company’s amended and restated memorandum and articles of association, the Company will effect a deregistration under the CICA and a domestication under Section 388 of the DGCL (by means of filing a certificate of domestication with the Secretary of State of Delaware), pursuant to which the Company’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”).
In connection with the Domestication, (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of the Company, will convert automatically, on a one-for-one
basis, into a share of common stock, par value $0.0001, of the Company (after its Domestication) (the “RTP Common Stock”), (ii) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of the Company, will convert automatically, on a one-for-one
basis, into a share of RTP Common Stock, (iii) each then issued and outstanding warrant of the Company will convert automatically into a warrant to acquire one share of RTP Common Stock (“Domesticated RTP Warrant”), and (iv) each then issued and outstanding unit of the Company (the “Cayman RTP Units”) will convert automatically into a share of RTP Common Stock, on a one-for-one
basis, and
one-fourth
of one Domesticated RTP Warrant.
On February 23, 2021, concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 83.5 million shares of RTP Common Stock for an aggregate purchase price equal to $835 million (the “PIPE Investment”), $115 million of which is expected to be funded in the aggregate by Reinvent Technology SPV I LLC and Reinvent Capital Fund LP. The PIPE Investment will be consummated substantially concurrently with the Closing.
The consummation of the proposed Joby Business Combination is subject to certain conditions as further described in the Merger Agreement.
On April 19, 2021, Cody Reese (“Reese”), a purported shareholder of the Company, filed a lawsuit in the Supreme Court of the State of New York, County of New York, captioned Cody Reese v. Reinvent Technology Partners, et al., case number 652603/2021, against the Company and the members of its board of directors (the “Reese Complaint”). The Reese Complaint asserts a breach of fiduciary duty claim against the individual defendants and an aiding and abetting claim against RTP. The Reese Complaint alleges, among other things, that (i) the merger consideration is unfair, and (ii) the registration statement on Form S-4 filed with the SEC on April 2, 2021 regarding the proposed transaction involving Joby is materially misleading and incomplete and fails to disclose material information. The Reese Complaint seeks, among other things, to enjoin the proposed Business Combination, rescind the transaction or award rescissory damages to the extent it is consummated, and an award of attorneys’ fees and expenses.

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

Note 11—Quarterly Financial Information (Unaudited)
The following tables contain unaudited quarterly financial information for the quarterly period ended September 30, 2020 that has been updated to reflect the restatement and revision of the Company’s financial statements as described in Note 2—Restatement of Previously Issued Financial Statements. The restatement and revision had no impact net loss, net cash flows from operating, investing or financing activities. The Company has not amended its previously filed Quarterly Report on Form 10-Q for the Affected Period. The financial information that has been previously filed or otherwise reported for the Affected Period is superseded by the information in this Annual Report, and the financial statements and related financial information for the Affected Period contained in such previously filed report should no longer be relied upon.

	As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$693,957,206	$—	$693,957,206

Liabilities and shareholders’ equity
Total current liabilities	$1,052,132	$—	$1,052,132
Deferred legal fees	239,161
Deferred underwriting commissions	24,150,000	—	24,150,000
Derivative warrant liabilities	—	56,334,070	56,334,070

Total liabilities	25,441,293	56,334,070	81,536,202
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	663,276,660	(56,334,070)	606,942,590
Shareholders’ equity
Preference shares - $0.0001 par value	—	—	—
Class A ordinary shares - $0.0001 par value	267	564	831
Class B ordinary shares - $0.0001 par value	1,725	—	1,725
Additional paid-in-capital	5,204,860	19,364,816	24,569,676
Accumulated deficit	(206,850)	(19,365,380)	(19,572,230)

Total shareholders’ equity	5,000,002	—	5,000,002

Total liabilities and shareholders’ equity	$693,717,955	$—	$693,478,794

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

	Period From July 3, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(164,056)	$—	$(164,056)
Other (expense) income:
Change in fair value of warrant liabilities	—	(18,076,180)	(18,076,180)
Financing cost	—	(1,289,200)	(1,289,200)
Unrealized loss on investments held in Trust Account	(42,794)	—	(42,794)

Total other (expense) income	(42,794)	(19,365,380)	(19,408,174)

Net loss	$(206,850)	$(19,365,380)	$(19,572,230)

Basic and Diluted weighted-average Class A common shares outstanding	69,000,000	—	69,000,000

Basic and Diluted net loss per Class A share	$(0.00)	—	$(0.00)

Basic and Diluted weighted-average Class B common shares outstanding	17,250,000	—	17,250,000

Basic and Diluted net loss per Class B share	$—	—	$(1.13)

	Period From July 3, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Cash Flows
Net loss	$(206,850)	$(19,365,380)	$(19,572,230)
Adjustment to reconcile net loss to net cash used in operating activities	67,794	19,365,380	19,433,174
Net cash used in operating activities	(515,550)	—	(515,550)
Net cash used in investing activities	(690,000,000)	—	(690,000,000)
Net cash provided by financing activities	693,295,138	—	693,295,138

Net change in cash	$2,779,588	$—	$2,779,588

Prior to the Closing, subject to the approval of the Company’s shareholders, and in accordance with the DGCL, Cayman Islands Companies Act (as revised) (the “CICA”) and the Company’s amended and restated memorandum and articles of association, the Company will effect a deregistration under the CICA and a domestication under Section 388 of the DGCL (by means of filing a certificate of domestication with the Secretary of State of Delaware), pursuant to which the Company’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”).
In connection with the Domestication, (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of the Company, will convert automatically, on a one-for-one
basis, into a share of common stock, par value $0.0001, of the Company (after its Domestication) (the “RTP Common Stock”), (ii) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of the Company,

REINVENT TECHNOLOGY PARTNERS
NOTES TO FINANCIAL STATEMENTS
(As Restated)

will convert automatically, on a
one-for-one
basis, into a share of RTP Common Stock, (iii) each then issued and outstanding warrant of the Company will convert automatically into a warrant to acquire one share of RTP Common Stock (“Domesticated RTP Warrant”), and (iv) each then issued and outstanding unit of the Company (the “Cayman RTP Units”) will convert automatically into a share of RTP Common Stock, on a one-for-one
basis, and
one-fourth
of one Domesticated RTP Warrant.
On February 23, 2021, concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 83.5 million shares of RTP Common Stock for an aggregate purchase price equal to $835 million (the “PIPE Investment”), $115 million of which is expected to be funded in the aggregate by Reinvent Technology SPV I LLC and Reinvent Capital Fund LP. The PIPE Investment will be consummated substantially concurrently with the Closing.
The consummation of the proposed Joby Business Combination is subject to certain conditions as further described in the Merger Agreement.

PART I—FINANCIAL INFORMATION

Item 1.	Condensed Consolidated Financial Statements.
JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(unaudited)
Assets:
Current assets:
Cash	$479,196	$1,694,679
Prepaid expenses	353,274	507,465

Total current assets	832,470	2,202,144
Cash and investments held in Trust Account	690,045,877	690,171,366

Total Assets	$690,878,347	$692,373,510

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$240,888	$15,775
Accrued expenses	383,066	361,100
Due to related party	492,533	44,697

Total current liabilities	1,116,487	421,572
Deferred legal fees	239,161	239,161
Deferred underwriting commissions	24,150,000	24,150,000
Derivative warrant liability	56,314,870	99,938,040

Total liabilities	81,820,518	124,748,773
Commitments and Contingencies
Class A ordinary shares; 60,405,782 and 56,262,473 shares subject to possible redemption at $10.00 per share at June 30, 2021 and December 31, 2020, respectively	604,057,820	562,624,730
Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 8,594,218 and 12,737,527 shares issued and outstanding (excluding 60,405,782 and 56,262,473 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	859	1,274
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 17,250,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	1,725	1,725
Additional paid-in capital	27,466,918	68,899,593
Accumulated deficit	(22,469,493)	(63,902,585)

Total shareholders’ equity	5,000,009	5,000,007

Total Liabilities and Shareholders’ Equity	$690,878,347	$692,373,510

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	For the three months ended June 30, 2021	For the six months ended June 30, 2021
General and administrative expenses	$1,002,670	$2,294,589

Loss from operations	(1,002,670)	(2,294,589)
Other income
Unrealized gain on investments held in Trust Account	24,664	104,511
Change in fair value of derivative warrant liabilities	1,804,620	43,623,170

Total other income	1,829,284	43,727,681

Net income	$826,614	$41,433,092

Basic and diluted weighted average shares outstanding of Class A ordinary shares	69,000,000	69,000,000

Basic and diluted net income per ordinary share, Class A	$—	$—

Basic and diluted weighted average shares outstanding of Class B ordinary shares	17,250,000	17,250,000

Basic and diluted net income per ordinary share, Class B	$0.05	$2.40

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance—December 31, 2020	12,737,527	$1,274	17,250,000	$1,725	$68,899,593	$(63,902,585)	$5,000,007
Shares subject to possible redemption	(4,060,648)	(406)	—	—	(40,606,074)	—	(40,606,480)
Net income	—	—	—	—	—	40,606,478	40,606,478

Balance—March 31, 2021 (unaudited)	8,676,879	$868	17,250,000	$1,725	$28,293,519	$(23,296,107)	$5,000,005

Shares subject to possible redemption	(82,661)	(9)	—	—	(826,601)	—	(826,610)
Net income	—	—	—	—	—	826,614	826,614

Balance—June 30, 2021 (unaudited)	8,594,218	$859	17,250,000	$1,725	$27,466,918	$(22,469,493)	$5,000,009

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

Cash Flows from Operating Activities:
Net income	$41,433,092
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized gain on investments held in Trust Accounts	(104,511)
Change in fair value of derivative warrant liability	(43,623,170)
Changes in operating assets and liabilities:
Prepaid expenses	154,191
Accounts payable	225,113
Accrued expenses	21,966
Due to related party	447,836

Net cash used in operating activities	(1,445,483)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account	230,000

Net cash provided by investing activities	230,000

Net decrease in cash	(1,215,483)
Cash—beginning of the period	1,694,679

Cash—end of the period	$479,196

Supplemental disclosure of noncash investing and financing activities:
Change in value of Class A ordinary shares subject to possible redemption	$41,433,090
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1—Description of Organization, Business Operations and Basis of Presentation
Joby Aviation, Inc., formerly known as Reinvent Technology Partners (the “Company”), was incorporated as a Cayman Islands exempted company on July 3, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). On February 23, 2021, RTP Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company was formed.
Joby Business Combination
On August 10, 2021, subsequent to the fiscal quarter ended June 30, 2021, the fiscal quarter to which the accompanying financial statements relate, the Company consummated its initial business combination (“Joby Business Combination”) with Joby Aero, Inc., a Delaware corporation (“Joby”), and RTP Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), pursuant to an Agreement and Plan of Merger dated February 23, 2021 (the “Merger Agreement”), by and among the Company, Joby and Merger Sub.
Upon the consummation of the Joby Business Combination: (i) Merger Sub merged with and into Joby (the “Merger”) and the separate corporate existence of Merger Sub ceased, with Joby surviving the Merger as a wholly-owned subsidiary of the Company; (ii) as a result of the Merger, among other things, all outstanding shares of capital stock of Joby (excluding the capital stock of Joby issued pursuant to the Note Conversion (as defined in the Merger Agreement)) as of immediately prior to the effective time of the Merger, together with shares of Joby common stock reserved in respect of Joby options and restricted stock units outstanding as of immediately prior to the effective time of the Merger, were canceled in exchange for the right to receive, or the reservation of, in the aggregate, a number of shares of RTP Common Stock (as defined below) equal to the quotient obtained by dividing (x) $5,000,000,000 by (y) $10.00; (iii) as a result of the Merger, among other things, an additional 7,716,780 shares of RTP Common Stock were issued to the holder of the Uber Note (as defined in the Merger Agreement) with respect to the outstanding principal amount pursuant to the Note Conversion and the Merger; and (iv) upon the effective time of the Domestication (as defined below), the Company was renamed “Joby Aviation, Inc.”
Prior to the consummation of the Joby Business Combination, following the approval of the Company’s shareholders, and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), Cayman Islands Companies Act (as revised) (the “CICA”) and the Company’ amended and restated memorandum and articles of association, the Company effected a deregistration under the CICA and a domestication under Section 388 of the DGCL (by means of filing a certificate of domestication with the Secretary of State of Delaware), pursuant to which the Company’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication”).
In connection with the Domestication, (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of the Company, was converted automatically, on a one-for-one
basis, into a share of common stock, par value $0.0001, of the Company (after its Domestication) (the “RTP Common Stock”), (ii) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of the Company, was converted automatically, on a one-for-one
basis, into a share of RTP Common Stock, (iii) each then issued and outstanding warrant of the Company was converted automatically into a warrant to acquire one share of RTP Common Stock (“Domesticated RTP Warrant”), and (iv) each then issued and outstanding unit of the Company was converted automatically into a share of RTP Common Stock, on a one-for-one
basis, and
one-fourth
of one Domesticated RTP Warrant.

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 23, 2021, concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 83.5 million shares of RTP Common Stock for an aggregate purchase price equal to $835 million (the “PIPE Investment”), $115 million of which was to be funded in the aggregate by Reinvent Technology SPV I LLC and Reinvent Capital Fund LP. The PIPE Investment was consummated substantially concurrently with the consummation of the Joby Business Combination.
Business Prior to the Joby Business Combination
All activity for the period from July 3, 2020 (inception) through June 30, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, the search for a target company for a Business Combination, and the negotiation and execution of the Joby Business Combination. The Company has selected December 31 as its fiscal year end. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. Following the consummation of the Initial Public Offering, the Company generated non-operating
income in the form of interest income on cash and cash equivalents from the net proceeds derived from the Initial Public Offering and Private Placement (defined below).
The registration statement for the Company’s Initial Public Offering was declared effective on September 16, 2020. On September 21, 2020, the Company consummated its Initial Public Offering of 69,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “Public Shares”), including 9,000,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $690.0 million, and incurring offering costs of approximately $38.8 million, inclusive of approximately $24.2 million in deferred underwriting commissions (Note 5).
Substantially concurrently with the closing of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 11,533,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant to Reinvent Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), generating gross proceeds of $17.3 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, $690.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule
2a-7
under the Investment Company Act of 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company was required to provide its holders of Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company was to seek shareholder approval of a Business Combination or conduct a tender offer was made by the Company. The Public Shareholders were entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. The per-share
amount distributed to Public Shareholders who redeemed their Public Shares was not reduced by the deferred underwriting commissions the Company paid to the underwriters (as discussed in Note 5). These Public Shares

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

have been recorded at a redemption value and classified as temporary equity upon and following the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”).
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021 or for any future period.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Going Concern
As of June 30, 2021, the Company had approximately $479,000 in its operating bank account, and negative working capital of approximately $284,000.
The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from the Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares, the loan of approximately

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

$194,000 from the Sponsor pursuant to the promissory note (see Note 4), and the proceeds from the consummation of the Initial Public Offering and Private Placement not held in the Trust Account. The Company fully repaid the promissory note as of September 21, 2020 (see Note 4). In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of June 30, 2021, there were no amounts outstanding under any Working Capital Loan.
In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic
205-40,
“Basis of Presentation – Going Concern,” management has determined that the working capital deficit raises substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate, September 25, 2022. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.
Risk and Uncertainties
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the
“COVID-19
outbreak”). In March 2020, the WHO classified the
COVID-19
outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the
COVID-19
outbreak continues to evolve. The impact of the
COVID-19
outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the
COVID-19
outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected.
Note 2—Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Company’s unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.
Investments Held in Trust Account
As of June 30, 2021, the Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in unrealized gain on investments held in Trust Account in the accompanying unaudited condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account were determined using available market information.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000, and investments held in Trust Account. At June 30, 2021 and December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the condensed consolidated balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of June 30, 2021, the carrying values of cash, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. As of June 30, 2021, the Company’s portfolio of

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

investments held in the Trust Account was comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that invest in U.S. government securities, or a combination thereof. The fair value for trading securities were determined using quoted market prices in active markets.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC
815-15.
The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The warrants issued in the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with the Initial Public Offering and Private Placement were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Warrants issued in connection with our Initial Public Offering have subsequently been measured based on the listed market price of such warrants.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating
expenses in the statement of operations. Offering costs associated with the Class A ordinary shares were charged to shareholders’ equity upon the completion of the Initial Public Offering.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, 60,405,782 and 56,262,473, respectively, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Income Taxes
FASB Topic ASC 740, “Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2021. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction as of June 30, 2021. The

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes were not levied on the Company through June 30, 2021. Consequently, income taxes are not reflected in the Company’s unaudited condensed consolidated financial statements.
Net Income (Loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 28,783,333, of the Company’s Class A ordinary shares in the calculation of diluted net income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events.
The Company’s unaudited condensed consolidated statement of operations includes a presentation of net income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class
method of net income (loss) per share. Net income (loss) per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income (loss) earned on investments held in the Trust Account, net of applicable taxes and interest to fund working capital requirements, subject to an annual limit of $500,000, available to be withdrawn from the Trust Account, by the weighted average number of Class A ordinary shares outstanding for the period. Net income (loss) per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net income (loss), less net income (loss) attributable to Class A ordinary shares by the weighted average number of Class B ordinary shares outstanding for the period. The Company calculation of net income (loss) per ordinary share for the three and six month ended June 30, 2021 as follows:

	For the three months ended June 30, 2021	For the six months ended June 30, 2021
Class A ordinary shares
Numerator: Earnings allocable to Class A ordinary shares
Income from investments held in Trust Account	$24,664	$104,511
Less: Company’s portion available to be withdrawn to pay taxes	(24,664)	(104,511)

Net income attributable to Class A ordinary shares	$—	$—

Denominator: Weighted average Class A ordinary shares
Basic and diluted weighted average Class A shares outstanding	69,000,000	69,000,000

Basic and diluted net income per share, Class A ordinary shares	$—	$—

Class B ordinary shares
Numerator: Net Income minus Net Earnings
Net income	$826,614	$41,433,092
Net income allocable to Class A ordinary shares	—	—

Net income attributable to Class B ordinary shares	$826,614	$41,433,092

Denominator: weighted average Class B ordinary shares
Basic and diluted weighted average Class B shares outstanding	17,250,000	17,250,000

Basic and diluted net income per share, Class B ordinary shares	$0.05	$2.40

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”)
No. 2020-06, “Debt—Debt
with Conversion and Other Options
(Subtopic 470-20) and
Derivatives and Hedging—Contracts in Entity’s Own Equity
(Subtopic 815-40): Accounting
for Convertible Instruments and Contracts in an Entity’s Own
Equity” (“ASU 2020-06”), which
simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted
ASU 2020-06 on
January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s unaudited condensed consolidated financial statements.
Note 3—Initial Public Offering
On September 21, 2020, the Company consummated its Initial Public Offering of 69,000,000 Units, including 9,000,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $690.0 million, and incurring offering costs of approximately $38.8 million, inclusive of approximately $24.2 million in deferred underwriting commissions.
Each Unit consisted of one Class A ordinary share and
one-quarter
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 6).
Note 4—Related Party Transactions
Founder Shares
On August 4, 2020, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for issuance of 14,375,000 Class B ordinary shares (the “Founder Shares”). On August 28, 2020, the Company effected a share capitalization resulting in the Sponsor holding an aggregate of 17,250,000 Founder Shares. All shares and the associated amounts in the accompanying unaudited condensed consolidated financial statements and notes thereto have been retroactively restated to reflect the share capitalization. Subsequent to the share capitalization, on August 28, 2020, the Sponsor transferred 30,000 Founder Shares to each of the Company’s independent director nominees. The Sponsor agreed to forfeit up to an aggregate of 2,250,000 Founder Shares to the extent that the option to purchase Over-Allotment Units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters fully exercised their over-allotment option on September 17, 2020; thus, those Founder Shares were no longer subject to forfeiture.
Private Placement Warrants
Substantially concurrently with the closing of the Initial Public Offering, the Company consummated the Private Placement of 11,533,333 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of $17.3 million.
Each Private Placement Warrant will be exercisable for one Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. The Private Placement Warrants will be

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

non-redeemable
for cash and exercisable on a cashless basis, except as described in Note 6, so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On August 4, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest
bearing, unsecured and due upon the closing of the Initial Public Offering. The Company borrowed approximately $194,000 under the Note. The Company repaid the Note in full as of September 21, 2020.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates could have, but were not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completed a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would have been repaid only out of funds held outside the Trust Account. In the event that a Business Combination did not close, the Company may have used a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,500,000 of such Working Capital Loans may have been convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would have been identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, were not determined and no written agreements existed with respect to such loans. As of June 30, 2021, the Company had no borrowings under the Working Capital Loans.
Support Services Agreement
The Company entered into a support services agreement (the “Support Services Agreement”) that provided that, commencing on the date that the Company’s securities were first listed on the NYSE through the earlier of consummation of the initial Business Combination and the liquidation, the Company would pay Support Services Fees to Reinvent Capital LLC (“Reinvent Capital”) that total $1,875,000 per year for support and administrative services, as well as reimburse Reinvent Capital for any out-of-pocket
expenses it incurred in connection with providing services or for office space under the Support Services Agreement. As of June 30, 2021 and December 31, 2020, the Company had approximately $493,000 and $45,000, respectively, in Due to related party and recognized approximately $550,000 and $1.1 million, respectively, in the condensed consolidated statement of operations for the three and six months ended June 30, 2021. The company ceased paying these quarterly fees and periodic cost reimbursements following the consummation of the Joby Business Combination.
In addition, the Sponsor, officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Company’s officers or directors, or the Company’s or their affiliates. Any such payments prior to the Joby Business Combination were made from funds held outside the Trust Account, including funds released from the Trust Account to pay for working capital, subject to an annual limit of $500,000.

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5—Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the date of the final prospectus related to the Initial Public Offering to purchase up to 9,000,000 Over-Allotment Units at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters fully exercised their over-allotment option on September 17, 2020.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $13.8 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $24.2 million in the aggregate was payable to the underwriters for deferred underwriting commissions. The deferred fee would become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completed a Business Combination, subject to the terms of the underwriting agreement.
Legal Update
On April 19, 2021, Cody Reese (“Reese”), a purported shareholder of the Company, filed a lawsuit in the Supreme Court of the State of New York, County of New York, captioned Cody Reese v. Reinvent Technology Partners, et al., case number 652603/2021, against the Company and the members of its board of directors (the “Reese Complaint”). The Reese Complaint asserts a breach of fiduciary duty claim against the individual defendants and an aiding and abetting claim against RTP. The Reese Complaint alleges, among other things, that (i) the merger consideration is unfair, and (ii) the registration statement on Form
S-4
filed with the SEC on April 2, 2021 regarding the proposed transaction involving Joby is materially misleading and incomplete and fails to disclose material information. The Reese Complaint seeks, among other things, to enjoin the proposed Business Combination, rescind the transaction or award rescissory damages to the extent it is consummated, and an award of attorneys’ fees and expenses.
Note 6—Shareholders’ Equity
Class
 A Ordinary Shares
—As of June 30, 2021, the Company was authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. At June 30, 2021 and December 31, 2020, there were 69,000,000 Class A ordinary shares issued and outstanding, including 60,405,782 and 56,262,473, respectively Class A ordinary shares subject to possible redemption.
Class
 B Ordinary Shares
—As of June 30, 2021, the Company was authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, 17,250,000 Class B ordinary shares were issued and outstanding.

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Class A ordinary shareholders and Class B ordinary shareholders of record were entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that, prior to the initial Business Combination, holders of Class B ordinary shares had the right to appoint all of the Company’s directors and remove members of the board of directors for any reason, and holders of Class A ordinary shares were not entitled to vote on the appointment of directors during such time.
The Class B ordinary shares were automatically convertible into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one
basis, subject to adjustment for share
sub-divisions,
share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, were issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares would convert into Class A ordinary shares would have been adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agreed to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares would equal, in the aggregate, on an as-converted
basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination. In no event were the Class B ordinary shares convertible into Class A ordinary shares at a rate of less than one to one.
Preference Shares
—The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.
Note 7—Derivative Warrant Liabilities
As of June 30, 2021 and December 31, 2020, the Company had 17,250,000 Public Warrants and 11,533,333 Private Placement Warrants outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement governing the Warrants). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, requires holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement.

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issued additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represented more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the completion of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business Combination (such price, the “Market Value”) was below $9.20 per share, the exercise price of the warrants would be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable,
except as described below, so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of Class A ordinary shares for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted).

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted); and

•
if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares shall mean the volume-weighted average price of Class A ordinary shares for the 10 trading days following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8—Fair Value Measurements
The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
June 30, 2021

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury Securities	$690,039,494	$—	$—
Liabilities:
Derivative warrant liabilities—public warrants	$33,749,790	$—	$—
Derivative warrant liabilities—private warrants	$—	$—	$22,565,080

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities	$690,167,879	$—	$—
Liabilities:
Derivative warrant liabilities—public warrants	$56,112,680	$—	$—
Derivative warrant liabilities—private warrants	$—	$—	$43,825,360
The remainder of the balance in Investments held in Trust Account is comprised of cash equivalents. Level 1 instruments include investments in cash, money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers from a Level 3 measurement to a Level 1 for the three and six months ended June 30, 2021.
The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants, a Level 1 measurement, since November 2020. For the three and six months ended June 30, 2021, the Company recognized a charge to the statement of operations resulting from a decrease in the fair value of liabilities of approximately $1.8 million and $43.6 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.
The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, was determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

JOBY AVIATION, INC.
(f/k/a REINVENT TECHNOLOGY PARTNERS)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of June 30, 2021	As of December 31, 2020
Stock price	$9.98	$11.56
Volatility	27.3%	40.4%
Expected life of the options to convert	5.10	5.46
Risk-free rate	0.88%	0.43%
Dividend yield	—	—
The change in the fair value of the Level 3 derivative warrant liabilities for six months ended June 30, 2021 is summarized as follows:

Derivative warrant liabilities as of December 31, 2020	$48,825,360
Change in fair value of derivative warrant liabilities	(21,260,280)

Derivative warrant liabilities as of June 30, 2021	$22,565,080

Note 9—Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring through August 13, 2021, the date the unaudited condensed consolidated financial statements were issued, require potential adjustment to or disclosure in the unaudited condensed consolidated financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed
As described in Note 1, the Company completed the Joby Business Combination on August 10, 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and the Board of Directors of Joby Aero, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Joby Aero, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
April 1, 2021
We have served as the Company’s auditor since 2020.

JOBY AERO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$77,337	$507,176
Short-term investments	368,587	—
Other receivables	2,227	80
Prepaid expenses and other current assets	3,032	4,455

Total current assets	451,183	511,711
Property and equipment, net	34,126	22,219
Restricted cash	693	693
Equity method investment	10,990	—
Other non-current assets	262	180

Total assets	$497,254	$534,803

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities
Accounts payable	$4,928	$6,072
Tenant improvement loan, current portion	244	383
Capital lease, current portion	792	880
Deferred rent, current portion	295	209
Accrued expenses and other current liabilities	1,746	737

Total current liabilities	8,005	8,281
Tenant improvement loan, net of current portion	946	1,190
Capital lease, net of current portion	661	1,199
Deferred rent, net of current portion	1,321	1,617
Early exercise stock option liabilities	1,177	1,257

Total liabilities	12,110	13,544
Commitments and contingencies (Note 7)
Redeemable convertible preferred stock: $0.00001 par value — 105,500,526 shares authorized at December 31, 2020 and 2019, 96,252,623 shares and 92,613,015 shares issued and outstanding at December 31, 2020 and 2019, respectively (Cumulative liquidation preference $769,679 and $699,179 at December 31, 2020 and 2019, respectively)	768,312	698,452
Stockholders’ deficit:
Common stock: $0.00001 par value — 149,793,455 shares authorized at December 31, 2020 and 2019, 35,305,759 and 35,154,952 shares issued and outstanding at December 31, 2020 and 2019, respectively	—	—
Additional paid-in capital	12,591	4,957
Accumulated deficit	(296,286)	(182,122)
Accumulated other comprehensive income (loss)	527	(28)

Total stockholders’ deficit	(283,168)	(177,193)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$497,254	$534,803

The accompanying notes are an integral part of these consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Year Ended December 31, 2020	Year Ended December 31, 2019
Operating expenses:
Research and development (including related party purchases of $1,249 and $1,341 for the years ended December 31, 2020 and 2019, respectively)	$108,741	$70,178
Selling, general and administrative (including related party purchases of $220 and $200 for the years ended December 31, 2020 and 2019, respectively)	23,495	13,970

Total operating expenses	132,236	84,148

Loss from operations	(132,236)	(84,148)
Interest income	5,428	1,937
Interest expense	(249)	(22,952)
Loss from changes in fair value of derivative liabilities	—	(4,947)
Convertible note extinguishment loss	—	(366)
Gain on deconsolidation of subsidiary	6,904	—
Income from equity method investment	5,799	—
Other income, net	221	129

Total other income (expense), net	18,103	(26,199)

Loss before income taxes	(114,133)	(110,347)
Income tax expense	31	2

Net loss	$(114,164)	$(110,349)

Net loss per share, basic and diluted	$(3.80)	$(4.11)

Weighted-average common shares outstanding, basic and diluted	30,066,847	26,839,662

The accompanying notes are an integral part of these consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)

	Year Ended December 31, 2020	Year Ended December 31, 2019
Net loss	$(114,164)	$(110,349)
Other comprehensive loss:
Unrealized gain on available-for-sale securities	321	—
Foreign currency translation gain	234	40

Total other comprehensive income	555	40

Comprehensive loss	$(113,609)	$(110,309)

The accompanying notes are an integral part of these consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(In thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2019	63,112,693	$127,315	33,738,683	$—	$626	$(71,773)	$(68)	$(71,215)
Net loss	—	—	—	—	—	(110,349)	—	(110,349)
Other comprehensive loss	—	—	—	—	—	—	40	40
Issuance of Series C redeemable convertible preferred stock for cash, net issuance costs of $284	23,466,387	454,260	—	—	—	—	—	—
Issuance of Series C redeemable convertible preferred stock upon conversion of debt	6,033,935	116,877	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	2,092,409	—	151	—	—	151
Repurchase of common stock	—	—	(676,140)	—	(10)	—	—	(10)
Vesting of early exercised stock options	—	—	—	—	284	—	—	284
Stock-based compensation expense	—	—	—	—	3,906	—	—	3,906

Balance at December 31, 2019	92,613,015	$698,452	35,154,952	$—	$4,957	$(182,122)	$(28)	$(177,193)

Net loss	—	—	—	—	—	(114,164)	—	(114,164)
Other comprehensive income	—	—	—	—	—	—	555	555
Issuance of redeemable convertible preferred stock, net of issuance costs of $640	3,639,608	69,860	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	204,939	—	129	—	—	129
Repurchase of common stock	—	—	(54,132)	—	(1)	—	—	(1)
Vesting of early exercised stock options	—	—	—	—	321	—	—	321
Stock-based compensation expense	—	—	—	—	7,185	—	—	7,185

Balance at December 31, 2020	96,252,623	$768,312	35,305,759	—	$12,591	$(296,286)	$527	$(283,168)

The accompanying notes are an integral part of these consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	December 31, 2020	December 31, 2019
Cash flows from operating activities
Net loss	$(114,164)	$(110,349)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization expense	7,404	3,985
Non-cash interest expense related to convertible notes	—	22,823
Loss from change in the fair value of derivative liabilities	—	4,947
Convertible note extinguishment loss	—	366
Stock-based compensation expense	7,185	3,906
Income from equity method investment	(5,799)	—
Gain on deconsolidation of subsidiary	(6,904)	—
Net accretion and amortization of investments in marketable debt securities	1,179	—
Changes in operating assets and liabilities
Other receivables	(4,524)	(58)
Prepaid expenses and other current assets	1,423	(4,215)
Other non-current assets	(82)	(68)
Accounts payable	3,260	1,204
Accrued expenses and other current liabilities	5,332	625
Deferred rent	(210)	597

Net cash used in operating activities	(105,900)	(76,237)

Cash flows from investing activities
Purchase of marketable debt securities	(620,781)	—
Proceeds from sales of marketable debt securities	28,660	—
Proceeds from maturities of marketable debt securities	222,675	—
Purchases of property and equipment	(23,306)	(9,240)
Disposal of cash on deconsolidation upon loss of control over the fully owned subsidiary	(407)	—

Net cash used in investing activities	(393,159)	(9,240)

Cash flows from financing activities
Proceeds from issuance of Series C redeemable convertible preferred stock, net	69,860	454,260
Proceeds from issuance of convertible notes	—	12,267
Proceeds from exercise of stock options and stock purchase rights	369	1,376
Proceeds from tenant improvement loan	—	1,056
Repayments of tenant improvement loan	(383)	—
Payments on capital lease obligation	(626)	(549)

Net cash provided by financing activities	69,220	468,410

Net change in cash, cash equivalents and restricted cash	(429,839)	382,933
Cash, cash equivalents and restricted cash, at the beginning of the year	507,869	124,936

Cash, cash equivalents and restricted cash, at the end of the year	$78,030	$507,869

Reconciliation of cash, cash equivalents and restricted cash to consolidated balance sheets
Cash and cash equivalents	$77,337	$507,176
Restricted cash	693	693

Cash, cash equivalents and restricted cash in consolidated balance sheets	$78,030	$507,869

Non-cash investing activities
Unpaid property and equipment purchases	$1,806	$4,112
Property and equipment purchased through capital leases	$—	$1,332
Deconsolidation of net liabilities of fully owned subsidiary due to loss of control	$1,713	$—

Non-cash financing activities
Conversion of convertible notes into redeemable convertible preferred stock	$—	$80,793
Settlement of derivative liabilities upon conversion of convertible notes into redeemable convertible preferred stock	$—	$36,084
The accompanying notes are an integral part of these consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Company and Nature of Business
Description of Business
Joby Aero, Inc. (the Company) was incorporated in Delaware on November 21, 2016. The Company is headquartered in Santa Cruz, California. The Company’s wholly-owned subsidiaries are Joby Motors, LLC, a Delaware Limited Liability Company, and Joby Metal Shenzhen Co., Ltd. (Joby Metal), located in Shenzhen, China, and Joby Germany GmbH (Joby Germany), located in Unterhaching, Germany. The Company is an electric mobility company that is building a fully electric vertical takeoff and landing (“eVTOL”) passenger aircraft optimized to deliver air transportation as a service.
Significant Risks and Uncertainties
Management expects losses and negative cash flows to continue for the foreseeable future, primarily as a result of continued research and development efforts. The Company intends to fund research and development efforts through equity and debt issuances. In 2019, the Company issued convertible promissory notes to its stockholders for total gross amount of $11.2 million and received $454.5 million in gross proceeds from issuance of Series C redeemable convertible preferred stock (Series C Preferred Stock). In 2020, the Company received $70.5 million in gross proceeds from additional issuances of Series C Preferred Stock. Failure to raise additional funding or generate sufficient positive cash flows from operations in the longer term could have a material adverse effect on the Company’s ability to achieve its intended business objectives.
The Company participates in a dynamic high-technology industry. The Company is subject to a number of risks, including an evolving regulatory environment, the ability to obtain future financing, advances and trends in new technologies and industry standards; market acceptance of the Company’s offerings; litigation or claims against the Company based on intellectual property, patent, product, regulatory or other factors; and the Company’s ability to attract and retain employees necessary to support its growth.
Operations outside the United States include Joby Metal and Joby Germany. Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing income tax laws, possible limitations on foreign investment and income repatriation, government pricing or foreign exchange controls, and restrictions on currency exchange.
On March 11, 2020, the World Health Organization declared the coronavirus disease 2019
(“COVID-19”)
outbreak a global pandemic recommending containment measures worldwide. To comply with the recommended containment measures, the Company implemented alternative work arrangements for its employees and limited its employees’ travel activities to protect its employees and to comply with the provisions described within the local shelter in place order. Although some of the governmental restrictions have since been lifted or scaled back, recent and future surges of
COVID-19
may result in restrictions being
re-implemented
in response to efforts to reduce the spread of
COVID-19.
The ultimate impact of the
COVID-19
pandemic on the Company’s operations is unknown and will depend on future developments which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the
COVID-19
outbreak, the status of health and safety actions taken to contain its spread and any additional preventative and protective actions that governments, or the Company, may direct, any resurgence of
COVID-19
that may occur and how quickly and to what extent economic and operating conditions normalize within the markets in which the Company operates. The
COVID-19
pandemic could disrupt the operations of the Company’s third-party manufacturers and other suppliers. Although the Company has not experienced disruptions in its supply chain to date, it cannot predict how long the pandemic and measures intended to contain the spread of
COVID-19
will continue and what effect
COVID-19
and the associated

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

containment measures will have on our suppliers and vendors, in particular for any of the Company’s suppliers and vendors that may not qualify as essential businesses and suffer more significant disruptions to their business operations. The Company is working closely with its manufacturing partners and suppliers to help ensure the Company is able to continue its research and development activities necessary to complete the development of its eVTOL and commence delivery of its services.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation
The consolidated financial statements include accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations, cash flows and footnotes as of December 31, 2020 and 2019, and for the years then ended.
Foreign Currency
The Company determined that the local currency is the functional currency for its foreign operations. Assets and liabilities of the subsidiary are translated to United States dollars using the current exchange rate at the balance sheet date. Revenues and expenses are translated using the average exchange rate during the period. Cumulative translation adjustments related to the subsidiary are reflected as a separate component of stockholders’ deficit. Net gains and losses resulting from foreign currency transactions are included in other income (expense), net in the accompanying consolidated statement of operations.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and expenses during the reporting period. The most significant estimates are related to the valuation of common stock, stock-based awards, derivative instruments and the valuation of and provisions for income taxes and contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.
Segments
Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as one operating segment because its CODM, who is its Chief Executive Officer, reviews its financial information on a consolidated basis for purposes of making decisions regarding allocating resources and assessing performance. The Company has no segment managers who are held accountable by the CODM for operations, operating results, and planning for levels of components below the consolidated unit level.
Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, other receivables, accounts payable, accrued liabilities, short-term and long-term debt, derivative instruments and common stock warrants.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company states other receivables, accounts payable, and accrued and other current liabilities at their carrying value, which approximates fair value due to the short time to the expected receipt or payment. The carrying amount of the Company’s short-term debt approximates its fair value as the effective interest rate approximates market rates currently available to the Company. Derivative instruments are carried at fair value based on unobservable market inputs. Common stock warrants were initially recorded at the value allocated to them (see below) and not subject to remeasurement in subsequent periods.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents and restricted cash, short-term investments and other receivables. At December 31, 2020 and 2019, cash and cash equivalents consist of cash deposited with domestic and foreign financial institutions that are of high-credit quality. The Company is exposed to credit risk in the event of default by the domestic financial institutions to the extent that cash and cash equivalent deposits are in excess of amounts insured by the Federal Deposit Insurance Corporation. Foreign cash balances are not insured. The Company has not experienced any losses on its deposits since inception. Short-term investments consist of government and corporate debt securities and corporate asset backed securities that carry high-credit ratings and accordingly, minimal credit risk exists with respect to these balances.
The Company’s other receivables are due from a United States government agency under the Company’s government grant contracts. At December 31, 2020 these two agencies accounted for 89% of the Company’s other receivables. The Company provides for uncollectible amounts when specific credit problems are identified. In doing so, the Company analyzes historical bad debt trends, debtor creditworthiness, current economic trends, and changes in debtor payment patterns when evaluating the adequacy of the allowance for doubtful accounts.
Cash, Cash Equivalents, and Restricted Cash
The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash and cash equivalents. The recorded carrying amount of cash and cash equivalents approximates their fair value. At December 31, 2020 and 2019, restricted cash relates to collateral for a lease obligation.
Marketable Debt Securities
The Company classifies marketable debt securities as
available-for-sale
at the time of purchase and reevaluates such classification at each balance sheet date. The Company may sell these securities at any time for use in current operations even if they have not yet reached maturity. As a result, the Company classifies its marketable debt securities, including those with maturities beyond twelve months, as current assets in the consolidated balance sheets. These marketable debt securities are carried at fair value and unrealized gains and losses are recorded in other comprehensive income, which is reflected as a component of stockholders’ deficit. These marketable debt securities are assessed as to whether those with unrealized loss positions are other than temporarily impaired. The Company considers impairments to be other than temporary if they are related to deterioration in credit risk or if it is likely the securities will be sold before the recovery of their cost basis. Realized gains and losses from the sale of marketable debt securities and declines in value deemed to be other than temporary are determined based on the specific identification method. Realized gains and losses are reported in other income, net in the consolidated statements of operations and comprehensive income.
Investment in SummerBio, LLC
Following the outbreak of the
COVID-19
pandemic, the Company’s management determined that certain previously developed technology that was accessible to the Company could be repurposed and applied in

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

providing high-volume rapid
COVID-19
diagnostic. To enable the development and deployment of this technology, in May 2020, SummerBio, LLC (“SummerBio”) was established which was 100% beneficially owned by the Company. In August 2020, SummerBio began to generate income through providing the logistical infrastructure for high-volume rapid
COVID-19
testing.
On August 24, 2020 SummerBio raised additional financing through issuing equity instruments to related parties, and changed the structure of its board of directors, as a result of which the Company’s remaining voting interest became approximately 61.5% and the Company lost the ability to nominate majority of the members of SummerBio’s board of directors. The Company maintains significant influence, but not control over SummerBio, as it does not have the ability to direct the decisions that most significantly impact its economic performance. As a result, the Company concluded that on August 24, 2020, it lost control over SummerBio. The Company has determined it is not the primary beneficiary of the investment and therefore accounts for its investment in SummerBio under the equity method of accounting. The Company concluded that its retained interest in SummerBio should be accounted for under the equity method.
Accordingly, the Company deconsolidated SummerBio, recognized its remaining investment in SummerBio at fair value of $5.2 million as an equity method investment, derecognized net liabilities of SummerBio of $1.7 million and recognized the resulting gain on deconsolidation of $6.9 million, which is included in other income on the consolidated statement of operations for the year ended December 31, 2020. The Company recognized its share of earnings of SummerBio for the total amount of $5.8 million as Income from equity method investment on the consolidated statement of operations for the year ended December 31, 2020. As of December 31, 2020, the Company’s ownership interest in SummerBio was approximately 45.5% and it was entitled to nominate one member of SummerBio’s board of directors. The Company is a related party of SummerBio after it lost control over it.
At deconsolidation, the fair value of the Company’s remaining investment in SummerBio was determined by management, with the assistance of a third-party valuation specialist. To calculate total equity value of SummerBio, management used the back-solve method, solving for a total equity value that resulted in Series A preferred unit value consistent with its issuance price of $0.375 per unit. The Company then used option pricing model to calculate its remaining interest in SummerBio. Management also applied discount due to lack of marketability which was calculated at 14.4%. The key assumptions in back-solve option pricing method analysis included:

•	Back-solve security value – Series A preferred units issued at a price per unit of $0.375;

•	Option term – five years based upon the current state of development of SummerBio;

•	Risk-free rate – 0.28%, which represents the five-year constant maturity U.S. Treasury Bonds as of the valuation date;

•	Volatility – stock price volatility was estimated based upon an analysis of historical volatilities of a peer group of companies, which was estimated at 39.5%;

•	Option value allocation percentages – The allocation percentages ranged between 19.2% - 100%.
At December 31, 2020 the Company reviewed its investment in SummerBio for impairment by determining whether events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. In making this judgment, the Company considered available quantitative and qualitative evidence in evaluating potential impairment of these investments. The Company determined that the carrying value of the investment did not exceeds its fair value and, therefore, there are no indicators that its investment in SummerBio is impaired.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment, net
Property and equipment, net is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the assets, generally two to ten years. Leasehold improvements and equipment finances under capital leases are amortized over the shorter of the estimated useful life of the asset or the remaining term of the lease.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the Company determines that the carrying value of long-lived assets may not be recoverable, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. The Company did not record any impairment of long-lived assets in 2020 and 2019.
Leases
Leases are evaluated and recorded as capital leases if one of the following is true at inception: (a) the present value of minimum lease payments meets or exceeds 90% of the fair value of the asset, (b) the lease term is greater than or equal to 75% of the economic life of the asset, (c) the lease arrangement contains a bargain purchase option, or (d) title to the property transfers to the Company at the end of the lease. The Company records an asset and liability for capital leases at present value of the minimum lease payments based on the incremental borrowing rate. Assets are depreciated over the useful life in accordance with the Company’s depreciation policy while rental payments and interest on the liability are accounted for using the effective interest method.
Leases that are not classified as capital leases are accounted for as operating leases. Operating lease agreements that have tenant improvement allowances are evaluated for lease incentives. For leases that contain escalating rent payments, the Company recognizes rent expense on the straight-line basis over the lease term, with any lease incentives amortized as a reduction of rent expense over the lease term.
Derivative Instruments
The convertible promissory notes issued in December 2018, and January 2019 (“2018 convertible notes” and “2019 convertible notes”) contained embedded features that provided the lenders with multiple settlement alternatives. Certain settlement features provided the lenders the right or the obligation to receive cash or a variable number of shares upon the completion of a capital raising transaction, an initial public offering (“IPO”), change of control, the closing of the sale or other disposition of all or substantially all of the Company’s assets (together with the change of control any such event referred to as “Corporate Transaction”) or default of the Company (the “redemption features”).
Certain redemption features embedded in the convertible notes met the requirements for separate accounting and were accounted for as a single, compound derivative instrument for each round of the convertible notes (“2018 derivative instrument”, and “2019 derivative instrument”). The compound derivative instruments were recorded at fair value at inception and were subject to remeasurement to fair value at each consolidated balance sheet date, with the change in fair value reflected in the consolidated statements of operations. In December 2019, the 2018 and 2019 convertible notes were converted into Series C redeemable convertible preferred stock, and the derivative instruments were settled as part of conversion (see Note 5).

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Government Grants
The Company receives payments from government entities under non-refundable
grants in support of the development of its technology and future services offering. US GAAP for profit-oriented entities does not define government grants; nor is there specific guidance applicable to government grants. Under the Company’s accounting policy for government grants and consistent with non-authoritative
guidance, grants are recognized on a systematic basis over the periods in which the entity recognizes as expenses the related costs for which the grants are intended to compensate and are presented as a reduction of research and development expenses in the consolidated statement of operations. A grant that is compensation for expenses or losses already incurred, or for which there are no future related costs, is recognized in the consolidated statement of operations in the period in which it becomes receivable as a reduction of research and development expenses.
Research and Development
The Company expenses research and development costs as incurred. Research and development expenses consist primarily of salaries and employee benefits, including stock-based compensation, costs of consulting, equipment and materials and allocations of various overhead and occupancy costs, including facility costs and equipment depreciation.
Selling, General and Administrative
Selling, general and administrative expenses include compensation, employee benefits and stock-based compensation for executive management, finance administration, and human resources, allocated facility costs (including rent), professional service fees and other general overhead costs, including allocated depreciation to support the Company’s operations.
Advertising Expense
The Company expenses advertising costs as incurred. Advertising expenses for the years ended December 31, 2020 and 2019 were $0.1 million and $0.1 million, respectively, included in selling, general and administrative expenses in the consolidated statements of operations.
Income Taxes
The Company uses the asset and liability method in accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not that the deferred tax assets will not be realized.
In evaluating the Company’s ability to recover deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction
basis. Based on the level of historical losses, the Company has established a full valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.
A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination by the taxing authorities, including resolutions of any related appeals or litigation processes, based on the technical merits of the position.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the accompanying consolidated statements of operations. Accrued interest and penalties are included within the related liabilities line in the consolidated balance sheets.
Net Loss per Share Attributable to Common Stockholders
Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock and potentially dilutive securities outstanding for the period. For purposes of the diluted net loss per share calculation, the redeemable convertible preferred stock, common stock warrants, common stock subject to repurchase, and stock options are considered to be potentially dilutive securities. Basic and diluted net loss attributable to common stockholders per share is presented in conformity with the two-class
method required for participating securities as the redeemable convertible preferred stock is considered a participating security. The Company’s participating securities do not have a contractual obligation to share in the Company’s losses. As such, the net loss is attributed entirely to common stockholders. Because the Company has reported a net loss for the reporting periods presented, the diluted net loss per common share is the same as basic net loss per common share for those periods.
Comprehensive Loss
Comprehensive loss includes all changes in equity (net assets) during the period from nonowner sources. The Company’s comprehensive loss consists of its net loss, its cumulative translation adjustments, and its unrealized gains or losses on available-for-sale
debt securities.
Stock-Based Compensation
The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation, and accounts for forfeitures as they occur. The Company selected the Black-Scholes-Merton (“Black-Scholes”) option-pricing model as the method for determining the estimated fair value for stock options. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including the option’s expected term, expected volatility of the underlying stock, risk-free interest rate and expected dividend yield.
Fair Value of Common Stock
The fair value of the Company’s common stock is determined by the board of directors with assistance from management and, in part, on input from an independent third-party valuation firm. The board of directors determines the fair value of common stock by considering a number of objective and subjective factors, including valuations of comparable companies, sales of redeemable convertible preferred stock, operating and financial performance, the lack of liquidity of the Company’s common stock and the general and industry-specific economic outlook.
Redeemable Convertible Preferred Stock
The redeemable convertible preferred stock is recorded outside of permanent equity because while it is not mandatorily redeemable, in the event of certain events considered not solely within the Company’s control, such

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

as a merger, acquisition, and sale of all or substantially all of the Company’s assets (each, a “deemed liquidation event”), the redeemable convertible preferred stock will become redeemable at the option of the holders of at least a majority of the then-outstanding such shares. The Company has not adjusted the carrying values of the redeemable convertible preferred stock to the redemption amount of such shares because it is uncertain whether or when a deemed liquidation event would occur that would obligate the Company to pay the liquidation preferences to holders of shares of redeemable convertible preferred stock. Subsequent adjustments to the carrying values of the liquidation preferences will be made only when it becomes probable that such a deemed liquidation event will occur.
Common Stock Warrants
Warrants to purchase shares of the Company’s common stock are equity classified and recognized within additional paid-in
capital with no subsequent remeasurement. The amount recognized within additional paid-in
capital is determined by allocating proceeds received and issuance costs incurred between the instruments issued based on their relative fair values.
Emerging Growth Company
The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As such the Company is eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including reduced reporting and extended transition periods to comply with new or revised accounting standards for public business entities. The Company has elected to avail themselves of this exemption and, therefore, will not be subject to the timeline for adopting new or revised accounting standards for public business entities that are not emerging growth companies, and will follow the transition guidance applicable to private companies.
Recently Adopted Accounting Pronouncements
In November 2016, the FASB issued an ASU
No. 2016-18,
Statement of Cash Flows: Restricted Cash
. This amendment addresses presentations of total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period
and
end-of-period
total amounts shown on the statement of cash flows. The Company adopted this update on January 1, 2019. The adoption did not result in a material impact on the Company’s consolidated financial statements.
In June 2018, the FASB issued an ASU
No. 2018-07,
Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting
, that expands the scope to include share-based payment transactions for acquiring goods and services from nonemployees. ASU
No. 2018-07
simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. This update is required to be applied through a cumulative effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company adopted the standard on January 1, 2019. The adoption did not result in a material impact on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU
No. 2018-13,
Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement
, which changed the disclosure requirements for fair value measurements by removing, adding, and modifying certain disclosures. The Company adopted this update on January 1, 2020, which did not result in a material impact on its consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

New Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU
No. 2016-02,
Leases (Topic 842)
. In July 2018, the FASB issued ASU
No. 2018-10,
Codification Improvements to Topic 842, Leases
, which provides clarification to ASU
No. 2016-02.
These ASUs require an entity to recognize a lease liability and a ROU asset in the balance sheets for leases with lease terms of more than 12 months. Lessor accounting is largely unchanged, while lessees will no longer be provided with a source of off-balance-sheet
financing. This guidance is effective for fiscal years beginning after December 15, 2021, and for interim periods within fiscal years beginning after December 15, 2022. In July 2018, the FASB issued ASU
No. 2018-11,
Leases (Topic 842): Targeted Improvements
, which allows entities to elect a modified retrospective transition method where entities may continue to apply the existing lease guidance during the comparative periods and apply the new lease requirements through a cumulative effect adjustment in the period of adoptions rather than in the earliest period presented. The Company expects to recognize a right-of-use
asset and corresponding lease liabilities for its lease arrangements upon the adoption of this standard.
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
, which amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables and available-for-sale
debt securities. The guidance is effective for the Company beginning in the first quarter of 2023. The Company is evaluating the impact of adopting this guidance on its consolidated financial statements.
In December 2019, the FASB issued ASU
No. 2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
, that simplifies the accounting for income taxes by eliminating certain exceptions related to the approach for intra-period tax allocation and modified the methodology for calculating income taxes in an interim period. It also clarifies and simplifies other aspects of the accounting for income taxes. The guidance is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022 with early adoption permitted. The Company is evaluating the effect of this guidance on its consolidated financial statements.
In March 2020, the FASB issued ASU
No. 2020-04,
Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting
. The guidance provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The guidance also establishes (1) a general contract modification principle that entities can apply in other areas that may be affected by reference rate reform and (2) certain elective hedge accounting expedients. The amendment is effective for all entities through December 31, 2022. The Company is evaluating the effect of this guidance on its consolidated financial statements.
In January 2020, the FASB issued ASU
2020-01,
Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions Between Topic 321, Topic 323, and Topic 815 — a consensus of the FASB Emerging Issues Task Force
, which makes improvements related to the following two topics: (1) accounting for certain equity securities when the equity method of accounting is applied or discontinued, and (2) scope considerations related to forward contracts and purchased options on certain securities. The guidance is effective for the Company beginning in the first quarter of fiscal year 2022 with early adoption permitted. The Company is evaluating the effect this new guidance on its consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3. Fair Value Measurements
Assets and liabilities recorded at fair value on a recurring basis in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

•	Level I — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

•
Level II — Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

•	Level III — Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.
The Company’s financial assets consist of Level 1 and 2 assets. The Company classifies its cash equivalents and marketable debt securities within Level 1 or Level 2 because they are valued using either quoted market prices or inputs other than quoted prices which are directly or indirectly observable in the market, including readily-available pricing sources for the identical underlying security which may not be actively traded. The Company’s fixed income available-for-sale
securities consist of high quality, investment grade securities from diverse issuers. The valuation techniques used to measure the fair value of the Company’s marketable debt securities were derived from non-binding
market consensus prices that are corroborated by observable market data and quoted market prices for similar instruments.
The Company’s financial liabilities measured at fair value on a recurring basis consist of Level III liabilities. The derivative instruments liability is measured at fair value on a recurring basis. Changes in fair value of Level III liabilities are recorded in other income (expense), net.
The fair value of the compound derivative instruments was estimated at the respective date of inception in December 2018 and January 2019, at the subsequent consolidated balance sheet date and immediately prior to the conversion of the convertible promissory notes using a hybrid method that combines probability-weighted and with-or-without
methods using unobservable inputs, which are classified as Level 3 within the fair value hierarchy. The primary inputs for this approach included the probability of achieving various settlement scenarios that provide the lenders the right or the obligation to receive cash or a variable number of shares upon the completion of a capital transaction. The probability assumptions related to estimating various settlement scenarios as of January 1, 2019 and the inception dates ranged between 2.5% and 100%, the discount rates ranging between 29.4% and 46.4% were applied to estimated future cash flows, and the expected time to occurrence of the respective scenario ranged between 0.52 years and 4.95 years. After the initial measurement, changes in the fair value of these compound derivatives were recorded as a component of other income (expense), net.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the fair value of the Company’s financial assets and liabilities measured on a recurring basis by level within the fair value hierarchy (in thousands):

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets measured at fair value
Money market funds	$74,049	$—	$—	$74,049

Cash equivalents	74,049	—	—	74,049

Asset backed securities	—	52,022	—	52,022
Government debt securities	—	57,829	—	57,829
Corporate debt securities	—	258,736	—	258,736

Marketable debt securities	—	368,587	—	368,587

Total fair value of assets	$74,049	$368,587	—	$442,636

The following is a summary of the Company’s
available-for-sale
securities:

	December 31, 2020
	Adjusted Basis	Unrealized Gains	Unrealized Losses	Recorded Basis
Asset backed securities	$51,938	$84	—	$52,022
Government debt securities	57,826	3	—	57,829
Corporate debt securities	258,502	234	—	258,736

Total	$368,266	$321	—	$368,587

At December 31, 2019, the Company’s did not have any financial assets or liabilities measured at fair value on a recurring basis.
The following table sets forth a summary of the changes in the fair value, which is recognized as a component of other income (expense), net within the consolidated statement of operations, of the Company’s Level III financial liabilities (in thousands):

	2020	2019
Fair value as of January 1	$—	$27,033
Initial fair value of derivative liabilities	—	4,104
Change in fair value	—	4,947
Settlement of derivative liabilities upon conversion of convertible notes into redeemable convertible preferred stock	—	(36,084)

Fair value as of December 31	$—	$—

There were no transfers between Level 1, Level 2 or Level 3 financial instruments in 2020 and 2019.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4. Balance Sheet Components
Property and Equipment, Net
Property and equipment, net consists of the following (in thousands):

	December 31, 2020	December 31, 2019
Equipment	$29,229	$15,652
Computer software	5,992	4,301
Leasehold improvements	5,724	4,027
Molds and tooling	3,269	3,108
Vehicles	211	109
Furniture and fixtures	95	52
Construction in-progress	3,741	1,668

Gross property and equipment	48,261	28,917
Accumulated depreciation and amortization	(14,135)	(6,698)

Property and equipment, net	$34,126	$22,219

Depreciation and amortization expense for the years ended December 31, 2020 and 2019 was $7.4 million and $4.0 million, respectively.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following (in thousands):

	December 31, 2020	December 31, 2019
Prepaid equipment	$1,352	$2,945
Prepaid software	1,076	692
Prepaid taxes	243	380
Prepaid insurance	156	116
Other	205	322

Total	$3,032	$4,455

Note 5. Debt
Convertible Notes
2018 Convertible Notes
In December 2018, the Company issued 2018 convertible notes resulting in gross proceeds of $77.1 million. Simple interest on the unpaid principal balance of the 2018 convertible notes accrued from the issuance date at a rate of 6.0% per year and was payable at maturity. Unless converted or redeemed upon the occurrence of certain events, the 2018 convertible notes were to mature on June 30, 2020.
Upon the next sale (or series of related sales) by the Company of its equity securities involving redeemable convertible preferred stock, which would follow the issuance of the convertible notes, and from which the Company receives gross cash proceeds of not less than $200 million (the “Next Equity Financing”) or upon an IPO, the note holders of the 2018 convertible notes had the right to convert outstanding principal balance and

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

accrued but unpaid interest into shares of the redeemable convertible preferred stock or common stock issued in such Next Equity Financing or IPO, respectively, at a conversion price equal to 80% of the issuance price per share of the redeemable convertible preferred stock or common stock issued in such Next Equity Financing or IPO. Upon occurrence of a Corporate Transaction, the note holders of the 2018 convertible notes had the right to convert outstanding principal balance and accrued but unpaid interest into the Company’s common shares at a conversion price equal to 80% of the price per share payable in exchange for each vested share of the Company’s common stock. Upon occurrence of an IPO or a Corporate Transaction, in lieu of the conversion of the convertible notes, the note holders also had an option to elect repayment of the 2018 convertible notes’ outstanding principal balance and accrued but unpaid interest with a premium of 50% of the outstanding principal balance and accrued but unpaid interest.
The 2018 convertible notes included embedded derivative instruments that are required to be bifurcated and accounted for separately as a single derivative instrument. As of the issuance date, the estimated fair value of the 2018 derivative instrument was $26.9 million, which was accounted for as a debt discount. The discount on the 2018 convertible notes and the related issuance costs were amortized over the contractual term of 1.52 years, using the effective interest rate method. The 2018 convertible notes had an annual effective interest rate of 40.5% per year. The 2018 convertible notes interest expense for the year ended December 31, 2019 was $19.9 million, consisting of $4.5 million of contractual interest expense and $15.4 million amortization of debt discount arising from separation of embedded derivative liability and debt issuance costs.
2019 Convertible Notes
In January 2019, the Company issued 2019 convertible notes resulting in gross proceeds of $11.2 million. Simple interest on the unpaid principal balance of the 2019 convertible notes accrued from the issuance date at a rate of 6.0% per year and was payable at maturity. Unless converted or redeemed upon the occurrence of certain events, the 2019 convertible notes were to mature on June 30, 2020.
Upon a Next Equity Financing or an IPO, the note holders of the 2019 convertible notes had the right to convert outstanding principal balance and accrued but unpaid interest into shares of the redeemable convertible preferred stock or common stock issued in such Next Equity Financing or IPO, respectively, at a conversion price equal to 80% of the issuance price per share of the redeemable convertible preferred stock or common stock issued in such Next Equity Financing or IPO. Upon Corporate Transaction, the note holders of the 2019 convertible notes had the right to convert outstanding principal balance and accrued but unpaid interest into the Company’s common shares at a conversion price equal to 80% of the price per share payable in exchange for each vested share of the Company’s common stock. Upon occurrence of an IPO or a Corporate Transaction, in lieu of the conversion of the convertible notes, the note holders also had an option to elect repayment of the 2019 convertible notes’ outstanding principal balance and accrued but unpaid interest with a premium of 50% of the outstanding principal balance and accrued but unpaid interest.
The 2019 convertible notes included embedded derivative instruments that are required to be bifurcated and accounted for separately as a single derivative instrument. As of the issuance date, the estimated fair value of the 2019 derivative instrument was $4.1 million, which was accounted for as a debt discount. The discount on the 2019 convertible notes and the related issuance costs were amortized over the contractual period of 1.42 years, using the effective interest rate method. The 2019 convertible notes had an annual effective interest rate of 46.6% per year. The 2019 convertible notes interest expense for the year ended December 31, 2019 was $2.9 million, consisting of $0.6 million of contractual interest expense and $2.3 million amortization of debt discount arising from separation of embedded derivative liability and debt issuance costs.
On December 23, 2019, the Company raised $454.5 million in funding through the issuance of 23,466,387 shares of Series C redeemable convertible preferred stock, at an issuance price of $19.37 per share. Additionally,

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

upon conversion of the convertible notes, 6,033,935 shares of Series C redeemable convertible preferred stock were issued to the holders of the 2018 and 2019 convertible notes at the respective conversion ratios. The conversion of the 2018 and 2019 convertible notes was accounted for as a debt extinguishment. At the date of the extinguishment the carrying amounts of the 2018 and 2019 convertible notes were $70.5 million and $9.9 million, respectively, and the total amounts of outstanding principal and accrued but unpaid interest were $81.7 million and $11.8 million, respectively. The fair value of the 2018 and 2019 derivative instruments was $31.5 million and $4.5 million upon the convertible notes’ extinguishment. As a result, the Company recognized a loss on extinguishment of convertible notes in the amount of $0.4 million at the date of the conversion of the notes.
Tenant Improvement Loan
Under the terms of one of the Company’s operating lease agreements (Note 6), the landlord provided to the Company a loan of $1.6 million to be used in financing leasehold improvements for the property leased. The loan was drawn by the Company in six separate installments, of which two installments were drawn in December 2018, for a total of $0.5 million, and the remaining installments were drawn in January, April and October 2019 for a total of $1.1 million. Each loan installment is repayable in equal monthly payments over a period of six years, commencing in February 2019 and ending in October 2025. In the event of early lease termination by the Company, the loan is repayable within 30 days of the termination. Outstanding balances accrue interest at a rate of 8% per annum. The average effective interest rate for the loan is 8.1%. Maturities on the tenant improvement loan were as follows (in thousands):

Years ending December 31,	Amount
2021	$244
2022	265
2023	287
2024	310
2025 and thereafter	84

Total payable amount	1,190
Less: current portion of tenant improvement loan	(244)

Noncurrent portion of tenant improvement loan, net	$946

Note 6. Leases
Operating Leases
The Company leases various office and research and development facilities under operating lease agreements that expire at various dates through October 2050. Under the terms of the agreements, the Company is responsible for certain insurance, property taxes and maintenance expenses. The Company recognizes rent expense on a straight-line basis over the term of the operating leases. Any difference between cash payments required and rent expense is recorded as deferred rent. Rent expense for 2020 and 2019 was $4.7 million and $4.2 million, respectively.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Aggregate future minimum lease payments required under the operating leases at December 31, 2020 are as follows (in thousands):

Years ending December 31,	Amount
2021	$4,638
2022	4,182
2023	3,795
2024	3,235
2025	578
2026 and thereafter	3,731

Total minimum future lease payments, operating leases	$20,159

Capital Leases
The Company purchased equipment with total gross book value of $3.0 million under capital lease agreements, of which $0 and $1.3 million was purchased during 2020 and 2019, respectively. Interest rates for the capital leases range from 4.84% to 22.10% per annum. Accumulated depreciation for equipment acquired under the capital leases was $0.7 million and $0.3 million as of December 31, 2020 and 2019, respectively.
Aggregate future minimum principal lease payments under the capital leases at December 31, 2020 are as follows (in thousands):

Years ending December 31,	Amount
2021	$792
2022	586
2023	72
2024	3

Total payments	1,453
Less current portion	(792)

Noncurrent portion	$661

Note 7. Commitments and Contingencies
Contingencies
The Company is subject to claims and assessments from time to time in the ordinary course of business. Accruals for litigation and contingencies are reflected in the consolidated financial statements based on management’s assessment, including the advice of legal counsel, of the expected outcome of litigation or other dispute resolution proceedings and/or the expected resolution of contingencies. Liabilities for estimated losses are accrued if the potential losses from any claims or legal proceedings are considered probable and the amounts can be reasonably estimated. Significant judgment is required in both the determination of probability of loss and the determination as to whether the amount can be reasonably estimated. Accruals are based only on information available at the time of the assessment due to the uncertain nature of such matters. As additional information becomes available, management reassesses potential liabilities related to pending claims and litigation and may revise its previous estimates, which could materially affect the Company’s consolidated results of operations in a given period. As of December 31, 2020, and 2019, the Company was not involved in any material legal proceedings.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Indemnifications
In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future, but that have not yet been made. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.
The Company has indemnified its Board of Directors and officers, to the extent legally permissible, against all liabilities reasonably incurred in connection with any action in which such individual may be involved by reason of such individual being or having been a director or officer, other than liabilities arising from willful misconduct of the individual. The Company currently has directors’ and officers’ insurance. The Company believes the estimated fair value of these obligations is minimal. The Company did not record any liabilities in connection with these possible obligations as of December 31, 2020 and 2019.
Note 8. Redeemable Convertible Preferred Stock
Under the Company’s amended and restated certificate of incorporation, the Company is authorized to issue 105,500,526 shares of redeemable convertible preferred stock at a par value of $0.00001, with 6,950,729 shares designated as Series
Seed-1
redeemable convertible preferred stock, 12,298,893 shares designated as Series
Seed-2
redeemable convertible preferred stock, 21,418,756 shares designated as Series A redeemable convertible preferred stock, 22,652,737 shares designated as Series B redeemable convertible preferred stock and 42,179,411 shares designated as Series C redeemable convertible preferred stock.
Redeemable convertible preferred stock as of December 31, 2020 and 2019, consisted of the following (in thousands, except share and per share amounts):

	December 31, 2020
	Shares Authorized	Shares Issued and Outstanding	Original Issue Price	Aggregate Liquidation Preference	Net Carrying Value
Series Seed-1 Preferred Stock	6,950,729	6,950,729	$0.6167	$4,287	$4,287
Series Seed-2 Preferred Stock	12,298,893	12,298,893	0.6167	7,585	7,585
Series A Preferred Stock	21,418,756	21,418,756	0.7594	16,265	16,040
Series B Preferred Stock	22,652,737	22,444,315	4.4383	99,615	99,398
Series C Preferred Stock	42,179,411	33,139,930	19.3702	641,927	641,002

Total redeemable convertible preferred stock	105,500,526	96,252,623		$769,679	$768,312

	December 31, 2019
	Shares Authorized	Shares Issued and Outstanding	Original Issue Price	Aggregate Liquidation Preference	Net Carrying Value
Series Seed-1 Preferred Stock	6,950,729	6,950,729	$0.6167	$4,287	$4,287
Series Seed-2 Preferred Stock	12,298,893	12,298,893	0.6167	7,585	7,585
Series A Preferred Stock	21,418,756	21,418,756	0.7594	16,265	16,040
Series B Preferred Stock	22,652,737	22,444,315	4.4383	99,615	99,398
Series C Preferred Stock	42,179,411	29,500,322	19.3702	571,427	571,142

Total redeemable convertible preferred stock	105,500,526	92,613,015		$699,179	$698,452

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The rights and preferences of holders of the redeemable convertible preferred stock are as follows:
Dividends
Holders of redeemable convertible preferred stock are entitled to receive non-cumulative
dividends prior and in preference to dividends declared on common stock at an annual rate of 8% of the original issuance price per share, adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, when and if declared by the Board of Directors. Payment of any dividends to the holders of redeemable convertible preferred stock will be on a pro rata, pari passu basis in proportion to the dividend rates for each respective series. After all redeemable convertible preferred stock dividends have been paid, the holders of common stock and redeemable convertible preferred stock will be entitled to receive dividends, when and if declared by the Board of Directors, in proportion to the number of shares of common stock held by them, on an as-converted
basis.
Conversion
Shares of redeemable convertible preferred stock may, at the option of the holder, be converted at any time into shares of common stock at a rate equal to dividing the original issue price of the relevant series of redeemable convertible preferred stock by the conversion price of $19.3702 for Series C redeemable convertible preferred stock, $4.4383 for Series B redeemable convertible preferred stock, $0.7594 for Series A redeemable convertible preferred stock, $0.6167 for Series
Seed-2
and Series
Seed-1
redeemable convertible preferred stock, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like. The conversion prices are also subject to adjustment upon issuance of additional common stock for a consideration per share less than the applicable conversion price of a series of convertible preferred stock. In addition, each share of redeemable convertible preferred stock will automatically be converted into shares of common stock either (i) upon the completion of a public offering provided the public offering price is not less than $19.3702 per share, as adjusted, aggregate gross proceeds are greater than $100,000,000 and the common stock is listed on the Nasdaq Stock Market or New York Stock Exchange (ii) upon written consent of the holders of at least 60% of the preferred stock outstanding.
Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, sale, lease, transfer, exclusive license or other disposition (whether in one transaction or a series of related transactions) of all or substantially all of assets or change of control of the Company (any of such events representing a “liquidation event”), the holders of shares of each series of redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of proceeds from such liquidation event to the holders of common stock, the greater of (i) an amount per share equal to the sum of the applicable original issuance price for such series of redeemable convertible preferred stock, plus declared but unpaid dividends on such share, or (ii) an amount that would be received by the holders of the redeemable convertible preferred stock if such shares held by them immediately prior to the liquidation event were converted into the respective number of common shares (regardless of whether such conversion actually takes place), in which case such holders of redeemable convertible preferred stock will not be eligible to receive any distribution that would otherwise be made to holders of such series of redeemable convertible preferred stock that have not converted (or have not been deemed to have converted) into common shares.
If the proceeds distributed among the holders of the redeemable convertible preferred stock shall be insufficient to permit the payment in full to the holders of redeemable convertible preferred stock, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of the issued and outstanding shares of redeemable convertible preferred stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Upon completion of the distributions made to the holders of redeemable convertible preferred stock, all of the remaining proceeds available for distribution to stockholders shall be distributed among the holders of common stock pro rata based on the number of shares of common stock held by each such holder.
Voting
The holders of each share of redeemable convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such shares of redeemable convertible preferred stock could be converted. With respect to such vote, the holders have full voting rights and powers equal to the voting rights and powers of common stock.
As long as at least 12,000,000 shares of Series C remain outstanding, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, the holders of a majority of shares of Series C are entitled to elect one member of the Board of Directors. As long as at least 7,000,000 shares each of Series B and Series A remain outstanding, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, the holders of a majority of shares of Series B and Series A, each voting as separate classes, are entitled to elect one member of the Board of Directors. As long as at least 7,100,000 shares of Series
Seed-1
and Series
Seed-2,
as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, in total the holders of Series
Seed-1
and Series
Seed-2
remain outstanding, voting together as a single class, are entitled to elect one member of the Board of Directors. The holders of common stock, voting as a separate class, are entitled to elect two members to the Board of Directors. All remaining members of the Board of Directors, are elected by the holders of preferred stock and common stock, voting together as a single class on and as converted basis.
Redemption
The preferred stock is not redeemable at the option of the holder.
Protective Provisions
As long as at least 30,000,000 shares of redeemable convertible preferred stock remain outstanding, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, the Company may not, among other things, without the approval of at least 60% of the outstanding redeemable convertible preferred shares: (i) consummate a liquidation event; (ii) make any adjustments to the amended and restated certificate of incorporation or bylaws; (iii) increase of decrease the total number of shares of common stock or redeemable convertible preferred stock; (iv) authorize or issue any equity security having a preference over, or being on a parity with, any series of redeemable convertible preferred stock with respect to dividends, liquidation or redemption; (v) redeem, purchase or acquire any shares of redeemable convertible preferred stock or common stock other than for the purpose of repurchasing shares of common stock currently outstanding; (vi) create or authorize creation of any debt in excess of $20,000,000; (vii) materially change the Company’s business plan; (viii) change the number of authorized members of the Board of Directors; (ix) pay or declare any dividends or make any distributions on any shares of capital stock; (x) reclassify, alter or waive any powers, preferences or special rights of the redeemable convertible preferred stock.
As long as at least 12,000,000 shares of Series C redeemable convertible preferred stock remain outstanding, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, the Company may not, without the approval of at least 60% of the outstanding Series C redeemable convertible preferred shares: (i) make any adjustments to the amended and restated certificate of incorporation or bylaws so as to adversely alter the rights and preferences of Series C redeemable convertible stockholders; (ii) increase of decrease the total number of shares of Series C redeemable convertible preferred stock; and (iii) issue additional

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

shares of Series C redeemable convertible preferred stock other than those pursuant to the Series C redeemable convertible preferred stock purchase agreement.
Note 9. Common Stock Warrants
In connection with the issuance of convertible notes, in March 2017 and May 2018, the Company issued to the note holders warrants to purchase 156,102 and 63,300 shares of common stock, respectively, with exercise prices of $0.10 and $0.67 per share, respectively. The common stock warrants expire in March 2027 and May 2028, respectively, and remain outstanding at December 31, 2020 and 2019. The Company allocated the proceeds from convertible notes and warrants on a relative fair value basis and recorded the amount allocated to the warrants within additional paid-in
capital on the accompanying consolidated balance sheet as the warrants met all criteria for equity classification. As the warrants are equity classified, they do not require subsequent remeasurement after issuance.
Note 10. Common Stock
The Company is authorized to issue 149,793,455 shares of common stock with a par value of $0.00001. There were 35,305,759 and 35,154,952 shares of common stock issued and outstanding as of December 31, 2020 and 2019, respectively.
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of redeemable convertible preferred stock currently outstanding or issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by the Company’s board of directors out of funds legally available therefor. In the event of the Company’s liquidation, dissolution, or winding up, holders of the Company’s common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding redeemable convertible preferred stock. As of December 31, 2020 and 2019, no dividends have been declared to date.
The Company had reserved common stock, on an
as-converted
basis, for future issuance as follows:

	December 31, 2020	December 31, 2019
Stock options outstanding under 2016 Stock Plan	7,108,899	3,937,765
Remaining shares available for future issuance under the 2016 plan	144,375	816,316
Redeemable convertible preferred stock	96,252,623	92,613,015
Common stock warrants	219,402	219,402

Total common stock reserved	103,725,299	97,586,498

Restricted Stock
In 2017, the Company issued 240,000 shares of common stock under restricted stock purchase agreements, which allow the Company to repurchase the unvested shares of common stock if the stockholder ceases to provide services to the Company. The Company’s right to repurchase the stock lapses over ten years. As of December 31, 2020, and 2019, 158,250 and 182,250 shares of common stock, respectively, were subject to repurchase at a weighted average price of $0.1 per share and $0.1 million was recorded as a stock repurchase lability in early exercise stock option liabilities on the consolidated balance sheets.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Common Stock Subject to Repurchase or Cancellation
At incorporation, the Company issued to its then parent entity (the “Former Parent”)
29,382,750
common shares and assumed the substantial majority of the Former Parent’s workforce. The 29,382,750 common shares of the Company were issued to the Former Parent at a one-for-one
ratio to the common shares of the Former Parent that were (i) 9,382,750 shares underlying the Former Parent’s common stock options previously issued to its employees (the “Former Parent Options”) at $0.02 per share exercise price, and (ii) 20,000,000 shares underlying restricted stock units issued by the Former Parent to the Company’s chief executive officer (the “Former Parent RSUs”). The Company’s 29,382,750 common shares were issued to the Former Parent in order to achieve the economic effect whereby the then holders of the Former Parent’s common stock, stock options and restricted stock units would have ownership rights to an identical number of common shares of the Company as that to which they are entitled to with respect to the Former Parent’s common shares.
Further, in November 2016 the Company and the Former Parent entered into a stock repurchase agreement with respect to the originally issued 29,382,750 common shares under which the Company would be entitled to repurchase at $0.02 per share or cancel the identical number of common shares issued to the Former Parent which becomes subject to repurchase or cancellation by the Former Parent under the Former Parent Options and Former Parent RSUs if such options and RSUs are unvested when an employee is terminated or vested options expire unexercised. At the time of the Company’s incorporation, 5,451,507 common shares were issued by the Former Parent in respect of early exercises of the Former Parent Options, and 6,944,444 Former Parent RSU were unvested.
Note 11. Stock-based Compensation
2016 Stock Option and Grant Plan
In November 2016, the Company’s Board of Directors adopted the 2016 Stock Option and Grant Plan (the Plan) under which officers, employees, directors, consultants and other key persons of the Company or its affiliates may be granted incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units.
Under the Plan, stock options are generally granted with an exercise price equal to the estimated fair value of the Company’s common stock, as determined by the Company’s Board of Directors on the date of grant. Options generally have contractual terms of ten years. Incentive stock options (ISO) may only be granted to employees, whereas all other stock awards may be granted to employees, directors, consultants and other key persons.
Outstanding options generally vest over six years, contain a one-year
cliff, are exercisable immediately and, upon early exercise, are subject to repurchase by the Company at the original exercise price. If an ISO is granted to an optionee who, at the time of grant, owns more than 10% of the voting power of all classes of capital stock, the term of the ISO is five years. Options issued under the Plan must be priced at no less than the fair value of the shares on the date of the grant provided, however, that the exercise price of an option granted to a 10% stockholder is not less than 110% of the fair value of the shares on the date of grant. The Board of Directors determines the exercisability provisions of a stock option agreement at its sole discretion.
In May 2019, the Company cancelled 2,436,083
non-qualified
employee stock options and subsequently
re-issued
incentive stock options and
non-qualified
employee stock options for the same total number of options. As part of the re-issuance,
the exercise price for majority of shares was increased to fair market value, which the Company determined to be $0.70 per share. The original vesting terms were not changed. The Company accounted for this transaction as a stock option modification and calculated the fair value of the original options

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

immediately prior to the modification and again after the modification occurred using the Black-Scholes option pricing model. The fair value of the modified options was less than the fair value of the original options immediately before the modification. As a result, no additional stock-based compensation was recognized.
The Company has also allowed certain option holders to exercise unvested options and stock purchase rights to purchase shares of common stock. Common shares received from such early exercises are subject to a right of repurchase at the original issuance price. The Company’s repurchase right with respect to these shares typically lapse over six years as the shares become vested. As of December 31, 2020 and 2019, 2,894,573 and 2,788,245 shares, respectively, were subject to repurchase at a weighted average price of $0.38 per share and $0.47 per share, respectively, and $1.1 million and $1.3 million, respectively, was recorded as a stock repurchase lability in early exercised stock option liabilities on the consolidated balance sheets.
Stock option activity under the Plan is as follows, net of
re-issuance
activity noted above:

	Options Outstanding
Stock Option Activity	Options Available for Grant	Number of Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Balances—January 1, 2019	3,498,354	1,786,829	$0.66
Additional shares authorized	1,400,000	—
Options canceled and forfeited	545,289	(545,289)	$0.69
Repurchases	161,307	—
Options granted	(4,798,400)	4,798,400	$0.69
Options exercised	—	(2,092,409)	$0.66
Options expired	9,766	(9,766)	$0.70

Balances—December 31, 2019	816,316	3,937,765	$0.70	9.37	$28,762
Additional shares authorized	2,682,255
Options canceled and forfeited	761,430	(761,430)	$0.91
Repurchases	21,877	—
Options granted	(4,137,503)	4,137,503	$3.53
Options exercised	—	(204,939)	$1.87

Balances—December 31, 2020	144,375	7,108,899	$2.29	9.06	$187,460

Vested and expected to vest		7,108,899	$2.29	9.06	$187,460
Shares exercisable (vested and unvested)		1,513,553	$1.96	8.75	$40,418
Total stock-based compensation expense for stock awards under the Plan recognized during the years ended December 31, 2020 and 2019 was $7.2 million and $3.9 million, respectively. As of December 31, 2020, total unrecognized compensation cost related to stock awards under the Plan was approximately $65.4 million to be recognized over a weighted average remaining requisite service period of 5.28 years.
The weighted-average grant date fair value of options granted under the Plan in the years ended December 31, 2020 and 2019 was $14.31 and $4.10, respectively. The total grant date fair value of options vested during the years ended December 31, 2020 and 2019, was $6.2 million and $2.7 million, respectively. The intrinsic value of options exercised under the Plan was $3.1 million and $7.8 million respectively, during the years ended December 31, 2020 and 2019.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2020 and 2019, 1,139,799 options and 390,462 options, respectively, under the Plan were vested and exercisable with a weighted-average exercise price of $1.10 and $0.70, respectively, and a weighted-average remaining contractual life of 8.55 years and 9.37 years, respectively.
Former Parent Plan
The Company concluded that the Former Parent Options and Former Parent RSUs represent in substance stock-based compensation awards of the Company (the “Former Parent Plan”) as they are designed to compensate the Company’s employees. As of December 31, 2020 and 2019, 608,687 and 1,594,433 common shares of the Company, respectively were subject to repurchase at $0.02 per share because they related to early exercises of Former Parent Options, and zero and 1,666,667 shares, respectively, were subject to repurchase at $0.02 per share because they related to unvested Former Parent RSUs.
Stock option activity under the Former Parent Plan is as follows:

	Options Outstanding
Stock Option Activity	Options Available for Grant	Number of Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Balances—January 1, 2019	—	1,021,250	$0.02

Balances—December 31, 2019	—	1,021,250	$0.02	5.37	$8,150
Options Exercised	—	(16,703)	$0.02

Balances—December 31, 2020	—	1,004,547	$0.02	4.37	$28,770

Vested and expected to vest		1,004,547	$0.02	4.37	$28,770
Exercisable		1,004,547	$0.02	4.37	$28,770
Total stock-based compensation expense for stock awards under the under the Former Parent Plan recognized during the years ended December 31, 2020 and 2019 was less than $0.1 million. As of December 31, 2020 and 2019, total unrecognized compensation cost related to stock awards under the Former Parent Plan was less than $0.1 million.
The total grant date fair value of options vested during the years ended December 31, 2020 and 2019, was less than $0.1million. The intrinsic value of options exercised under the Former Parent Plan was $0.3 million and none during the years ended December 31, 2020 and 2019 respectively.
At December 31, 2020 and 2019, 1,004,547 options and 1,021,250 options, respectively, under the Plan were vested and exercisable with a weighted-average exercise price of $0.02 and $0.02, respectively, and a weighted-average remaining contractual life of 4.37 years and 5.37 years, respectively.
Other Stock-based Awards
In 2017, the Company issued 975,000 common stock options outside of the 2016 Option Plan. The options were fully exercised as of December 31, 2020 and 2019, and 682,500 and 780,000 shares of common stock, respectively, were subject to repurchase at a weighted average price of $0.1 per share and $0.1 million, was recorded as a stock repurchase lability in early exercised stock option liabilities on the consolidated balance sheets.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company records stock-based compensation expense for stock options based on the estimated fair value of the options on the date of the grant using the Black-Scholes option-pricing model. The absence of a public market for the Company’s common stock requires the Company’s board of directors to estimate the fair value of its common stock for purposes of granting options and for determining stock-based compensation expense by considering several objective and subjective factors, including contemporaneous third-party valuations, actual and forecasted operating and financial results, market conditions and performance of comparable publicly traded companies, developments and milestones in the Company, the rights and preferences of common and convertible preferred stock, and transactions involving the Company’s common stock. The fair value of the Company’s common stock was determined in accordance with the applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.
The assumptions in the Black-Scholes option-pricing models used to determine the fair value of stock options granted during the years ended December 31, 2020 and 2019 were as follows:

	Year Ended December 31,
	2020	2019
Expected volatility	49.9% - 73.5%	44.9% - 52.0%
Expected dividend yield	0%	0%
Expected term (in years)	5.0 - 6.6	5.1 - 6.6
Risk-free interest rate	1.3% - 1.4%	1.6% - 2.7%
Expected volatility
— As the Company is not publicly traded, the expected volatility for the Company’s stock options was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to the Company’s business corresponding to the expected term of the awards.
Risk-free interest rate —
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon
U.S. Treasury notes with maturities corresponding to the expected term of the awards.
Expected dividend yield
— The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.
Expected term
— The expected term represents the period these stock awards are expected to remain outstanding and is based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules, and expectations of future employee behavior.
The following sets forth the total stock-based compensation expense for the Company’s stock options included in the Company’s consolidated statements of operations (in thousands):

	Year Ended December 31,
	2020	2019
Research and development expenses	$6,130	$3,301
Selling, general and administrative expenses	1,055	605

Total stock-based compensation expense	$7,185	$3,906

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12. Income Taxes
The components of loss before taxes are as follows (in thousands):

	Year Ended December 31,
	2020	2019
United States	$(114,010)	$(110,334)
International	(123)	(13)

Loss before income taxes	$(114,133)	$(110,347)

The provision for income taxes is as follows (in thousands):

	Year Ended December 31,
	2020	2019
Current
Federal	$—	$—
State	24	2
Foreign	7	—

Total current provision	31	2

Deferred	—	—
Federal	—	—
State	—	—

Total deferred provision	—	—

Total provision	$31	$2

A reconciliation of the statutory U.S. federal rate to the Company’s effective tax rate is as follows (dollars in thousands):

	Year Ended December 31,
	2020	2019
	%	%
Tax at federal statutory rate	(21.0)%	(21.0)%
State taxes, net of federal benefit	(6.7)%	(6.3)%
Permanent differences	0.2%	1.6%
Change in valuation allowance	32.5%	29.5%
Tax credits	(5.0)%	(3.8)%

Provision for taxes	0.0%	0.0%

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Significant components of the Company’s net deferred tax assets as of December 31, 2020 and 2019 (in thousands):

	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$72,785	$42,051
Research and development credits	13,499	7,759
Accruals and reserves	493	551
Property and equipment	811	474
Stock-based compensation	649	418

Total deferred tax assets	88,237	51,253
Valuation allowance	(88,237)	(51,115)

Net deferred tax assets	—	138

Deferred tax liabilities
Intangibles	—	(138)

Total deferred tax liabilities	—	(138)

Net deferred tax assets	$—	$—

The following shows the changes in the gross amount of unrecognized tax benefits as follows (in thousands):

	December 31,
	2020	2019
Unrecognized tax benefits, beginning of the year	$2,872	$1,299
Increases related to prior year tax positions	—	—
Decreases related to prior year tax positions	—	—
Increases related to current year tax positions	2,123	1,573

Unrecognized tax benefits, end of year	$4,995	$2,872

The Company has adopted the accounting policy that interest and penalties recognized are classified as part of its income taxes. The Company does not anticipate that its total unrecognized tax benefits will significantly change due to settlement of examination or the expiration of statute of limitations during the next 12 months. Due to the full valuation allowance at December 31, 2020, current adjustments to the unrecognized tax benefit will have no impact on our effective income tax rate. Any adjustments made after the valuation allowance is released will have an impact on the tax rate.
In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the business in which the Company operates, projections of future profitability are difficult and past operating results are not necessarily indicative of future profitability. Management does not believe it is more likely than not that the deferred income tax assets will be realized; accordingly, a full valuation allowance has been established on net deferred income tax assets. The valuation allowance increased by $32.6 million during the year ended December 31, 2019, and by $37.1 million during the year ended December 31, 2020.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020, the Company had federal net operating loss carryforwards (“NOLs”) of $261.4 million, of which approximately $15.8 million expire between 2036 and 2037 and the remainder do not expire. As of December 31, 2019, the Company had federal NOLs of $150.8 million of which approximately $15.8 million will expire between 2036 and 2037 and the remainder do not expire. As of December 31, 2020, and December 31, 2019, the Company had state NOLs of $256.0 million and $148.6 million, respectively, that will begin to expire in 2036. In addition, the Company had foreign NOLs of $0.2 million.
At December 31, 2020, the Company had federal research and development credits of $10.5 million and California research and development credits of $9.5 million. The federal credits will expire beginning 2036, while California credits have no expiration.
The federal and state net operating loss and credit carryforwards may be subject to significant limitations under Sections 382 and 383 of the Internal Revenue Code (Code) and similar provisions of state law. These Code sections limit the federal net operating loss and credit carryforwards that may be used in any year in the event of an “ownership change”. A Section 382 “ownership change” generally occurs if one or more shareholders or groups of shareholders, who own at least 5% of the Company’s stock, increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The Company may have previously experienced, and may in the future experience, one or more Section 382 “ownership changes”. If so, the Company may lose some or all of the tax benefits of its NOLs and tax credits. The extent of such limitations for prior years, if any, has not been determined.
The Company currently has no federal or state tax examinations in progress nor has it had any federal or state tax examinations since its inception. As a result of the Company’s net operating loss and credit carryforwards all of its years are subject to federal and state examination.
Note 13. Related Party Transactions
The Company’s Chief Executive Officer and founder has ownership interests in certain vendors providing services to the Company. These services purchased from these vendors include rent of office space and certain utilities and maintenance services related to the property on which the rented premises are located. Expenses and related payments to these vendors totaled $1.5 million and $1.5 million during the years ended December 31, 2020 and 2019, respectively. The Company owed these vendors $0.2 million and $0.1 million as of December 31, 2020 and 2019, respectively.
In addition, during 2020 subsequent to deconsolidation of SummerBio (see Note 2), the Company entered into certain transactions with SummerBio. These transactions included purchases of
COVID-19
testing services for its employees for the total amount of $0.1 million, as well as providing its personnel to SummerBio to assist in SummerBio’s research and development efforts and thus generating income of $0.2 million, which was included as a reduction of the Company’s research and development expenses. Total amount due to SummerBio at December 31, 2020 was $0.1 million and total amount due from SummerBio at December 31, 2020 was $0.2 million.
Note 14. Net Loss per Share Attributable to Common Stockholders
Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding for the period. Because the Company reported a net loss for 2020 and 2019, the number of shares used to calculate diluted net loss per common share is the same as the number of shares used to calculate basic net loss per common share for those periods presented because the potentially dilutive shares would have been antidilutive if included in the calculation.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share data):

	Year Ended December 31, 2020	Year Ended December 31, 2019
Numerator:
Net loss attributable to common stockholders	$(114,164)	$(110,349)

Denominator:
Weighted-average shares outstanding	30,066,847	26,839,662

Net loss per share attributable to common stockholders, basic and diluted	$(3.80)	$(4.11)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Redeemable convertible preferred stock	96,252,623	92,613,015
Common stock warrants	219,402	219,402
Unvested restricted stock awards	158,250	182,250
Options to purchase common stock	7,108,899	3,937,765

Total	103,739,174	96,952,432

Note 15. Subsequent Events
The Company evaluated subsequent events through April 1, 2021, the date on which the consolidated financial statements were available for issuance.
On January 11, 2021, the Company completed the acquisition of a portion of Uber Technologies, Inc.’s (“Uber”) business dedicated to development of aerial ridesharing (“Uber Elevate”) in exchange for consideration in the form of 2,581,285 shares of the Company’s Series C redeemable convertible preferred stock. Concurrently with the acquisition of Uber Elevate, the Company issued to Uber convertible notes for the total principal amounts of $75.0 million. The Company determined that the convertible notes included a premium of approximately $1.0 million, which is attributable to the consideration transferred by the Company in this acquisition. Total fair value of consideration transferred by the Company to acquire Uber Elevate was approximately $83.0 million.
The initial accounting for this business acquisition is incomplete at the time of this filing, including the determination if it should be accounted as a business combination or an asset purchase. As a result, the Company is unable to disclose amounts recognized as of the acquisition date for major classes of assets and liabilities acquired and resulting from the transaction along with any potential goodwill. The Company will include this information in future filings.
In January and February 2021, the Company granted 2,087,234 restricted stock units with service based vesting conditions and a total fair value of $60.8 million. The restricted stock units will vest over an average vesting period of approximately six years.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On January 17, 2021, the Company’s board of directors unanimously approved the pursuit of a business combination transaction involving the Company. On February 23, 2021, the Company entered into an Agreement and Plan of Merger (“Merger”) with Reinvent Technology Partners (“RTP”), where a subsidiary of RTP will merge with the Company, with the Company surviving the Merger as a wholly-owned subsidiary of RTP. As a result of the proposed Merger, RTP will be renamed to Joby Aviation, Inc.

JOBY AERO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$44,264	$77,337
Short-term investments	375,210	368,587
Other receivables	3,920	2,227
Prepaid expenses and other current assets	7,113	3,032

Total current assets	430,507	451,183
Property and equipment, net	41,552	34,126
Restricted cash	762	693
Equity method investment	13,097	10,990
Intangible assets	14,779	—
Goodwill	4,880	—
Deferred offering costs	5,170	—
Other non-current assets	55,330	262

Total assets	$566,077	$497,254

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	5,531	4,928
Tenant improvements loan, current portion	254	244
Capital lease, current portion	415	792
Deferred rent, current portion	340	295
Accrued expenses and other current liabilities	5,875	1,746

Total current liabilities	12,415	8,005
Tenant improvements loan, net of current portion	817	946
Capital lease, net of current portion	1,529	661
Deferred rent, net of current portion	1,136	1,321
Convertible promissory notes	76,296	—
Redeemable convertible preferred stock warrant liability	627	—
Stock repurchase liability	1,022	1,177

Total liabilities	$93,842	$12,110

Commitments and contingencies (Note 8)
Redeemable convertible preferred stock: $0.00001 par value — 105,500,526 shares authorized at June 30, 2021 and December 31, 2020, 99,608,293 shares and 96,252,623 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively (Cumulative liquidation preference $862,298 and $769,679 at June 30, 2021 and December 31, 2020, respectively)	845,931	768,312
Stockholders’ deficit:
Common stock: $0.00001 par value — 149,793,455 shares authorized at June 30, 2021 and December 31, 2020, 35,693,292 and 35,305,759 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	28,845	12,591
Accumulated deficit	(402,797)	(296,286)
Accumulated other comprehensive income	256	527

Total stockholders’ deficit	(373,696)	(283,168)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$566,077	$497,254

The accompanying notes are and integral part of these condensed consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except share and per share data)

	Six Months Ended June 30,
	2021	2020
Operating expenses:
Research and development (including related party purchases of $976 and $624 for the six months ended June 30, 2021 and 2020, respectively)	$88,218	$46,227
Selling, general and administrative (including related party purchases of $236 and $150 for the six months ended June 30, 2021 and 2020, respectively)	25,980	9,597

Total operating expenses	114,198	55,824

Loss from operations	(114,198)	(55,824)
Interest income	672	3,598
Interest expense	(1,904)	(128)
Income from equity method investment	8,891	—
Other income, net	37	134

Total other income, net	7,696	3,604

Loss before income taxes	(106,502)	(52,220)
Income tax expense	9	17

Net loss	$(106,511)	$(52,237)

Net loss per share, basic and diluted	$(3.30)	$(1.80)

Weighted-average common shares outstanding, basic and diluted	32,239,448	29,040,833

The accompanying notes are an integral part of these condensed consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
Net loss	$(106,511)	$(52,237)
Other comprehensive (loss) gain:
Foreign currency translation gain (loss)	52	(50)
Unrealized (loss) gain on available-for-sale securities	(323)	1,364

Total other comprehensive (loss) gain	(271)	1,314

Comprehensive loss	$(106,782)	$(50,923)

The accompanying notes are an integral part of these condensed consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(unaudited)
(In thousands, except share data)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at January 1, 2021	96,252,623	$768,312	35,305,759	$—	$12,591	$(296,286)	$527	$(283,168)
Net loss	—	—	—	—	—	(106,511)	—	(106,511)
Other comprehensive loss	—	—	—	—	—	—	(271)	(271)
Series C redeemable convertible preferred stock issued upon business combination (Note 4)	2,581,285	77,619	—	—	—	—	—	—
Series C redeemable convertible preferred stock issued upon assets acquisition (Note 4)	774,385	—	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	387,533	—	520	—	—	520
Vesting of early exercised stock options	—	—	—	—	187	—	—	187
Stock-based compensation expense	—	—	—	—	11,800	—	—	11,800
Other non-cash compensation expense	—	—	—	—	3,747	—	—	3,747

Balance at June 30, 2021	99,608,293	$845,931	35,693,292	$—	$28,845	$(402,797)	$256	$(373,696)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at January 1, 2020	92,613,015	$698,452	35,154,952	$—	$4,957	$(182,122)	$(28)	$(177,193)
Net loss	—	—	—	—	—	(52,237)	—	(52,237)
Other comprehensive loss	—	—	—	—	—	—	1,314	1,314
Issuance of redeemable convertible preferred stock, net of issuance costs of $640	3,639,608	69,860	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	91,934	—	64	—	—	64
Repurchases of common stock	—	—	(54,132)	—	(1)	—	—	(1)
Vesting of early exercised stock options	—	—	—	—	186	—	—	186
Stock-based compensation	—	—	—	—	2,665	—	—	2,665

Balance at June 30, 2020	96,252,623	$768,312	35,192,754	$—	$7,871	$(234,359)	$1,286	$(225,202)

The accompanying notes are an integral part of these condensed consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(106,511)	$(52,237)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization expense	7,295	3,255
Non-cash interest expense, and amortization of debt discount and issuance costs	1,789	—
Stock-based compensation expense	11,800	2,665
Other non-cash compensation expense	3,747	—
Write-off of in-process research and development project	5,030	—
Net increase in equity method investment	(2,107)	—
Net accretion and amortization of investments in marketable securities	2,530	(508)
Amortization of deferred costs
Changes in operating assets and liabilities
Other receivables	(1,682)	(263)
Prepaid expenses and other current assets	(1,052)	(370)
Other non-current assets	(124)	(46)
Accounts payable	84	(489)
Accrued expenses and other current liabilities	1,808	153
Deferred rent	(140)	(98)

Net cash used in operating activities	(77,533)	(47,938)
Cash flows from investing activities
Purchase of marketable securities	(289,092)	(456,964)
Proceeds from sales of marketable securities	40,227	—
Proceeds from maturities of marketable securities	239,415	60,975
Purchases of property and equipment	(14,509)	(13,546)
Asset acquisition	(4,981)	—

Net cash used in investing activities	(28,940)	(409,535)
Cash flows from financing activities
Proceeds from issuance of Series C redeemable convertible preferred stock, net	—	69,860
Proceeds from issuance of notes payable	—	2,708
Proceeds from issuance of convertible notes payable	74,972	—
Proceeds from exercise of stock options and stock purchase rights	552	59
Repayments of tenant improvement loan	(119)	(266)
Proceeds from issuance common stock warrants	120	—
Payments on capital lease obligation	(435)	(361)
Payments for deferred offering costs	(1,621)	—

Net cash provided by financing activities	73,469	72,000

Net change in cash, cash equivalents and restricted cash	(33,004)	(385,473)
Cash, cash equivalents and restricted cash, at the beginning of the period	78,030	507,869

Cash, cash equivalents and restricted cash, at the end of the period	$45,026	122,396

Reconciliation of cash, cash equivalents and restricted cash to consolidated balance sheets
Cash and cash equivalents	$44,264	$121,703
Restricted cash	762	693

Cash, cash equivalents and restricted cash in consolidated balance sheets	$45,026	$122,396

Non-cash investing activities
Unpaid property and equipment purchases	$1,011	$725
Property and equipment purchased through capital leases	$926	$—
Uber Elevate acquisition in exchange for Series C redeemable convertible preferred stock (Note 4)	$77,619	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

JOBY AERO, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
Note 1. Company and Nature of Business
Description of Business
Joby Aero, Inc. (the Company) was incorporated in Delaware on November 21, 2016. The Company is headquartered in Santa Cruz, California. The Company is a vertically integrated electric mobility company that is building a fully electric vertical takeoff and landing (“eVTOL”) optimized passenger aircraft to be used by the Company to deliver air transportation as a service.
Merger with RTP
On August 10, 2021, the Company completed a merger with Reinvent Technology Partners (“RTP”), a special purpose acquisition company, whereby a subsidiary of RTP merged with the Company, with the Company surviving the Merger as a wholly owned subsidiary of RTP (“Merger”). Immediately after the Merger RTP was renamed to Joby Aviation, Inc (“Joby Aviation”).
The Merger is expected to be accounted for as a reverse recapitalization, whereby RTP is expected to be treated as the acquiree. Accordingly, the financial statements of Joby Aviation will represent a continuation of the financial statements of the Company, with the Merger being treated as the equivalent of the Company issuing stock for the net assets of RTP, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded, net assets of RTP being presented at historical costs. Operations prior to the Merger will be presented as those of the Company.
As a result of and upon the closing of the Merger, all outstanding shares of the Company’s capital stock, shares of the Company’s common stock reserved in respect of all outstanding options to purchase shares of the Company’s common stock, and all outstanding restricted shares of the Company’s common stock, all outstanding as of immediately prior to the Merger, were cancelled in exchange for the right to receive, or the reservation of, shares of Joby Aviation common stock (at a deemed value of $10.00 per share) or, as applicable, shares underlying awards based on Joby Aviation common stock, representing a fully-diluted pre-transaction equity value of the Company of $5.0 billion per the Merger Agreement. The outstanding shares of Company’s capital stock were determined after giving effect to the exercise in full of all outstanding warrants to purchase the Company’s capital stock and conversion of outstanding convertible note issued to Uber (see Note 4), in accordance with their terms immediately prior to the effective time of the Merger.
Significant Risks and Uncertainties
Management expects losses and negative cash flows to continue for the foreseeable future, primarily as a result of continued research and development efforts. The Company intends to fund research and development efforts through equity and debt issuances. In 2020, the Company received $70.5 million in gross proceeds from additional issuances of Series C Preferred Stock. In January 2021 the Company received $75.0 million in gross proceeds from issuance of a convertible promissory note. Failure to raise additional funding or generate sufficient positive cash flows from operations in the longer term could have a material adverse effect on the Company’s ability to achieve its intended business objectives.
The Company operates in a dynamic high-technology industry. The Company is subject to a number of risks, including the Company’s ability to attract and retain employees necessary to support its growth; market acceptance of the Company’s offerings; an evolving regulatory environment, advances and trends in new technologies and industry standards litigation or claims against the Company based on intellectual property, patent, product, regulatory or other factors; and the ability to obtain future financing.

The Company’s foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing income tax and other laws, possible limitations on foreign investment and income repatriation, government pricing or foreign exchange controls, and restrictions on currency exchange.
In March 2020, the World Health Organization declared the coronavirus disease 2019
(“COVID-19”)
outbreak a global pandemic recommending containment measures worldwide. To comply with the recommended containment measures, the Company implemented alternative work arrangements for its employees and limited its employees’ travel activities to protect its employees and to comply with the provisions described within the local shelter in place order. Although some of the governmental restrictions have since been lifted or scaled back, recent and future surges of
COVID-19
may result in restrictions being
re-implemented
by the government in effort to reduce the spread of
COVID-19.
The ultimate impact of the
COVID-19
pandemic on the Company’s operations is unknown and will depend on future developments which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the
COVID-19
outbreak, the status of health and safety actions taken to contain its spread and any additional preventative and protective actions that governments, or the Company, may direct, any resurgence of
COVID-19
that may occur and how quickly and to what extent economic and operating conditions normalize within the markets in which the Company operates. The
COVID-19
pandemic could disrupt the operations of the Company’s third-party manufacturers and other suppliers. The Company cannot predict how long the pandemic and measures intended to contain the spread of
COVID-19
will continue and what effect
COVID-19
and the associated containment measures will have on its suppliers and vendors, in particular for any of the Company’s suppliers and vendors that may not qualify as essential businesses and suffer more significant disruptions to their business operations. The Company is working closely with its manufacturing partners and suppliers to help ensure the Company is able to continue its research and development activities necessary to complete the development of its eVTOL and commence delivery of its services.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation
The condensed consolidated financial statements include accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position as of June 30, 2021 and December 31, 2020 and results of operations and cash flows for the six months ended June, 2021 and 2020.
Unaudited Interim Financial Information
The accompanying balance sheet as of June 30, 2021, the condensed consolidated statements of operations, condensed consolidated statements of comprehensive loss, the condensed consolidated statements of redeemable convertible preferred stock and stockholders’ deficit for the six months ended June 30, 2021 and 2020 and statements of cash flows for the six months ended June 30, 2021 and 2020, and accompanying these statements notes are unaudited. These unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments necessary for the fair presentation of these statement. The accompanying balance sheet as of December 31, 2020 was derived from the audited consolidated financial statements as of that date. Certain disclosures have been condensed or omitted from the unaudited interim condensed consolidated financial statements.
The results for the six months ended June 30, 2021 are not necessarily indicative of results to be expected for the year ending December 31, 2021, any other interim periods, or any future year or period. The

F-8
8

accompanying interim unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and the related notes thereto for the year ended December 31, 2020.
The accompanying interim unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and the related notes thereto for the year ended December 31, 2020.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, expenses and disclosure of contingent assets and liabilities. The most significant estimates are related to the valuation of common stock, stock-based awards, preferred stock, preferred stock warrant and intangible assets acquired and the valuation of and provisions for income taxes and contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under related circumstances. The estimates form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.
Segments
Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company has one operating segment because its CODM, who is its Chief Executive Officer, reviews Company’s financial information on a consolidated basis for purposes of making decisions regarding allocating resources and assessing performance. The Company has no segment managers who are held accountable by the CODM for operations, operating results, and planning of components below the consolidated level.
Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, short-term investments, other receivables, accounts payable, accrued liabilities, short-term and long-term debt, redeemable convertible preferred stock, common stock warrants and redeemable convertible preferred stock warrants. The carring amounts of cash and cash equivalents, short-term investments, other receivables, accounts payable, and accrued and other current liabilities approximates their fair values due to the short time to the expected receipt or payment. The carrying amount of the Company’s short-term debt approximates its fair value as the effective interest rate approximates market rates currently available to the Company. Common stock warrants were initially recorded at the value allocated to them and not subject to remeasurement in subsequent periods. At initial recognition, the Company recorded the redeemable convertible preferred stock warrant liability on the balance sheet at its fair value. The redeemable convertible preferred stock warrant liability was subject to remeasurement at each balance sheet date, with changes in fair value recognized as a component of other income, net in the condensed consolidated statements of operations.
Concentrations of Credit Risk
Financial instruments that subject the Company to credit risk consist primarily of cash, cash equivalents and restricted cash, short-term investments and other receivables. At June 30, 2021 and December 31, 2020, cash and cash equivalents consist of cash deposited with domestic and foreign financial institutions that are of high-credit quality. The Company is exposed to credit risk in the event of default by the domestic financial institutions to the extent that cash and cash equivalent deposits are in excess of amounts insured by the Federal Deposit Insurance Corporation. Foreign cash balances are not insured. The Company has not experienced any losses on its deposits since inception. Short-term investments consist of government and corporate debt securities and corporate asset backed securities that carry high-credit ratings and accordingly, minimal credit risk exists with respect to these balances.
The Company’s other receivables are due from a United States government agencies under the Company’s government grant contracts. At June 30, 2021 and December 31, 2020 two agencies accounted for 94% and 89% of the Company’s other receivables, respectively. The Company provides for uncollectible amounts when specific credit problems are identified. In doing so, the Company analyzes historical bad debt trends, debtor creditworthiness, current economic trends, and changes in debtor payment patterns when evaluating the adequacy of the allowance for doubtful accounts.
Investment in SummerBio, LLC
Following the outbreak of the
COVID-19
pandemic, the Company’s management determined that certain previously developed technology that was accessible to the Company could be repurposed and applied in providing high-volume rapid
COVID-19
testing. To enable the development and deployment of this technology, in May 2020, SummerBio, LLC (“SummerBio”) was established which was 100% beneficially owned by the Company. In August 2020, SummerBio began to generate income through providing the logistical infrastructure for high-volume rapid
COVID-19
testing.
In August 2020 SummerBio raised additional financing through issuing equity instruments to related parties, and changed the structure of its board of directors. As a result, the Company’s voting interest became approximately 61.5% and the Company lost the ability to nominate majority of the members of SummerBio’s board of directors. The Company concluded that in August 2020, it lost control over SummerBio as it does not have the ability to direct the decisions that most significantly impact SummerBio’s economic performance, but still maintains significant influence over SummerBio. The Company has determined it is not the primary beneficiary of the SummerBio and therefore accounts for its investment in SummerBio under the equity method of accounting.
At June 30, 2021 and December 31, 2020 the Company reviewed its investment in SummerBio for impairment by determining whether events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. The Company determined that the carrying value of the investment did not exceeds its fair value and, therefore, there are no indicators that its investment in SummerBio is impaired. In making this judgment, the Company considered all quantitative and qualitative evidence available to the Company at the time of the review.
Asset Acquisitions and Business Combinations
Upon an acquisition the Company performs an initial test to determine whether substantially all of the fair value of the gross assets transferred is concentrated in a single identifiable asset or a group of similar identifiable assets, such that the acquisition would not represent a business. If that test suggests that the set of assets and activities is a business, the Company then performs a second test to evaluate whether the assets and activities transferred include inputs and substantive processes that together, significantly contribute to the ability to create outputs, which would constitute a business. If the result of the second test suggests that the acquired assets and activities constitute a business, the Company accounts for the transaction as a business combination.
For transactions accounted for as business combinations, the Company allocates the fair value of acquisition consideration to the acquired identifiable assets and liabilities based on their estimated fair values. Acquisition consideration includes the fair value of any promised contingent consideration. The excess of the fair value of acquisition consideration over the fair value of acquired identifiable assets and liabilities is recorded as goodwill. Contingent consideration is remeasured to its fair value each reporting period with changes in the fair value of contingent consideration recorded in general and administrative expenses. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but inherently uncertain and unpredictable, and as a result, actual results may differ from estimates. In certain circumstances, the allocations of the excess purchase price are based upon preliminary estimates and assumptions and subject to revision when the Company receives final information, including appraisals and other analyses. During the measurement period, which is one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings. Acquisition-related costs are expensed as incurred.
For transactions accounted for as asset acquisitions, the cost, including certain transaction costs, is allocated to the assets acquired on the basis of relative fair values. The Company generally includes contingent consideration in the cost of the assets acquired only when the uncertainty is resolved. The Company recognizes contingent consideration adjustments to the cost of the acquired assets prospectively using the straight-line method over the remaining useful life of the assets. No goodwill is recognized in asset acquisitions.
Goodwill
Goodwill is recorded when the consideration paid for a business acquisition exceeds the fair value of net identifiable assets and liabilities acquired. Goodwill is measured and tested for impairment annually on the last business day of the fiscal fourth quarter and whenever events or changes in circumstances indicate the carrying amount of goodwill may exceed its implied fair value. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of goodwill’s reporting unit is less than its carrying amount, however the Company may determine to proceed directly to the quantitative impairment test.
If the Company assesses qualitative factors and concludes that it is more likely than not that the fair value of goodwill’s reporting unit is less than its carrying amount or if the Company determines not to use the qualitative assessment, then a quantitative impairment test is performed. The quantitative impairment test requires comparing the fair value of the reporting unit to its carrying value, including goodwill. The Company has identified that its business operates as a single operating segment which is also a single reporting unit for purposes of testing for goodwill impairment. An impairment exists if the fair value of the reporting unit is lower than its carrying value, and the Company would record a goodwill impairment loss in the fiscal quarter in which the determination is made.
Intangible Assets
Intangible assets include identifiable intangible assets, primarily software technologies resulting from acquisitions (see Note 4). Acquired intangible assets are initially recorded at fair value. The fair value of software technologies is estimated on the basis of replacement cost and the fair value of contractual agreements asset is based primarily on the discounted cash flow model. Software technologies are amortized on a straight-line basis over their estimated useful lives, generally 3 to 5 years. The Company’s estimates of useful lives of intangible assets are based on cash flow forecasts which incorporate various assumptions, including forecasted remaini
n
g useful life until technological obsolescence of software.
Contractual Agreements
Contractual agreements asset (see Note 4) is classified as other non-current
assets on the consolidated balance sheet. The Company will amortize the contractual agreements asset in proportion to the estimated incremental cash flows earned under the agreement over an estimated period of three years. The Company expects to begin generating incremental cash flows under the contractual agreements asset in 2024.
The Company reviews the contractual agreements asset for impairment at least annually or whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Recoverability of the contractual agreements asset is measured by comparing the carrying amount of the asset to future net cash flows expected to be generated by the asset. If the Company determines that the carrying value of the asset may not be recoverable, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary
.
Redeemable Convertible Preferred Stock Warrant
The Company’s redeemable convertible preferred stock warrants require liability classification and accounting as the underlying redeemable convertible preferred stock is considered contingently redeemable and may obligate the Company to transfer assets to the holders at a future date upon occurrence of a deemed liquidation event. The redeemable convertible preferred stock warrants are recorded at fair value upon issuance and are subject to remeasurement to fair value at each balance sheet date, with any changes in fair value recognized in the condensed consolidated statements of operations. The Company will continue to adjust the redeemable convertible preferred stock warrant liability for changes in fair value until the earlier of the exercise or expiration of the redeemable convertible preferred stock warrants, occurrence of a deemed liquidation event or conversion of redeemable convertible preferred stock into common stock.
Emerging Growth Company
The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As such the Company is eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including reduced reporting and extended transition periods to comply with new or revised accounting standards for public business entities. The Company has elected to avail itself of this exemption and, therefore, will not be subject to the timeline for adopting new or revised accounting standards for public business entities that are not emerging growth companies, and will follow the transition guidance applicable to private companies.
New Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU
No. 2016-02,
Leases (Topic 842)
. In July 2018, the FASB issued ASU
No. 2018-10,
Codification Improvements to Topic 842, Leases
, which provides clarification to ASU
No. 2016-02.
These ASUs require an entity to recognize a lease liability and a ROU asset in the balance sheets for leases with lease terms of more than 12 months. Lessor accounting is largely unchanged, while lessees will no longer be provided with a source of off-balance-sheet
financing. This guidance is effective for fiscal years beginning after December 15, 2021, and for interim periods within fiscal years beginning after December 15, 2022. In July 2018, the FASB issued ASU
No. 2018-11,
Leases (Topic 842): Targeted Improvements
, which allows entities to elect a modified retrospective transition method where entities may continue to apply the existing lease guidance during the comparative periods and apply the new lease requirements through a cumulative effect adjustment in the period of adoptions rather than in the earliest period presented. The Company expects to recognize a right-of-use
asset and corresponding lease liabilities for its lease arrangements upon the adoption of this standard.
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
, which amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables and available-for-sale
debt securities. The guidance is effective for the Company beginning in the first quarter of 2023. The Company is evaluating the impact of adopting this guidance on its condensed consolidated financial statements.
In December 2019, the FASB issued ASU
No. 2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
, that simplifies the accounting for income taxes by eliminating certain exceptions related to the approach for intra-period tax allocation and modified the methodology for calculating income taxes in an interim period. It also clarifies and simplifies other aspects of the accounting for income taxes. The guidance is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022 with early adoption permitted. The Company is evaluating the effect of this guidance on its condensed consolidated financial statements.
In March 2020, the FASB issued ASU
No. 2020-04,
Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting
. The guidance provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The guidance also establishes (1) a general contract modification principle that entities can apply in other areas that may be affected by reference rate reform and (2) certain elective hedge accounting expedients. The amendment is effective for all entities through December 31, 2022. The Company is evaluating the effect of this guidance on its condensed consolidated financial statements.
In January 2020, the FASB issued ASU
2020-01,
Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions Between Topic 321, Topic 323, and Topic 815 — a consensus of the FASB Emerging Issues Task Force
, which makes improvements related to the following two topics: (1) accounting for certain equity securities when the equity method of accounting is applied or discontinued, and (2) scope considerations related to forward contracts and purchased options on certain securities. The guidance is effective for the Company beginning in the first quarter of fiscal year 2022 with early adoption permitted. The Company is evaluating the effect this new guidance on its condensed consolidated financial statements.
Note 3. Fair Value Measurements
Assets and liabilities recorded at fair value on a recurring basis in the condensed consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

•	Level I — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

•
Level II — Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

•	Level III — Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.
The Company’s financial assets consist of Level 1 and 2 assets. The Company classifies its cash equivalents and marketable debt securities within Level 1 or Level 2 because they are valued using either quoted market prices or inputs other than quoted prices which are directly or indirectly observable in the market, including readily-available pricing sources for the identical underlying security which may not be actively traded. The Company’s fixed income available-for-sale
securities consist of high quality, investment grade securities from diverse issuers. The valuation techniques used to measure the fair value of the Company’s marketable debt securities were derived from non-binding
market consensus prices that are corroborated by observable market data and quoted market prices for similar instruments.
The Company’s financial liabilities measured at fair value on a recurring basis consist of Level III liabilities. The redeemable convertible preferred stock warrant is measured at fair value on a recurring basis. Changes in fair value of Level III liabilities are recorded in other income, net.
The following table sets forth the fair value of the Company’s financial assets and liabilities measured on a recurring basis by level within the fair value hierarchy (in thousands):

	June 30, 2021
	Level 1	Level 2	Level 3	Total
Assets measured at fair value
Money market funds	$27,770	$—	$—	$27,770

Cash equivalents	27,770	—	—	27,770

Term deposits	—	40,024	—	40,024
Asset backed securities	—	66,477	—	66,477
Government debt securities	—	79,735	—	79,735
Corporate debt securities	—	188,974	—	188,974

Available-for-sale investments	—	375,210	—	375,210

Total fair value of assets	$27,770	$375,210	$—	$402,980

Liabilities measured at fair value

Redeemable convertible preferred stock warrant liability	—	—	$627	627

Total fair value of liabilities	$—	$—	$627	$627

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets measured at fair value
Money market funds	$74,049	$—	$—	$74,049

Cash equivalents	74,049	—	—	74,049

Asset backed securities	—	52,022	—	52,022
Government debt securities	—	57,829	—	57,829
Corporate debt securities	—	258,736	—	258,736

Marketable securities	—	368,587	—	368,587

Total fair value of assets	$74,049	$368,587	$—	$442,636

The following is a summary of the Company’s
available-for-sale
securities (in thousands):

	June 30, 2021
	Adjusted Basis	Unrealized Gains	Unrealized Losses	Recorded Basis
Assets measured at fair value
Term deposits	$40,024	$—	$—	$40,024
Asset backed securities	66,489	6	(18)	66,477
Government debt securities	79,733	5	(3)	79,735
Corporate debt securities	188,966	14	(6)	188,974

Total	$375,212	$25	$(27)	$375,210

	December 31, 2020
	Adjusted Basis	Unrealized Gains	Unrealized Losses	Recorded Basis
Asset backed securities	$51,938	$84	$—	$52,022
Government debt securities	57,826	3	—	57,829
Corporate debt securities	258,502	234	—	258,736

Total	$368,266	$321	$—	$368,587

There were no transfers between Level 1, Level 2 or Level 3 financial instruments in the six months ended June 30, 2021 and 2020.
In six months ended June 30, 2020, the Company did not have any Level III financial assets or liabilities measured at fair value on a recurring basis.
The following table sets forth a summary of the change in the fair value, which is recognized as a component of other income within the condensed consolidated statement of operations, of the Company’s Level III financial liabilities (in thousands):

2021
Fair value as of January 1	$—
Initial fair value of the redeemable convertible preferred stock warrant liability	602
Change in fair value	25

Fair value as of June 30	$627

The Company used the Black-Scholes option pricing model to estimate the fair value of the redeemable convertible preferred stock warrant (see Note 10).
Note 4. Acquisitions
Acquisition of Uber Elevate
On January 11, 2021, the Company entered into certain agreements with Uber Technologies, Inc. (“Uber”), under which it acquired Uber Elevate, Inc (“Uber Elevate”), a portion of Uber business dedicated to development of aerial ridesharing, issued to Uber a Convertible Promissory Note (“Uber CPN”) and entered into a collaboration agreement with Uber (the “Uber Agreement”).
Uber Elevate was a business incubated within Uber, which had developed multiple proprietary software technologies and built a highly skilled engineering team focused on multimodal ride sharing coordination, connected airspace management, urban transportation and simulation, and certifiable aviation grade battery technology. Uber Elevate acquisition was intended to complement the Company’s existing technologies and expertise necessary to gain integration into the Uber app and progress commercialization of aerial ridesharing services. In accordance with the Share Purchase Agreement between the Company, Uber and Uber Elevate (the “Share Purchase Agreement”), the Company acquired all outstanding common shares of Uber Elevate and certain other assets (see below) in exchange for 2,581,285 shares of the Company’s Series C redeemable convertible preferred stock. At the acquisition date, the fair value of the Company’s Series C redeemable convertible preferred stock was $30.07 per share, resulting in the total fair value of consideration transferred to Uber of $77.6 million. The fair value of the Company’s Series C redeemable convertible preferred stock was estimated using a multi-scenario option pricing method model, consistent with the approach employed to value the Company’s common stock. This model specifically considered the potential for the conversion of the Series C redeemable convertible preferred stock to common stock on a
1-for-1
basis in the event of the SPAC transaction closing.
No single identifiable assets or group of similar identifiable assets of Uber Elevate represented substantially all of the fair value of the gross assets acquired. Further, Uber Elevate acquisition included inputs, represented by tangible assets and developed software technologies, and processes, represented by experienced workforce, which together significantly contribute to Uber Elevate’s ability to create outputs, represented by commercialization of aerial ridesharing. The Company concluded that Uber Elevate represents a business, and acquisition of Uber Elevate was accounted as a business combination.
Under the terms of the Share Purchase Agreement, certain employees of Uber Elevate who continued their employment with the Company following the acquisition of Uber Elevate were allowed to retain their unvested Uber RSUs that would otherwise have vested on or prior to December 16, 2021, provided that such employees remain employed by the Company through December 16, 2021 (the “Uber RSU provision”). All RSUs subject to the Uber RSU provision vest on December 16, 2021. This incentive was provided by Uber to such employees to ensure successful integration of Uber Elevate and progress of the development efforts under Uber Agreement (see below). Because Uber is also a holder of pecuniary interest in the Company, the Company concluded that the Uber RSU provision in substance represents non-cash
compensation of the Company. The total fair value of the
non-cash
compensation as of the acquisition date was $7.5 million and will be recognized over the period between the acquisition date and December 16, 2021. $3.7 million was recognized as other non-cash
compensation during the six months ended June 30, 2021. $3.3 million and $0.4 million are included in research and development expenses and selling, general and administrative expenses, respectively.
Uber CPN was issued in exchange for gross proceeds of $75.0 million, which is the note’s face amount. Uber CPN bears interest at simple interest rate of 5% per annum and matures in two years after its issuance. Uber CPN may convert into common or preferred stock of the Company, depending on the occurrence or non-occurrence
of various equity financing scenarios, including IPO or a merger with (or acquisition of) a Special Purpose Acquisition Company (“SPAC”). Uber CPN was issued at a premium, as its fair value at issuance was $74.5 million, $0.5 million below its face amount. Because Uber CPN is considered a transaction separate from the business combination, but would not have been entered into absent the business combination, the Company recognized the $0.5 million premium at issuance of Uber CPN as a reduction of the total consideration transferred to Uber for the acquisition of the Uber Elevate.
Under the terms of the Uber Agreement, the Company and Uber agreed to continue focused development of their respective existing technologies to achieve mutual integration of their transportation services offerings to the customers.
The Uber Agreement is intended to provide for the Company and Uber to work together to enable seamless passenger services across their respective businesses and for customers of either company to be able to order the services of the other party via their respective applications. The Uber Agreement includes terms governing the software integration and data-sharing that will be necessary to enable such services across one or both businesses, regardless of the initial platform or combination of services requested by the passenger. As part of the

Uber Agreement, the Company commits to continue developing its passenger air mobility services and that Uber’s customers will be able to purchase the Company’s air mobility services from the Uber app. Similarly, Uber commits to enable its customers to order the Company’s services or combined services. The parties also intend to work together to enable Uber to fulfill “last mile” terrestrial ride services to and from the Company’s air mobility services end points. The parties intend to market to their respective customers and generally the availability of the other’s services orderable from their respective applications. The Uber Agreement also includes terms regarding branding to be incorporated into the parties’ respective ride-hailing applications, as well as a management process for the two parties to work together in both the development and commercialization phases contemplated by the agreement. The Uber Agreement further makes clear that each party retains independence in setting the prices for its own services. Finally, the Uber Agreement contains standard and customary intellectual property cross-licensing and intellectual property ownership terms, limitations of liability clauses, indemnification, dispute resolution, and other typical commercial terms.
The Uber Agreement embodies significant benefits to the Company, consisting primarily of customer demand aggregation, improved load factor as well as below market commissions. The fair value of the asset representing these benefits (the “contractual agreements asset”) at inception was $49.5 million. The Company considered whether the Uber Agreement, entered into concurrently with the Share Purchase Agreement, is a part of the Uber Elevate business combination, or is a separate transaction. Under ASC 805, a transaction entered into by or on behalf of the acquirer or primarily for the benefit of the acquirer or the combined entity, rather than primarily for the benefit of the acquiree (or its former owners) before the combination, is likely to be a separate transaction. Uber Agreement contains features, which in combination result in significant financial and other benefits primarily to the Company. Accordingly, the Company concluded that Uber Agreement represents a transaction separate from the Uber Elevate acquisition.
Because the Uber Agreement is not a part of the Uber Elevate business combination, the Company used the relative fair value method to allocate the total consideration transferred to Uber between the purchase consideration for acquiring Uber Elevate business and the contractual agreements asset. The Company will amortize the contractual agreements asset in proportion to the estimated incremental cash flows earned under the Uber Agreement over an estimated period of three years. The Company expects to begin generating incremental cash flows under the contractual agreements asset in 2024.
The methodologies used in determining the fair values of Uber Elevate and contractual agreements asset, as well as the respective key assumption, as follows.
Valuation of Uber Elevate —
estimated fair value of Uber Elevate was $20.0 million. The Company determined the fair value of Uber Elevate using the asset accumulation method (also known as the net asset method). This method measures the value of equity as the sum of the values of a company’s assets reduced by the sum of the values of its liabilities. Uber Elevate assets included property and equipment, developed software technologies, and the assembled workforce. The Company concluded that the fair value of property and equipment was not materially different from it book value. In determining the fair value of developed software technologies, the Company used the replacement cost approach, under which the Company estimates the fair value based upon the estimated cost of replacing or reproducing the asset, less adjustments for physical deterioration and functional obsolescence, if relevant. The Company based valuation of developed technologies on its estimates of development time and cost by development phase and technology element, which included estimates of engineering costs per person-month for concept development and design, coding, testing and quality control review and operations costs. The Company then added to the total replacement cost an allowance for a fair return on investment during the development period of 35%, based on the peer group weighted average cost of capital analysis. This value is then adjusted for depreciation and/or obsolescence present in each software technology using an age-life
calculation, reducing the preliminary values by 23.0% to 37.0% percent, depending on management’s estimate of the age and expected remaining life of the existing software code bases.
The Company based valuation of assembled workforce on its estimates of average cost per employee, which included average annual and monthly salaries, overhead burden and direct recruiting and training costs.

Valuation of the contractual agreements asset —
the estimated fair value of the contractual agreements asset was $49.5 million. The Company determined the value of the contractual agreements asset by using the incremental cashflow approach, which involved comparing the Company’s forecasted cash flow with the Uber Elevate assets in place, versus without them in place, and then deducting the estimated fair values of key contributory assets, including developed software technology and the acquired workforce, since the Company’s “with” scenario assumes that those contributory assets are in place as well (the“withand without” method). The forecast model assumes that the contractual agreements asset and acquired Uber Elevate assets will result in incremental cash flow over a three-year period due to lower costs and higher load factors. The Company applied a 25.0% discount rate, which was based upon the cost of capital analysis.
The following table summarizes the allocation of total consideration between Uber Elevate and contractual agreements asset (in thousands, except share and per share data):

Series C redeemable convertible preferred stock (2,581,285 shares at $30.07 per share fair value)	$77,619
Less: premium on Uber CPN	(465)

Total consideration	$77,154

Consideration allocated to contractual agreements asset	$(54,944)

Consideration allocated to Uber Elevate	$22,210

The factors contributing to the recognition of goodwill were based upon the Company’s conclusion that there are strategic and synergistic benefits that are expected to be realized from the acquisition. Goodwill of $4.9 million recorded for the Uber Elevate acquisition is expected to be deductible for tax purposes.
The purchase price allocation for Uber Elevate is as follows (in thousands):

Goodwill	$4,880
Automation Platform Software Technology	7,200
Multimodal Software Technology	4,900
Simulation Software Technology	4,600
Property and equipment	630

Total purchase consideration	$22,210

Unaudited Supplemental Pro Forma Information
Uber Elevate did not generate any revenue prior to its acquisition by the Company. In addition, due to the close proximity of Uber Elevate acquisition date to the beginning of 2021, the pre-acquisition
net loss of Uber Elevate was immaterial. Therefore, the pro forma information that presents the combined results of operations for the period presented, as if Uber Elevate was acquired as of the beginning of 2021 is not materially different from the consolidated results of operations for the six months ended June 30, 2021.
Asset Acquisition
On April 6, 2021, the Company completed acquisition of an entity (the “acquiree”) engaged in the development of transportation technology with application in aviation sector, whereby it acquired all the outstanding shares of the acquiree in exchange for a total consideration consisting of (i) $5.0 million in cash, (ii) 774,385 shares of Series C Preferred stock with the aggregate acquisition date fair value of $23.9 million. Upon closing of the acquisition, the acquiree’s former shareholders became employees of the Company. The Series C Preferred shares issued to the former shareholders as part of the total consideration are subject to vesting over six-year
period and is contingent on the continued employment of the former shareholders with the Company. In the event of a voluntary termination of the former shareholder’s employment with the Company prior to vesting without a good cause, all of then unvested Series C Preferred shares, issued as part of the total consideration, will be forfeited by such terminated former shareholder. Because the vesting of Series C Preferred shares, issued as part of the total consideration, is contingent upon the former shareholders’ continued employment, such Series C Preferred shares are considered to be a part of the former shareholders’ post-combination compensation expense rather than part of the purchase consideration. Therefore, the fair value of the Series C Preferred shares of
$23.9 million will be recognized as a stock-based compensation expense over the six-year
vesting term, commencing on acquisition date.
The acquisition was accounted for as an asset acquisition because substantially all of the fair value of gross assets acquired was represented by a group of similar assets. The purchase consideration of $5.0 million was allocated to the acquired in-process
research and development (“IPR&D”) assets, $0.1 million was allocated to the acquired current liabilities and less then $0.1 million allocated to the acquired current assets. The Company concluded that acquired IPR&D assets are to be used only in specific programs and have no alternative future use if such programs fail to result in a commercialized product. Therefore, the acquired IPR&D assets were written off immediately after acquisition date and reflected as part of research and development expenses in the condensed consolidated statement of operations.
Note 5. Balance Sheet Components
Property and Equipment, Net
Property and equipment, net consists of the following (in thousands):

	June 30, 2021	December 31, 2020
Equipment	$36,276	$29,229
Computer software	7,292	5,992
Leasehold improvements	7,046	5,724
Molds and tooling	4,079	3,269
Vehicles	1,130	211
Furniture and fixtures	173	95
Construction in progress	5,049	3,741

Gross property and equipment	61,045	48,261
Accumulated depreciation and amortization	(19,493)	(14,135)

Property and equipment, net	$41,552	$34,126

Depreciation and amortization expense for the six months ended June 30, 2021 and 2020 was $5.4 million and $3.2 million, respectively.
Intangible Assets, Net
The intangible assets consist of the following:

	June 30, 2021	December 31, 2020
Automation Platform Software	$7,200	$—
Multimodal Software Technology	4,900	—
System Simulation Software Technology	4,600	—

Gross intangible assets	16,700	—

Accumulated amortization	(1,921)	—

Intangible assets, net	$14,779	$—

Amortization expense related to intangible assets for the six months ended June 30, 2021 and 2020 was $1.9 million and nil, respectively.
The following table presents the estimated future amortization expense of acquired amortizable intangible assets as of June 30, 2021 (in thousands):

Fiscal Year	Amount
2021 (remainder)	$1,922
2022	3,843
2023	3,843
2024	3,006
2025	2,165

$14,779

Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following (in thousands):

	June 30, 2021	December 31, 2020
Prepaid equipment	$3,892	$1,352
Prepaid software	1,797	1,076
Prepaid taxes	721	243
Prepaid insurance	195	156
Other	508	205

Total	$7,113	$3,032

Other
non-current
assets

	June 30, 2021	December 31, 2020
Contractual agreements asset	$54,944	$—
Other non-current assets	386	262

Total	$55,330	$262

Note 6. Debt
Tenant Improvement Loan
Under the terms of one of the Company’s operating lease agreements (Note 7), the landlord provided to the Company a loan of $1.6 million to be used in financing leasehold improvements for the property leased. The loan was drawn by the Company in six separate installments, of which two installments were drawn in December 2018, for a total of $0.5 million, and the remaining installments were drawn in January, April and October 2019 for a total of $1.1 million. Each loan installment is repayable in equal monthly payments over a period of six years, commencing in February 2019 and ending in October 2025. In the event of early lease termination by the Company, the loan is repayable within 30 days of the termination. Outstanding balances accrue interest at a rate of 8% per annum. The average effective interest rate for the loan is 8.1%. Maturities on the tenant improvement loan were as follows (in thousands):

As of June 30, 2021	Amount
2021 (remaining six months)	$125
2022	265
2023	287
2024	310
2025	84

Total payable amount	1,071
Less: current portion of tenant improvement loan	(254)

Noncurrent portion of tenant improvement loan, net	$817

Uber CPN
On January 11, 2021, in the course of acquisition of Uber Elevate, the Company issued CPN to Uber in exchange for gross proceeds of $75.0 million, which is the note’s face amount. Uber CPN bears interest at simple interest rate of 5% per annum and matures in two years after its issuance. Refer to Note 4 for further discussion.
Note 7. Leases
Operating Leases
The Company leases various office and research and development facilities under operating lease agreements that expire at various dates through October 2050. Under the terms of the agreements, the Company is responsible for certain insurance, property taxes and maintenance expenses. The Company recognizes rent expense on a straight-line basis over the term of the operating leases. Any difference between cash payments required and rent expense is recorded as deferred rent. Rent expense for the six months ended June 30, 2021 and 2020 was $2.6 million and $2.2 million, respectively.
Aggregate future minimum lease payments required under the operating leases at June 30, 2021 are as follows (in thousands):

As of June 30, 2021	Amount
2021 (remaining six months)	$2,607
2022	4,737
2023	4,126
2024	3,396
2025	720
2026 and thereafter	3,801

Total minimum future lease payments, operating leases	$19,387

Capital Leases
The Company purchased equipment with total gross book value of $4.1 million under capital lease agreements. Interest rates for the capital leases range from 4.84% to 22.10% per annum. Accumulated depreciation for equipment acquired under the capital leases was $0.9 million and $0.7 million as of June 30, 2021 and December 31, 2020, respectively.
Aggregate future minimum principal lease payments under the capital leases at June 30, 2021 are as follows (in thousands):

As of June 30, 2021	Amount
2021 (remaining six months)	564
2022	709
2023	248
2024	183
2025	110
2026 and thereafter	130

Total payments	1,944
Less current portion	(415)

Noncurrent portion	$1,529

Note 8. Commitments and Contingencies
Contingencies
The Company is subject to claims and assessments from time to time in the ordinary course of business. Accruals for litigation and contingencies are reflected in the condensed consolidated financial statements based on management’s assessment, including the advice of legal counsel, of the expected outcome of litigation or other dispute resolution proceedings and/or the expected resolution of contingencies. Liabilities for estimated losses are accrued if the potential losses from any claims or legal proceedings are considered probable and the amounts can be reasonably estimated. Significant judgment is required in both the determination of probability of loss and the determination as to whether the amount can be reasonably estimated. Accruals are based only on information available at the time of the assessment due to the uncertain nature of such matters. As additional information becomes available, management reassesses potential liabilities related to pending claims and litigation and may revise its previous estimates, which could materially affect the Company’s consolidated results of operations in a given period. As of June 30, 2021 and December 31, 2020, the Company was not involved in any material legal proceedings.
Indemnifications
In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future, but that have not yet been made. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.
The Company has indemnified its Board of Directors and officers, to the extent legally permissible, against all liabilities reasonably incurred in connection with any action in which such individual may be involved by reason of such individual being or having been a director or officer, other than liabilities arising from willful misconduct of the individual. The Company currently has directors’ and officers’ insurance. The Company believes the estimated fair value of these obligations is minimal. The Company did not record any liabilities in connection with these possible obligations as of as of June 30, 2021 and December 31, 2020.

Note 9. Redeemable Convertible Preferred Stock
Under the Company’s amended and restated certificate of incorporation, the Company is authorized to issue 105,500,526 shares of redeemable convertible preferred stock at a par value of $0.00001, with 6,950,729 shares designated as Series
Seed-1
redeemable convertible preferred stock, 12,298,893 shares designated as Series
Seed-2
redeemable convertible preferred stock, 21,418,756 shares designated as Series A redeemable convertible preferred stock, 22,652,737 shares designated as Series B redeemable convertible preferred stock and 42,179,411 shares designated as Series C redeemable convertible preferred stock.
Redeemable convertible preferred stock as of June 30, 2021 and December 31, 2020, consisted of the following (in thousands, except share and per share amounts):

	June 30, 2021
	Shares Authorized	Share Issued and Outstanding	Original Issue Price	Aggregate Liquidation Preference	Net Carrying Value
				(in thousands)
Series Seed-1 Preferred Stock	6,950,729	6,950,729	$0.6167	$4,287	$4,287
Series Seed-2 Preferred Stock	12,298,893	12,298,893	0.6167	7,585	7,585
Series A Preferred Stock	21,418,756	21,418,756	0.7594	16,265	16,040
Series B Preferred Stock	22,652,737	22,444,315	4.4383	99,615	99,398
Series C Preferred Stock	42,179,411	36,495,600	19.3702	706,927	718,621

Total Convertible Preferred Stock	105,500,526	99,608,293		$834,679	$845,931

	December 31, 2020
	Shares Authorized	Share Issued and Outstanding	Original Issue Price	Aggregate Liquidation Preference	Net Carrying Value
				(in thousands)
Series Seed-1 Preferred Stock	6,950,729	6,950,729	$0.6167	$4,287	$4,287
Series Seed-2 Preferred Stock	12,298,893	12,298,893	0.6167	7,585	7,585
Series A Preferred Stock	21,418,756	21,418,756	0.7594	16,265	16,040
Series B Preferred Stock	22,652,737	22,444,315	4.4383	99,615	99,398
Series C Preferred Stock	42,179,411	33,139,930	19.3702	641,927	641,002

Total Convertible Preferred Stock	105,500,526	96,252,623		$769,679	$768,312

The rights and preferences of holders of the redeemable convertible preferred stock are as follows:
Dividends
Holders of redeemable convertible preferred stock are entitled to receive non-cumulative
dividends prior and in preference to dividends declared on common stock at an annual rate of 8% of the original issuance price per share, adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, when and if declared by the Board of Directors. Payment of any dividends to the holders of redeemable convertible preferred stock will be on a pro rata, pari passu basis in proportion to the dividend rates for each respective series. After all redeemable convertible preferred stock dividends have been paid, the holders of common stock and redeemable convertible preferred stock will be entitled to receive dividends, when and if declared by the Board of Directors, in proportion to the number of shares of common stock held by them, on an as-converted
basis.
Conversion
Shares of redeemable convertible preferred stock may, at the option of the holder, be converted at any time into shares of common stock at a rate equal to dividing the original issue price of the relevant series of redeemable convertible preferred stock by the conversion price of $19.3702 for Series C redeemable convertible preferred stock, $4.4383 for Series B redeemable convertible preferred stock, $0.7594 for Series A redeemable convertible preferred stock, $0.6167 for Series
Seed-2
and Series
Seed-1
redeemable convertible preferred stock, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like. The conversion prices are also subject to adjustment upon issuance of additional common stock for a consideration per share less than the applicable conversion price of a series of convertible preferred stock. In addition, each share of redeemable convertible preferred stock will automatically be converted into shares of common stock either (i) upon the completion of a public offering provided the public offering price is not less than $19.3702 per share, as adjusted, aggregate gross proceeds are greater than $100,000,000 and the common stock is listed on the Nasdaq Stock Market or New York Stock Exchange (ii) upon written consent of the holders of at least 60% of the preferred stock outstanding.
Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, sale, lease, transfer, exclusive license or other disposition (whether in one transaction or a series of related transactions) of all or substantially all of assets or change of control of the Company (any of such events representing a “liquidation event”), the holders of shares of each series of redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of proceeds from such liquidation event to the holders of common stock, the greater of (i) an amount per share equal to the sum of the applicable original issuance price for such series of redeemable convertible preferred stock, plus declared but unpaid dividends on such share, or (ii) an amount that would be received by the holders of the redeemable convertible preferred stock if such shares held by them immediately prior to the liquidation event were converted into the respective number of common shares (regardless of whether such conversion actually takes place), in which case such holders of redeemable convertible preferred stock will not be eligible to receive any distribution that would otherwise be made to holders of such series of redeemable convertible preferred stock that have not converted (or have not been deemed to have converted) into common shares.
If the proceeds distributed among the holders of the redeemable convertible preferred stock shall be insufficient to permit the payment in full to the holders of redeemable convertible preferred stock, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of the issued and outstanding shares of redeemable convertible preferred stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
Upon completion of the distributions made to the holders of redeemable convertible preferred stock, all of the remaining proceeds available for distribution to stockholders shall be distributed among the holders of common stock pro rata based on the number of shares of common stock held by each such holder.
Voting
The holders of each share of redeemable convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such shares of redeemable convertible preferred stock could be converted. With respect to such vote, the holders have full voting rights and powers equal to the voting rights and powers of common stock.
As long as at least 12,000,000 shares of Series C remain outstanding, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, the holders of a majority of shares of Series C are entitled to elect one member of the Board of Directors. As long as at least 7,000,000 shares each of Series B and Series A remain outstanding, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, the holders of a majority of shares of Series B and Series A, each voting as separate classes, are entitled to elect one member of the Board of Directors. As long as at least 7,100,000 shares of Series
Seed-1
and Series
Seed-2,
as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, in total the holders of

Series
Seed-1
and Series
Seed-2
remain outstanding, voting together as a single class, are entitled to elect one member of the Board of Directors. The holders of common stock, voting as a separate class, are entitled to elect two members to the Board of Directors. All remaining members of the Board of Directors, are elected by the holders of preferred stock and common stock, voting together as a single class on and as converted basis.
Redemption
The preferred stock is not redeemable at the option of the holder.
Protective Provisions
As long as at least 30,000,000 shares of redeemable convertible preferred stock remain outstanding, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, the Company may not, among other things, without the approval of at least 60% of the outstanding redeemable convertible preferred shares: (i) consummate a liquidation event; (ii) make any adjustments to the amended and restated certificate of incorporation or bylaws; (iii) increase of decrease the total number of shares of common stock or redeemable convertible preferred stock; (iv) authorize or issue any equity security having a preference over, or being on a parity with, any series of redeemable convertible preferred stock with respect to dividends, liquidation or redemption; (v) redeem, purchase or acquire any shares of redeemable convertible preferred stock or common stock other than for the purpose of repurchasing shares of common stock currently outstanding; (vi) create or authorize creation of any debt in excess of $20,000,000; (vii) materially change the Company’s business plan; (viii) change the number of authorized members of the Board of Directors; (ix) pay or declare any dividends or make any distributions on any shares of capital stock; (x) reclassify, alter or waive any powers, preferences or special rights of the redeemable convertible preferred stock.
As long as at least 12,000,000 shares of Series C redeemable convertible preferred stock remain outstanding, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, the Company may not, without the approval of at least 60% of the outstanding Series C redeemable convertible preferred shares: (i) make any adjustments to the amended and restated certificate of incorporation or bylaws so as to adversely alter the rights and preferences of Series C redeemable convertible stockholders; (ii) increase of decrease the total number of shares of Series C redeemable convertible preferred stock; and (iii) issue additional shares of Series C redeemable convertible preferred stock other than those pursuant to the Series C redeemable convertible preferred stock purchase agreement.
Note 10. Common Stock Warrants
In connection with the issuance of convertible notes, in March 2017 and May 2018, the Company issued to the note holders warrants to purchase 156,102 and 63,300 shares of common stock, respectively, with exercise prices of $0.10 and $0.67 per share, respectively. The common stock warrants expire in March 2027 and May 2028, respectively, and remain outstanding at June 30, 2021 and December 31, 2020. The Company allocated the proceeds between convertible notes and common stock warrants on a relative fair value basis and recorded the amount allocated to the common stock warrants within additional paid-in
capital on the accompanying condensed consolidated balance sheet as the common stock warrants met all criteria for equity classification. As the common stock warrants are equity classified, they do not require subsequent remeasurement after issuance.
Note 11. Redeemable Convertible Preferred Stock Warrants
On March 19, 2021 the Company entered into a government grant contract with
In-Q-Tel,
an independent nonprofit corporation under contract to the Central Intelligence Agency of the U.S. Government, under which it receives payments from
In-Q-Tel
in support of the development of its technology and future services offering. Upon submission of certain specified deliverables over the span of three to five months the Company will receive a total amount of $1.0 million from
In-Q-Tel.
In connection with entering the government grant contract with

In-Q-Tel,
Joby issued to
In-Q-Tel
a warrant for 19,857 shares of its Series C Preferred Stock stock with exercise price of $0.1 per share and a
10-year
term (the
“In-Q-Tel
Warrant”). The fair value of the
In-Q-Tel
Warrant of $0.6 million was determined using the Black-Scholes valuation model with the following assumptions: preferred stock fair value $30.33, volatility of 60.2%, risk-free rate of 0.07%, probability weighted average expected term of 1.1 years, and dividend rate of 0%. At issuance the Company rec
o
gnized deferred cost for the amount of the issuance date fair value of the
In-Q-Tel
Warrant, included in prepaid expenses and other current assets. The deferred cost will be amortized to research and development expenses as the Company earns the $1.0 million in government grants from
In-Q-Tel.
Note 12. Common Stock
The Company is authorized to issue 149,793,455 shares of common stock with a par value of $0.00001. There were 35,693,292 and 35,305,759 shares of common stock issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of redeemable convertible preferred stock currently outstanding or issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by the Company’s board of directors out of funds legally available therefor. In the event of the Company’s liquidation, dissolution, or winding up, holders of the Company’s common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding redeemable convertible preferred stock. As of June 30, 2021 and December 31, 2020, no dividends have been declared to date.
The Company had reserved common stock, on an
as-converted
basis, for future issuance as follows:

	June 30, 2021	December 31, 2020
Stock options and RSU’s outstanding under 2016 Stock Plan	9,542,094	7,108,899
Remaining shares available for future issuance under the 2016 plan	533,647	144,375
Redeemable convertible preferred stock	99,608,293	96,252,623
Redeemable convertible preferred stock warrants	19,857	—
Common stock warrants	219,402	219,402

Total common stock reserved	109,923,293	103,725,299

Restricted Stock
In 2017, the Company issued 240,000 shares of common stock under restricted stock purchase agreements, which allow the Company to repurchase the unvested shares of common stock if the stockholder ceases to provide services to the Company. The Company’s right to repurchase the stock lapses over ten years. As of June 30, 2021, and December 31, 2020, 146,250 and 158,250 shares of common stock, respectively, were subject to repurchase at a weighted average price of $0.1 per share and $0.1 million was recorded as a stock repurchase lability in early exercise stock option liabilities on the condensed consolidated balance sheets.
Common Stock Subject to Repurchase or Cancellation
At incorporation, the Company issued to its then parent entity (the “Former Parent”)
29,382,750
common shares and assumed the substantial majority of the Former Parent’s workforce. The 29,382,750 common shares of the Company were issued to the Former Parent at a one-for-one
ratio to the common shares of the Former

Parent that were (i) 9,382,750 shares underlying the Former Parent’s common stock options previously issued to its employees (the “Former Parent Options”) at $0.02 per share exercise price, and (ii) 20,000,000 shares underlying restricted stock units issued by the Former Parent to the Company’s chief executive officer (the “Former Parent RSUs”). The Company’s 29,382,750 common shares were issued to the Former Parent in order to achieve the economic effect whereby the then holders of the Former Parent’s common stock, stock options and restricted stock units would have ownership rights to an identical number of common shares of the Company as that to which they are entitled to with respect to the Former Parent’s common shares.
Further, in November 2016 the Company and the Former Parent entered into a stock repurchase agreement with respect to the originally issued 29,382,750 common shares under which the Company would be entitled to repurchase at $0.02 per share or cancel the identical number of common shares issued to the Former Parent which becomes subject to repurchase or cancellation by the Former Parent under the Former Parent Options and Former Parent RSUs if such options and RSUs are unvested when an employee is terminated or vested options expire unexercised. At the time of the Company’s incorporation, 5,451,507 common shares were issued by the Former Parent in respect of early exercises of the Former Parent Options, and 6,944,444 Former Parent RSU were unvested.
Note 13. Stock-based Compensation
2016 Stock Option and Grant Plan
In November 2016, the Company’s Board of Directors adopted the 2016 Stock Option and Grant Plan (the Plan) under which officers, employees, directors, consultants and other key persons of the Company or its affiliates may be granted incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units (“RSUs”).
Under the Plan, stock options are generally granted with an exercise price equal to the estimated fair value of the Company’s common stock, as determined by the Company’s Board of Directors on the date of grant. Options generally have contractual terms of ten years. Incentive stock options (ISO) may only be granted to employees, whereas all other stock awards may be granted to employees, directors, consultants and other key persons.
Outstanding options generally vest over
six
years, contain a
one
-year
cliff, are exercisable immediately and, upon early exercise, are subject to repurchase by the Company at the original exercise price. If an ISO is granted to an optionee who, at the time of grant, owns more than
10
% of the voting power of all classes of capital stock, the term of the ISO is five
years. Options issued under the Plan must be priced at no less than the fair value of the shares on the date of the grant provided, however, that the exercise price of an option granted to a
10
% stockholder is not less than
110
% of the fair value of the shares on the date of grant. The Board of Directors determines the exercisability provisions of a stock option agreement at its sole discretion.
The fair value of the RSU’s granted under the plan determined by the Company’s Board of Directors on the date of grant. Generally, RSUs have six years vesting period and contractual terms of ten years.
In May 2019, the Company cancelled
2,436,083
non-qualified
employee stock options and subsequently
re-issued
incentive stock options and
non-qualified
employee stock options for the same total number of options. As part of the re-issuance,
the exercise price for majority of shares was increased to fair market value, which the Company determined to be $
0.70
per share. The original vesting terms were not changed. The Company accounted for this transaction as a stock option modification and calculated the fair value of the original options immediately prior to the modification and again after the modification occurred using the Black-Scholes option pricing model. The fair value of the modified options was less than the fair value of the original options immediately before the modification. As a result, no additional stock-based compensation was recognized.
The Company has also allowed certain option holders to exercise unvested options and stock purchase rights to purchase shares of common stock. Common shares received from such early exercises are subject to a right of repurchase at the original issuance price. The Company’s repurchase right with respect to these shares typically lapse over six years as the shares become vested.
Former Parent Plan
The Company concluded that the Former Parent Options and Former Parent RSUs represent in substance stock-based compensation awards of the Company (the “Former Parent Plan”) as they are designed to compensate the Company’s employees. As of June 30, 2021 and December 31, 2020,
305,659
and
608,687
common shares of the Company, respectively were subject to repurchase at $
0.02
per share because they related to early exercises of Former Parent Options, and zero shares were subject to repurchase at $
0.02
per share because related Former Parent RSUs were fully vested as of June 30, 2021 and December 31, 2020.
Other Stock-based Awards
In 2017, the Company issued
975,000
common stock options outside of the 2016 Option Plan. The options were fully exercised as of June 30, 2021 and December 31, 2020, and
633,750
and
682,500
shares of common stock, respectively, were subject to repurchase at a weighted average price of $
0.1
per share and $
0.1
million, was recorded as a stock repurchase
liability
in early exercised stock option liabilities on the condensed consolidated balance sheets.
The Company records stock-based compensation expense for stock options based on the estimated fair value of the options on the date of the grant using the Black-Scholes option-pricing model. The absence of a public market for the Company’s common stock requires the Company’s board of directors to estimate the fair value of its common stock for purposes of granting options and for determining stock-based compensation expense by considering several objective and subjective factors, including contemporaneous third-party valuations, actual and forecasted operating and financial results, market conditions and performance of comparable publicly traded companies, developments and milestones in the Company, the rights and preferences of common and convertible preferred stock, and transactions involving the Company’s common stock. The fair value of the Company’s common stock was determined in accordance with the applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.
The following sets forth the total stock-based compensation expense for the Company’s stock options included in the Company’s condensed consolidated statements of operations (in thousands):

	Six months ended June 30,
	2021	2020
Research and development expenses	$7,939	$2,350
Selling, general and administrative expenses	3,861	315

Total stock-based compensation expense	$11,800	$2,665

Note 14. Related Party Transactions
The Company’s Chief Executive Officer and founder has ownership interests in certain vendors providing services to the Company. These services purchased from these vendors include rent of office space and certain utilities and maintenance services related to the property on which the rented premises are located. Expenses and related payments to these vendors totaled $0.7 million and $0.8 million during the six months ended June 30, 2021 and 2020, respectively. The Company owed these vendors $0.2 million and $0.2 million as of June 30, 2021 and December 31, 2020, respectively.
In addition, during 2020 subsequent to deconsolidation of SummerBio (see Note 2), the Company entered into certain transactions with SummerBio.
Expenses and related payments to SummerBio totaled
 $0.5

million

and nil

during the six months ended June 30, 2021 and 2020, respectively. Total amounts due to SummerBio at June 30, 2021 and December 31, 2020 were nil and $0.1 million, respectively.
Note 15. Net Loss per Share Attributable to Common Stockholders
Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding for the period. Because the Company reported a net loss for the six months ended in June 30, 2021 and 2020, the number of shares used to calculate diluted net loss per common share is the same as the number of shares used to calculate basic net loss per common share for those periods presented because the potentially dilutive shares would have been antidilutive if included in the calculation.
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share data):

	Six Months Ended June 30,
	2021	2020
Numerator:
Net loss attributable to common stockholders	$(106,511)	$(52,237)

Denominator:
Weighted-average shares outstanding	32,239,448	29,040,833

Net loss per share attributable to common stockholders, basic and diluted	$(3.30)	$(1.80)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive:

	As at June 30,
	2021	2020
Redeemable convertible preferred stock	99,608,293	96,252,623
Common stock warrants	219,402	219,402
Unvested restricted stock awards	146,250	170,250
Unvested restricted stock units	2,966,408	—
Options to purchase common stock	6,575,686	5,268,106
Series C redeemable convertible preferred stock warrants	19,857	—

Total	109,535,896	101,910,381

Note 16. Subsequent Events
The Company evaluated subsequent events through August 16, 2021, the date on which the condensed consolidated financial statements were available for issuance.
On August 10, 2021, the Company completed a merger with RTP. Refer to Note 1 for additional discussion.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock and warrants being registered hereby.

Securities and Exchange Commission registration fee	$80,782.94
Accounting fees and expenses	66,000.00
Legal fees and expenses	325,000.00
Financial printing and miscellaneous expenses	87,500.00
Total	$559,282.94
Item 14. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Item 15. Recent Sales of Unregistered Securities.
Since January 1, 2018, we have made sales of the following unregistered securities:

•	On September 21, 2020, we issued 11,533,333 private placement warrants to our Sponsor concurrently with the closing of our IPO;

•
On August 10, 2021, we issued 83,500,000 shares of common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Business Combination for aggregate consideration of $835,500,000; and

•	On October 25, 2021, we issued 98,357,200 shares of common stock to certain investors who were stockholders of Joby Holdings, Inc. in connection to the Joby Holdings Reorganization.
We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 16. Exhibits and Financial Statements Schedules.

		Incorporation by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

2.1†	Agreement and Plan of Merger, dated as of February 23, 2021, by and among the Registrant, RTP Merger Sub Inc. and Joby Aero, Inc.	S-4	2.1	7/6/2021

3.1	Amended and Restated Certificate of Incorporation of Joby Aviation, Inc.	S-4	3.2	7/6/2021

3.2	Bylaws of Joby Aviation, Inc.	S-4	3.3	7/6/2021

4.1	Warrant Agreement, dated as of September 16, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	4.1	9/21/2020

4.2	Specimen Warrant Certificate.	8-K	4.1	9/21/2020

5.1	Opinion of Latham & Watkins LLP

10.1	Sponsor Support Agreement, dated as of February 23, 2021, by and among the Registrant, Reinvent Sponsor LLC and the other parties thereto.	S-4	10.1	7/6/2021

10.2	Sponsor Agreement, dated as of February 23, 2021, by and among the Registrant, Reinvent Sponsor LLC and Joby Aero, Inc.	S-4	10.2	7/6/2021

10.3	Form of Subscription Agreement, by and between the Registrant and the undersigned subscriber party thereto.	S-4	10.3	7/6/2021

10.4†	Amended and Restated Registration Rights Agreement, by and among Joby Aviation, Inc. and the other parties thereto.

10.5	Form of Majority Company Equityholders Lock-Up Agreement.	S-4	10.5	7/6/2021

10.6	Form of Other Company Equityholders Lock-Up Agreement.	S-4	10.6	7/6/2021

10.7	Letter Agreement, dated as of September 16, 2020, by and among the Registrant, Reinvent Sponsor LLC and the other party thereto.	8-K	10.1	9/21/2020

10.8	Investment Management Trust Agreement, dated as of September 16, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, as trustee.	8-K	10.2	9/21/2020

10.9	Support Services Agreement, dated as of September 16, 2020, by and between the Registrant and Reinvent Capital LLC.	8-K	10.4	9/21/2020

10.10	Sponsor Warrants Purchase Agreement, dated as of September 16, 2020, by and between the Registrant and Reinvent Sponsor LLC.	8-K	10.5	9/21/2020

10.11	Form of Indemnification Agreement.	S-1	10.11	8/17/2021

10.12+	Joby Aviation, Inc. 2021 Incentive Award Plan.	S-1	10.12	8/17/2021

10.13+	Form of Stock Option Agreement (included in Exhibit 10.12).	S-1	10.13	8/17/2021

10.14+	Form of Restricted Stock Unit Award Agreement (included in Exhibit 10.12).	S-1	10.14	8/17/2021

		Incorporation by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

10.15+	Joby Aviation, Inc. 2021 Employee Stock Purchase Plan.	S-1	10.15	8/17/2021

10.16#	Collaboration Agreement, dated as of January 11, 2021, by and between Joby Aero, Inc. and Uber Technologies, Inc.	S-4	10.23	7/6/2021

10.17#	Amended and Restated Collaboration Agreement, dated as of August 30, 2019, by and between Joby Aero, Inc. and Toyota Motor Corporation.	S-4	10.24	7/6/2021

10.18#	Memorandum of Understanding, dated as of February 20, 2021, by and between Joby Aero, Inc. and Toyota Motor Corporation.	S-4	10.25	7/6/2021

10.19#	Modification to Other Transaction for Prototype Agreement, dated as of July 14, 2020, by and between Joby Aero, Inc. and The United States Air Force.	S-4	10.26	7/6/2021

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

†
The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation
S-K.
The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

+	Indicates a management contract or compensatory plan.
#	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item 601(b)(10).

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective
amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective
amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided
,
however
, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a
post-effective
amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective
amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a
post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) that, for the purpose of determining liability under the Securities Act to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
Provided
,
however
, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on October 29, 2021.

Joby Aviation, Inc.

By:	/s/ JoeBen Bevirt
Name: JoeBen Bevirt
Title: Chief Executive Officer
Each person whose signature appears below constitutes and appoints each of JoeBen Bevirt and Matthew Field, acting alone or together with another attorney-in-fact,
as his or her true and lawful
attorney-in-fact
and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective
amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective
amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact
and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on October 29, 2021.

Signature	Title

/s/ JoeBen Bevirt JoeBen Bevirt	Chief Executive Officer and Chief Architect (Principal Executive Officer)

/s/ Matthew Field Matthew Field	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Aicha Evans Aicha Evans	Director

/s/ Halimah DeLaine Prado Halimah DeLaine Prado	Director

/s/ Reid Hoffman Reid Hoffman	Director

/s/ James Kuffner James Kuffner	Director

/s/ Dipender Saluja Dipender Saluja	Director

/s/ Paul Sciarra Paul Sciarra	Director

/s/ Laura Wright Laura Wright	Director